                               SUBJECT TO COMPLETION, DATED APRIL 7, 2006
        Prospectus Supplement dated April , 2006 (To Prospectus dated April 7, 2006)
                                        $773,600,000
                          Residential Asset Securities Corporation
                                         Depositor

                                RASC Series 2006-EMX3 Trust
                                       Issuing Entity

                              Residential Funding Corporation
                                Master Servicer and Sponsor

                Home Equity Mortgage Asset-Backed Pass-Through Certificates,
                                      Series 2006-EMX3

Offered Certificates
The trust will consist  primarily of a pool of one- to four-family fixed rate and adjustable rate,  first lien and junior lien  mortgage  loans.  The trust will issue  these  classes of certificates, that are offered under this prospectus supplement:

o     3  classes  of senior  certificates  designated  Class A-1,  Class A-2  and  Class A-3
      Certificates; and

o     9 classes of subordinated  certificates  designated Class M-1,  Class M-2,  Class M-3,
      Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

all as more fully described in the table on page S-6 of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

o     excess cash flow and overcollateralization;

o     yield maintenance agreement; and

o     subordination  provided to the Class A Certificates by the Class M  Certificates,  and
      subordination   provided  to  the  Class M  Certificates  by  each  class  of  Class M
      Certificates with a lower payment priority.

Distributions on the  certificates  will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning May 25, 2006.

----------------------------------------------------------------------------------------
You  should  consider  carefully  the  risk  factors  beginning  on  page  S-15 in this prospectus supplement.
----------------------------------------------------------------------------------------

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission has approved or  disapproved  of the offered  certificates  or determined  that this  prospectus supplement or the  prospectus is accurate or complete.  Any  representation  to the contrary is a criminal offense.

The  Attorney  General of the State of New York has not passed on or endorsed  the merits of this offering.  Any representation to the contrary is unlawful.

The certificates  represent  interests only in the trust, as the issuing entity,  and do not represent  interests in or obligations of Residential Asset Securities  Corporation,  as the
depositor, Residential Funding Corporation, as the sponsor, or any of their affiliates.

Information  contained  herein is subject to completion or amendment.  A  registration statement  relating  to these  securities  has been  filed  with  the  Securities  and
Exchange  Commission.  This  prospectus  will  not  constitute  an  offer to sell or a solicitation  of an  offer  to  buy  nor  will  there  be  any  sale  of  the  offered certificates  in any  State  in  which  such  offer,  solicitation  or sale  would  be unlawful prior to  registration  or  qualification  under the securities  laws of such
State.

Residential   Funding   Securities   Corporation  and  Citigroup  Global  Markets  Inc.,  as
underwriters,  will severally purchase all of the offered certificates from the depositor in the  amounts  described  in  "Method  of  Distribution"  on page  S-109  of this  prospectus supplement.  The  certificates are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated  transactions at varying prices to be determined  based  on the  market  price  at the  time  of  sale.  The net  proceeds  to the
depositor from the sale of these underwritten certificates will be  approximately          %
of the certificate  principal balance of these underwritten  certificates,  before deducting expenses.

GMAC RFC Securities                                                          Citigroup
                           (Joint Lead Managers and Book Runners)

              Important Notice About Information Presented in this Prospectus
                         Supplement and the Accompanying Prospectus

      We  provide  information  to you  about  the  offered  certificates  in  two  separate documents that provide progressively more detail:

o     the accompanying  prospectus,  which provides general  information,  some of which may not apply to your series of certificates; and

o     this  prospectus  supplement,  which  describes  the specific  terms of your series of certificates.

      The information in this prospectus  supplement supersedes any information contained in any prior materials relating to the offered certificates.

      The offered  certificates are being sold when, as and if issued.  The depositor is not obligated to issue the offered  certificates or any similar  security and the  underwriter's obligation  to deliver the offered  certificates  is subject to the terms and  conditions of its  underwriting  agreement  with  the  depositor  and  the  availability  of  the  offered certificates  when,  as and if issued by the  depositor.  You are advised  that the terms of the offered  certificates,  and the  characteristics of the mortgage loan pool backing them, may change (due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the  pool,  and that one or more  classes  of certificates  may be split,  combined  or  eliminated),  at any time  prior to  issuance  or availability  of a final  prospectus.  You are advised  that the offered  certificates  that have the  characteristics  described in this  prospectus  supplement may not be issued.  Our obligation to sell any of the offered  certificates  to you is  conditioned  on the mortgage
loans  and  the  offered   certificates  having  the  characteristics   described  in  these
materials.  If for any reason we do not  deliver the  offered  certificates,  we will notify you,  and none of the  depositor,  the  master  servicer  or the  underwriter  will have any obligation to you to deliver all or any portion of the offered  certificates  which you have committed to purchase,  and none of the depositor,  the master  servicer or the  underwriter will be  liable  for any  costs  or  damages  whatsoever  arising  from or  related  to such non-delivery.

      The  depositor's  principal  offices are located at 8400  Normandale  Lake  Boulevard,
Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                              S-2

                                     TABLE OF CONTENTS

ANNEX III Assumed Mortgage Loan Characteristics .................................III-1

                                              S-3

                                             Summary

     The following summary provides a brief description of material aspects of the offering and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing Entity..........................      RASC Series 2006-EMX3 Trust.

Title of the offered certificates.......      Home Equity Mortgage Asset-Backed
                                              Pass-Through Certificates,
                                              Series 2006-EMX3.

Depositor...............................      Residential Asset Securities
                                              Corporation, an affiliate of
                                              Residential Funding Corporation.

Master Servicer and Sponsor.............      Residential Funding Corporation.

Originator and Subservicer..............      Mortgage Lenders Network USA, Inc.

Trustee.................................      U.S. Bank National Association.

Yield Maintenance Agreement Provider....      Bank of America, N.A.

Mortgage pool...........................      Information with respect to 5,582
                                              fixed and adjustable-rate first
                                              lien and junior lien mortgage
                                              loans with an aggregate principal
                                              balance of approximately
                                              $813,036,092 as of the close of
                                              business on the day prior to the
                                              cut-off date is presented in this
                                              prospectus supplement.  The final
                                              mortgage pool is expected to have
                                              an aggregate principal balance of
                                              approximately $800,000,000 and
                                              this variance may affect the
                                              characteristics of the final
                                              mortgage pool.  The certificate
                                              principal balance of the offered
                                              certificates may vary by up to 5%
                                              from the amounts presented in
                                              this prospectus supplement.  The
                                              sum of the certificate principal
                                              balance of the offered
                                              certificates and the required
                                              overcollateralization amount as
                                              of the closing date will equal,
                                              subject to rounding, the
                                              aggregate principal balance of
                                              the mortgage loans in the final
                                              mortgage pool as of the cut-off
                                              date.

                                              S-4

Cut-off date............................      April 1, 2006.

Closing date............................      On or about April 21, 2006.

Distribution dates......................      On the 25th of each month or, if
                                              the 25th is not a business day,
                                              on the next business day,
                                              beginning in May 2006.

Form of offered certificates............      Book-entry.
                                              See "Description of the
                                              Certificates--Book-Entry
                                              Registration of the Offered
                                              Certificates" in this prospectus
                                              supplement.

Minimum denominations...................      Class A, Class M-1, Class M-2 and
                                              Class M-3 Certificates:  $100,000.
                                              Class M-4, Class M-5, Class M-6,
                                              Class M-7, Class M-8 and
                                              Class M-9 Certificates:  $250,000.

ERISA considerations....................      Subject to the considerations
                                              described in this prospectus
                                              supplement, the offered
                                              certificates are expected to be
                                              considered eligible for purchase
                                              by persons investing assets of
                                              employee benefit plans or
                                              individual retirement accounts.
                                              See "ERISA Considerations" in
                                              this prospectus supplement and in
                                              the accompanying prospectus.

Legal investment........................      The offered certificates will not
                                              be "mortgage related securities"
                                              for purposes of the Secondary
                                              Mortgage Market Enhancement Act
                                              of 1984.
                                              See "Legal Investment" in this
                                              prospectus supplement and "Legal
                                              Investment Matters" in the
                                              prospectus.

                                              S-5

                                    Offered Certificates
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
                                     Initial
                Pass-Through       Certificate        Initial Rating                              Final Scheduled
    Class           Rate       Principal Balance*      (S&P/Moody's)          Designations        Distribution Date
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------

Class A Certificates:
------------------------------ -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     A-1         Adjustable    $   310,000,000            AAA/Aaa        Senior/Adjustable Rate   September 2025
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     A-2         Adjustable    $   278,250,000            AAA/Aaa        Senior/Adjustable Rate      June 2025
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     A-3         Adjustable    $     29,750,000           AAA/Aaa        Senior/Adjustable Rate     April 2036
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------
Total Class A Certificates:    $   618,000,000
------------------------------ -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------

Class M Certificates:
------------------------------ -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-1         Adjustable    $     31,200,000           AA+/Aa1              Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-2         Adjustable    $     28,800,000           AA+/Aa2              Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-3         Adjustable    $     16,800,000           AA/Aa3               Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-4         Adjustable    $     15,200,000           AA-/A1               Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-5         Adjustable    $     14,400,000            A+/A2               Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-6         Adjustable    $     13,600,000            A/A3                Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-7         Adjustable    $     13,200,000           A-/Baa1              Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-8         Adjustable    $     12,000,000          BBB+/Baa2             Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     M-9         Adjustable    $     10,400,000          BBB/Baa3              Mezzanine/           April 2036
                                                                            Adjustable Rate
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------
Total Class M Certificates:    $   155,600,000
------------------------------ -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------
Total Offered Certificates:    $   773,600,000
------------------------------ -------------------- -------------------- ----------------------- ------------------
-------------------------------------------------------------------------------------------------------------------

                                             Non-Offered Certificates
-------------------------------------------------------------------------------------------------------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
     SB             N/A        $     26,400,000**           N/A               Subordinate               N/A
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
      R             N/A                N/A                  N/A                 Residual                N/A
-------------- --------------- -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------
Total non-offered
certificates:                  $     26,400,000**
------------------------------ -------------------- -------------------- ----------------------- ------------------
------------------------------ -------------------- -------------------- ----------------------- ------------------
Total offered and              $    800,000,000**
non offered certificates:
------------------------------ -------------------- -------------------- ----------------------- ------------------

*  Initial  Certificate  Principal  Balance  may vary by up to 5% from  the  amounts  presented  in this  preliminary  prospectus supplement.

** Indicated amount is approximated.

                                              S-6

Other Information:

The  aggregate  initial  certificate  principal  balance  of the  offered  and  non  offered certificates  shown  above may not equal the sum of the  certificate  principal  balances of those  certificates  as listed  above due to  rounding.  Only the offered  certificates  are offered for sale  pursuant to the  prospectus  supplement  and the related  prospectus.  The non-offered  certificates  will be retained by the depositor,  the master servicer or one of their affiliates.

The pass-through  rate on each class of Class A  Certificates and Class M  Certificates will be the least of:

      •a per annum rate equal to one-month LIBOR plus the related margin;

      •14.000% per annum; and

      •the weighted  average of the net mortgage rates of the mortgage  loans, as adjusted to a rate based on the actual number of days in the month and a 360-day year.

                                       Related Margin

        Class                  (1)                  (2)
         A-1%                    %
         A-2%                    %
         A-3%                    %
         M-1%                    %
         M-2%                    %
         M-3%                    %
         M-4%                    %
         M-5%                    %
         M-6%                    %
         M-7%                    %
         M-8%                    %
         M-9%                    %
        ________________________

        (1) Initially.
        (2) On and after the second distribution date after the first possible optional termination date.

                                              S-7

                                    Transfer of Mortgage Loans

The diagram  below  illustrates  the sequence of  transfers  of the mortgage  loans that are included in the mortgage pool. The  originator  will, on or prior to the closing date,  sell the mortgage loans to  Residential  Funding  Corporation,  as sponsor.  Residential  Funding
Corporation will,  simultaneously with the closing of the transaction described herein, sell the mortgage loans to  Residential  Asset  Securities  Corporation,  as the  depositor.  The depositor will then transfer the mortgage loans to the trustee,  on behalf of the trust that is the issuing entity.  The trustee will  accordingly own the mortgage loans for the benefit of the holders of the  certificates.  See "Pooling and Servicing  Agreement--The  Trustee" in
this prospectus  supplement in the prospectus.  For a description of the affiliations  among
various  transaction   parties,   see  "Affiliations  Among  Transaction  Parties"  in  this prospectus supplement.

           Emax Financial Group, LLC
          (Seller of mortgage loans)
                     |
                     |
                     |  sale of mortgage loans
                     |
                     V
        Residential Funding Corporation
         (Master Servicer and Sponsor)
                     |
                     |
                     |  sale of mortgage loans
                     |
                     V
    Residential Asset Securities Corporation
                  (Depositor)
                     |
                     |
                     |  sale of mortgage loans
                     |
                     V
         U.S. Bank National Association
                   (Trustee)
 (owner of mortgage loans on behalf of issuing entity
    for the benefit of holders of certificates)

                                              S-8

The Trust

The depositor will establish a trust with respect to the Series 2006-EMX3 Certificates.  On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust, subject to adjustment as described in this prospectus supplement.  In addition the trust will enter into a yield maintenance agreement for the benefit of the Class A Certificates and Class M Certificates.  Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans to be deposited into the trust will consist of fixed-rate and adjustable-rate first lien and junior lien mortgage loans.  The mortgage loans to be deposited into the trust will have the following characteristics as of the cut-off date:

                                          Weighted
                            Range         Average
Principal balance         $9,987 to      $145,653*

                          $940,000
Mortgage rate             5.250% to        8.2971%

                         13.900%
Remaining term to
stated maturity
(months)                  118 to 359          335

* Principal balance is an average.

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

                   Number                    Percent
                    of         Principal       of
Types of          Mortgage      Balance     Principal
Interest Rates     Loans                     Balance

Fixed rate loans   2,462     $169,311,506    20.82%
Adjustable-rate
loans..........    3,120     $643,724,589    79.18%
  Total........    5,582     $813,036,092   100.00%

                 Number                       Percent
                   of                           of
                 Mortgage      Principal     Principal
Loan Purpose     Loans         Balance        Balance

Purchase.......   2,690        $379,836,277    46.72%
Rate/Term
Refinance......      41        $  6,558,820     0.81%
Equity Refinance  2,851        $426,640,994    52.48%
  Total........   5,582        $813,036,092   100.00%

                 Number                            Percent
                  of             Principal           of
Loan             Mortgage        Balance           Principal
Documentation    Loans                             Balance

Full
Documentation..   3,500          $516,107,045      63.48%
Reduced
Documentation..   2,082          $296,929,047      36.52%
  Total........   5,582          $813,036,092     100.00%

The properties securing the mortgage loans generally include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and leaseholds.

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first lien and junior lien mortgage loan purchase programs, including other programs of Residential Funding Corporation and the programs of Fannie Mae and Freddie Mac.

The securities described on the table on page S-6 are the only securities backed by this mortgage pool that will be issued.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

                                              S-9

For additional information regarding the mortgage pool, see "Description of the Mortgage
Pool" in this prospectus supplement.

Servicing

Residential Funding Corporation will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders.  The servicing fees relating to each mortgage loan will be 0.5500% per annum of the outstanding principal balance of that mortgage loan.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of 0.0500% per annum, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of 0.5000% per annum, and other related compensation payable to the subservicer, including such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding Corporation will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of the applicable servicing compensation.

Likewise, as described under "Description of the Certificates--Review of Mortgage Loan or
Contract Documents" in the prospectus, if Residential Funding Corporation cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding
Corporation will be required to repurchase the related mortgage loan.

In addition, Residential Funding Corporation may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters.  Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, loan-to-value ratio and remaining term to maturity, as described more fully under "The Trusts--Limited Right of Substitution" in the prospectus.  See also "The Trusts--Repurchases of Mortgage Collateral" in the prospectus.

Payments on the Offered Certificates

Amount available for monthly distribution.  On each distribution date, the trustee will make distributions to investors.  The amounts available for distribution will include:

     •collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; plus

     •advances for delinquent payments on the mortgage loans; minus

                                              S-10

     •fees and expenses of the subservicers and the master servicer for the mortgage loans, including reimbursement for advances.

See "Description of the  Certificates--Glossary  of Terms--Available  Distribution  Amount" in
this prospectus supplement.

Priority of Payments.  Payments to the certificateholders will be made from the available distribution amount as follows:

  Priority of        Class A
    Payment        Certificates
       |           interest (pro  rata)
       |
       |             Class M
       |            Certificates
       |           interest (sequentially)
       |
       |             Class A
       |            Certificates
       |           principal (sequentially)
       |
       |             Class M
       |            Certificates
       |           principal (in the order
       |           of priority described under
       |           "Description of the
       |           Certificates-Principal
       V           Distributions")

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the Certificates--Excess Cash Flow and
Overcollateralization" in this prospectus supplement:

      •distribution of principal to cover some realized losses;

      •distribution of additional principal until the required level of overcollateralization is reached;

      •payment in respect of prepayment interest shortfalls for that distribution date and remaining unpaid from prior distribution dates;

      •payment in respect of basis risk shortfalls;

      •payment in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

      •payment in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

      •distribution of any remaining funds to the Class SB, as described in the pooling and servicing agreement.

See "Description of the Certificates--Interest Distributions," "--Principal Distributions"
and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

Interest Distributions.  The amount of interest owed to each class of Class A Certificates and Class M Certificates on each distribution date will equal:

      •the pass-through rate for that class of certificates; multiplied by

      • the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

      •the actual number of days in the related interest accrual period divided by 360; minus

      •the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, relief act shortfalls and the interest portion of realized losses not covered by excess cash flow or overcollateralization, as described more fully in the definition of "Accrued Certificate Interest" in "Description of the
       Certificates--Glossary of Terms" in this prospectus supplement.

                                              S-11

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of Principal.  Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans as described in this prospectus supplement.

In addition, the Class A Certificates and Class M Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then, to increase the amount of overcollateralization until the required level of overcollateralization is reached, to the extent described in this prospectus supplement.

See "Description of the Certificates--Principal Distributions" and "--Excess Cash Flow and
Overcollateralization" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Cash Flow.  Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A
Certificates and Class M Certificates each month and related expenses, there may be excess cash flow with respect to the mortgage loans.  Some of this excess cash flow may be used to protect the offered certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses.

Overcollateralization.  On each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A Certificates and
Class M Certificates as described in this prospectus supplement, reducing the aggregate certificate principal balance of those certificates below the aggregate principal balance of the mortgage loans, to the extent necessary to reach and maintain the required level of overcollateralization.  The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess cash flow.

Subordination.  So long as the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by amounts payable under excess cash flow or overcollateralization will be allocated to the Class M Certificates that remain outstanding with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses.  If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

Yield Maintenance Agreement.  The holders of the offered certificates may benefit from a series of interest rate cap payments from the yield maintenance agreement provider pursuant to a yield maintenance agreement as described in this prospectus supplement.  Amounts received by the trust under the yield maintenance agreement will be distributed as a part of excess cash flow, as described in this prospectus supplement.  The yield maintenance agreement will terminate after the distribution date in February 2011.

See "The Yield Maintenance Agreement Provider" and "Description of the Certificates--The
Yield Maintenance Agreement" in this prospectus supplement.

                                              S-12

Advances

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall.  However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer may, but will not be required to:

      •purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

            or

      •purchase all of the certificates.

The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding Corporation, under the terms of the agreement pursuant to which Residential Funding Corporation will sell the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

An optional purchase of any class of certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement and "The
Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus.

Ratings

When issued, the offered certificates will receive the ratings listed on page S-6 of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.  In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of prepayment interest shortfalls, relief act shortfalls or basis risk shortfalls.

See "Ratings" in this prospectus supplement.

Legal Investment

The offered certificates will not be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

                                              S-13

ERISA Considerations

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the offered certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the yield maintenance agreement, as one or more REMICs.  The offered certificates will each represent ownership of a regular interest in a REMIC, coupled with an interest in a yield maintenance agreement (which is an interest rate cap agreement).  The offered certificates generally will be treated as debt instruments for federal income tax purposes.  Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting.  For federal income tax purposes, the residual certificates will represent the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                              S-14

                                   Risk Factors

      The offered certificates are not suitable investments for all investors.  In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

      The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risks Associated with the Mortgage Loans

The return on your       Losses on the mortgage loans may occur due to a wide
certificates may be      variety of causes, including a decline in real estate
affected by losses on    values and adverse changes in the borrower's financial
the mortgage loans,      condition.  A decline in real estate values or economic
which could occur due    conditions nationally or in the regions where the
to a variety of causes   mortgaged properties are located may increase the risk
                         of losses on the mortgage loans.

Underwriting standards   The mortgage loans have been originated using
may affect the risk of   underwriting standards that are less restrictive than
loss on the mortgage     the underwriting requirements used as standards for
loans                    other first lien and junior lien mortgage loan purchase
                         programs, including other programs of Residential
                         Funding Corporation and the programs of Fannie Mae and
                         Freddie Mac.  Applying less restrictive underwriting
                         standards creates additional risks that losses on the
                         mortgage loans will be allocated to certificateholders.

                         Examples include the following:

                         •mortgage loans made to borrowers having imperfect
                          credit histories who are more likely to cease making
                          monthly payments if their financial condition
                          deteriorates;

                         •mortgage loans where the amount of the mortgage
                          loan at origination with respect to first lien
                          mortgage loans, or the combined amount of the
                          mortgage loan and any other senior loan at
                          origination with respect to the junior lien mortgage
                          loans, are more than 80% of the value of the related
                          mortgaged properties, which constitute 38.1% of the
                          mortgage pool by principal balance, which have an
                          increased risk that the value of those mortgaged
                          properties will not be sufficient to satisfy those
                          mortgage loans upon foreclosure;

                                              S-15

                         •mortgage loans made to borrowers with credit
                          scores lower than 600, which constitute 25.6% of the
                          mortgage pool by principal balance, excluding credit
                          scores that were not available, who are more likely
                          to cease making monthly payments if their financial
                          condition deteriorates;

                         •mortgage loans made to borrowers who have
                          debt-to-income ratios that are greater than 50.00%,
                          which constitute 8.3% of the mortgage pool by
                          principal balance, who are more likely to experience
                          difficulty making mortgage payments if their
                          financial condition deteriorates; and

                         •mortgage loans made to borrowers whose income is
                          not required to be disclosed or verified, which
                          constitute 36.5% of the mortgage pool by principal
                          balance, that have an increased risk of
                          misstatements relating to borrower income.

                         The foregoing characteristics of the mortgage loans may
                         adversely affect the performance of the mortgage pool
                         and the value of the offered certificates as compared
                         to other mortgage pools and other series of mortgage
                         pass-through certificates issued by the depositor and
                         its affiliates.

                         The mortgage loans with higher loan-to-value ratios may
                         also present a greater risk of loss.  To the best of
                         the depositor's knowledge, none of the mortgage loans
                         secured by first liens that have a loan-to-value ratio,
                         or a combined loan-to-value ratio where the related
                         mortgaged property also had a junior lien, at
                         origination in excess of 80%, are insured by a
                         borrower-paid, primary mortgage insurance policy.  To
                         the best of the depositor's knowledge, none of the
                         mortgage loans secured by junior liens that have a
                         combined loan-to-value ratio at origination in excess
                         of 80%, are insured by a borrower-paid, primary
                         mortgage insurance policy.

Some of the mortgage     Approximately 11.6% of the cut-off date principal
loans provide for large  balance of the mortgage loans are not fully amortizing
payments at maturity.    over their terms to maturity and, thus, will require
                         substantial principal payments, sometimes called a
                         balloon amount, at their stated maturity.  Mortgage
                         loans which require payment of a balloon amount involve
                         a greater degree of risk because the ability of a
                         mortgagor to pay a balloon amount typically will depend
                         upon the mortgagor's ability either to timely refinance
                         the loan or to sell the related mortgaged property.
                         See "Description of the Mortgage Pool" in this
                         prospectus supplement.

                                              S-16

Some of the mortgage     balance of the mortgage loans are junior in priority to
loans are secured by     other loans which may or may not be included in the
junior liens             trust.  If a property is liquidated after default by a
                         borrower, there may not be enough proceeds to pay both
                         the first lien mortgage loan and the junior lien
                         mortgage loan.  In that case, the trust, as holder of
                         the junior lien mortgage loan, would suffer a loss.

Some of the mortgage     As of the cut off date, approximately 0.2% of the cut
loans are delinquent,    off date principal balance of the mortgage loans are 30
which may increase the   to 59 days delinquent in payment of principal and
risk of loss on the      interest.  Mortgage loans with a history of
mortgage loans.          delinquencies are more likely to experience
                         delinquencies in the future.  See "Description of the
                         Mortgage Pool" in this prospectus supplement.

The return of the        One risk associated with investing in mortgage-backed
offered certificates     securities is created by any concentration of the
may be particularly      related properties in one or more specific geographic
sensitive to changes in  regions.  Approximately 17.7% of the cut-off date
real estate markets in   principal balance of the mortgage loans are located in
specific regions.        Florida.  If the regional economy or housing market
                         weakens in Florida or in any other region having a
                         significant concentration of properties underlying the
                         mortgage loans, the mortgage loans in that region may
                         experience high rates of loss and delinquency resulting
                         in losses to the offered certificateholders.  A
                         region's economic condition and housing market may be
                         adversely affected by a variety of events, including
                         natural disasters such as earthquakes, hurricanes,
                         floods and eruptions, civil disturbances such as riots,
                         disruptions such as ongoing power outages, or
                         hostilities such as terrorist actions or acts of war.
                         Several hurricanes, which struck Louisiana, Alabama,
                         Mississippi, Texas and Florida in recent months, may
                         have adversely affected mortgaged properties located in
                         those states.  Generally, the mortgage pool does not
                         include mortgage loans secured by mortgaged properties
                         located in the federal emergency management agency
                         ("FEMA")- designated individual assistance zones.
                         However, FEMA-designated individual assistance zones
                         are subject to change from time to time by FEMA and,
                         therefore, no assurance can be given that the mortgage
                         pool is free of mortgage loans secured by mortgaged
                         properties located in those areas.  Further,  mortgage
                         loans in the mortgage pool may be secured by mortgaged
                         properties in FEMA-designated public assistance areas,
                         which also may include mortgaged properties in areas
                         that were affected by the hurricanes.  Residential
                         Funding Corporation will make a representation and
                         warranty that each mortgaged property is free of damage
                         and in good repair as of the closing date.  In the
                         event that a mortgaged property is damaged as of the
                         closing date and that damage materially and adversely
                         affects the value of or the interests of the holders of
                         the certificates in the related mortgage loan,
                         Residential Funding Corporation will be required to
                         repurchase the related mortgage loan from the trust.
                         Any such repurchases may shorten the weighted average
                         lives of the certificates.  We do not know how many
                         mortgaged properties have been or may be affected by
                         the hurricanes and therefore whether the payment
                         experience on any mortgage loan in the mortgage pool
                         will be affected.

                                              S-17

Limited Obligations

Payments on the          Credit enhancement includes excess cash flow, the yield
mortgage loans and the   maintenance agreement, overcollateralization and, with
other assets of the      respect to the Class A Certificates, the subordination
trust are the sole       provided by the Class M Certificates, and with respect
source of distributions  to the Class M Certificates, the subordination provided
on your certificates.    by any Class M Certificates with a lower payment
                         priority, in each case as described in this prospectus
                         supplement.  Therefore, if there is no excess cash flow
                         and the amount of overcollateralization is reduced to
                         zero, subsequent losses generally will be allocated to
                         the most subordinate Class M Certificates, in each case
                         until the certificate principal balance of such class
                         has been reduced to zero and after the Class M
                         Certificates have all been reduced to zero, subsequent
                         losses will be allocated to the Class A Certificates on
                         a pro rata basis, until the certificate principal
                         balances thereof have been reduced to zero.
                         None of the depositor, the master servicer or any of
                         their affiliates will have any obligation to replace or
                         supplement the credit enhancement, or to take any other
                         action to maintain any rating of the offered
                         certificates.  If any losses are incurred on the
                         mortgage loans that are not covered by the credit
                         enhancement, the holders of the offered certificates
                         will bear the risk of these losses.
                         See "Description of the Certificates--Allocation of
                         Losses" in this prospectus supplement.

Liquidity Risks

You may have to hold     A secondary market for your certificates may not
your certificates to     develop.  Even if a secondary market does develop, it
maturity if their        may not continue, or it may be illiquid.  Neither the
marketability is         underwriters nor any other person will have any
limited.                 obligation to make a secondary market in your
                         certificates.  Illiquidity means you may not be able to
                         find a buyer to buy your certificates readily or at
                         prices that will enable you to realize a desired
                         yield.  Illiquidity can have an adverse effect on the
                         market value of the offered certificates.

                         Any class of offered certificates may experience
                         illiquidity, although generally illiquidity is more
                         likely for classes that are especially sensitive to
                         prepayment, credit or interest rate risk, or that have
                         been structured to meet the investment requirements of
                         limited categories of investors.

                                              S-18

Withdrawal or            A security rating is not a recommendation to buy, sell
downgrading of initial   or hold securities.  Similar ratings on different types
ratings will likely      of securities do not necessarily mean the same thing.
reduce the prices for    We recommend that you analyze the significance of each
certificates.            rating independently from any other rating.  Any rating
                         agency may change its rating of the offered
                         certificates after the offered certificates are issued
                         if that rating agency believes that circumstances have
                         changed.  Any subsequent withdrawal or downgrade in
                         rating will likely reduce the price that a subsequent
                         purchaser will be willing to pay for the offered
                         certificates.

Special Yield and Prepayment Considerations

The yield to maturity    The yield to maturity on your certificates will depend
on your certificates     on a variety of factors, including:
will vary depending on
various factors.
                         •the rate and timing of principal payments on the
                          mortgage loans, including prepayments, defaults and
                          liquidations and repurchases due to breaches of
                          representations and warranties,

                         •the allocation of principal distributions among
                          the various classes of certificates,

                         •the rate and timing of realized losses and
                          interest shortfalls on the mortgage loans,

                         •the pass-through rate for your certificates,

                         •the purchase price you paid for your certificates, and

                         •the timing of the exercise of the optional termination by the master servicer.

                         The rates of prepayments and defaults are two of the
                         most important and least predictable of these factors.

                         In addition, under some circumstances the master
                         servicer or servicer will have the option to purchase
                         any mortgage loan that is at least three months
                         delinquent.  Such repurchases would increase the
                         prepayment rates on the mortgage loans.

                         In general, if you purchase a certificate at a price
                         higher than its outstanding certificate principal
                         balance and principal distributions occur faster than
                         you assumed at the time of purchase, your yield will be
                         lower than anticipated.  Conversely, if you purchase a
                         certificate at a price lower than its outstanding
                         certificate principal balance and principal
                         distributions occur more slowly than you assumed at the
                         time of purchase, your yield will be lower than
                         anticipated.

                                              S-19

The rate of prepayments  Since mortgagors can generally prepay their mortgage
on the mortgage loans    loans at any time, the rate and timing of principal
will vary depending on   distributions on the offered certificates are highly
future market            uncertain.  Generally, when market interest rates
conditions and other     increase, mortgagors are less likely to prepay their
factors.                 mortgage loans.  This could result in a slower return
                         of principal to you at a time when you might have been
                         able to reinvest those funds at a higher rate of
                         interest than the applicable pass-through rate.  On the
                         other hand, when market interest rates decrease,
                         borrowers are generally more likely to prepay their
                         mortgage loans.  This could result in a faster return
                         of principal to you at a time when you might not be
                         able to reinvest those funds at an interest rate as
                         high as the applicable pass-through rate.

                         Refinancing programs, which may involve soliciting all
                         or some of the mortgagors to refinance their mortgage
                         loans, may increase the rate of prepayments on the
                         mortgage loans.  These programs may be conducted by the
                         master servicer or any of its affiliates, the
                         subservicers or a third party.

                         Approximately 65.6% of the cut-off date principal
                         balance of the mortgage loans provide for payment of a
                         prepayment charge.  Prepayment charges may reduce the
                         rate of prepayment on the mortgage loans until the end
                         of the period during which these prepayment charges
                         apply.  Prepayment charges received on the mortgage
                         loans may be waived and in any case will not be
                         available for distribution on the offered
                         certificates.  See "Description of The Mortgage Pool"
                         and "Yield and Prepayment Considerations" in this
                         prospectus supplement and "Maturity and Prepayment
                         Considerations" in the prospectus.

The mortgage loans with  As of the cut-off date, approximately 24.8% of the
interest only payments   cut-off date principal balance of the mortgage loans
may affect the yield on  require the related borrowers to make monthly payments
the offered              of accrued interest, but not principal, for generally
certificates.            up to the first five years following origination.
                         After the interest only period, the mortgage rate on
                         these mortgage loans will be reset and the related
                         borrower's monthly payment will be recalculated to
                         cover both interest and principal so that the mortgage
                         loan will be paid in full by its final payment date.
                         As a result, if the monthly payment increases, the
                         related borrower may not be able to pay the increased
                         amount and may default or may refinance the loan to
                         avoid the higher payment.

                                              S-20

                         In addition, because no scheduled principal payments
                         are required to be made on these mortgage loans for a
                         period of time, the related offered certificates will
                         receive smaller scheduled principal distributions
                         during that period than they would have received if the
                         related borrowers were required to make monthly
                         payments of interest and principal from origination of
                         these mortgage loans.  Absent other considerations,
                         this slower rate of principal distributions will result
                         in longer weighted average lives of the related offered
                         certificates than would otherwise be the case if none
                         of the mortgage loans had interest only periods.

The return on your       The Servicemembers Civil Relief Act, as amended, or
certificates could be    Relief Act, provides relief to borrowers who enter
reduced by shortfalls    active military service and to borrowers in reserve
due to the               status who are called to active duty after the
Servicemembers Civil     origination of their mortgage loan.  Current or future
Relief Act.              military operations of the United States may increase
                         the number of citizens who may be in active military
                         service, including persons in reserve status who may be
                         called to active duty.  The Relief Act provides
                         generally that a borrower who is covered by the Relief
                         Act may not be charged interest on a mortgage loan in
                         excess of 6% per annum during the period of the
                         borrower's active duty.  These shortfalls are not
                         required to be paid by the borrower at any future
                         time.  The master servicer is not required to advance
                         these shortfalls.  These shortfalls will reduce the
                         amount of interest payable on the offered
                         certificates.  Interest reductions on the mortgage
                         loans due to the application of the Relief Act or
                         similar legislation or regulations will not be covered
                         by any source except that interest shortfalls arising
                         under the Relief Act or similar legislation or
                         regulations in an interest accrual period may be
                         covered by excess cash flow in that interest accrual
                         period in the manner and priority described under
                         "Description of the Certificates--Excess Cash Flow and
                         Overcollateralization" in this prospectus supplement.

                         The Relief Act also limits the ability of the servicer
                         to foreclose on a mortgage loan during the borrower's
                         period of active duty and, in some cases, during an
                         additional three month period thereafter.  As a result,
                         there may be delays in payment and increased losses on
                         the mortgage loans.

                         We do not know how many mortgage loans have been or may
                         be affected by the application of the Relief Act or
                         similar legislation or regulations.

                         See "Certain Legal Aspects of Mortgage Loans and
                         Contracts--Servicemembers' Civil Relief Act" in the
                         prospectus.

                                              S-21

The offered              The offered certificates are each subject to various
certificates are each    priorities for payment of principal as described in
subject to different     this prospectus supplement.  Distributions of principal
payment priorities.      on the offered certificates having an earlier priority
                         of payment will be affected by the rates of prepayment
                         of the mortgage loans early in the life of the mortgage
                         pool.  Those classes of offered certificates with a
                         later priority of payment will be affected by the rates
                         of prepayment of the mortgage loans experienced both
                         before and after the commencement of principal
                         distributions on such classes.

The pass-through rates   The pass-through rates on the Class A Certificates and
on the Class A           Class M Certificates are subject to a cap equal to the
Certificates and         lesser of 14.000% per annum and the weighted average of
Class M Certificates     the net mortgage rates on the mortgage loans, adjusted
are subject to a cap.    to an actual over 360-day rate.  Therefore, the
                         prepayment of the mortgage loans with higher mortgage
                         rates may result in lower pass-through rates on the
                         Class A Certificates and Class M Certificates.

                         To the extent the weighted average net mortgage rate of
                         the mortgage loans is paid to any class of Class A
                         Certificates or Class M Certificates, the difference
                         between that weighted average net mortgage rate,
                         adjusted to an actual over 360-day rate, and the lesser
                         of (a) One-Month LIBOR plus the related margin and
                         (b) 14.000% per annum, adjusted to an actual over
                         360-day rate, will create a shortfall that will carry
                         forward with interest. Any resulting shortfall will be
                         payable only from the excess cash flow, which includes
                         amounts received by the trustee under the yield
                         maintenance agreement, to the extent available for that
                         purpose, as and to the extent described in this
                         prospectus supplement. These shortfalls may remain
                         unpaid on the optional termination date or on the final
                         distribution date.  Also, in this situation, the amount
                         of excess cash flow from the mortgage loans may be
                         substantially reduced.  Amounts received by the trustee
                         under the yield maintenance agreement will be
                         distributed as excess cash flow.  The yield maintenance
                         agreement terminates after the distribution date in
                         February 2011.

                         In addition, because the initial mortgage rates on the
                         adjustable rate loans may be lower than the related
                         minimum mortgage rates, the net WAC rate cap will
                         initially be less than it will be once the adjustable
                         rate loans have all adjusted to their fully indexed
                         rate.  Therefore, prior to the month in which all of
                         the adjustable rate loans have adjusted to their fully
                         indexed rate, there is a greater risk that the
                         pass-through rate on any class of offered certificates
                         may be limited by the net WAC rate cap.

                                              S-22

The Class M              The yields to investors in the Class M Certificates
Certificates have        will be sensitive to the rate and timing of losses on
different yield and      the mortgage loans, to the extent not covered by excess
payment considerations   cash flow, which includes amounts received under the
due to their payment     yield maintenance agreement or overcollateralization.
priority.                Losses, to the extent not covered by excess cash flow
                         or overcollateralization, will be allocated to the most
                         subordinate class of Class M Certificates outstanding.

                         See "Summary--Credit Enhancement" and "Description of
                         the Certificates--Allocation of Losses" in this
                         prospectus supplement.

                         It is not expected that the Class M Certificates will
                         receive any distributions of principal payments until
                         the earlier of (i) the distribution date immediately
                         succeeding the distribution date on which the aggregate
                         certificate principal balance of the Class A
                         Certificates has been reduced to zero or (ii) the later
                         of the distribution date in May 2009 and the first
                         distribution date on which the sum of the
                         overcollateralization amount and the aggregate
                         certificate principal balance of the Class M
                         Certificates is greater than or equal to approximately
                         45.50% of the aggregate principal balance of the
                         mortgage loans after giving effect to principal
                         payments on that distribution date, provided that
                         certain loss and delinquency tests are satisfied.  As a
                         result, the weighted average lives of the Class M
                         Certificates may be longer than would otherwise be the
                         case.  In addition, after the Class M Certificates
                         commence receiving principal payments, the most
                         subordinate class of Class M Certificates may be
                         retired before the more senior classes of Class M
                         Certificates.

                         See "Description of the Certificates--Principal
                         Distributions" in this prospectus supplement.

Amounts available under  Any amounts payable to the trust by the yield
the yield maintenance    maintenance agreement provider under the yield
agreement may be         maintenance agreement will be included as part of
limited.                 excess cash flow as and to the extent described under
                         "Description of the Certificates--Excess Cash Flow and
                         Overcollateralization" in this prospectus supplement
                         and will be available as described in this prospectus
                         supplement to pay certain interest shortfalls and basis
                         risk shortfalls, to increase the overcollateralization
                         amount to the required overcollateralization amount and
                         to cover the principal portion of realized losses as
                         described under "Description of the Certificates--Excess
                         Cash Flow and Overcollateralization" in this prospectus
                         supplement.

                         However, no amounts will be payable on a distribution
                         date by the yield maintenance agreement provider unless
                         one-month LIBOR (as determined pursuant to the yield
                         maintenance agreement) exceeds 4.85% per annum on the
                         determination date for that distribution date.
                         No assurance can be made that any amounts will be
                         received under the yield maintenance agreement, or that
                         any such amounts that are received, together with the
                         portion of excess cash flow on the mortgage loans
                         available for that purpose, will be sufficient to cover
                         interest shortfalls, basis risk shortfalls, or certain
                         losses as described in this prospectus supplement and
                         to increase the overcollateralization amount to the
                         required overcollateralization amount as described in
                         this prospectus supplement.

                                              S-23

                         In addition, if the yield maintenance agreement
                         provider defaults on its obligations under the yield
                         maintenance agreement, then there may be insufficient
                         funds to cover such amounts, and the amount available
                         for distribution to the offered certificates may be
                         reduced.  To the extent that distributions on the
                         offered certificates depend in part on payments to be
                         received by the trust under the yield maintenance
                         agreement, the ability of the trustee to make those
                         distributions on those certificates will be subject to
                         the credit risk of the yield maintenance agreement
                         provider.

                         Investors should note that the level of one-month LIBOR
                         as of April 7, 2006 is approximately 4.85188 % per
                         annum.

Mortgage loan            All of the mortgage loans were originated by Mortgage
origination and          Lenders Network USA, Inc., which is an entity
servicing.               unaffiliated with Residential Funding Corporation.  The
                         mortgage loans were acquired by Residential Funding
                         Corporation from Emax Financial Group, LLC, which is an
                         entity unaffiliated with Residential Funding
                         Corporation.

                         In addition, Mortgage Lenders Network USA, Inc. will be
                         the primary subservicer of all of the mortgage loans.
                         A disruption in the servicing operations at Mortgage
                         Lenders Network USA, Inc. could have a greater effect
                         on the delinquency and loss experience on the mortgage
                         loans in the mortgage pool than would be the case if
                         primary subservicing of the mortgage loans was
                         performed by more than one subservicer.  Investors
                         should consider the risks associated with a single
                         originator and a single primary subservicer.

                         See "Description of the Mortgage Pool--Servicing and
                         Origination" in this prospectus supplement.

Bankruptcy Risks

Bankruptcy proceedings   The transfer of the mortgage loans from Residential
could delay or reduce    Funding Corporation to the depositor is intended by the
distributions on the     parties to be and has been documented as a sale;
offered certificates.    however, Residential Funding Corporation will treat the
                         transfer of the mortgage loans as a secured financing
                         for accounting purposes as long as the limited mortgage
                         loan purchase right referred to in this prospectus
                         supplement remains in effect.  If Residential Funding
                         Corporation were to become bankrupt, a trustee in
                         bankruptcy could attempt to recharacterize the sale of
                         the mortgage loans as a loan secured by the mortgage
                         loans or to consolidate the mortgage loans with the
                         assets of Residential Funding Corporation.  Any such
                         attempt could result in a delay in or reduction of
                         collections on the mortgage loans available to make
                         payments on the offered certificates.  The risk of such
                         a recharacterization with respect to the mortgage loans
                         may be increased by Residential Funding Corporation's
                         treatment of the transfer of these mortgage loans as a
                         secured financing for accounting purposes.  See
                         "Description of the Certificates--Limited Mortgage Loan
                         Purchase Right" in this prospectus supplement.

                                              S-24

The recording of         The mortgages or assignments of mortgage for some of
mortgages in the name    the mortgage loans have been or may be recorded in the
of MERS may affect the   name of Mortgage Electronic Registration Systems, Inc.,
yield on the offered     or MERS, solely as nominee for the originator and its
certificates.            successors and assigns.  As of the cut-off date,
                         approximately 99.9% of the cut-off date principal
                         balance of the mortgage loans were recorded in the name
                         of MERS.  Subsequent assignments of those mortgages are
                         registered electronically through the MERS(R) System.
                         However, if MERS discontinues the MERS(R) System and it
                         becomes necessary to record an assignment of the
                         mortgage to the trustee, then any related expenses
                         shall be paid by the trust and will reduce the amount
                         available to pay principal of and interest on the
                         outstanding class or classes of certificates with the
                         lowest payment priorities.

                         The recording of mortgages in the name of MERS is a
                         relatively new practice in the mortgage lending
                         industry.  Public recording officers and others in the
                         mortgage industry may have limited, if any, experience
                         with lenders seeking to foreclose mortgages,
                         assignments of which are registered with MERS.
                         Accordingly, delays and additional costs in commencing,
                         prosecuting and completing foreclosure proceedings and
                         conducting foreclosure sales of the mortgaged
                         properties could result.  Those delays and additional
                         costs could in turn delay the distribution of
                         liquidation proceeds to certificateholders and increase
                         the amount of losses on the mortgage loans.

                         For additional information regarding MERS and the MERS(R)
                         System, See "Description of the Mortgage Pool--General"
                         and "Yield and Prepayment Considerations" in this
                         prospectus supplement and "Description of the
                         Certificates--Assignment of Mortgage Loans" in the
                         prospectus.

                                              S-25

                                          Issuing Entity

      The depositor will  establish a trust with respect to Series  2006-EMX3 on the closing date,  under a  pooling  and  servicing  agreement,  dated as of  April 1,  2006,  among the depositor,  the master  servicer  and the  trustee.  The pooling and  serving  agreement  is governed  by the laws of the State of New York.  On the closing  date,  the  depositor  will deposit into the trust a mortgage  pool of mortgage  loans secured by first liens and junior liens  on  one-  to  four-family  residential  properties.  The  trust  will  not  have  any additional equity. The pooling and servicing  agreement  authorizes the trust to engage only in  selling  the  certificates  in  exchange  for the  mortgage  loans,  entering  into  and performing its obligations under the pooling and servicing agreement,  activities necessary, suitable  or  convenient  to  such  actions  and  other  activities  as may be  required  in
connection  with  the   conservation  of  the  trust  fund  and  making   distributions   to
certificateholders.

      The  pooling  and  servicing  agreement  provides  that the  depositor  assigns to the trustee for the benefit of the certificateholders  without recourse all the right, title and interest  of the  depositor  in and to the  mortgage  loans.  Furthermore,  the  pooling and servicing  agreement  states  that,  although  it is  intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the  depositor to the trustee of a security interest in the mortgage loans and related collateral.

      Some  capitalized  terms used in this  prospectus  supplement  have the meanings given below under "Description of the  Certificates--Glossary  of Terms" or in the prospectus under
"Glossary."

                                Sponsor and Master Servicer

      Residential Funding  Corporation,  a Delaware  corporation,  buys residential mortgage loans under  several loan  purchase  programs  from  mortgage  loan  originators  or sellers nationwide,  including affiliates,  that meet its seller/servicer  eligibility  requirements and services  mortgage  loans for its own account and for others.  See "The  Trusts--Mortgage
Collateral  Sellers"  and  "--Qualifications  of  Sellers"  in the  prospectus  for a general description of applicable  seller/servicer  eligibility  requirements.  Residential  Funding
Corporation's  principal  executive  offices are located at 8400  Normandale Lake Boulevard,
Suite  250,   Minneapolis,   Minnesota  55437.  Its  telephone  number  is  (952)  857-7000.
Residential  Funding  Corporation  conducts  operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New
York.  Residential  Funding  Corporation  finances  its  operations  primarily  through  its securitization program.

      Residential  Funding  Corporation  was founded in 1982 and began  operations  in 1986, acquiring,  servicing and  securitizing  residential  jumbo  mortgage loans secured by first liens on one- to four-family residential  properties.  General Motors Acceptance Corporation
purchased   Residential   Funding   Corporation  in  1990.  In  1995,   Residential  Funding
Corporation  expanded its business to include  "subprime" first lien mortgage loans, such as
the  mortgage  loans  described  in  this   prospectus   supplement.   Residential   Funding
Corporation  also began to acquire and  service  "Alt-A,"  closed-end  and  revolving  loans secured by second liens in 1995.

                                              S-26

      The following  tables set forth the  aggregate  principal  amount of publicly  offered securitizations of mortgage loans sponsored by Residential  Funding Corporation for the past five years.  Residential Funding Corporation sponsored  approximately $23.9 billion and $2.4 billion in initial  aggregate  principal  amount of  mortgage-backed  securities in the 2001 calendar  year  backed  by first  lien  mortgage  loans  and  junior  lien  mortgage  loans, respectively.  Residential  Funding  Corporation  sponsored  approximately $52.1 billion and
$2.4 billion in initial  aggregate  principal  amount of  mortgage-backed  securities in the
2005  calendar  year backed by first lien  mortgage  loans and junior lien  mortgage  loans, respectively.  The  percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current  and prior year  volume over (b) the prior year volume.

                                              S-27

                                       Sponsor Securitization Experience

First Lien Mortgage Loans

Volume by Principal Balance
____________________________
                                           2001             2002            2003             2004             2005

Prime Mortgages(1)                  $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792  $24,149,038,614

                                    $7,566,949,253   $15,475,700,554 $27,931,235,627  $24,408,531,445  $27,928,496,334
Non-Prime Mortgages(2)

Total                               $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237  $52,077,534,948

Prime Mortgages(1)                           68.41%          51.11%           40.44%           32.87%          46.37%

Non-Prime Mortgages(2)                       31.59%          48.89%           59.56%           67.13%          53.63%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%

Percentage Change from
    Prior Year (3)
____________________________

Prime Mortgages(1)                           98.71%         (1.28)%           17.22%         (36.97)%         102.03%

Non-Prime Mortgages(2)                        2.60%         104.52%           80.48%         (12.61)%          14.42%

Total Volume                                 53.34%          32.14%           48.15%         (22.46)%          43.22%

Junior Lien Mortgage Loans

Volume by Principal Balance           2001             2002            2003             2004             2005

Prime Mortgages(1)                  $2,438,519,235    $2,875,005,049   $3,207,008,585    $2,085,015,925    $2,409,506,573

Non-Prime Mortgages(2)                           -                -               -                -                -

Total                               $2,438,519,235    $2,875,005,049   $3,207,008,585    $2,085,015,925    $2,409,506,573

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%

Percentage Change from
    Prior Year (3)
____________________________

Prime Mortgages(1)                         (12.07)%          17.90%           11.55%         (34.99)%          15.56%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total Volume                               (12.07)%          17.90%           11.55%         (34.99)%          15.56%

                                              S-28

First Lien Mortgage Loans

Volume by Number of Loans                   2001             2002            2003             2004             2005

Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631

Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796

Total                                    129,201          204,866         286,612          226,469          265,427

Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%

Percentage Change from
    Prior Year (3)
____________________________

Prime Mortgages(1)                          56.78%           17.87%          26.57%          (35.27)%          64.29%

Non-Prime Mortgages(2)                      (5.21)%          91.47%          46.54%          (14.84)%           1.82%

Total Volume                                 15.14%           58.56%          39.90%          (20.98)%          17.20%

Junior Lien Mortgage Loans

Volume by Number of Loans                   2001             2002            2003             2004             2005

Prime Mortgages(1)                        62,952           73,188          84,962           51,614           53,071

Non-Prime Mortgages(2)                         -                -               -                -                -

Total                                     62,952           73,188          84,962           51,614           53,071

Prime Mortgages(1)                        100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                      0.00%           0.00%            0.00%            0.00%           0.00%

Percentage Change from
    Prior Year (3)
____________________________

Prime Mortgages(1)                         (16.49)%          16.26%           16.09%         (39.25)%           2.82%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total Volume                               (16.49)%          16.26%           16.09%         (39.25)%           2.82%

_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan-to-Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume

                                              S-29

         The  following  tables set forth the annual  average  outstanding  principal  balance,  calculated as of year end, of mortgage loans master serviced by Residential  Funding  Corporation for the past five years, and the annual average number of such loans for the same period.  Residential Funding  Corporation was the master servicer of a residential  mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average  outstanding  principal  amount during the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Corporation was the master servicer of a residential  mortgage loan portfolio of  approximately  $101.9 billion and $5.5 billion in average  outstanding  principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                              S-30

                                                 Master Servicer Servicing Experience

First Lien Mortgage Loans

Volume by Average Outstanding
    Principal Balance
____________________________                  2001             2002            2003             2004             2005

Prime Mortgages(1)                  $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854   $47,935,800,813

Non-Prime Mortgages(2)              $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736   $53,938,083,312

Total                               $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591  $101,873,884,125

Prime Mortgages(1)                           75.77%          63.47%           46.18%           39.12%           47.05%

Non-Prime Mortgages(2)                       24.23%          36.53%           53.82%           60.88%           52.95%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%

Percentage Change from
     Prior Year (3)
____________________________

Prime Mortgages(1)                          (3.91)%        (15.75)%         (22.03)%          (3.84)%           47.71%

Non-Prime Mortgages(2)                       27.94%          51.62%           57.90%           28.41%            6.79%

Total Based on Average
Outstanding Principal Balance                 2.26%           0.57%            7.17%           13.52%           22.79%

Junior Lien Mortgage Loans

Volume by Average Outstanding
     Principal Balance                        2001             2002            2003             2004             2005

Prime Mortgages(1)                  $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777

Non-Prime Mortgages(2)                 $         0      $         0     $         0      $         0      $         0

Total                               $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%

Percentage Change from
   Prior Year (3)
____________________________

Prime Mortgages(1)                           13.85%          16.79%            6.40%           17.65%            6.63%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total Based on Average
Outstanding Principal Balance                13.85%          16.79%            6.40%           17.65%            6.63%

                                              S-31

First Lien Mortgage Loans

Volume by Average
 Number of Loans                             2001             2002            2003             2004             2005

Prime Mortgages(1)                        237,946          202,938         168,654          156,745          201,903

Non-Prime Mortgages(2)                    168,058          242,625         341,863          414,639          411,550

Total                                     406,004          445,563         510,517          571,384          613,453

Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%

Percentage Change from
    Prior Year (3)
____________________________

Prime Mortgages(1)                          (6.59)%        (14.71)%         (16.89)%          (7.06)%           28.81%

Non-Prime Mortgages(2)                      28.76%          44.37%           40.90%           21.29%          (0.74)%

Total Based on Average
Number of Loans                               5.39%           9.74%           14.58%           11.92%            7.36%

Junior  Lien Mortgage Loans

Volume by Average
 Number of Loans                            2001             2002            2003             2004             2005

Prime Mortgages(1)                       104,044          118,773         127,833          147,647           143,713

Non-Prime Mortgages(2)                         -                -               -                -                 -

Total                                    104,044          118,773         127,833          147,647           143,713

Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%             0.00%

Percentage Change from
   Prior Year (3)
____________________________

Prime Mortgages(1)                          22.78%          14.16%            7.63%           15.50%          (2.66)%

Non-Prime Mortgages(2)                          -               -                -                -                -

Total Based on Average
Number of Loans                             22.78%          14.16%            7.63%           15.50%          (2.66)%

_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan-to-Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools..
(3)  Represents year to year growth or decline as a percentage of the prior year's volumertgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools..
(3) Represents year to year growth or decline as a percentage of the prior year's volume

                                              S-32

      Residential  Funding  Corporation's  overall  procedures for originating and acquiring mortgage loans are described under  "Description of the Mortgage  Pool--The  Program" in this
prospectus    supplement.    Residential   Funding    Corporation's    material   role   and
responsibilities  in this  transaction,  including as master servicer,  are described in the base prospectus under "The  Trusts--Qualification  of Sellers" and "The Trusts--Repurchases of
Mortgage  Collateral"  and in  this  prospectus  supplement  under  "Pooling  and  Servicing
Agreement--The Master Servicer and Subservicer--Master Servicer."

                                              S-33

                         Affiliations Among Transaction Parties

      The diagram below illustrates the various relationships among the affiliated transaction parties.

                                General Motors Corporation
                                             |
                                             |
                                             |
                                             |
                                             V
                          General Motors Acceptance Corporation
                                           (GMAC)
                                             |
                                             |
                                             |
                                             |
                                             V
                              Residential Capital Corporation
                                             |
                                             |
                                             |
                        _________________________________________
                       |                                         |
                       |                                         |
                       |                                         |
        Residential Funding Corporation             Residential Asset Securities
         (Sponsor and Master Servicer)                 Corporation (Depositor)

                                              S-34

                              Description of the Mortgage Pool

General

      Information with respect to 5,582 fixed-rate and  adjustable-rate,  sub-prime mortgage loans with an aggregate  unpaid  principal  balance of  $813,036,092  as of the cut-off date after  deducting  payments  due during the month of the cut-off  date is  presented  in this prospectus  supplement.  The final mortgage pool is expected to have an aggregate  principal balance of approximately  $800,000,000 and this variance may affect the  characteristics  of the final mortgage pool. The certificate  principal balance of the offered  certificates may vary by up to 5% from the amounts  presented in this prospectus  supplement.  The sum of the
certificate   principal   balance   of   the   offered   certificates   and   the   required
overcollateralization  amount as of the closing date will equal,  subject to  rounding,  the aggregate  principal  balance of the  mortgage  loans in the final  mortgage  pool as of the cut-off date.  The mortgage  loans are secured by first liens and junior liens on fee simple interests or leaseholds in one- to four-family residential properties.

      All  percentages of the mortgage  loans  described in this  prospectus  supplement are approximate  percentages by outstanding  principal balance determined as of the cut-off date after  deducting  payments  due  during  the month of the  cut-off  date,  unless  otherwise indicated.

      Approximately  1.1% of the mortgage loans have a due date other than the first of each month.  The mortgage pool will consist of mortgage  loans with terms to maturity of not more than 30 years, or in the case of  approximately  11.7% of the mortgage loans,  not more than
15 years, from the date of origination or modification.

      The  depositor  and  Residential   Funding   Corporation  will  make  certain  limited
representations  and  warranties  regarding the mortgage loans as of the date of issuance of the  certificates.  In connection  with the mortgage  loan secured by a leasehold  interest,
Residential  Funding  Corporation  shall have represented to the depositor that, among other things:  the use of leasehold estates for residential  properties is an accepted practice in the area where the related mortgaged property is located;  residential property in such area consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;  the leasehold is in full force and effect and is not subject to any prior lien or encumbrance  by which the leasehold  could be terminated  or subject to any charge or penalty;  and the  remaining  term of the lease does not  terminate  less than ten years  after the  maturity  date of such  mortgage  loan.  The depositor and Residential  Funding  Corporation will be required to repurchase or substitute for any  mortgage  loan as to which a breach  of its  representations  and  warranties  with respect to such mortgage loan occurs,  if such breach  materially and adversely  affects the
interests   of   the    certificateholders   in   any   such   mortgage   loan.   See   "The
Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

      The original  mortgages for some of the mortgage loans have been, or in the future may be,  at the sole  discretion  of the  master  servicer,  recorded  in the  name of  Mortgage
Electronic  Registration  Systems,  Inc., or MERS,  solely as nominee for the originator and its successors and assigns,  and subsequent  assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered electronically through the MERS(R)  System.  In some other cases,  the original  mortgage was recorded in the name of the  originator of the mortgage loan,  record  ownership was later assigned to MERS, solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments  of the mortgage  were,  or in the future  may be, at the sole  discretion  of the master  servicer, registered  electronically  through the MERS(R) System. With respect to each of these mortgage loans,  MERS  serves  as  mortgagee  of  record on the  mortgage  solely as a nominee  in an administrative  capacity  on behalf of the  trustee,  and does not have any  interest in the mortgage  loan.  As of the cut-off  date,  approximately  99.9% of the  mortgage  loans were recorded  in the name of  MERS.  For  additional  information  regarding  the  recording  of mortgages  in the name of MERS see "Yield  and  Prepayment  Considerations--General"  in this prospectus supplement and "Description of the  Certificates--Assignment of Mortgage Loans" in
the prospectus.

                                              S-35

      Approximately  65.6%  of the  mortgage  loans  provide  for  payment  of a  prepayment charge.  With respect to some of these  mortgage  loans,  the prepayment  charge  provisions provide for payment of a  prepayment  charge for partial  prepayments  and full  prepayments made within up to three years  following the origination of that mortgage loan, in an amount not to exceed the maximum  amount  permitted by state law.  Prepayment  charges  received on the mortgage loans may be waived and in any case will not be available for  distribution  on the offered  certificates.  The depositor makes no  representation as to the effect that the prepayment  charges,  decisions by the master  servicer or  subservicer  with respect to the waiver of prepayment  charges and the recent changes to the rules and regulations  under the
Parity Act,  may have on the  prepayment  performance  of the mortgage  loans.  See "Certain
Legal  Aspects  of  Mortgage  Loans  and  Contracts--Default   Interest  and  Limitations  on
Prepayments" in the prospectus.

Compliance with Local, State and Federal Laws

      Residential  Funding  Corporation  will sell the mortgage  loans to the  depositor and will represent and warrant, as of the date of issuance of the certificates, the following:

o     None of the mortgage  loans were subject to the Home  Ownership and Equity  Protection
      Act of 1994, referred to as the Homeownership Act.

o     Each  mortgage  loan at the time it was made  complied in all material  respects  with applicable  local,  state and  federal  laws,  including,  but not  limited to, all applicable anti-predatory lending laws.

o     None of the mortgage loans are loans that, under  applicable  state or local law in effect at the time of origination  of the loan, are referred to as (1) "high  cost"
      or "covered" loans or (2) any other similar  designation if the law imposes greater restrictions  or additional  legal  liability for  residential  mortgage loans with high interest rates, points and/or fees.

o     None of the  proceeds  for the  mortgage  loans were used to finance  the  purchase of single premium credit insurance policies.

o     None of the mortgage  loans  contain  prepayment  penalties  that extend  beyond three years after the date of origination.

                                              S-36

      Residential  Funding  Corporation will be required to repurchase or substitute for any mortgage loan that violates any of these  representations and warranties,  if that violation materially and adversely  affects the interests of the  certificateholders  in that mortgage loan.  Residential Funding  Corporation  maintains policies and procedures that are designed to ensure  that it does not  purchase  mortgage  loans  subject  to the  Homeownership  Act.
However,  there can be no assurance that these policies and procedures will assure that each and every  mortgage  loan  complies  with all  applicable  origination  laws in all material respects.

      Residential  Funding  Corporation  is opposed to  predatory  lending  practices,  as a matter of corporate policy. In addition,  Residential Funding  Corporation's  Servicer Guide
requires  that each  subservicer  accurately  and fully report its borrower  credit files to credit repositories in a timely manner.

      See "Certain Legal Aspects of Mortgage Loans and Contracts" in the prospectus.

Balloon Mortgage Loans

      Approximately  10.9% of the  mortgage  loans  require  monthly  payments of  principal generally  based on 30 year  amortization  schedules and have  scheduled  maturity  dates of approximately  15 years from the due date of the first monthly  payment,  and  approximately
0.7% of the mortgage loans require monthly payments of principal  generally based on 40 year amortization  schedules and have scheduled maturity dates of approximately 30 years from the due date of the  first  monthly  payment,  leaving a  substantial  portion  of the  original principal amount due and payable on the respective  scheduled  maturity date. These mortgage loans are called balloon  mortgage loans and the payments due at maturity are called balloon amounts.  The existence of a balloon amount generally will require the related  mortgagor to refinance the balloon  mortgage  loan or to sell the  mortgaged  property on or prior to the scheduled  maturity  date.  The ability of a mortgagor to  accomplish  either of these goals will be affected by a number of factors,  including the level of available mortgage rates at the time of sale or refinancing,  the mortgagor's equity in the related mortgaged  property, the  financial  condition  of the  mortgagor,  tax  laws  and  prevailing  general  economic conditions.  None of the  depositor,  the master  servicer  or the trustee is  obligated  to refinance any balloon mortgage loan.

Mortgage Rate Adjustment of Adjustable-Rate Loans

      The mortgage  rate on each  adjustable-rate  loan will adjust on each rate  adjustment date to equal the index plus the note margin,  subject to the minimum mortgage rate, maximum mortgage  rate  and  periodic  rate cap for such  adjustable-rate  loan as set  forth in the related  mortgage  note.  The  mortgage  rate on a  adjustable-rate  loan may not exceed the maximum  mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each  adjustable-rate  loan will be equal to the  greater of the note  margin or the note  floor,  except in some cases, during the initial  reset  period,  the mortgage  rate may be lower than the note margin and the note floor.

      Approximately  24.8% of the mortgage loans will require the related  mortgagors to pay interest only on those mortgage loans for a period  generally of up to five years, and after the  expiration  of that  period  those  mortgagors  will be  required  to pay an  amount of principal  and interest  which will  amortize the related  mortgage  loan over the remaining term of that mortgage loan.

                                              S-37

      The index for the  adjustable-rate  loans  will be the  Six-Month  LIBOR  Index,  will adjust  semi  annually  and will be based  on a per  annum  rate  equal  to the  average  of interbank offered rates for six month U.S. dollar denominated  deposits in the London market based on  quotations  of major banks as  published  in The Wall  Street  Journal and as most recently available:

o     as of the first  business day of the month  immediately  preceding  the month in which the adjustment date occurs; or

o     as of the date thirty or forty-five days prior to the adjustment date.

      The "reference date" is the date as of which the Six-Month LIBOR Index is determined.

      The Six-Month  LIBOR Index is referred to in this  prospectus  supplement as an index.
In the event that the index  specified in a mortgage note is no longer  available,  an index reasonably  acceptable  to the  trustee  that is based  on  comparable  information  will be selected by the master servicer.

      The initial  mortgage  rate in effect on an  adjustable-rate  loan  generally  will be lower,  and may be  significantly  lower,  than the  mortgage  rate that  would have been in effect  based on the related  index and note  margin.  Therefore,  unless the related  index declines  after  origination  of an  adjustable-rate  loan,  the related  mortgage rate will
generally   increase  on  the  first   adjustment   date   following   origination   of  the
adjustable-rate   loan   subject  to  the   periodic   rate  cap.   The   repayment  of  the
adjustable-rate  loans will be  dependent  on the ability of the  mortgagors  to make larger monthly  payments  following  adjustments of the mortgage rate.  Adjustable-rate  loans that have the same initial  mortgage  rate may not always bear interest at the same mortgage rate because these  adjustable-rate  loans may have different  adjustment dates, and the mortgage rates therefore may reflect different related index values,  note margins,  maximum mortgage
rates  and  minimum   mortgage   rates.   The  Net  Mortgage   Rate  with  respect  to  each
adjustable-rate  loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the pooling and servicing agreement.

      In addition,  the initial mortgage rates on some  adjustable-rate  loans will be lower than the related  minimum  mortgage  rates and  therefore  the related net WAC rate cap will initially be less than it would be had all of the adjustable-rate  loans already adjusted to their fully-indexed rate.

                                              S-38

Mortgage Loan Characteristics

      The mortgage  loans will have the  following  characteristics  as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of Mortgage Loans..................  5,582

      Net Mortgage Rates:
            Weighted average....................  7.7471%
            Range...............................  4.700% to 13.350%

      Mortgage Rates:
            Weighted average....................  8.2971%
            Range...............................  5.250% to 13.900%

      Note Margins of the Adjustable Rate
      Mortgage Loans:
            Weighted average....................  5.6771%
            Range...............................  3.050% to 9.463%

      Minimum Mortgage Rates of the Adjustable
      Rate Mortgage Loans:
            Weighted average....................  7.8583%
            Range...............................  5.250% to 10.650%

      Minimum Net Mortgage Rates of the
      Adjustable Rate Mortgage Loans:
            Weighted average....................  7.3083%
            Range...............................  4.700% to 10.100%

      Maximum Mortgage Rates of the Adjustable
      Rate Mortgage Loans:
            Weighted average....................  13.8608%
            Range...............................  11.250% to 16.650%

      Maximum Net Mortgage Rates of the
      Adjustable Rate Mortgage Loans:
            Weighted average....................  13.3108%
            Range...............................  10.700% to 16.100%

      Periodic Caps of the Adjustable Rate
      Mortgage Loans:
            Weighted average....................  1.0000%
            Range...............................  1.000% to 1.000%

      Weighted average months to next interest
      rate adjustment date of the
      Adjustable Rate Mortgage Loans..............24

                                              S-39

      The mortgage loans will have the following additional characteristics:

o     The  mortgage  loans have an  aggregate  principal  balance as of the cut-off  date of approximately $813,036,092.

o     The  mortgage loans had individual principal balances at origination of at least
      $10,000  but not more  than  $940,000,  with an  average  principal  balance  at origination of approximately $145,740.

o     All of the mortgage loans were originated by Mortgage Lenders  Network, Inc. and
      purchased  from  Emax  Financial  Group,   LLC,  each  of  which  is  an  entity
      unaffiliated with Residential Funding Corporation.

o     None of the mortgage loans will have been originated prior to October 28, 2004 or will have a maturity date later than March 1, 2036.

o     No mortgage loans will have a remaining term to stated maturity as of the cut-off date of less than 118 months.

o     The weighted average remaining term to stated maturity of the mortgage loans as of the  cut-off  date  will be  approximately  335  months.  The  weighted  average original  term to maturity of the mortgage  loans as of the cut-off date will be approximately 337 months.

o     As of the cut-off date, approximately 0.2% of the mortgage loans are currently 30 to
      59 days  delinquent  in payment of  principal  and  interest.  As of the cut-off date,  approximately  0.2% of the mortgage loans have been a maximum of 30 to 59 days  delinquent in payment of principal and interest  since  acquisition by the sponsor.  As of the cut-off  date,  none of the mortgage  loans are currently 60 or more  days  delinquent  in  payment  of  principal  and  interest.  As of the cut-off date,  none of the mortgage  loans have been 60 or more days  delinquent in the payment of principal and interest since  acquisition by the sponsor.  For
      a  description  of  the  methodology  used  to  categorize   mortgage  loans  as
      delinquent,  see "Pooling and Servicing  Agreement--The  Master Servicer" in this prospectus supplement.

o     None of the mortgage loans are Buy-Down Loans.

o     None of the mortgage loans are subject to the Homeownership Act.

o     Approximately 87.2% and 12.8% of the mortgage loans are secured by first liens and junior  liens,  respectively,  on fee simple  interests or leaseholds in one- to four- family residential properties.

o     No mortgage loan provides for deferred interest or negative amortization.

o     No mortgage loan provides for conversion from an adjustable rate to a fixed rate.

                                              S-10

o     Approximately 11.6% of the mortgage loans are balloon mortgage loans.

o     Primary subservicing will be provided by Mortgage Lenders Network USA, Inc., which is an entity unaffiliated with Residential Funding Corporation.

o     To Residential Funding Corporation's knowledge, approximately 45.2% of the cut-off date  principal  balance  of the  first  lien  mortgage  loans  are  secured  by mortgaged  properties  with  respect to which  second-lien  mortgage  loans were originated at the same time as the  first-lien  mortgage loan. The owners of the mortgaged  properties may obtain second- or more  junior-lien  mortgage loans at any time without Residential Funding Corporation's knowledge.

o     Approximately 24.8% of the mortgage loans will require the related mortgagors to pay interest  only on those  mortgage  loans  for a period  generally  of up to five years.

o     Approximately 0.1% of the mortgage loans are secured by leasehold interests.

      The  mortgage  loans  which are  adjustable-rate  loans  are  generally  assumable  in accordance  with the terms of the related  mortgage note. The mortgage loans which are fixed
rate  loans   generally   contain   due-on-sale   clauses.   See  "Maturity  and  Prepayment
Considerations" in the prospectus.

      Set forth in Annex II of this  prospectus  supplement is a  description  of additional characteristics  of the mortgage loans  described  herein as of the cut-off date,  except as otherwise  indicated.  All percentages of the mortgage loans are approximate  percentages by aggregate  principal  balance  of the  mortgage  loans as of the  cut-off  date,  except  as otherwise  indicated.  Unless otherwise  specified,  all principal  balances of the mortgage loans are as of the cut-off date, after deducting  payments of principal due in the month of the cut-off date, and are rounded to the nearest  dollar.  The aggregate  principal  balance of the mortgage  loans will vary from the amounts  presented in this  prospectus  supplement and this variance may affect the characteristics of the final mortgage pool.

Static Pool Information

      Current  static  pool  data  with  respect  to  mortgage  loans  master   serviced  by
Residential Funding  Corporation is available on the internet at  www.gmacrfcstaticpool.com.
Information  presented under (i) "RASC" as the issuer/shelf,  (ii) "EMX" as the series,  and
(iii) "2006-EMX3" as the deal, will include information  regarding prior  securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool,  based on  underwriting  criteria and credit quality,  and that  information is referred to in this prospectus  supplement  as Static Pool Data.  Static  Pool Data that  relates to the periods prior  to  January  1,  2006,  will  not  form  part  of  this  prospectus  supplement,  the accompanying prospectus, or the registration statement relating to the offered certificates.

      As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second  following  monthly  scheduled due date;  and so on. The determination  as to whether a mortgage  loan falls into these  categories is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

                                              S-41

      From time to time, the master  servicer or a subservicer  will modify a mortgage loan,
recasting  monthly  payments  for  delinquent  borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers make payments under the modified terms for a trial period,  before the modifications become final. During any such trial period,  delinquencies are reported  based on the  mortgage  loan's  original  payment  terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the  mortgaged  property and, in some cases, a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months before a  modification  is finalized.  Once the  modifications  become final  delinquencies  are reported  based on the modified  terms.
Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage loan goes into  foreclosure.  Historically,  the  master  servicer  has not  modified  a material number  of  mortgage  loans  in any  pool.  Furthermore,  the  rating  agencies  rating  the certificates  impose  certain  limitations  on the  ability  of the  ability  of the  master servicer to modify loans.

      Charge-offs  are taken  only  when the  master  servicer  has  determined  that it has received all payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

Standard Hazard Insurance and Primary Mortgage Insurance

      The  mortgaged  property  related to each mortgage loan is required to be covered by a standard hazard insurance  policy.  In addition,  to the best of the depositor's  knowledge, none of the mortgage  loans  secured by first liens that have a  loan-to-value  ratio,  or a combined  loan-to-value  ratio where the related mortgaged  property also had a junior lien, at origination in excess of 80%, are insured by a borrower-paid,  primary mortgage insurance policy.  To the best of the  depositor's  knowledge,  none of the mortgage  loans secured by junior liens that have a combined  loan-to-value  ratio at origination in excess of 80%, are insured by a borrower-paid,  primary mortgage insurance policy.  Approximately  38.1% of the mortgage loans have a loan-to-value  ratio, or combined  loan-to-value ratio with respect to mortgage loans that are secured by junior liens, at origination in excess of 80%.

      See "Insurance  Policies on Mortgage Loans or  Contracts--Standard  Hazard Insurance on
Mortgaged Properties" and "--Primary Insurance Policies" in the prospectus.

                                              S-42

Underwriting Standards

      As used in this  prospectus  supplement,  LTV ratio means that ratio,  expressed  as a percentage of (a) the principal  amount of the mortgage  loan at  origination,  over (b) the lesser of the sales  price or the  appraised  value of the  related  mortgaged  property  at origination,  or in the case of a refinanced or modified mortgage loan, either the appraised value  determined  at  origination  or, if  applicable,  at the time of the  refinancing  or modification.  With respect to any junior loan, the CLTV ratio will be the ratio,  expressed as a  percentage,  of the sum of (x) the cut-off date  principal  balance of the junior loan and (y) the principal  balance of any related mortgage loans that constitute liens senior to the  lien  of the  junior  loan  on the  related  mortgaged  property,  at the  time  of the origination  of  that  junior  loan  or,  in some  instances,  at the  time of an  appraisal subsequent  to  origination,  to the  lesser  of (A)  the  appraised  value  of the  related mortgaged  property  determined in an appraisal  used in the  origination of the junior loan or,  in some  instances,  the  value  determined  in an  appraisal  obtained  subsequent  to origination and (B) if applicable under the corresponding  program,  the sales price of each mortgaged property.

      Prior to assignment to the depositor,  Residential  Funding  Corporation  reviewed the underwriting  standards  for the  mortgage  loans  and  all of the  mortgage  loans  were in substantial  conformity  with the standards set forth in Residential  Funding  Corporation's
AlterNet  Program  or are  otherwise  in  conformity  with the  standards  set  forth in the description  of  credit  grades  set  forth  in this  prospectus  supplement.  In  addition, reference is made to "The  Trusts--Underwriting  Policies" in the  prospectus  for  important information  in  addition  to that set forth in this  prospectus  supplement  regarding  the underwriting standards for the mortgage loans, including automated underwriting.

      All of the mortgage  loans had features that  generally  distinguish  those loans from the more restrictive underwriting  requirements used as standards for Fannie Mae and Freddie
Mac.  Residential Funding Corporation  established credit grades by which it could aggregate
acceptable   loans  into   groupings   considered   to  have   progressively   greater  risk
characteristics.  A more  detailed  description  of those credit  grades  applicable  to the mortgage loans is set forth below.

      Residential  Funding  Corporation's  underwriting  of  the  mortgage  loans  generally consisted of analyzing the following as standards applicable to the mortgage loans:

o     the creditworthiness of a mortgagor,

o     the income sufficiency of a  mortgagor's projected family income relative to the mortgage payment and to other fixed obligations,  including in certain instances rental income from investment property, and

o     the adequacy of the mortgaged  property  expressed in terms of LTV ratio,  to serve as the collateral for a mortgage loan.

      Generally,  each  mortgagor  would  have been  required  to  complete  an  application designed to provide to the original  lender  pertinent  credit  information  concerning  the mortgagor.  As  part  of  the  description  of the  mortgagor's  financial  condition,  each mortgagor  would have been required to furnish  information  with respect to the mortgagor's assets,  liabilities,  income, credit history,  employment history and personal information, and furnished an  authorization to apply for a credit report which summarized the borrower's credit  history  with  local  merchants  and  lenders  and any  record  of  bankruptcy.  The information  may have been supplied solely in the loan  application.  The mortgagor may also have been required to authorize  verifications of deposits at financial  institutions  where the mortgagor had demand or savings accounts. In the case of investment  properties,  income derived from the mortgaged  property may have been  considered  for  underwriting  purposes.
With  respect to  mortgaged  property  consisting  of vacation  homes,  generally  no income derived from the property was considered for underwriting purposes.

                                              S-43

      Based on the data provided in the application,  certain verifications,  if required by the originator of the mortgage  loan, and the appraisal or other  valuation of the mortgaged property,  a  determination  was made by the original  lender that the  mortgagor's  monthly income would be sufficient to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other expenses related to the property,  including property taxes, utility costs,  standard hazard insurance and other fixed  obligations  other than housing expenses.
The originator's  guidelines for mortgage loans generally specify that scheduled payments on a  mortgage  loan  during  the first  year of its term  plus  taxes  and  insurance  and all scheduled  payments on obligations that extend beyond ten months,  including those mentioned above  and  other  fixed  obligations,  equal  no more  than  specified  percentages  of the prospective  mortgagor's  gross income.  The originator may also have  considered the amount of liquid assets available to the mortgagor after origination.

      Some of the mortgage loans have been originated  under "stated income"  programs (also referred to in this prospectus supplement as "reduced documentation"  programs) that require less  documentation  and verification  than do traditional  "full  documentation"  programs.
Under a "stated income" program,  some borrowers with acceptable  payment histories will not be  required  to  provide  any  information  regarding  income  and no  other  investigation regarding the borrower's income will be undertaken.

      The  adequacy  of a  mortgaged  property  as  security  for  repayment  of the related
mortgage  loan   generally  has  been   determined  by  an  appraisal  in  accordance   with
pre-established  appraisal procedure guidelines for appraisals  established by or acceptable to the  originator.  Appraisers were either staff  appraisers  employed by the originator or independent  appraisers selected in accordance with pre-established  guidelines  established by the originator.

      The appraisal  procedure  guidelines  generally will have required the appraiser or an agent on its behalf to  personally  inspect the property and to verify  whether the property was in good condition and that construction,  if new, had been substantially  completed. The appraisal  would have  considered  a market  data  analysis  of recent  sales of  comparable properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property  or  replacement  cost  analysis  based  on the  current  cost of  constructing  or purchasing a similar property.

      In  certain  instances,  the LTV ratio may have been based on the  appraised  value as indicated on a review appraisal  conducted by the mortgage  collateral seller or originator.
In most cases,  the mortgage  loans were either  originated and  underwritten  in accordance with Residential  Funding  Corporation's  AlterNet Program, as discussed below, or otherwise acquired from a mortgage collateral seller based on standards  consistent with the following discussion on credit grades  classification or substantially similar standards acceptable to
Residential  Funding  Corporation.  Exceptions to these  standards are made,  however,  on a case by case basis if it is determined,  generally  based on compensating  factors,  that an underwriting  exception is warranted.  Compensating factors may include, but are not limited to, a low LTV  ratio,  stable  employment,  a  relatively  long  period  of time in the same residence, a mortgagor's cash reserves and savings and monthly residual income.

                                              S-44

      The  credit  grade  categories   determined  by  Residential  Funding  Corporation  as
applicable  to all of the mortgage  loans are  expressed in this  prospectus  supplement  as
Credit Grade  Categories  A4, A5, Ax, Am, B, and C. The primary  determinant of Credit Grade is the mortgagor's  mortgage  payment history or housing  payment  history.  With respect to non mortgage  credit  history,  the mortgagors may have minor adverse credit history related to installment or revolving  debt.  Generally,  for owner occupied  properties  $5000 may be left open or unpaid if the LTV is equal to or less than 90%,  and no more than  $1500 can be left open or unpaid  if the LTV is  greater  than 90%.  Generally,  for  non-owner  occupied properties, no more than $1500 can be left open or unpaid.

      With  respect to an owner  occupied  property  and each  mortgagor in any Credit Grade
Category, no foreclosure  proceedings are permitted in the past 12 months if the LTV is less than or equal to 70%,  in the  past 2 years if the LTV is less  than or equal to 85%,  or in the past 3 years if the LTV is  greater  than 85%.  With  respect  to a  non-owner  occupied property and each mortgagor in any Credit Grade  Category,  no foreclosure  proceedings  are permitted  in the  past 2 years if the LTV is less  than or  equal to 75%,  or in the past 3 years if the LTV is greater than 75%. The following is a general  description  of the Credit
Grades:

      Credit  Grade  Category A4:  Under  Credit  Grade  Category  A4, no 30-day,  60-day or
90-day  late  payments  are  acceptable  within the last 12 months on an  existing  mortgage loan.  The  prospective  mortgagor  must have a  mortgage  payment  history  of 12 months or greater.  Rental  payment  history is not allowed in Credit Grade Category A4. The mortgaged property  must be in average to good  condition.  Generally,  a maximum  LTV ratio of 95% is permitted  for a  mortgage  loan on a single  family  owner-occupied  property  or 95% for a mortgage loan originated under a stated income documentation  program.  Generally, a maximum
LTV ratio of 85% is permitted  for a mortgage loan on a  non-owner-occupied  property or 80%
for mortgage loans  originated  under a stated income  documentation  program.  In all cases the maximum LTV allowed within a Credit Grade is dependent on the mortgagor's  credit score.
The  mortgagor's  debt  service-to  income  ratio  is 50% or  less  which,  in the  case  of adjustable-rate  mortgage loans, will be based on the initial rate on the mortgage loan plus
2% per annum unless the initial rate would not be subject to change for an extended period.

      Credit Grade  Category A5: Under Credit Grade Category A5, the  prospective  mortgager does not have any prior mortgage history,  or a mortgage history of less than 12 months, and no 30-day,  60-day or 90-day late  payments are  acceptable  within the  mortgagors  last 12 months of rental  housing  payment  history.  The  mortgaged  property must be in average to good  condition.  Generally,  a maximum LTV ratio of 95% is permitted for a mortgage loan on a single  family  owner-occupied  property  or 95% for a mortgage  loan  originated  under a stated  income  documentation  program.  Generally,  a maximum LTV ratio of 85% is permitted for a mortgage loan on a  non-owner-occupied  property or 80% for mortgage loans  originated under a stated income  documentation  program. In all cases the maximum LTV allowed within a
Credit  Grade  is  dependent  on  the  mortgagor's   credit  score.   The  mortgagor's  debt
service-to-income  ratio will generally be 50% or less which, in the case of adjustable-rate mortgage  loans,  will be based on the initial rate on the  mortgage  loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

                                              S-45

      Credit Grade  Category  Ax:  Under  Credit Grade  Category Ax, a maximum of one 30-day late  payment,  and no  60-day  or  90-day  late  payments,  within  the last 12  months  is acceptable  on an existing  mortgage  loan or prior housing  rental  history.  The mortgaged property  must be in average to good  condition.  Generally,  a maximum  LTV ratio of 95% is permitted  for a  mortgage  loan on a single  family  owner-occupied  property  or 95% for a mortgage loan originated under a stated income documentation  program.  Generally, a maximum
LTV ratio of 85% is permitted  for a mortgage loan on a  non-owner-occupied  property or 80%
under the stated income  documentation  program. In all cases the maximum LTV allowed within a  Credit  Grade  is  dependent  on the  mortgagor's  credit  score.  The  mortgagor's  debt service-to-income  ratio is 50% or less  which,  in the  case of  adjustable  rate  mortgage loans,  will be based on the initial rate on the mortgage  loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

      Credit  Grade  Category Am: Under  Credit  Grade  Category  Am,  multiple  30-day late payments,  including rolling 30-day late payments are allowed,  and no 60-day or 90-day late payments,  within the last 12 months are  acceptable  on an existing  mortgage loan or prior housing  rental  history.  The  mortgaged  property  must be in average  to good  condition.
Generally,  a maximum LTV ratio of 90% is permitted for a mortgage loan on an owner-occupied property or 85% for mortgage loans originated under a stated income  documentation  program.
Generally,   a  maximum  LTV  ratio  of  85%  is  permitted   for  a  mortgage   loan  on  a
non-owner-occupied  property or 75% for  mortgage  loans  originated  under a stated  income documentation  program.  In all cases  the  maximum  LTV  allowed  within a Credit  Grade is dependent on the mortgagor's credit score. The debt  service-to-income  ratio is 50% or less which, in the case of  adjustable-rate  mortgage loans,  will be based on an initial rate on the  mortgage  loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

      Credit  Grade  Category B: Under Credit Grade  Category B, the  prospective  mortgagor may have minor repayment  delinquencies  related to installment or revolving debt.  Multiple
30-day late  payments,  including  rolling  30-day late  payments  are  allowed,  one 60-day
(non-rolling),  and no 90-day late payments,  within the last 12 months are acceptable on an existing  mortgage loan or prior housing rental history.  The mortgaged  property must be in average  to good  condition.  Generally,  a  maximum  LTV  ratio of 85% is  permitted  for a mortgage  loan on an  owner-occupied  property  or 75% under a stated  income  documentation program.  Generally,  a  maximum  LTV ratio of 75% is  permitted  for a  mortgage  loan on a non-owner-occupied  property or 65% for  mortgage  loans  originated  under a stated  income documentation  program.  In all cases  the  maximum  LTV  allowed  within a Credit  Grade is dependent on the mortgagor's credit score. The debt  service-to-income  ratio is 50% or less which, in the case of adjustable  rate mortgage loans,  will be based on the initial rate on the  mortgage  loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

                                              S-46

      Credit Grade  Category C: Under Credit Grade  Category C,  multiple  30-day and 60-day late  payments,  including  rolling late  payments are allowed,  and one 90-day late payment
(non-rolling  late),  within the last 12 months are acceptable on an existing  mortgage loan or prior  housing  rental  history.  Generally,  a maximum LTV ratio of 70% is permitted for mortgage loans on an  owner-occupied  property or 65% for mortgage loans  originated under a stated income  documentation  program.  In all cases the maximum LTV allowed within a Credit
Grade is dependent on the  mortgagor's  credit score.  The debt  service-to-income  ratio is
50% or less  which,  in the case of  adjustable-rate  mortgage  loans,  will be based on the initial  rate on the  mortgage  loan plus 2% per annum  unless the initial rate would not be subject to change for an extended period.

      For all credit grade categories,  non-mortgage credit may include prior defaults,  and different  levels of major adverse  credit.  Major  adverse  credit is defined as collection accounts,  charge-off accounts,  judgments, liens, delinquent property taxes, repossessions, garnishments  and accounts  currently 90 days or more delinquent.  In most cases,  Chapter 7 bankruptcies  were  discharged in the past 12 months;  and Chapter 13  bankruptcies  must be paid as agreed  for the past 12  months  and paid off prior to or at  closing.  Any  adverse account  affecting  title must also be paid down to zero at closing.  Some adverse  accounts may remain open after closing,  provided the borrower has adequate  compensating factors. As described  above,  the indicated  underwriting  standards  applicable to the mortgage  loans include the foregoing  categories and  characteristics  as guidelines only. The underwriting process may  determine  that the  prospective  mortgagor  warrants a credit  grade  category upgrade based on  compensating  factors.  Examples of  compensating  factors  include strong residual income,  strong prior mortgage  history,  6 months or more of liquid reserves,  LTV ratios below 65%, or a credit score above 600. The  foregoing  credit grade  classifications are based on factors  that are  exclusive  of the  additional  protection  against loss that borrower-paid  primary  mortgage  insurance  customarily  provides  on loans  which have LTV ratios in excess of 80%.

      In applying the standards  described above to junior loans,  the CLTV ratio is used in lieu of the LTV ratio  for all  junior  loans  that  have  CLTV  ratios of up to 100%.  CLTV ratios in excess of 95% are allowed in the A4, A5, and Ax credit grade categories.

      Based on the indicated  underwriting standards applicable for mortgage loans with risk features originated thereunder,  and in particular mortgage loans in Credit Grade Categories
C as  described  above,  those  mortgage  loans are likely to  experience  greater  rates of delinquency,  foreclosure  and  loss,  and may  experience  substantially  greater  rates of delinquency,  foreclosure  and loss than mortgage  loans  underwritten  under more stringent underwriting standards.

The AlterNet Program

      Residential  Funding  Corporation has established the AlterNet  program  primarily for the purchase of mortgage  loans that are made to borrowers  that may have  imperfect  credit histories,  higher debt to income ratios or mortgage loans that present  certain other risks to investors.  The mortgage  collateral  sellers that  participate in this program have been selected  by  Residential  Funding  Corporation  on the  basis  of  criteria  set  forth  in
Residential  Funding  Corporation's  Client  Guide,  referred  to as the  Guide.  For  those mortgage loans that Residential Funding Corporation  purchased from sellers in this program, each mortgage loan  determined  by  Residential  Funding  Corporation  to be acceptable  for purchase would have been  originated in accordance  with or would have been determined to be generally consistent with the provisions of the Guide.

                                              S-47

      If  a  mortgage   collateral   seller  in  this  program  becomes  the  subject  of  a
receivership,  conservatorship  or other  insolvency or bankruptcy  proceeding or if the net worth,  financial  performance or delinquency and foreclosure rates of a mortgage collateral seller in this program are adversely  impacted,  that institution may continue to be treated as a mortgage collateral seller in this program.

Billing and Payment Procedures

      All of the mortgage  loans  require  monthly  payments to be made no later than either the 1st or 15th  day of each  month,  with a grace  period  of  either  10 or 15  days.  The subservicer  sends  monthly  invoices to  borrowers.  Moreover,  borrowers are provided with coupon  books  annually,  and no  invoices  are sent  separately.  Borrowers  may  elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online transfers,  phone payment and Western Union quick check, although an  additional  fee may be charged for these  payment  methods.  Borrowers may also elect  to pay one  half of each  monthly  payment  amount  every  other  week,  in  order to
accelerate  the   amortization  of  their  loans.   Further,   borrowers  are  afforded  the
opportunity to use electronic  methods to both access and manage their respective  accounts, including use of the subservicer's internet website.

Origination and Servicing

      Mortgage  Lenders  Network  USA,  Inc.  is a Delaware  corporation.  Mortgage  Lenders
Network USA,  Inc.,  also  referred to in this  prospectus  supplement  as the  subservicer,
originated  all  of  the  mortgage  loans.   The  subservicer   originates   conforming  and
non-conforming  mortgage loans through a nationwide  network of retail production  branches, independent  mortgage  brokers  approved by Mortgage  Lenders  Network  USA,  Inc.  and also through its correspondent  lending division.  The subservicer is licensed to originate in 49
States and its  executive  offices  are located in  Middletown,  Connecticut.  The  mortgage loans were originated in accordance with the underwriting  standards of Residential  Funding
Corporation, as described under "--Underwriting Standards" above.

      See "Pooling and Servicing  Agreement--Legal  Proceedings"  below for a description  of litigation involving Mortgage Lenders Network USA, Inc.

      Residential  Funding  Corporation  acquired  all  of  the  mortgage  loans  from  Emax
Financial Group,  LLC. Emax Financial  Group,  LLC, is a mortgage banking company engaged in the  mortgage  banking  business,  which  consists of  acquisition  and sale of  residential mortgage loans secured  primarily by one- to four-unit family  residences,  and the purchase and sale of mortgage servicing rights.

      The  subservicer  will  subservice all of the mortgage  loans.  The  subservicer is an approved Fannie Mae and Freddie Mac servicer.  The subservicer  will subservice the mortgage loans  pursuant  to the terms of a  subservicing  agreement  with the master  servicer.  The subservicing  agreement  provides  that the  subservicer  will  provide all of the  services
described   in  "The  Pooling  and   Servicing   Agreement--The   Master   Servicer  and  the
Subservicer--Subservicer"  in this prospectus supplement.  The subservicer has been servicing mortgage loans secured by first liens on one-to  four-family  residential  properties  since
1997.  The  subservicer  is an affiliate of Emax  Financial  Group,  LLC. As of December 31,
2005 the subservicer's  servicing  portfolio  included  approximately  73,000 mortgage loans with an aggregate  principal  balance of $8.9  billion.  The  subservicer  also  services an additional 29,000 mortgage loans, with an aggregate principal balance of $1.7 billion,  that are 5 to 89 days delinquent.  91% and 51% of the subservicer's  servicing  portfolio,  based on the outstanding principal balance of the loans in the subservicer's  servicing portfolio, are first lien loans and fixed-rate  loans,  respectively.  73% and 70% of the subservicer's servicing portfolio,  based on the number of loans in the subservicer's portfolio, are first lien  loans and  fixed-rate  loans,  respectively.  13.45%  and  9.35% of the  subservicer's servicing  portfolio,  based  on the  outstanding  principal  balance  of the  loans  in the subservicer's  servicing  portfolio and the number of loans,  respectively,  are  conforming loans.  During  each  of  the  periods  described  in  the  table  on  the  following  page, approximately 80% to 85% of the subservicer's servicing portfolio,  based on the outstanding principal  balance of the loans in the  subservicer's  servicing  portfolio,  were  subprime mortgage loans.

                                              S-48

      The following table summarizes the subservicer's  servicing  experience,  on the dates indicated:

                                              S-49

                                     Mortgage Lenders Network USA, Inc.
                                and its Affiliate, Emax Financial Group, LLC.
                                            Servicing Experience

                                       2001             2002              2003             2004              2005
Volume by Unpaid Principal
Balance at Year End*

First Mortgages
 (Conforming andSubprime)        $2,215,153,454   $2,855,986,058    $4,740,358,535   $6,858,407,950    $9,713,242,698
Second Mortgages
 (Conforming and Subprime)          335,173,041      626,667,040       762,971,751    1,813,883,267       962,242,320
     Total Unpaid Principal
     Balance                     $2,550,326,495   $3,482,653,098    $5,503,330,286   $8,672,291,217    $10,675,485,018

Percentage Change from Prior Year

First Mortgages
 (Conforming andSubprime)                     8%              29%               66%              45%               42%
Second Mortgages
 (Conforming and Subprime)                   94%              87%               22%             138%              (47)%
     Total Unpaid Principal
     Balance                                 14%              37%               58%              58%               23%

Volume by Number of Loans

First Mortgages
 (Conforming and Subprime)               30,386           33,080            41,628           51,890            80,596
Second Mortgages
 (Conforming and Subprime)                8,878           16,929            21,405           44,712            22,446
     Total Number of Loans               39,264           50,009            63,033           96,602           103,042

Percentage Change from Prior Year

First Mortgages
 (Conforming andSubprime)                     7%              9%                26%              25%               55%
Second Mortgages
 (Conforming and Subprime)                   77%              91%               26%             109%              (50)%
     Total Number of Loans                   17%              27%               26%              53%                7%

*  Approximately 80% to 85% of the subservicer's servicing portfolio, based on the outstanding principal balance of the loans in the subservicer's servicing portfolio, were subprime mortgage loans.

                                              S-50

Additional Information

      The description in this  prospectus  supplement of the mortgage pool and the mortgaged properties  is based upon the mortgage pool as  constituted  at the close of business on the cut-off date, as adjusted for the scheduled  principal  payments due during the month of the cut-off  date.  Prior to the  issuance  of the  offered  certificates,  Residential  Funding
Corporation  may remove  mortgage  loans from the mortgage pool as a result of incomplete or defective  documentation,  or if it  determines  that the mortgage loan does not satisfy the characteristics  described in this prospectus  supplement.  Residential  Funding Corporation may also add a limited  number of other  mortgage  loans to the  mortgage  pool prior to the issuance of the offered  certificates in substitution  for removed loans. The information in this prospectus  supplement will be substantially  representative of the  characteristics of the  mortgage  pool as it will be  constituted  at the time  the  offered  certificates  are issued,  although the range of mortgage rates and maturities and some other  characteristics of the  mortgage  loans in the  mortgage  pool may  vary.  In the event  mortgage  loans are removed  from or added to the  mortgage  pool after the date hereof prior to the closing and any material pool  characteristics of the actual mortgage pool differ by 5% or more from the description  of the mortgage pool in this  prospectus  supplement,  a current report on Form
8-K  describing  the final  mortgage  pool will be filed with the  Securities  and  Exchange
Commission within four business days of the related closing.

            A current  report on Form 8-K will be  available  to  purchasers  of the offered certificates  and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing agreement,  with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                The Yield Maintenance Agreement Provider

      The yield maintenance  agreement  provider has supplied the following  information for inclusion in this prospectus supplement.

      Bank of America,  N.A. (the "Bank") is a national banking association  organized under the laws of the United States,  with its principal  executive  offices located in Charlotte,
North  Carolina.  The  Bank  is a  wholly-owned  indirect  subsidiary  of  Bank  of  America
Corporation (the  "Corporation")  and is engaged in a general consumer  banking,  commercial banking and trust business, offering a wide range of commercial,  corporate,  international, financial market,  retail and fiduciary banking services.  As of December 31, 2005, the Bank had  consolidated  assets of $1,082  billion,  consolidated  deposits  of $ 687  billion and stockholder's equity of $102 billion based on regulatory accounting principles.

      The Corporation is a bank holding company and a financial  holding  company,  with its principal  executive offices located in Charlotte,  North Carolina.  Additional  information regarding  the  Corporation  is set forth in its  Annual  Report on Form 10-K for the fiscal year ended  December  31, 2005,  together  with any  subsequent  documents it filed with the
Securities and Exchange  Commission (the "Commission")  pursuant to the Securities  Exchange
Act of 1934, as amended (the "Exchange Act").

                                              S-51

      Recent  Developments:  On January 1, 2006, the  Corporation  completed its merger with
MBNA Corporation.

      Additional  information  regarding the foregoing is available from the filings made by the  Corporation  with the SEC,  which  filings  can be  inspected  and copied at the public reference facilities  maintained by the SEC at 100 F Street, N.E.,  Washington,  D.C. 20549,
United  States,  at  prescribed  rates.  In  addition,   the  SEC  maintains  a  website  at
http://www.sec.gov,   which  contains  reports,   proxy  statements  and  other  information
regarding registrants that file such information electronically with the SEC.

      The  information  concerning  the  Corporation,  the  Bank and the  foregoing  mergers contained  herein is furnished solely to provide limited  introductory  information and does not purport to be  comprehensive.  Such  information  is  qualified  in its  entirety by the detailed information appearing in the documents and financial statements referenced herein.

      Moody's Investors Service,  Inc. ("Moody's") currently rates the Bank's long-term debt as "Aa1" and  short-term  debt as "P-1."  Standard & Poor's rates the Bank's  long-term debt as "AA" and its short-term  debt as "A-1+." Fitch Ratings,  Inc.  ("Fitch")  rates long-term debt of the Bank as "AA-" and  short-term  debt as "F1+." Further  information  with respect to such ratings may be obtained  from  Moody's,  Standard & Poor's and Fitch,  respectively.
No  assurances  can be given that the  current  ratings of the  Bank's  instruments  will be maintained.

      The Bank will  provide  copies of the most recent Bank of America  Corporation  Annual
Report on Form 10-K, any subsequent  reports on Form 10-Q, and any required  reports on Form
8-K (in each case as filed  with the  Commission  pursuant  to the  Exchange  Act),  and the publicly  available  portions of the most recent quarterly Call Report of the Bank delivered to the Comptroller of the Currency,  without charge, to each person to whom this document is delivered, on the written request of such person.  Written requests should be directed to:

                        Bank of America Corporate Communications
                        100 North Tryon Street, 18th Floor
                        Charlotte, North Carolina 28255
                        Attention: Corporate Communications

      The delivery hereof shall not create any implication  that there has been no change in the affairs of the  Corporation or the Bank since the date hereof,  or that the  information contained or referred to above is correct as of any time subsequent to its date.

                                              S-52

                              Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing  agreement.  The following  summaries  describe  provisions  of the  pooling  and  servicing  agreement.  The summaries do not purport to be complete and are subject to, and qualified in their  entirety by reference to, the provisions of the pooling and servicing agreement.

      The Series 2006-EMX3 Home Equity Mortgage Asset-Backed  Pass-Through Certificates will consist of the following fourteen classes:

o     Class A-1,  Class A-2  and Class A-3  Certificates,  which  collectively  are sometimes referred to as the Class A Certificates;

o     Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,  Class M-6, Class M-7,
      Class M-8  and  Class M-9  Certificates,  which  collectively  are  sometimes referred to as the Class M Certificates;

o     Class SB Certificates; and

o     Class R Certificates.

      Only the Class A  Certificates and Class M Certificates are offered by this prospectus supplement.  See  "--Glossary  of Terms"  below for the  meanings  of  capitalized  terms and acronyms not otherwise defined in this prospectus supplement.

      The  certificates  in the  aggregate  will  evidence the entire  beneficial  ownership interest in the trust.  The trust will consist of:

o      the  mortgage  loans,  excluding  scheduled  payments due in the month of the cut-off date;

o      the assets as from time to time are  identified  as  deposited  in respect of the mortgage loans in the custodial  account and in the  certificate  account and belonging to the trust;

o      property  acquired by  foreclosure  of the mortgage  loans or deed in lieu of foreclosure;

o      any  applicable  primary  insurance  policies and standard  hazard  insurance policies;

o      the yield maintenance agreement; and

o      all proceeds of the foregoing.

                                              S-53

      The offered certificates will be issued,  maintained and transferred on the book-entry records  of DTC and its  participants.  The  Class A,  Class M-1,  Class M-2  and  Class M-3
Certificates will be issued in minimum  denominations of $100,000 and integral  multiples of
$1 in excess of $100,000.  The Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and
Class M-9  Certificates  will be issued in minimum  denominations  of $250,000  and integral multiples of $1 in excess of $250,000.

      The offered  certificates will be represented by one or more  certificates  registered in the name of the  nominee  of DTC.  The  depositor  has been  informed  by DTC that  DTC's nominee  will be Cede & Co. No  beneficial  owner will be entitled  to receive a  definitive
certificate,   except  as  set  forth  in  the   prospectus   under   "Description   of  the
Certificates--Form of Certificates."  Investors in the offered certificates may elect to hold their  offered  certificates  through DTC in the United States or  Clearstream,  Luxembourg,
formerly  known as  Cedelbank  SA, or  Euroclear  in  Europe.  Clearstream,  Luxembourg  and
Euroclear will hold omnibus  positions on behalf of their  participants  through  customers'
securities  accounts in  Clearstream,  Luxembourg's  and  Euroclear's  names on the books of their  depositaries,  which in turn will  hold  those  positions  in  customers'  securities accounts  in the  depositaries'  names on the  books of DTC.  Unless  and  until  definitive certificates  are  issued  for the  offered  certificates  under the  limited  circumstances described in this prospectus supplement,

o     all references to actions by certificateholders  with respect to  the offered certificates  shall refer to actions taken by DTC upon  instructions from its participants, and

o     all references in this prospectus supplement to distributions, notices, reports and statements  to  certificateholders  with respect to the offered  certificates shall refer to distributions,  notices, reports and statements to DTC or Cede
      &  Co.,  as  the  registered   holder  of  the  offered   certificates,   for
      distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of the Offered Certificates

      General.  Beneficial  owners that are not  participants or indirect  participants  but desire to purchase,  sell or otherwise  transfer  ownership  of, or other  interests in, the offered  certificates  may do so only through  participants  and indirect  participants.  In addition,  beneficial  owners will receive all distributions of principal of and interest on the offered  certificates from the paying agent through DTC and  participants.  Accordingly, beneficial  owners may  experience  delays in their  receipt of  payments.  Unless and until definitive certificates are issued for the offered certificates,  it is anticipated that the only  registered  certificateholder  of the  offered  certificates  will be  Cede & Co.,  as nominee  of DTC.  Beneficial  owners  will not be  recognized  by the  trustee or the master servicer  as  certificateholders,  as  such  term  is  used  in the  pooling  and  servicing agreement,  and  beneficial  owners will be  permitted to receive  information  furnished to certificateholders and to exercise the rights of certificateholders  only indirectly through
DTC,  its  participants  and  indirect  participants.   Under  the  rules,  regulations  and
procedures  creating  and  affecting  DTC  and  its  operations,  DTC is  required  to  make book-entry  transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered  certificates.  Participants and indirect  participants  with which  beneficial  owners  have  accounts  with  respect to the offered  certificates  similarly are required to make  book-entry  transfers and receive and transmit  distributions  on  behalf  of their  respective  beneficial  owners.  Accordingly,
although  beneficial  owners  will  not  possess  physical  certificates   evidencing  their
interests in the offered  certificates,  DTC's rules provide a mechanism by which beneficial owners,  through their participants and indirect  participants,  will receive  distributions and  will be  able to  transfer  their  interests  in the  offered  certificates.  Transfers
between  participants  will  occur  in  accordance  with  DTC's  rules.   Transfers  between
Clearstream,  Luxembourg  participants and Euroclear  participants  will occur in accordance with their respective rules and operating procedures.

                                              S-54

      None of the depositor,  the master servicer or the trustee will have any liability for any actions  taken by DTC or its nominee,  including,  without  limitation,  actions for any aspect of the  records  relating  to or  payments  made on account of  beneficial  ownership interests  in the  offered  certificates  held by Cede & Co.,  as  nominee  for DTC,  or for maintaining,  supervising  or reviewing any records  relating to such  beneficial  ownership interests.

      Definitive    Certificates.    Definitive    certificates    will   be    issued    to
certificateholders or their nominees, rather than to DTC, if:

o     the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its  responsibilities as a depository with respect to book-entry certificates and the depositor is unable to locate a qualified successor; or

o     the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt from DTC of the depositor's  intent to terminate the book-entry system, the participants  holding beneficial  interest in the book-entry  certificates agree to initiate a termination.

      Upon  surrender  by  DTC of  the  definitive  certificates  representing  the  offered certificates  and upon receipt of  instructions  from DTC for  re-registration,  the trustee will reissue the offered  certificates as definitive  certificates  issued in the respective principal amounts owned by individual  beneficial owners, and thereafter the trustee and the
master   servicer  will   recognize   the  holders  of  the   definitive   certificates   as
certificateholders under the pooling and servicing agreement.

      For additional  information regarding DTC,  Clearstream,  Luxembourg and Euroclear and the offered certificates,  see "Description of the Certificates--Form of Certificates" in the
prospectus.

                                              S-55

Glossary of Terms

      The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates:

      Accrued  Certificate  Interest--With  respect to any class of Class A  Certificates and
Class M  Certificates and any distribution  date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate  Principal Balance  immediately prior to that distribution date at the related Pass-Through Rate for that distribution date.

      Accrued Certificate  Interest will be reduced by Prepayment Interest Shortfalls to the extent not covered by Eligible Master Servicer  Compensation,  and by Relief Act Shortfalls,
each as described in "--Interest  Distributions"  below.  These  reductions will be allocated to the  related  certificates  on a pro  rata  basis,  based  upon  the  amount  of  Accrued
Certificate   Interest  that  would  have  accrued  on  these   certificates   absent  these
reductions.

      In addition to the  foregoing,  Accrued  Certificate  Interest on any class of Class A
Certificates  and Class M  Certificates  may be reduced by the interest  portion of Realized
Losses that are not covered by Excess Cash Flow or  overcollateralization  and are allocated to that class of certificates as described in "--Allocation of Losses" below.

      Accrued  Certificate  Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

      Available  Distribution  Amount--For any distribution  date, an amount equal to the sum of the  following  amounts,  net of  amounts  reimbursable  to the master  servicer  and any subservicer:

o     the  aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related  determination  date, after  deduction  of the  master  servicing  fees and any  subservicing  fees in respect of the mortgage loans for that distribution date;

o     unscheduled payments, including mortgagor prepayments on  the   mortgage  loans,
      Insurance  Proceeds,  Liquidation  Proceeds and Subsequent  Recoveries  from the mortgage  loans,  and proceeds from  repurchases  of and  substitutions  for the mortgage loans occurring during the preceding calendar month; and

o     all Advances made for that distribution date in respect of the mortgage loans.

      In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans, not including mortgagor prepayments,  the master servicer may elect to treat these amounts as included in the Available  Distribution Amount for the distribution date in the month of receipt,  but is not obligated to do so. As described  below under  "--Principal
Distributions,"  any amount with respect to which this  election is made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

                                              S-56

      Basis Risk  Shortfall--With  respect to any class of Class A  Certificates  and Class M
Certificates  and any  distribution  date on which the Net WAC Cap Rate is used to determine the Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of (x)
Accrued  Certificate  Interest for that class of  certificates  calculated at a rate (not to exceed 14.000% per annum) equal to One-Month  LIBOR plus the related Margin over (y) Accrued
Certificate  Interest for that class of certificates  calculated using the Net WAC Cap Rate;
plus any unpaid Basis Risk Shortfall from prior  distribution  dates,  plus interest thereon to the extent  previously  unreimbursed  by Excess Cash Flow, at a rate equal to the related
Pass-Through Rate.

      Capitalization  Reimbursement Amount--With respect to any distribution date, the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the related mortgage loans during the preceding  calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

      Certificate  Principal  Balance--With  respect to any class of Class A Certificates and
Class M  Certificates  and  any  date of  determination,  an  amount  equal  to its  initial certificate  principal  balance,  reduced by the  aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that class of  certificates  and (b) any reductions  in its  Certificate  Principal  Balance in  connection  with the  allocation  of
Realized Losses in the manner described in this prospectus supplement;  provided,  that with respect  to any  distribution  date,  the  Certificate  Principal  Balances  of the  Class A
Certificates and Class M  Certificates to which a Realized Loss was previously allocated and remains  unreimbursed  will be  increased,  sequentially,  as follows:  first to the Class A
Certificates,  pro  rata,  and  then  to the  Class M-1,  Class M-2,  Class M-3,  Class M-4,
Class M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9 Certificates,  in that order, to the extent of Realized Losses previously allocated thereto and remaining  unreimbursed,  but only to the extent of Subsequent  Recoveries  received  during the previous  calendar month.
The initial  Certificate  Principal  Balance of the  Class SB  Certificates  is equal to the excess,  if any, of (a) the aggregate Stated  Principal  Balance of the mortgage loans as of the  cut-off  date over  (b) the  initial  aggregate  Certificate  Principal  Balance of the
Class A Certificates and Class M Certificates.

      Class A Principal Distribution  Amount--With respect to any distribution date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the Principal  Distribution  Amount for that  distribution date or
(ii) on  or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

o     the Principal Distribution Amount for that distribution date; and

o     the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A
      Certificates  immediately prior to that distribution date over (B) the lesser of
      (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the mortgage  loans after giving effect  to  distributions  to be  made  on  that  distribution  date,  over  the
      Overcollateralization Floor.

                                              S-57

      Class M-1  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after  distribution of the Class A Principal  Distribution  Amount or (ii)
on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  distribution date, the lesser of:

o     the remaining Principal Distribution Amount for  that  distribution  date  after distribution of the Class A Principal Distribution Amount; and

o     the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the  Class A  Certificates  (after  taking  into  account  the payment of the
      Class A Principal  Distribution  Amount for that distribution  date) and (2) the
      Certificate  Principal Balance of the Class M-1  Certificates  immediately prior to that  distribution  date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal
      Balance of the mortgage  loans after giving effect to  distributions  to be made on that  distribution  date and (y) the excess,  if any, of the aggregate Stated
      Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-2  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after  distribution of the Class A Principal  Distribution  Amount and the
Class M-1  Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

o     the remaining Principal Distribution Amount for  that  distribution  date  after
      distribution  of  the  Class A  Principal   Distribution  Amount  and  Class M-1
      Principal Distribution Amount; and

o     the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the  Class A  Certificates  and  Class M-1  Certificates  (after  taking into account the payment of the Class A Principal  Distribution  Amount and Class M-1
      Principal   Distribution   Amount  for  that  distribution  date)  and  (2)  the
      Certificate  Principal Balance of the Class M-2  Certificates  immediately prior to that  distribution  date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal
      Balance of the mortgage  loans after giving effect to  distributions  to be made on that  distribution  date and (y) the excess,  if any, of the aggregate Stated
      Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-3  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution Amount and the Class M-2 Principal  Distribution Amount or
(ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

                                              S-58

o     the remaining Principal Distribution Amount  for that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
      Distribution Amount and Class M-2 Principal Distribution Amount; and

o     the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of the Class A,  Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal
      Distribution  Amount  and  Class M-2  Principal  Distribution  Amount  for  that distribution  date) and (2) the Certificate  Principal  Balance of the Class M-3
      Certificates  immediately prior to that distribution date over (B) the lesser of
      (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the mortgage  loans after giving effect  to  distributions  to be  made  on  that  distribution  date,  over  the
      Overcollateralization Floor.

      Class M-4  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution  Amount, the Class M-2  Principal  Distribution Amount and
the  Class M-3  Principal  Distribution  Amount or (ii) on or after the  Stepdown  Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

o     the remaining Principal Distribution Amount for  that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
      Distribution  Amount,  Class M-2  Principal  Distribution  Amount and  Class M-3
      Principal Distribution Amount; and

o     the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A,  Class M-1,  Class M-2 and Class M-3  Certificates (after taking
      into  account  the  payment  of  the  Class A  Principal   Distribution  Amount,
      Class M-1  Principal  Distribution  Amount,   Class M-2  Principal  Distribution
      Amount and Class M-3  Principal  Distribution Amount for that distribution date)
      and  (2)  the  Certificate  Principal  Balance  of  the  Class M-4  Certificates
      immediately  prior to that  distribution  date  over (B) the  lesser  of (x) the product of (1) the  applicable  Subordination  Percentage  and (2) the aggregate
      Stated  Principal   Balance  of  the  mortgage  loans  after  giving  effect  to distributions to be made on that  distribution  date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the mortgage  loans after giving effect  to  distributions  to be  made  on  that  distribution  date,  over  the
      Overcollateralization Floor.

                                              S-59

      Class M-5  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
Class M-3 Principal  Distribution Amount and the Class M-4 Principal  Distribution Amount or
(ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

o           the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal Distribution Amount and Class M-4 Principal Distribution Amount; and

o           the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of the Class A,  Class M-1,  Class M-2,  Class M-3  and  Class M-4  Certificates
            (after  taking into  account the payment of the Class A  Principal  Distribution
            Amount,   Class M-1   Principal   Distribution   Amount,   Class M-2   Principal
            Distribution  Amount,  Class M-3  Principal  Distribution  Amount and  Class M-4
            Principal   Distribution   Amount  for  that  distribution  date)  and  (2)  the
            Certificate  Principal Balance of the Class M-5  Certificates  immediately prior to that  distribution  date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal
            Balance of the mortgage  loans after giving effect to  distributions  to be made on that  distribution  date and (y) the excess,  if any, of the aggregate Stated
            Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-6  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
Class M-3 Principal  Distribution  Amount, the Class M-4  Principal  Distribution Amount and
the  Class M-5  Principal  Distribution  Amount or (ii) on or after the  Stepdown  Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

o           the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount and
            Class M-5 Principal Distribution Amount; and

o           the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of  the  Class A,  Class M-1,  Class M-2,  Class M-3,  Class M-4  and  Class M-5
            Certificates  (after  taking into  account the payment of the Class A  Principal
            Distribution  Amount,   Class M-1  Principal   Distribution  Amount,   Class M-2
            Principal   Distribution  Amount,   Class M-3  Principal   Distribution  Amount,
            Class M-4 Principal  Distribution  Amount and Class M-5  Principal  Distribution
            Amount for that distribution date) and (2) the Certificate  Principal Balance of the Class M-6 Certificates  immediately prior to that distribution date over (B)
            the lesser of (x) the  product of (1) the  applicable  Subordination  Percentage and (2) the  aggregate  Stated  Principal  Balance of the  mortgage  loans after giving effect to distributions to be made on that  distribution date and (y) the excess,  if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution  date, over the Overcollateralization Floor.

                                              S-60

      Class M-7  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
Class M-3 Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the
Class M-5 Principal  Distribution Amount and the Class M-6 Principal  Distribution Amount or
(ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

o           the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5 Principal  Distribution  Amount and Class M-6  Principal  Distribution
            Amount; and

o           the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of the  Class A,  Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5  and
            Class M-6  Certificates  (after  taking into  account the payment of the Class A
            Principal   Distribution  Amount,   Class M-1  Principal   Distribution  Amount,
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal  Distribution
            Amount,   Class M-4   Principal   Distribution   Amount,   Class M-5   Principal
            Distribution  Amount  and  Class M-6  Principal  Distribution  Amount  for  that distribution  date) and (2) the Certificate  Principal  Balance of the Class M-7
            Certificates  immediately prior to that distribution date over (B) the lesser of
            (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the mortgage  loans after giving effect  to  distributions  to be  made  on  that  distribution  date,  over  the
            Overcollateralization Floor.

      Class M-8  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
Class M-3 Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the
Class M-5 Principal  Distribution  Amount, the Class M-6  Principal  Distribution Amount and
the  Class M-7  Principal  Distribution  Amount or (ii) on or after the  Stepdown  Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

                                              S-61

o           the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount and Class M-7 Principal Distribution Amount; and

o           the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance
            of  the  Class A,  Class M-1,   Class M-2,   Class M-3,   Class M-4,  Class M-5,
            Class M-6 and Class M-7  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1  Principal  Distribution
            Amount,   Class M-2   Principal   Distribution   Amount,   Class M-3   Principal
            Distribution  Amount,   Class M-4  Principal   Distribution  Amount,   Class M-5
            Principal  Distribution  Amount,  Class M-6  Principal  Distribution  Amount and
            Class M-7 Principal  Distribution Amount for that distribution date) and (2) the
            Certificate  Principal Balance of the Class M-8  Certificates  immediately prior to that  distribution  date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal
            Balance of the mortgage  loans after giving effect to  distributions  to be made on that  distribution  date and (y) the excess,  if any, of the aggregate Stated
            Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-9  Principal  Distribution   Amount--With  respect  to  any  distribution  date
(i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  the
Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
Class M-3 Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the
Class M-5 Principal  Distribution  Amount, the Class M-6 Principal  Distribution Amount, the
Class M-7 Principal  Distribution Amount and the Class M-8 Principal  Distribution Amount or
(ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

o           the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7  Principal   Distribution  Amount  and  Class M-8  Principal
            Distribution Amount; and

                                              S-62

o           the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance
            of  the  Class A,  Class M-1,   Class M-2,   Class M-3,   Class M-4,  Class M-5,
            Class M-6,  Class M-7 and Class M-8  Certificates (after taking into account the payment  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7  Principal   Distribution  Amount  and  Class M-8  Principal
            Distribution  Amount  for  that  distribution  date)  and  (2)  the  Certificate
            Principal  Balance  of the  Class M-9  Certificates  immediately  prior  to that distribution  date over (B) the lesser of (x) the product of (1) the  applicable
            Subordination  Percentage and (2) the aggregate Stated Principal  Balance of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution  date and (y) the excess, if any, of the aggregate Stated Principal
            Balance of the mortgage  loans after giving effect to  distributions  to be made on that distribution date, over the Overcollateralization Floor.

      Eligible Master Servicing  Compensation--For  any distribution date, an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the Stated  Principal  Balance of the  mortgage loans  immediately  preceding that distribution date and (b) the sum of the master servicing fee  payable to the master  servicer  in respect  of its  master  servicing  activities  and reinvestment  income received by the master servicer on amounts payable with respect to that distribution date.

      Excess Cash Flow--With respect to any distribution  date, an amount equal to the sum of
(x) the excess of (i) the  Available  Distribution  Amount for that  distribution  date over
(ii) the sum of (a) the Interest  Distribution Amount for that distribution date and (b) the
Principal  Remittance  Amount  for that  distribution  date,  (y) the  Overcollateralization
Reduction  Amount,  if any, for that  distribution  date and (z) any amounts received by the trust under the yield maintenance agreement for that distribution date.

      Excess  Overcollateralization  Amount--With  respect  to  any  distribution  date,  the excess,  if any,  of the  Overcollateralization  Amount on that  distribution  date over the
Required Overcollateralization Amount on that distribution date.

      Expense Fee Rate--With  respect to any mortgage loan, the sum of the rates at which the master servicing and subservicing fees are paid.

      Fitch--Fitch Ratings.

      Interest  Accrual  Period--With  respect  to any  distribution  date  and  the  Class A
Certificates  and  Class M  Certificates,  (i)  with  respect  to the  distribution  date in
May 2006,  the period  commencing  on the closing date and ending on the day  preceding  the distribution  date in  May 2006,  and (ii) with respect to any  distribution  date after the distribution  date in May 2006,  the period commencing on the distribution date in the month immediately  preceding  the month in which that  distribution  date occurs and ending on the day preceding that distribution date.

                                              S-63

      Interest  Distribution  Amount--With  respect to any  distribution  date, the aggregate amount of Accrued Certificate  Interest on the Class A Certificates and Class M Certificates
for that distribution  date and any Accrued  Certificate  Interest  remaining unpaid for any previous distribution date.

      Margin--With  respect to each class of Class A  Certificates and Class M  Certificates, the related margin set forth in the table below:

                                             Related Margins
             Class                     (1)                     (2)
              A-1%                       %
              A-2%                       %
              A-3%                       %
              M-1%                       %
              M-2%                       %
              M-3%                       %
              M-4%                       %
              M-5%                       %
              M-6%                       %
              M-7%                       %
              M-8%                       %
              M-9%                       %
        (1) Initially.
        (2) On and after the second distribution date after the first possible optional termination date.

      Moody's-- Moody's Investors Service, Inc.

      Net Mortgage  Rate--With  respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

      Net WAC Cap Rate--With respect to any distribution  date, a per annum rate equal to the product of (a) the weighted  average of the Net Mortgage  Rates of the mortgage  loans using the Net  Mortgage  Rates in effect for the  scheduled  payments due on such  mortgage  loans during the related due period,  and (b) a fraction  expressed as a percentage  the numerator of which is 30 and the  denominator  of which is the  actual  number of days in the  related
Interest Accrual Period.

      One-Month  LIBOR--The London interbank  offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

      Optional  Termination  Date--The first  distribution  date on which the master servicer can exercise its right to purchase the mortgage  loans and other  remaining  assets from the trust as described  in "Pooling  and  Servicing  Agreement--Termination"  in this  prospectus supplement.

      Overcollateralization  Amount--With  respect to any distribution  date, the excess,  if any, of (a) the  aggregate  Stated  Principal  Balance of the mortgage  loans before  giving effect to  distributions  of principal to be made on that  distribution  date,  over (b) the
aggregate   Certificate   Principal   Balance  of  the  Class A   Certificates  and  Class M
Certificates  before  taking into  account  distributions  of  principal  to be made on that distribution date.

                                              S-64

      Overcollateralization   Floor--An  amount  equal  to  0.50%  of  the  aggregate  Stated
Principal Balance of the mortgage loans as of the cut-off date.

      Overcollateralization  Increase  Amount--With  respect  to any  distribution  date,  an amount  equal to the lesser of (i) the Excess Cash Flow for that  distribution  date (to the extent not used to cover the amounts  described in clauses (iv) and (v) of the definition of
Principal  Distribution Amount as of such distribution date) and (ii) the excess, if any, of
(x) the  Required  Overcollateralization  Amount  for that  distribution  date  over (y) the
Overcollateralization Amount for that distribution date.

      Overcollateralization  Reduction Amount--With respect to any distribution date on which the Excess  Overcollateralization  Amount is, or would be,  after  taking  into  account all other  distributions to be made that distribution  date,  greater than zero, an amount equal to the lesser of (i) the Excess  Overcollateralization Amount for that distribution date and
(ii) the Principal Remittance Amount for that distribution date.

      Pass-Through  Rate--With  respect  to each class of Class A  Certificates  and  Class M
Certificates  and any  distribution  date, the least of (i) One Month LIBOR plus the related
Margin, (ii) 14.000% per annum and (iii) the Net WAC Cap Rate.

      Prepayment  Interest  Shortfalls--With  respect to any distribution date, the aggregate shortfall,  if any, in collections of interest  resulting from mortgagor  prepayments on the mortgage loans during the preceding  calendar  month.  These  shortfalls will result because interest on prepayments in full is distributed  only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to  reduce  the  outstanding  principal  balance  of the  mortgage  loans as of the due date immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient  therefor.  See
"--Interest Distributions," "--Excess Cash Flow and  Overcollateralization,"  and "Pooling and
Servicing  Agreement--Servicing  and Other  Compensation  and  Payment of  Expenses"  in this prospectus supplement.

      Principal  Distribution Amount-- On any distribution date, the lesser of (a) the excess of (i) the sum of (x) Available  Distribution  Amount for that  distribution  date, plus (y)
for  inclusion in Excess Cash Flow for  purposes of clauses  (b)(v) and (b)(vi)  below,  the
Yield Maintenance Agreement Principal  Distributable Amount for that distribution date, over
(ii) the Interest Distribution Amount and (b) the aggregate amount described below:

      (i)   the principal  portion of all scheduled  monthly  payments on the mortgage loans received or advanced with respect to the related due period;

      (ii)  the principal  portion of all proceeds of the repurchase of mortgage loans,  or, in the case of a substitution,  amounts representing a principal adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

      (iii) the  principal  portion  of  all  other   unscheduled   collections  other  than
Subsequent  Recoveries,  received on the mortgage loans during the preceding calendar month,
or  deemed  to  be  received  during  the  preceding  calendar  month,  including,   without
limitation,  full and partial Principal  Prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month;

                                              S-65

      (iv)  the lesser of (a) Subsequent  Recoveries for that  distribution date and (b) the principal  portion of any Realized Losses allocated to any class of offered  certificates on a prior distribution date and remaining unpaid;

      (v)   the  lesser of (a) the  Excess  Cash  Flow for that  distribution  date,  to the extent  not used in clause  (iv)  above on such  distribution  date,  and (b) the  principal portion of any Realized Losses  incurred,  or deemed to have been incurred,  on any mortgage loans in the  calendar  month  preceding  that  distribution  date to the extent  covered by
Excess  Cash Flow for that  distribution  date as  described  under  "--Excess  Cash Flow and
Overcollateralization" below; and

      (vi)  the  lesser of (a) the  Excess  Cash  Flow for that  distribution  date,  to the extent not used pursuant to clauses (iv) and (v) above on such  distribution  date,  and (b)
the amount of any Overcollateralization Increase Amount for that distribution date;

      minus

      (vii) the amount of any  Overcollateralization  Reduction Amount for that distribution date; and

      (viii)      any Capitalization Reimbursement Amount.

            In no event will the Principal  Distribution  Amount on any distribution date be less than zero or greater than the outstanding  aggregate  Certificate  Principal Balance of the Class A Certificates and Class M Certificates.

      Principal  Remittance  Amount--With  respect to any  distribution  date, the sum of the amounts  described in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition of Principal
Distribution Amount for that distribution date.

      Realized  Loss--As  to any  defaulted  mortgage  loan that is  finally  liquidated  the portion of the Stated  Principal  Balance plus accrued and unpaid  interest  remaining after application of all amounts  recovered,  net of amounts  reimbursable  to the master servicer for related Advances,  Servicing Advances and other expenses, towards interest and principal owing on the mortgage  loan.  For a mortgage  loan the  principal  balance of which has been reduced in connection with bankruptcy  proceedings,  the amount of the reduction.  As to any mortgage  loan that has been the  subject  of a Debt  Service  Reduction,  the amount of the reduction.  For a mortgage loan that has been modified,  following a default or if a default was reasonably  foreseeable,  the amount of principal that has been forgiven,  the amount by which a monthly  payment has been reduced due to a reduction of the interest  rate,  and any
Servicing  Advances that are forgiven and  reimbursable  to the master servicer or servicer.
To the  extent  the master  servicer  receives  Subsequent  Recoveries  with  respect to any mortgage  loan,  the amount of the Realized  Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

      Record Date--With  respect to the offered  certificates and any distribution  date, the close of business on the day prior to that distribution date.

                                              S-66

      Relief Act  Shortfalls--  Interest  shortfalls  resulting  from the  application of the
Servicemembers Civil Relief Act, as amended, or any similar legislation or regulations.

      Required   Overcollateralization   Amount--With   respect  to  any  distribution  date,
(a) prior to the Stepdown Date, an amount equal to 3.30% of the aggregate  Stated  Principal
Balance of the  mortgage  loans as of the  cut-off  date,  and (b) on or after the  Stepdown
Date,  the  greater  of (i) an amount  equal to 6.60% of the  aggregate  outstanding  Stated
Principal  Balance of the mortgage loans after giving effect to  distributions  made on that distribution date and (ii) the  Overcollateralization  Floor;  provided,  however, that if a
Trigger  Event is in effect,  the  Required  Overcollateralization  Amount will be an amount
equal  to  the  Required   Overcollateralization   Amount  from  the  immediately  preceding
distribution date; provided, further, that the Required  Overcollateralization Amount may be reduced so long as  written  confirmation  is  obtained  from each  rating  agency  that the reduction will not reduce the rating  assigned to any class of  certificates  by that rating agency below the lower of the then current  rating  assigned to those  certificates  by that rating agency or the rating  assigned to those  certificates  as of the closing date by that rating agency.

      Senior  Enhancement  Percentage--On  any  distribution  date,  the  Senior  Enhancement
Percentage  will be equal  to a  fraction,  the  numerator  of  which is the sum of  (x) the
aggregate   Certificate   Principal   Balance  of  the  Class M   Certificates  and  (y) the
Overcollateralization  Amount,  in each  case  prior to the  distribution  of the  Principal
Distribution  Amount  on  such  distribution  date,  and the  denominator  of  which  is the
aggregate  Stated   Principal   Balance  of  the  mortgage  loans  after  giving  effect  to distributions to be made on that distribution date.

      Sixty-Plus  Delinquency   Percentage--With   respect  to  any  distribution  date,  the
arithmetic  average,  for each of the three distribution dates ending with such distribution date,  of the  fraction,  expressed  as a  percentage,  equal  to (x) the  aggregate  Stated
Principal  Balance of the mortgage  loans that are 60 or more days  delinquent in payment of principal and interest for that distribution  date,  including mortgage loans in foreclosure and REO,  over (y) the  aggregate  Stated  Principal  Balance of all of the  mortgage  loans immediately preceding that distribution date.

      Standard & Poor's--Standard  & Poor's Ratings  Services,  a division of The McGraw-Hill
Companies, Inc.

      Stated  Principal  Balance--With  respect  to any  mortgage  loan and as of any date of determination,  (a) the sum of (i) the  principal  balance  thereof as of the  cut-off  date after payment of all scheduled  principal  payments due during the month of the cut-off date and (ii) any amount by which the  outstanding  principal  balance thereof has been increased pursuant  to a  servicing  modification,  minus  (b)  the sum of (i)  the  aggregate  of the principal  portion of the scheduled  monthly payments due with respect to that mortgage loan during each due period  commencing on the first due period after the cut-off date and ending with the due period  related to the previous  distribution  date which were received or with respect to which an advance was made,  (ii) all principal  prepayments  with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds,  to the extent applied by the master servicer as recoveries of principal,  in each case which were  distributed on any previous  distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

                                              S-67

      Stepdown   Date--The  earlier  to  occur  of  (i)  the  distribution  date  immediately succeeding the distribution  date on which the aggregate  certificate  principal  balance of the  Class A  Certificates  has been  reduced  to zero or (ii) the later to occur of (x) the distribution  date in  May 2009  and (y) the first  distribution  date on which  the  Senior
Enhancement Percentage is greater than or equal to 45.50%.

      Subordination  Percentage--With respect to any class of Class A Certificates or Class M
Certificates, the respective approximate percentage set forth below:

   Class       Percentage      Class     Percentage
     A           54.50%         M-5        81.10%
    M-1          62.30%         M-6        84.50%
    M-2          69.50%         M-7        87.80%
    M-3          73.70%         M-8        90.80%
    M-4          77.50%         M-9        93.40%

      Trigger  Event--A Trigger Event is in effect with respect to any  distribution  date on or  after  the  Stepdown  Date if  either  (a) the  Sixty-Plus  Delinquency  Percentage,  as determined on that  distribution  date,  equals or exceeds 36.26% of the Senior  Enhancement
Percentage for that  distribution date or (b) on or after the distribution date in May 2008, the  aggregate  amount of  Realized  Losses on the  mortgage  loans as a  percentage  of the initial  aggregate  Stated  Principal  Balance as of the cut-off date exceeds the applicable amount set forth below:

      May 2008 to April 2009:       1.80%  with  respect  to  May 2008,  plus an  additional
                                    1/12th of 2.20% for each month thereafter.

      May 2009 to April 2010:       4.00%  with  respect  to  May 2009,  plus an  additional
                                    1/12th of 2.25% for each month thereafter.

      May 2010 to April 2011:       6.25%  with  respect  to  May 2010,  plus an  additional
                                    1/12th of 1.75% for each month thereafter.

      May 2011 to April 2012:       8.00%  with  respect  to  May 2011,  plus an  additional
                                    1/12th of 0.50% for each month thereafter.

      May 2012 and thereafter:      8.50%.

                                              S-68

      Yield Maintenance  Agreement  Notional  Balance--With  respect to any distribution date beginning  on the  distribution  date in  May 2006  and ending on the  distribution  date in
February 2011, the lesser of (1) the aggregate  Certificate Principal Balance of the Class A
Certificates and Class M  Certificates  immediately  prior to that distribution date and (2)
the approximate amount specified below for that distribution date:

      Distribution        Notional        Distribution      Notional
      Date                 Balance        Date               Balance

      May 2006         $773,600,000.00    November 2008    $221,904,083.55
      June 2006        $763,060,420.34    December 2008    $211,417,363.04
      July 2006        $754,292,454.50    January 2009     $201,383,866.13
      August 2006      $743,290,247.67    February 2009    $191,783,428.90
      September 2006   $730,065,162.94    March 2009       $182,596,802.45
      October 2006     $714,647,231.64    April 2009       $173,810,790.28
      November 2006    $697,084,355.10    May 2009         $165,402,200.73
      December 2006    $677,443,414.81    June 2009        $165,402,200.73
      January 2007     $655,830,411.23    July 2009        $165,402,200.73
      February 2007    $632,803,644.74    August 2009      $159,554,055.08
      March 2007       $608,466,995.07    September 2009   $153,031,840.28
      April 2007       $585,032,428.32    October 2009     $146,787,807.99
      May 2007         $562,466,714.88    November 2009    $140,809,699.91
      June 2007        $540,737,350.96    December 2009    $135,085,810.42
      July 2007        $519,813,057.45    January 2010     $129,604,961.25
      August 2007      $499,663,733.56    February 2010    $124,356,477.40
      September 2007   $480,260,412.17    March 2010       $119,330,164.08
      October 2007     $461,575,216.88    April 2010       $114,516,284.80
      November 2007    $443,581,320.73    May 2010         $109,905,540.41
      December 2007    $426,248,344.35    June 2010        $105,489,049.15
      January 2008     $409,556,543.66    July 2010        $101,258,327.58
      February 2008    $379,945,195.86    August 2010      $97,205,272.43
      March 2008       $352,521,094.65    September 2010   $93,322,143.26
      April 2008       $327,172,699.27    October 2010     $89,601,545.93
      May 2008         $303,685,225.57    November 2010    $86,036,416.82
      June 2008        $281,913,548.89    December 2010    $82,620,007.78
      July 2008        $268,821,038.43    January 2011     $79,345,871.83
      August 2008      $256,299,893.40    February 2011    $76,207,854.60
      September 2008   $244,322,693.25    March 2011             N/A
      October 2008     $232,865,150.78      and
                                            thereafter

      Yield  Maintenance  Agreement  Principal  Distributable  Amount--With  respect  to  any distribution  date, the amount received by the trust under the yield  maintenance  agreement for that  distribution date and paid as part of the Principal  Distribution  Amount for that distribution  date to the extent set forth in clauses  second and third under  "--Excess Cash
Flow and Overcollateralization" below.

                                              S-69

Distributions on the Offered Certificates

      Distributions  on the offered  certificates  will be made by the trustee  beginning in
May 2006 on the 25th day of each month or the  following  business  day if the 25th is not a business day.  Each of these dates is referred to as a  distribution  date.  Payments on the certificates  will be made to the  persons  in the  names of  which  such  certificates  are registered  at the close of business on the related  Record Date.  Payments  will be made by check or money order  mailed to the address of the person which  appears on the  certificate register,  or  upon  the  request  of a  holder  owning  certificates  having  denominations aggregating at least  $1,000,000,  by wire transfer or otherwise.  In the case of book-entry certificates,  payments  will be made by wire  transfer  to DTC or its  nominee  in  amounts calculated on the determination  date as described in this prospectus  supplement.  However, the final  payment  relating to the  certificates  will be made only upon  presentation  and surrender of the  certificates  at the office or the agency of the trustee  specified in the notice to holders of the final  payment.  A business day is any day other than a Saturday or
Sunday  or a day on which  banking  institutions  in the  States of  California,  Minnesota,
Texas, New York or Illinois are required or authorized by law to be closed.

      With respect to any  distribution  date, the due period is the calendar month in which the  distribution  date  occurs and the  determination  date is the 20th day of the month in which  the  distribution  date  occurs  or,  if the  20th  day is not a  business  day,  the immediately  succeeding  business  day. The due date with respect to each  mortgage  loan is the date on which the scheduled monthly payment is due.

Interest Distributions

      On each  distribution  date,  holders of the Class A  Certificates will be entitled to receive  interest  distributions  in an  amount  equal to the  related  Accrued  Certificate
Interest thereon for that distribution date plus any Accrued Certificate  Interest remaining unpaid from any prior distribution date, to the extent of the Available  Distribution Amount for that distribution date.

      On each distribution date,  holders of each class of the Class M  Certificates will be entitled to receive  interest  distributions  in an amount equal to the Accrued  Certificate
Interest  on such class plus any  Accrued  Certificate  Interest  remaining  unpaid from any prior distribution date, to the extent of the Available  Distribution Amount remaining after distributions of interest to the Class A  Certificates and  distributions of interest to any class of Class M Certificates with a higher payment priority.

      With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding  calendar  month  will be offset by the  master  servicer,  but only to the extent these Prepayment Interest  Shortfalls do not exceed Eligible Master Servicing  Compensation.
On any distribution  date,  Eligible Master Servicing  Compensation will be applied to cover
Prepayment  Interest  Shortfalls  in  accordance  with the  amount  of  Prepayment  Interest
Shortfalls.

      Prepayment  Interest  Shortfalls  which are not covered as described  above and Relief
Act  Shortfalls  will be  allocated  to the offered  certificates  on a pro rata  basis,  in accordance  with the amount of Accrued  Certificate  Interest that would have accrued absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

                                              S-70

      Any  Prepayment   Interest   Shortfalls  not  covered  by  Eligible  Master  Servicing
Compensation  or Excess  Cash Flow and  allocated  to a class of  certificates  will  accrue interest at the  then-applicable  Pass-Through Rate on that class of certificates,  and will be paid,  together with interest thereon, on future distribution dates only to the extent of any Excess Cash Flow  available  therefor on that  distribution  date,  as  described  under
"--Excess  Cash Flow and  Overcollateralization"  below.  Relief Act  Shortfalls  will not be covered by any  source,  except that Relief Act  Shortfalls  arising in an Interest  Accrual
Period may be  covered by Excess  Cash Flow in that  Interest  Accrual  Period in the manner described under "--Excess Cash Flow and Overcollateralization."

      If the Pass-Through Rate on any class of Class A  Certificates or Class M Certificates is limited by the Net WAC Cap Rate,  Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow, to the extent described in this prospectus  supplement.  See "--Excess
Cash Flow and Overcollateralization" below.

      The  ratings  assigned  to any  class  of  offered  certificates  do not  address  the likelihood of the receipt of any amounts in respect of any Prepayment  Interest  Shortfalls,
Basis Risk Shortfalls or Relief Act Shortfalls.

Determination of One-Month LIBOR

      With respect to each Interest Accrual Period,  One-Month LIBOR will equal the rate for one month United States Dollar  deposits that appears on the Dow Jones Telerate  Screen Page
3750 as of 11:00 a.m.,  London time, on the second LIBOR business day  immediately  prior to the  commencement of such Interest  Accrual Period.  That date of  determination is referred to in this  prospectus  supplement as the LIBOR rate  adjustment  date.  Dow Jones  Telerate
Screen Page 3750 means the display  designated as page 3750 on the Bridge Telerate  Service, or such other page as may replace  page 3750 on that  service for the purpose of  displaying
London  interbank  offered  rates of major  banks.  If the rate for One Month LIBOR does not appear on Dow Jones  Telerate  Screen Page 3750,  or any other page as may replace that page on  that  service,  or if the  service  is no  longer  offered,  on any  other  service  for displaying  One-Month  LIBOR or  comparable  rates as may be selected  by the trustee  after consultation  with  the  master  servicer,  the  rate  will be the  reference  bank  rate as described below.

      The  reference  bank  rate  will be  determined  on the  basis  of the  rates at which deposits  in U.S.  Dollars are offered by the  reference  banks,  which shall be three major banks that are  engaged in  transactions  in the London  interbank  market,  selected by the trustee after  consultation with the master servicer,  as of 11:00 a.m., London time, on the
LIBOR rate adjustment  date, to prime banks in the London  interbank  market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Class A  Certificates and Class M  Certificates.  The trustee will request the principal
London  office of each of the  reference  banks to provide a  quotation  of its rate.  If at least  two such  quotations  are  provided,  the  rate  will be the  arithmetic  mean of the quotations.  If on such date fewer than two quotations  are provided as requested,  the rate will be the  arithmetic  mean of the  rates  quoted by one or more  major  banks in New York
City,  selected by the trustee  after  consultation  with the master  servicer,  as of 11:00
a.m., New York City time, on such date, for loans in U.S.  Dollars to leading European banks for a period of one  month in an amount  approximately  equal to the  aggregate  Certificate
Principal  Balance  of  the  Class A  Certificates  and  Class M  Certificates.  If no  such quotations  can be  obtained,  the rate will be One-Month  LIBOR for the prior  distribution date; provided,  however,  if, under the priorities  described above,  One-Month LIBOR for a distribution  date would be based on One-Month LIBOR for the previous  distribution date for the third consecutive  distribution  date, the trustee,  after  consultation with the master servicer,  shall  select an  alternative  comparable  index  over which the  trustee  has no control,  used for  determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise  made  available by an  independent  party.  LIBOR business day means any day other  than a Saturday  or a Sunday or a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

                                              S-71

      For any Interest Accrual Period,  the trustee will determine  One-Month LIBOR for that
Interest  Accrual  Period on the related  LIBOR rate  adjustment  date (or if the LIBOR rate adjustment  date is not a business  day,  then on the next  succeeding  business  day).  The establishment of One-Month LIBOR by the trustee and the trustee's subsequent  calculation of the Pass-Through Rates applicable to the Class A  Certificates and Class M  Certificates for
the relevant  Interest Accrual Period,  in the absence of manifest error,  will be final and binding.

Principal Distributions

      The Principal  Distribution  Amount will be  distributed on any  distribution  date as follows:

      o     first, the Class A Principal  Distribution Amount shall be distributed,  sequentially, to the Class A-1 Certificateholders,  Class A-2 Certificateholders and Class A-3
            Certificateholders,  in that order, in each case until the Certificate Principal
            Balance thereof has been reduced to zero;

      o     second,  to the Class M-1  Certificateholders,  the Class M-1  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-1  Certificates
            has been reduced to zero;

      o     third,  to the  Class M-2  Certificateholders,  the Class M-2  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-2  Certificates
            has been reduced to zero;

      o     fourth,  to the Class M-3  Certificateholders,  the Class M-3  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-3  Certificates
            has been reduced to zero;

      o     fifth,  to the  Class M-4  Certificateholders,  the Class M-4  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-4  Certificates
            has been reduced to zero;

      o     sixth,  to the  Class M-5  Certificateholders,  the Class M-5  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-5  Certificates
            has been reduced to zero;

                                              S-72

      o     seventh, to the Class M-6  Certificateholders,  the Class M-6  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-6  Certificates
            has been reduced to zero;

      o     eighth,  to the Class M-7  Certificateholders,  the Class M-7  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-7  Certificates
            has been reduced to zero;

      o     ninth,  to the Class M- 8  Certificateholders,  the Class M-8  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-8  Certificates
            has been reduced to zero; and

      o     tenth,  to the  Class M-9  Certificateholders,  the Class M-9  Principal  Distribution
            Amount,  until the Certificate  Principal Balance of the Class M-9  Certificates
            has been reduced to zero.

Excess Cash Flow and Overcollateralization

      Excess Cash Flow will be applied on any distribution date as follows:

      o     first,  as part of the  Principal  Distribution  Amount,  to pay to the holders of the
            Class A  Certificates and Class M Certificates in reduction of their Certificate
            Principal  Balances,   the  principal  portion  of  Realized  Losses  previously
            allocated to reduce the  Certificate  Principal  Balance of any class of Class A
            Certificates or Class M  Certificates  and remaining  unreimbursed,  but only to the extent of Subsequent Recoveries for that distribution date;

      o     second,  as part of the Principal  Distribution  Amount,  to pay to the holders of the
            Class A  Certificates and Class M Certificates in reduction of their Certificate
            Principal  Balances,  the principal  portion of Realized  Losses incurred on the mortgage loans for the preceding calendar month;

      o     third,  to pay the holders of the Class A  Certificates  and Class M  Certificates  as
            part of the Principal  Distribution Amount, any  Overcollateralization  Increase
            Amount;

      o     fourth,  to pay the  holders of Class A  Certificates  and Class M  Certificates,  the
            amount  of  any  Prepayment  Interest  Shortfalls  allocated  thereto  for  that distribution date, on a pro rata basis based on Prepayment  Interest  Shortfalls allocated  thereto,  to the extent not covered by the Eligible Master  Servicing
            Compensation on that distribution date;

      o     fifth,  to pay to the holders of the Class A  Certificates  and Class M  Certificates,
            any Prepayment  Interest  Shortfalls  remaining  unpaid from prior  distribution dates  together  with  interest  thereon,  on a pro rata  basis  based on unpaid
            Prepayment Interest Shortfalls previously allocated thereto;

                                              S-73

      o     sixth,  to pay to the  holders of the  Class A  Certificates,  pro rata,  and then the
            Class M  Certificates,  in order of  priority,  the  amount  of any  Basis  Risk
            Shortfall remaining unpaid as of that distribution date;

      o     seventh, to pay to the holders of the Class A  Certificates and Class M  Certificates,
            the amount of any Relief Act Shortfalls  allocated thereto,  on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

      o     eighth, to pay to the holders of the Class A  Certificates,  pro rata, and then to the
            Class M  Certificates,  in order  of  priority,  the  principal  portion  of any
            Realized Losses previously allocated thereto that remain unreimbursed; and

      o     ninth,  to pay to the holders of the Class SB  any balance  remaining,  in  accordance with the terms of the pooling and servicing agreement.

      On any distribution  date, any amounts payable  pursuant to clauses first,  second and third  above shall be included  in the  Principal  Distribution  Amount and shall be paid as described  in  "--Principal  Distributions"  above.  Any amounts  payable  pursuant to clause eighth above shall not accrue  interest or reduce the Certificate  Principal  Balance of the
Class A Certificates or Class M Certificates.

      In  addition,  notwithstanding  the  foregoing,  on any  distribution  date  after the distribution date on which the Certificate  Principal Balance of a class of certificates has been  reduced to zero,  that  class of  certificates  will be retired  and will no longer be entitled  to  distributions,  including  distributions  in  respect of  Prepayment  Interest
Shortfalls and any Basis Risk Shortfall,  or reimbursement  of the principal  portion of any
Realized Losses previously allocated thereto that remain unreimbursed.

      The pooling and servicing  agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated  payment of principal on the
Class A   Certificates   and  Class M   Certificates,   to  the  extent  that  the  Required
Overcollateralization   Amount   exceeds  the   Overcollateralization   Amount  as  of  that
distribution  date and in the order of  priority  set forth in this  prospectus  supplement.
The application of Excess Cash Flow to the payment of principal on the Class A  Certificates and  Class M  Certificates  has  the  effect  of  accelerating  the  amortization  of  those certificates relative to the amortization of the related mortgage loans.

      In the event that the Required  Overcollateralization  Amount is permitted to decrease or "step down" on a distribution  date, a portion of the principal  which would otherwise be distributed  to the holders of the Class A  Certificates  and Class M  Certificates  on that distribution  date shall not be distributed to the holders of those  certificates.  This has the  effect of  decelerating  the  amortization  of the  Class A  Certificates  and  Class M
Certificates  relative to the  amortization of the related  mortgage loans,  and of reducing the Overcollateralization Amount.

                                              S-74

Allocation of Losses

      Realized Losses on the mortgage loans will be allocated or covered as follows:  first, to remaining  Excess Cash Flow for that  distribution  date;  second,  by a reduction in the
Overcollateralization  Amount until reduced to zero;  third, to the Class M-9  Certificates;
fourth, to the Class M-8 Certificates;  fifth, to the Class M-7 Certificates;  sixth, to the
Class M-6  Certificates;  seventh, to the Class M-5  Certificates;  eighth, to the Class M-4
Certificates;  ninth, to the Class M-3  Certificates;  tenth, to the Class M-2 Certificates;
eleventh, to the Class M-1 Certificates;  and twelfth, to all of the Class A Certificates on a pro rata basis,  in each case until the  Certificate  Principal  Balance  thereof has been reduced to zero.

      An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of certificates  means an allocation to each of those classes of  certificates  on the basis of its then outstanding  Certificate  Principal Balance prior to giving effect to distributions to be made on that  distribution  date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate  Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through foreclosure  sale,  disposition of the related  mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining,  if any, plus interest  thereon  through the date of  liquidation,  after  application of all amounts recovered,  net of  amounts  reimbursable  to the master  servicer  or the  subservicer  for
Advances and expenses,  including  attorneys' fees,  towards interest and principal owing on the  mortgage  loan.  This  amount  of loss  realized  is  referred  to in  this  prospectus supplement as Realized Losses.

      The  principal  portion of any Realized  Loss,  other than a Debt  Service  Reduction, allocated to any class of Class A  Certificates or Class M Certificates will be allocated in reduction of its Certificate  Principal Balance,  until the Certificate Principal Balance of that  certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of Class A  Certificates  or Class M
Certificates  will be allocated in  reduction  of its Accrued  Certificate  Interest for the related  distribution  date. In addition,  any allocation of Realized  Losses may be made by operation  of the  payment  priority  for the  certificates  set  forth  in this  prospectus supplement.

      In order to maximize the  likelihood  of  distribution  in full of amounts of interest
and  principal  to  be  distributed  to  holders  of  the  Class A  Certificates,   on  each
distribution  date,  holders  of  each  class  of  Class A  Certificates  have  a  right  to distributions of interest before  distributions of interest to other classes of certificates and  distributions  of principal  before  distributions  of  principal  to other  classes of certificates.  In addition,  overcollateralization  and the  application of Excess Cash Flow will also  increase  the  likelihood  of  distribution  in full of amounts of  interest  and principal to the Class A Certificates on each distribution date.

      The priority of  distributions  among the Class M  Certificates,  as described in this prospectus  supplement,  also has the  effect  during  certain  periods,  in the  absence of
losses,  of  decreasing  the  percentage   interest   evidenced  by  any  class  of  Class M
Certificates  with  a  higher  payment  priority,   thereby  increasing,   relative  to  its
Certificate  Principal  Balance,  the  subordination  afforded  to such class of the Class M
Certificates by  overcollateralization  and any class of Class M  Certificates  with a lower payment priority.

                                              S-75

      In  addition,  in  instances  in which a mortgage  loan is in default or if default is reasonably foreseeable,  and if determined by the master servicer to be in the best interest of  the  certificateholders,  the  master  servicer  or  subservicer  may  permit  servicing modifications  of the mortgage loan rather than  proceeding with  foreclosure,  as described under "Description of the  Certificates--Servicing and Administration of Mortgage Collateral"
in the  prospectus.  However  the master  servicer's  and  subservicer's  ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the  following.  Advances  and  other  amounts  may be  added to the  outstanding  principal balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal balance of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be  required  to be fully  amortized  over the term of the  mortgage  loan.  All capitalizations are to be implemented in accordance with Residential  Funding  Corporation's program guide and may be  implemented  only by  subservicers  that have been approved by the master  servicer for that  purpose.  The final  maturity of any  mortgage  loan shall not be extended  beyond the  assumed  final  distribution  date.  No  servicing  modification  with respect to a mortgage  loan will have the effect of  reducing  the  mortgage  rate below the lesser of (i)  one-half of the  mortgage  rate as in effect on the cut-off date and (ii) the
Expense Fee Rate.  Further,  the aggregate  current  principal balance of all mortgage loans subject to  modifications  can be no more than five percent (5%) of the aggregate  principal balance of the mortgage  loans as of the cut-off date, but this limit may increase from time to time,  so long as written  confirmation  is  obtained  from each  rating  agency that the increase will not reduce the ratings  assigned to any class of offered  certificates by that rating agency below the lower of the then-current  ratings assigned to those certificates by that rating agency or the ratings  assigned to those  certificates as of the closing date by that rating agency.

Advances

      Prior to each distribution  date, the master servicer is required to make Advances out of its own funds,  advances made by a subservicer,  or funds held in the Custodial  Account, with respect to any  distributions of principal and interest,  net of the related  servicing fees,  that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

      Advances  are  required  to be made only to the  extent  they are deemed by the master
servicer  to  be  recoverable  from  related  late  collections,   Insurance  Proceeds,   or
Liquidation  Proceeds.  Recoverability is determined in the context of existing  outstanding arrearages,  the current LTV ratio and an assessment of the fair market value of the related mortgaged  property.  The purpose of making  Advances is to maintain a regular  cash flow to the  certificateholders,  rather than to  guarantee  or insure  against  losses.  The master servicer  will not be required to make any Advances with respect to reductions in the amount of the scheduled  monthly  payments on the mortgage loans due to Debt Service  Reductions or the  application  of the Relief Act or similar  legislation  or  regulations.  In connection with the failure by the related  mortgagor to make a balloon  payment,  to the extent deemed recoverable,  the master  servicer  will Advance an amount equal to the monthly  payment for such balloon loan due prior to the balloon  payment.  Any failure by the master  servicer to make an Advance as required  under the pooling and servicing  agreement  will  constitute an event of default under the pooling and servicing  agreement,  in which case the trustee,  as successor  master servicer,  will be obligated to make any such Advance,  in accordance with the terms of the pooling and servicing agreement.

                                              S-76

      All Advances will be  reimbursable  to the master  servicer on a first  priority basis from late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made. In addition,  any Advances  previously made which are deemed by the master servicer to be nonrecoverable  from related late collections,
Insurance Proceeds and Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

      The pooling and servicing  agreement  provides that the master servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances and/or Servicing  Advances.  No facility will require the consent of the  certificateholders or the trustee.  Any Advances and/or Servicing Advances made by an advancing person would be
reimbursed  to  the  advancing   person  under  the  same   provisions   pursuant  to  which
reimbursements  would be made to the master  servicer if those  advances  were funded by the master servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer,  and without being subject to any right of offset  that the  trustee  or the trust  might  have  against  the  master  servicer  or any successor master servicer.

      In addition,  see  "Description  of the  Certificates--Withdrawals  from the  Custodial
Account" and "--Advances" in the prospectus.

Residual Interests

      Holders of the Class R  Certificates  will be entitled  to receive any  residual  cash flow from the mortgage  pool,  which is not expected to be  significant,  after all required payments  have been made to the Class A  Certificates,  Class M  Certificates  and  Class SB
Certificates.  The Class R  Certificates  will not be entitled  to any  payments  unless the aggregate  amount  received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other  certificateholders,  which is highly unlikely.  A holder  of a  Class R  Certificate  will not have a right to  alter  the  structure  of this transaction.  The Class R  Certificates  may be retained by the depositor or  transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

Reports to Certificateholders

      The trustee will make the reports referred to in the prospectus under  "Description of the  Certificates--Reports  to Certificateholders"  (and, at its option, any additional files containing  the same  information  in an  alternative  format)  available  each month to the certificateholders  and other parties referred to in the pooling and servicing agreement via the trustee's  internet website at  http://www.usbank.com/mbs,  presented under "RESIDENTIAL
ASSET SECURITIES  CORPORATION  (RASC)" as the product and "RESIDENTIAL ASSET SECURITIES CORP
2006-EMX3" as the deal.  Certificateholders  with questions may direct them to the trustee's bondholder  services  group at (800)  934-6802.  For purposes of any  electronic  version of this prospectus  supplement,  the preceding uniform resource locator, or URL, is an inactive textual  reference  only.  The  depositor  has taken steps to ensure that this URL reference was inactive at the time the electronic  version of this prospectus  supplement was created.
In  addition,  for so long as the  issuing  entity  is  required  to file  reports  with the
Commission under the Securities  Exchange Act of 1934, the issuing entity's annual report on
Form 10-K,  distribution reports on Form 10-D, current reports on Form 8-K and amendments to those  reports  will be made  available on such  website as soon as  reasonably  practicable after such materials are  electronically  filed with, or furnished to, the  Commission.  See also "Description of the  Certificates--Reports  to Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

                                              S-77

Limited Mortgage Loan Purchase Right

      The  pooling  and  servicing   agreement   will  provide  that   Residential   Funding
Corporation,  through an affiliate,  will have the option at any time to purchase any of the mortgage  loans from the trust at a purchase  price equal to the greater of par plus accrued interest or the fair market value of each  mortgage  loan so  purchased,  up to a maximum of five  mortgage  loans.  In the event that this option is exercised  as to any five  mortgage loans in the aggregate, this option will thereupon terminate.

The Yield Maintenance Agreement

      The holders of the Class A  Certificates  and Class M  Certificates may benefit from a series of interest rate cap payments from the yield maintenance  agreement provider pursuant to a yield  maintenance  agreement.  Until the distribution date in February 2011, the yield maintenance  agreement is intended to be used to cover certain  interest  shortfalls,  basis risk shortfalls and losses on the mortgage loans as described in this prospectus supplement.

      On each  distribution  date,  payments under the yield  maintenance  agreement will be made based on (a) an amount equal to the Yield  Maintenance  Agreement  Notional Balance for
that  distribution date and (b) the positive excess of (i) One-Month LIBOR, over (ii) 4.85%, calculated  on an  actual/360-day  basis.  Amounts  received by the trustee  under the yield maintenance  agreement will be distributed as a part of Excess Cash Flow, as described under
"--Excess Cash Flow and Overcollateralization" above.

      The  yield  maintenance   agreement  provider  will  have  the  right  to  assign  its obligations  under the yield  maintenance  agreement if the rating agencies confirm that the
assignment  will  not  cause  the  offered   certificates  to  be  downgraded   below  their
then-current  ratings.  Additionally,  if the  ratings  of the yield  maintenance  agreement provider are downgraded below the thresholds set forth in the yield  maintenance  agreement, the yield  maintenance  agreement  provider  will be  required to (i) pledge  collateral  to support its  obligations,  (ii) obtain a guaranty of its obligations that is approved by the rating  agencies,  or (iii)  assign its  obligations  to an entity that the rating  agencies confirm will not cause the offered  certificates to be downgraded  below their  then-current ratings.

      The significance percentage of the yield maintenance agreement is less than 10%.

                                              S-78

                            Yield and Prepayment Considerations

General

      The  yield  to  maturity  on each  class of  offered  certificates  will be  primarily affected by the following factors:

         o     The  rate  and  timing  of  principal  payments  on  the  mortgage  loans,   including
               prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations and warranties;

         o     The allocation of principal distributions among the various classes of certificates;

         o     The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

         o     The pass-through rate on that class of offered certificates;

         o     The purchase price paid for that class of offered certificates; and

         o     The timing of the exercise of the optional termination by the master servicer.

      For additional considerations relating to the yields on the offered certificates,  see
"Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      As of the cut-off date,  approximately  24.8% of the mortgage  loans,  by cut-off date principal  balance,  require  the  related  borrowers  to make  monthly  payments of accrued interest,  but not principal,  generally for up to five years following  origination.  After the interest-only  period,  the related  borrower's  monthly payment will be recalculated to cover both  interest and  principal  so that the  mortgage  loan will be paid in full by its final payment date. As a result,  if the monthly  payment  increases,  the related  borrower may not be able to pay the  increased  amount and may default or may  refinance  the loan to avoid the  higher  payment.  In  addition,  because  no  scheduled  principal  payments  are required  to be made on these  mortgage  loans for a period  of time,  the  related  offered certificates will receive smaller scheduled principal  distributions during that period than they would have received if the related  borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

Prepayment Considerations

      The yield to  maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be affected by the rate and timing of principal  payments on the mortgage loans and the amount and timing of mortgagor  defaults resulting in Realized Losses on the mortgage  loans.  These  yields may be  adversely  affected by a higher or lower than anticipated  rate of  principal  payments  on the  mortgage  loans.  The  rate of  principal payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage loans, the rate and timing of principal  prepayments thereon by the mortgagors, liquidations or  modifications  of defaulted  mortgage loans and purchases of mortgage loans due to  breaches of  representations  and  warranties.  The timing of changes in the rate of prepayments,  liquidations  and  purchases  of the  mortgage  loans  may,  and the timing of
Realized  Losses on the mortgage loans will,  significantly  affect the yield to an investor in the offered  certificates,  even if the average  rate of principal  payments  experienced over  time is  consistent  with an  investor's  expectation.  Since  the rate and  timing of principal  payments on the mortgage  loans will depend on future  events and on a variety of factors,  as described in this  prospectus  supplement,  no assurance can be given as to the rate  or  the  timing  of  principal  payments  on  the  offered  certificates  entitled  to distributions in respect of principal.

                                              S-79

      The mortgage  loans may be prepaid by the  mortgagors  at any time in full or in part, although  approximately  65.6% of the  mortgage  loans  provide for payment of a  prepayment charge.  Prepayment  charges may reduce the rate of prepayment  on the mortgage  loans until the end of the period during which these  prepayment  charges apply. See "Description of the
Mortgage  Pool" in this  prospectus  supplement  Some state laws restrict the  imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  As a result,  it is possible that  prepayment  charges may not be collected even on mortgage  loans that provide for the payment of these  charges.  In any case,  these amounts will not be available for  distribution  on the offered  certificates.  See "Certain
Legal  Aspects  of  Mortgage  Loans  and  Contracts--Default   Interest  and  Limitations  on
Prepayments" in the  prospectus.  The Class SB  Certificateholders  shall receive the amount of any payments or  collections  in the nature of prepayment  charges on the mortgage  loans received by the master servicer in respect of the related due period.

      Investors in the offered  certificates should be aware that some of the mortgage loans will  be  junior  loans,  which  are  secured  by  junior  liens  on the  related  mortgaged properties.  Generally,  junior  mortgage  loans are not viewed by  mortgagors  as permanent financing.  Accordingly,  junior loans may experience a higher rate of prepayment than first lien mortgage loans.

      The fixed-rate loans typically contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement  generally  require the master servicer or any subservicer,  as the case may be, to  enforce  any  due-on-sale  clause to the  extent  it has  knowledge  of the conveyance  or the  proposed  conveyance  of the  underlying  mortgaged  property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.  The  adjustable-rate  loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer,  the prospective  purchaser of a mortgaged  property is  creditworthy  and the security for the mortgage loan is not impaired by the assumption.

      Prepayments,  liquidations  and  purchases  of  the  mortgage  loans  will  result  in distributions  to holders of the related  offered  certificates  of principal  amounts which would otherwise be distributed  over the remaining  terms of those mortgage  loans.  Factors affecting  prepayment,  including  defaults  and  liquidations,  of mortgage  loans  include changes in mortgagors'  housing needs, job transfers,  unemployment,  mortgagors' net equity in the  mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of  prepayments,  including  refinancings,  would be expected to  increase.  Conversely,  if prevailing  mortgage  rates rose  significantly  above the  mortgage  rates on the  mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

                                              S-80

      The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  distributions  on the  related  offered  certificates.  In  general,  defaults on mortgage  loans  are  expected  to  occur  with  greater  frequency  in their  early  years.
Furthermore,  the rate and timing of prepayments,  defaults and liquidations on the mortgage loans will be  affected by the general  economic  condition  of the region of the country in which the related  mortgaged  properties are located.  The risk of delinquencies and loss is greater and  prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other  factors,  increasing  unemployment  or falling property  values.  In  addition,  the rate of default of  mortgage  loans  secured by junior liens is  likely to be  greater  than  that of  mortgage  loans  secured  by first  liens on comparable  properties.  Also,  because  borrowers  of balloon  loans are required to make a relatively  large  single  payment  upon  maturity,  it is possible  that the  default  risk associated  with  balloon  loans is  greater  than  that  associated  with  fully-amortizing mortgage loans.  See "Risk Factors" in this prospectus supplement.

      A subservicer  may allow the  refinancing of a mortgage loan by accepting  prepayments thereon and permitting a new loan secured by a mortgage on the same  property.  In the event of such a refinancing,  the new loan would not be included in the trust fund and, therefore, the refinancing  would have the same effect as a prepayment in full of the related  mortgage loan. A  subservicer  or the master  servicer  may,  from time to time,  implement  programs
designed  to  encourage  refinancing.   These  programs  may  include,  without  limitation,
modifications  of existing  loans,  targeted  solicitations,  the  offering of  pre-approved applications,  reduced  origination  fees or closing costs, or other  financial  incentives.
Targeted  solicitations  may be based on a variety of factors,  including  the credit of the borrower or the location of the mortgaged property.

      The rate of default  on  mortgage  loans that are  refinances  by the  borrower,  were originated with limited  documentation,  or are mortgage loans with high LTV ratios,  may be higher than for other types of mortgage  loans.  As a result of the  underwriting  standards applicable  to the mortgage  loans,  the mortgage  loans are likely to  experience  rates of
delinquency,   foreclosure,   bankruptcy  and  loss  that  are  higher,   and  that  may  be
substantially  higher,  than those experienced by mortgage loans  underwritten in accordance with the  standards  applied  by Fannie  Mae and  Freddie  Mac first  lien and  junior  lien mortgage  loan  purchase  programs.  See  "Description  of  the  Mortgage  Pool--Underwriting
Standards." In addition,  because of these underwriting  criteria and their likely effect on the  delinquency,  foreclosure,  bankruptcy and loss experience of the mortgage  loans,  the mortgage  loans  will  generally  be  serviced  in a manner  intended  to result in a faster
exercise  of  remedies,   which  may  include  foreclosure,   in  the  event  mortgage  loan
delinquencies  and  defaults  occur,  than  would be the  case if the  mortgage  loans  were serviced  in  accordance  with those  other  programs.  Furthermore,  the rate and timing of prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general  economic  condition  of the region of the  country in which the  related  mortgaged properties are located.  The risk of delinquencies and loss is greater,  and prepayments are less likely,  in regions where a weak or deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling  property  values.  The master servicer has a limited right, but not an obligation,  to repurchase some defaulted  mortgage loans at a price  equal to the unpaid  principal  balance  thereof  plus  accrued and unpaid interest,  resulting  in a payment of  principal  on the offered  certificates  earlier than might have been the case if foreclosure  proceedings had been  commenced.  See "Maturity and
Prepayment Considerations" in the prospectus.

                                              S-81

Allocation of Principal Distributions

      The yields to maturity of the offered  certificates will be affected by the allocation
of  principal   distributions  among  the  offered   certificates  and  the  extent  of  any
Overcollateralization  Reduction Amount. The offered  certificates are subject to priorities for payment of  principal  as  described in this  prospectus  supplement.  Distributions  of principal and the weighted  average lives of classes  having an earlier  priority of payment will be  affected  by the rates of  prepayment  of the  mortgage  loans early in the life of those  mortgage  loans.  The  timing of  commencement  of  principal  distributions  and the weighted average lives of the offered  certificates with a later priority of payment will be affected  by the  rates of  prepayment  of the  mortgage  loans  both  before  and after the commencement of principal  distributions on those classes. In addition,  the rate and timing of principal  distributions  on and the weighted  average lives of the offered  certificates will be  affected  primarily  by the  rate  and  timing  of  principal  payments,  including prepayments, defaults, losses, liquidations and purchases, on the mortgage loans.

      As  described  in  this  prospectus  supplement,  during  certain  periods  all  or  a disproportionately  large  percentage  of principal  payments on the mortgage  loans will be allocated  among  the  Class A  Certificates  and,  during  certain  periods,  no  principal distributions  will be  distributed  to each  class  of  Class M  Certificates.  Unless  the
Certificate  Principal  Balances of the Class A  Certificates have been reduced to zero, the
Class M  Certificates  will not be entitled to receive  distributions of principal until the
Stepdown Date.  Furthermore,  if a Trigger Event is in effect, the Class M Certificates will not be  entitled  to  receive  distributions  in respect of  principal  until the  aggregate
Certificate  Principal Balance of the Class A  Certificates has been reduced to zero. To the extent that no principal  distributions  are  distributed on the Class M  Certificates,  the subordination  afforded the Class A Certificates by the Class M Certificates,  together with overcollateralization,  in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

      As described under "Description of the Certificates--Allocation of Losses" and
"--Advances,"  amounts  otherwise  distributable  to  holders  of one or more  classes of the
Class M  Certificates  may  be  made  available  to  protect  the  holders  of  the  Class A
Certificates and holders of any Class M  Certificates with a higher payment priority against interruptions in distributions  due to certain  mortgagor  delinquencies,  to the extent not covered by Advances.

      Such  delinquencies  may affect the yields to investors on such classes of the Class M
Certificates,  and,  even if  subsequently  cured,  may affect the timing of the  receipt of distributions  by the  holders of such  classes  of Class M  Certificates.  In  addition,  a higher than expected rate of  delinquencies or losses will also affect the rate of principal distributions on one or more classes of the Class M  Certificates if delinquencies or losses cause a Trigger Event.

                                              S-82

      The yields to maturity of the offered  certificates may also be affected to the extent any  Excess  Cash Flow is used to  accelerate  distributions  of  principal  on the  offered certificates  and to the  extent  any  Overcollateralization  Reduction  Amount  is  used to
decelerate  principal  on  the  offered  certificates.   In  addition,  the  amount  of  the
Overcollateralization  Increase Amount paid to the offered  certificates on any payment date will be  affected  by,  among other  things,  the level of  delinquencies  and losses on the mortgage loans,  and the level of One-Month LIBOR and Six Month  LIBOR.  See "Description of
the Certificates--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

Realized Losses and Interest Shortfalls

      The yield to  maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be  affected  by the timing of borrower  defaults  resulting  in
Realized  Losses on the mortgage  loans, to the extent such losses are not covered by credit support  in the  form  of the  Excess  Cash  Flow,  overcollateralization  or  subordination provided  by any  Class M  Certificates  with a  lower  payment  priority.  Furthermore,  as described in this prospectus supplement,  the timing of receipt of principal and interest by the  offered  certificates  may be  adversely  affected  by losses or  delinquencies  on the mortgage  loans if  those  losses  or  delinquencies  result  in a  change  in the  Required
Overcollateralization Amount.

      The  amount  of  interest  otherwise  payable  to  holders  of each  class of  offered certificates  will be reduced by any  interest  shortfalls,  including  Prepayment  Interest
Shortfalls,  on the  mortgage  loans to the extent not covered by the Excess Cash Flow or by the  master  servicer  in  each  case as  described  in this  prospectus  supplement.  These shortfalls  will not be offset by a reduction  in the  servicing  fees payable to the master servicer or otherwise,  except as described in this  prospectus  supplement  with respect to
Prepayment Interest Shortfalls.  Prepayment Interest  Shortfalls,  Relief Act Shortfalls and
Basis Risk  Shortfalls  will only be covered by Excess Cash Flow, in each case as and to the extent  described  in this  prospectus  supplement.  Relief  Act  Shortfalls  arising  in an
Interest  Accrual Period will only be covered to the extent of funds available  therefor and such interest  shortfalls  will not carry forward or be paid on any subsequent  distribution date.  See  "Description  of the  Certificates--Interest  Distributions"  in this  prospectus supplement for a discussion of possible shortfalls in the collection of interest.

      The  recording of  mortgages  in the name of MERS is a relatively  new practice in the mortgage  lending  industry.  While  the  depositor  expects  that the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged properties,  when necessary and  appropriate,  public  recording  officers and others in the mortgage industry,  however,  may have limited,  if any,  experience with lenders seeking to foreclose  mortgages,  assignments of which are registered  with MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting  and completing  foreclosure  proceedings, defending  litigation  commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the distribution of liquidation proceeds to the related  certificateholders and increase the amount of  Realized  Losses on the  mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or  becoming  unable to  continue  operations  in  connection  with the MERS(R)
System,  it becomes  necessary to remove any mortgage  loan from  registration  on the MERS(R)
System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the  outstanding  class or classes  of  related  certificates  with  the  lowest  payment  priorities.  For  additional information  regarding  the recording of mortgages in the name of MERS see  "Description  of
the  Mortgage   Pool--General"  in  this  prospectus   supplement  and  "Description  of  the
Certificates--Assignment of Mortgage Loans" in the prospectus.

                                              S-83

Pass-Through Rates

      The  yields  to  maturity  on the  offered  certificates  will be  affected  by  their
Pass-Through Rates.

      The Class A  Certificates and Class M  Certificates may not always receive interest at a rate equal to  One-Month  LIBOR plus the related  Margin.  If the Net WAC Cap Rate is less than the lesser of  One-Month  LIBOR plus the  related  Margin and  14.000%  per annum,  the
Pass-Through Rate on the Class A Certificates or Class M Certificates,  as applicable,  will be  limited  to the  Net WAC  Cap  Rate.  Thus,  the  yields  to  investors  in the  Class A
Certificates  and Class M  Certificates  will be sensitive to  fluctuations  in the level of
One-Month  LIBOR and will be adversely  affected by the application of the Net WAC Cap Rate.
Therefore,  the  prepayment of the mortgage  loans with higher  mortgage rates may result in
lower  Pass-Through  Rates  on  the  Class A  Certificates  and  Class M  Certificates.   In
addition, if prepayments on the mortgage loans occur at a rate slower than anticipated,  the yield maintenance  agreement may not provide  sufficient funds to cover such shortfalls with respect to the Class A  Certificates and Class M  Certificates  because the notional balance of the yield  maintenance  agreement may be lower than the outstanding  principal balance of the mortgage  loans.  If on any  distribution  date the  application of the Net WAC Cap Rate results in an interest  payment  lower than the lesser of  One-Month  LIBOR plus the related
Margin and 14.000%  per annum on the Class A  Certificates  or Class M  Certificates  on any
distribution  date, the value of the Class A  Certificates  or Class M  Certificates  may be
temporarily or permanently reduced.

      Investors in the Class A  Certificates and Class M  Certificates  should be aware that some of the mortgage loans have adjustable interest rates.  Consequently,  the interest that becomes due on these  mortgage  loans  during the related  due period will be  sensitive  to changes in the  related  indices  and may be less than  interest  that  would  accrue on the
Class A  Certificates and Class M  Certificates at the rate of the lesser of One-Month LIBOR plus the related Margin and 14.000% per annum.  In a rising interest rate  environment,  the
Class A  Certificates and Class M  Certificates may receive interest at the Net WAC Cap Rate or at 14.000% per annum for a protracted  period of time.  In addition,  because the initial mortgage rates on the adjustable rate loans may be lower than the related  minimum  mortgage rates, the Net WAC Cap Rate will initially be less than it will be once the  adjustable-rate loans have all  adjusted  to their  fully  indexed  rate.  Therefore,  prior to the month in which all of the  adjustable-rate  loans have adjusted to their fully-indexed rate, there is a  greater  risk that the  Pass-Through  Rate on any class of  offered  certificates  may be limited by the Net WAC Cap Rate.

      To the  extent the Net WAC Cap Rate is paid on any class of  Class A  Certificates  or
Class M  Certificates,  the  difference  between  the Net WAC Cap  Rate  and the  lesser  of
One-Month  LIBOR plus the related  Margin and 14.000% per annum will create a shortfall that will carry forward with interest  thereon.  This shortfall will only be payable from amounts in  respect  of Excess  Cash  Flow.  These  shortfalls  may  remain  unpaid on the  Optional
Termination Date and final distribution date.

                                              S-84

Purchase Price

      The yield to  maturity  on a class of offered  certificates  will  depend on the price paid by the holders of those  certificates.  The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if an offered  certificate  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate faster than assumed at the time of purchase,  the investor's actual yield to maturity will be lower than that  anticipated  at the  time  of  purchase.  Conversely,  if an  offered  certificate  is purchased  at a discount and  principal  distributions  thereon  occur at a rate slower than assumed at the time of purchase,  the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Dates

      The final scheduled  distribution date with respect to the Class A-1  Certificates and
Class A-2  Certificates  will be the  distribution  dates in  September  2025 and June 2035, respectively,  assuming (i) the  fixed-rate  mortgage  loans prepay at a constant rate of 0%
HEP, (ii) the adjustable-rate  mortgage loans prepay at a constant rate of 0% CPR, and (iii)
the  structuring  assumptions  described  under  "--Weighted  Average Life" below.  The final scheduled  distribution  date with  respect to the  Class A-3  Certificates  and the Class M
Certificates  will be the distribution  date in April 2036,  which is the distribution  date occurring in the month following the last scheduled monthly payment on any mortgage loan.

      Due to losses and  prepayments on the mortgage  loans,  the actual final  distribution date on any class of offered  certificates may be substantially  earlier.  In addition,  the actual final  distribution  date on any class of offered  certificates may be later than the final  scheduled  distribution  date  therefor.  No event of default  under the  pooling and servicing  agreement  will  arise or become  applicable  solely by reason of the  failure to retire the entire Certificate  Principal Balance of any class of offered  certificates on or before its final scheduled distribution date.

Weighted Average Life

      Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  of net  reduction  of principal balance of the  security.  The weighted  average life of each class of offered  certificates will be  influenced  by,  among other  things,  the rate at which  principal of the mortgage loans  is  paid,  which  may  be in the  form  of  scheduled  amortization,  prepayments  or liquidations.

      The  prepayment  model  used  in  this  prospectus  supplement  with  respect  to  the fixed-rate  mortgage  loans  included in the  mortgage  pool is the Home  Equity  Prepayment assumption,  or HEP,  which  assumes a rate of  prepayment  each month  relative to the then outstanding  principal  balance of a pool of mortgage loans. The offered  certificates  were structured on the basis of, among other  things,  a HEP of 23% for the  fixed-rate  mortgage loans,  which is the related  Prepayment  Assumption for the fixed-rate  mortgage loans. 23%
HEP assumes a constant  prepayment  rate or CPR, of  one-tenth  of 23% per annum of the then outstanding  principal balance of those mortgage loans in the first month of the life of the mortgage loans and an additional  one-tenth of 23% per annum in each month  thereafter until the tenth month.  Beginning in the tenth month and in each month thereafter  during the life of the  mortgage  loans,  a 23% HEP assumes a CPR of 23% per annum each month.  HEP does not purport to be a historical  description  of  prepayment  experience  or a prediction  of the anticipated  rate of prepayment  of any pool of mortgage  loans,  including  the  fixed-rate mortgage loans.  No  representation  is made that the fixed-rate  mortgage loans will prepay at that or any other rate.

                                              S-85

      The  prepayment  model  used  in  this  prospectus  supplement  with  respect  to  the adjustable-rate  mortgage  loans  included  in  the  mortgage  pool,  referred  to  in  this prospectus  supplement as PPC,  represents an assumed rate of prepayment each month relative to the  then  outstanding  principal  balance  of a pool  of  mortgage  loans.  The  offered certificates  were  structured  on the basis of, among other  things,  a PPC of 100% for the adjustable-rate  mortgage  loans.  100% PPC  prepayment  assumption  assumes (i) a per annum prepayment  rate of 2% of the then  outstanding  principal  balance  of the  adjustable-rate mortgage  loans in the first month of the life of the  mortgage  loans,  (ii) an  additional
28%/11 per annum in each month  thereafter  through  the  eleventh  month,  (iii) a constant prepayment  rate of 30% per annum  beginning in the twelfth month through the  twenty-second month, (iv) a constant  prepayment rate of 50% per annum beginning in the twenty-third month through  the  twenty-seventh  month  and (v) a  constant  prepayment  rate of 35% per  annum beginning in the twenty-eighth  month and thereafter during the life of the  adjustable-rate mortgage  loans.  No  representation  is made that the  adjustable-rate  mortgage loans will prepay at that or any other rate.

      The  tables  set  forth  below  have been  prepared  on the  basis of  assumptions  as
described  below.  The  tables  assume,  among  other  things,  the  following   structuring
assumptions:

   o     as of the date of issuance of the offered  certificates,  the mortgage  loans have the characteristics set forth in Annex III to this prospectus supplement;

   o     the  scheduled  monthly  payment  for  each  mortgage  loan  has  been  based  on  its outstanding  balance,  interest  rate and  remaining  term to  maturity so that the mortgage loan will amortize in amounts  sufficient  for repayment  thereof over its remaining  term to  maturity,  except  for the  mortgage  loans  which are  balloon mortgage loans or interest only mortgage loans;

   o     the mortgage  rate on each  adjustable-rate  loan will be adjusted on each  adjustment date to a rate equal to the related index plus the applicable note margin,  subject to a lifetime  maximum  mortgage rate,  lifetime minimum mortgage rate and periodic rate caps, as applicable,  with the scheduled monthly payment adjusted  accordingly to fully amortize the mortgage loan after the interest-only term, if applicable;

   o     none of Residential  Funding  Corporation,  the master  servicer or the depositor will repurchase any mortgage loan and neither  Residential  Funding  Corporation nor its designee  exercises  its option to  purchase  the  mortgage  loans on the  optional termination date, except where indicated;

                                              S-86

   o     all  delinquencies  of  payments  due on or prior  to the  cut-off  date  are  brought current,  and  thereafter  there are no  delinquencies  or  Realized  Losses on the mortgage  loans,  and  principal  payments  on the  mortgage  loans  will be timely received together with prepayments,  if any, at the constant percentages of HEP and
         PPC set forth in the tables;

   o     there  is  no  Prepayment  Interest  Shortfall,  Relief  Act  Shortfall,  Basis  Risk
         Shortfall or any other interest shortfall in any month;

   o     distributions  on the  Certificates  will be  received  on the 25th day of each month, commencing in May 2006;

   o     payments on the mortgage loans earn no reinvestment return;

   o     the expenses described under "Description of the Certificates--Interest  Distributions"
         will be paid from trust assets,  and there are no additional ongoing trust expenses payable out of the trust;

   o     One-Month  LIBOR and Six-Month  LIBOR remain constant at 4.8375% per annum and 5.1600%
         per annum, respectively; and

   o     the certificates will be purchased on April 21, 2006.

      The actual  characteristics and performance of the mortgage loans will differ from the assumptions  used in  constructing  the tables set forth below,  which are  hypothetical  in nature and are provided  only to give a sense of how the  principal  cash flows might behave under  varying  prepayment  scenarios.  For example,  it is very  unlikely that the mortgage loans will prepay at a constant  percentage of HEP and PPC until maturity or that all of the mortgage loans will prepay at the same rate of prepayment.  Moreover,  the diverse remaining terms to stated  maturity and mortgage  rates of the mortgage  loans could produce slower or faster  principal  distributions  than  indicated  in the  tables  at the  various  constant percentages  of HEP and PPC  specified.  Any  difference  between  the  assumptions  and the actual  characteristics  and  performance  of  the  mortgage  loans,  or  actual  prepayment experience,  will affect the  percentages of initial  Certificate  Principal  Balance of the
certificates   outstanding  over  time  and  the  weighted  average  lives  of  the  offered certificates.

      Subject to the foregoing  discussion and  assumptions,  the following  tables indicate the weighted average lives of the offered  certificates and set forth the percentages of the
initial  Certificate   Principal  Balance  of  those  offered  certificates  that  would  be outstanding  after each of the distribution  dates shown at various constant  percentages of
HEP and PPC.

                                              S-87

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                              Class A-1 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                    0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption for           0%      50%    75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................    98     73    60     47    33     20
April 2008........................    97     32     3      0     0      0
April 2009........................    95      0     0      0     0      0
April 2010........................    94      0     0      0     0      0
April 2011........................    92      0     0      0     0      0
April 2012........................    90      0     0      0     0      0
April 2013........................    87      0     0      0     0      0
April 2014........................    85      0     0      0     0      0
April 2015........................    81      0     0      0     0      0
April 2016........................    78      0     0      0     0      0
April 2017........................    74      0     0      0     0      0
April 2018........................    70      0     0      0     0      0
April 2019........................    65      0     0      0     0      0
April 2020........................    59      0     0      0     0      0
April 2021........................    30      0     0      0     0      0
April 2022........................    24      0     0      0     0      0
April 2023........................    18      0     0      0     0      0
April 2024........................    11      0     0      0     0      0
April 2025........................     3      0     0      0     0      0
April 2026........................     0      0     0      0     0      0
April 2027........................     0      0     0      0     0      0
April 2028........................     0      0     0      0     0      0
April 2029........................     0      0     0      0     0      0
April 2030........................     0      0     0      0     0      0
April 2031........................     0      0     0      0     0      0
April 2032........................     0      0     0      0     0      0
April 2033........................     0      0     0      0     0      0
April 2034........................     0      0     0      0     0      0
April 2035........................     0      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       13.15  1.63  1.22   1.00  0.85   0.75
(to maturity)(1)......................
Weighted     Average     Life       13.15  1.63  1.22   1.00  0.85   0.75
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-88

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class A-2 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                    0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption for           0%      50%    75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100     73    44     17
April 2009........................   100    100    58     23     0      0
April 2010........................   100     70    44     23     0      0
April 2011........................   100     56    31     14     0      0
April 2012........................   100     45    21      7     0      0
April 2013........................   100     35    13      1     0      0
April 2014........................   100     28     8      0     0      0
April 2015........................   100     21     3      0     0      0
April 2016........................   100     16     0      0     0      0
April 2017........................   100     11     0      0     0      0
April 2018........................   100      8     0      0     0      0
April 2019........................   100      4     0      0     0      0
April 2020........................   100      2     0      0     0      0
April 2021........................   100      0     0      0     0      0
April 2022........................   100      0     0      0     0      0
April 2023........................   100      0     0      0     0      0
April 2024........................   100      0     0      0     0      0
April 2025........................   100      0     0      0     0      0
April 2026........................    94      0     0      0     0      0
April 2027........................    84      0     0      0     0      0
April 2028........................    72      0     0      0     0      0
April 2029........................    63      0     0      0     0      0
April 2030........................    55      0     0      0     0      0
April 2031........................    46      0     0      0     0      0
April 2032........................    37      0     0      0     0      0
April 2033........................    26      0     0      0     0      0
April 2034........................    15      0     0      0     0      0
April 2035........................     2      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       24.49  6.50   4.33  3.03   2.07  1.76
(to maturity)(1)......................
Weighted     Average     Life       24.48  6.45   4.30  3.00   2.07  1.76
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-89

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class A-3 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                    0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption  for          0%      50%    75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100    46      0
April 2010........................   100    100   100    100    46      0
April 2011........................   100    100   100    100    46      0
April 2012........................   100    100   100    100    46      0
April 2013........................   100    100   100    100    46      0
April 2014........................   100    100   100     77    33      0
April 2015........................   100    100   100     54    21      0
April 2016........................   100    100    99     38    12      0
April 2017........................   100    100    75     26     3      0
April 2018........................   100    100    57     19     0      0
April 2019........................   100    100    44     11     0      0
April 2020........................   100    100    33      4     0      0
April 2021........................   100     74    17      0     0      0
April 2022........................   100     60    10      0     0      0
April 2023........................   100     49     4      0     0      0
April 2024........................   100     39     0      0     0      0
April 2025........................   100     31     0      0     0      0
April 2026........................   100     25     0      0     0      0
April 2027........................   100     19     0      0     0      0
April 2028........................   100     14     0      0     0      0
April 2029........................   100      8     0      0     0      0
April 2030........................   100      2     0      0     0      0
April 2031........................   100      0     0      0     0      0
April 2032........................   100      0     0      0     0      0
April 2033........................   100      0     0      0     0      0
April 2034........................   100      0     0      0     0      0
April 2035........................   100      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life      29.54  17.83 12.96   9.84   5.80   2.42
(to maturity)(1)......................
Weighted     Average     Life      28.76  12.84  8.59   6.34   3.84   2.42
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-90

              Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-1 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                       0%  11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment     Assumption    for       0%    50%   75%   100%   125%  150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100     97
April 2010........................   100    100    70     75   100     97
April 2011........................   100     85    53     32   100     79
April 2012........................   100     71    40     22    46     45
April 2013........................   100     59    31     15    13     26
April 2014........................   100     49    23     11     5     12
April 2015........................   100     41    18      7     3      2
April 2016........................   100     34    13      5     0      0
April 2017........................   100     28    10      4     0      0
April 2018........................   100     23     8      2     0      0
April 2019........................   100     19     6      0     0      0
April 2020........................   100     16     5      0     0      0
April 2021........................   100     10     1      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      7     0      0     0      0
April 2024........................   100      5     0      0     0      0
April 2025........................   100      4     0      0     0      0
April 2026........................   100      3     0      0     0      0
April 2027........................   100      3     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life      26.62  9.21   6.31   5.26   6.17  6.14
(to maturity)(1)......................
Weighted     Average     Life      26.50  8.50   5.70   4.78   4.84  3.80
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-91

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-2 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                      0%  11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption  for            0%     50%   75%   100%   125%  150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100    100
April 2010........................   100    100    70     47   100     67
April 2011........................   100     85    53     32    20     10
April 2012........................   100     71    40     22    11      6
April 2013........................   100     59    31     15     7      3
April 2014........................   100     49    23     11     5      0
April 2015........................   100     41    18      7     1      0
April 2016........................   100     34    13      5     0      0
April 2017........................   100     28    10      4     0      0
April 2018........................   100     23     8      0     0      0
April 2019........................   100     19     6      0     0      0
April 2020........................   100     16     5      0     0      0
April 2021........................   100     10     0      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      7     0      0     0      0
April 2024........................   100      5     0      0     0      0
April 2025........................   100      4     0      0     0      0
April 2026........................   100      3     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       26.62  9.19   6.30  5.08   5.06   4.41
(to  maturity)(1)......................
Weighted     Average     Life       26.50  8.50   5.69  4.62   4.66   3.84
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof, and should be read in conjunction therewith.

                                              S-92

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-3 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                       0% 11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption for              0%    50%   75%   100%   125%  150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100    100
April 2010........................   100    100    70     47    83     18
April 2011........................   100     85    53     32    18     10
April 2012........................   100     71    40     22    11      6
April 2013........................   100     59    31     15     7      0
April 2014........................   100     49    23     11     5      0
April 2015........................   100     41    18      7     0      0
April 2016........................   100     34    13      5     0      0
April 2017........................   100     28    10      2     0      0
April 2018........................   100     23     8      0     0      0
April 2019........................   100     19     6      0     0      0
April 2020........................   100     16     5      0     0      0
April 2021........................   100     10     0      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      7     0      0     0      0
April 2024........................   100      5     0      0     0      0
April 2025........................   100      4     0      0     0      0
April 2026........................   100      1     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life      26.62  9.16   6.30   4.98   4.66   3.94
(to maturity)(1)......................
Weighted     Average     Life      26.50  8.50   5.69   4.53   4.30   3.65
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-93

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-4 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                     0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption  for           0%    50%    75%    100%    125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100    100
April 2010........................   100    100    70     47    30     18
April 2011........................   100     85    53     32    18     10
April 2012........................   100     71    40     22    11      6
April 2013........................   100     59    31     15     7      0
April 2014........................   100     49    23     11     5      0
April 2015........................   100     41    18      7     0      0
April 2016........................   100     34    13      5     0      0
April 2017........................   100     28    10      0     0      0
April 2018........................   100     23     8      0     0      0
April 2019........................   100     19     6      0     0      0
April 2020........................   100     16     5      0     0      0
April 2021........................   100     10     0      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      7     0      0     0      0
April 2024........................   100      5     0      0     0      0
April 2025........................   100      3     0      0     0      0
April 2026........................   100      0     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life      26.62  9.14   6.28   4.92   4.47   3.74
(to maturity)(1)......................
Weighted     Average     Life      26.50  8.50   5.69   4.49   4.13   3.46
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-94

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-5 Certificates

Prepayment Assumption  for
Fixed-Rate Loans (HEP)
                                       0%  11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption  for             0%    50%   75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100    100
April 2010........................   100    100    70     47    30     18
April 2011........................   100     85    53     32    18     10
April 2012........................   100     71    40     22    11      6
April 2013........................   100     59    31     15     7      0
April 2014........................   100     49    23     11     1      0
April 2015........................   100     41    18      7     0      0
April 2016........................   100     34    13      4     0      0
April 2017........................   100     28    10      0     0      0
April 2018........................   100     23     8      0     0      0
April 2019........................   100     19     6      0     0      0
April 2020........................   100     16     1      0     0      0
April 2021........................   100     10     0      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      7     0      0     0      0
April 2024........................   100      5     0      0     0      0
April 2025........................   100      0     0      0     0      0
April 2026........................   100      0     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life      26.62  9.11   6.25  4.86    4.33   3.59
(to maturity)(1)......................
Weighted     Average     Life      26.50  8.50   5.69  4.45    4.00   3.33
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-95

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-6 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                      0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption  for            0%     50%   75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100     44
April 2010........................   100    100    70     47    30     18
April 2011........................   100     85    53     32    18     10
April 2012........................   100     71    40     22    11      2
April 2013........................   100     59    31     15     7      0
April 2014........................   100     49    23     11     0      0
April 2015........................   100     41    18      7     0      0
April 2016........................   100     34    13      0     0      0
April 2017........................   100     28    10      0     0      0
April 2018........................   100     23     8      0     0      0
April 2019........................   100     19     4      0     0      0
April 2020........................   100     16     0      0     0      0
April 2021........................   100     10     0      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      7     0      0     0      0
April 2024........................   100      *     0      0     0      0
April 2025........................   100      0     0      0     0      0
April 2026........................   100      0     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       26.61  9.06   6.21  4.81   4.22   3.48
(to maturity)(1)......................
Weighted     Average     Life       26.50  8.50   5.69  4.43   3.91   3.23
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

*   Indicates a number that is greater than zero but less than 0.5%.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-96

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-7 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                      0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption for             0%     50%   75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100     33
April 2010........................   100    100    70     47    30     18
April 2011........................   100     85    53     32    18     10
April 2012........................   100     71    40     22    11      0
April 2013........................   100     59    31     15     3      0
April 2014........................   100     49    23     11     0      0
April 2015........................   100     41    18      4     0      0
April 2016........................   100     34    13      0     0      0
April 2017........................   100     28    10      0     0      0
April 2018........................   100     23     6      0     0      0
April 2019........................   100     19     0      0     0      0
April 2020........................   100     16     0      0     0      0
April 2021........................   100     10     0      0     0      0
April 2022........................   100      8     0      0     0      0
April 2023........................   100      1     0      0     0      0
April 2024........................   100      0     0      0     0      0
April 2025........................   100      0     0      0     0      0
April 2026........................   100      0     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       26.61  9.00   6.16  4.75   4.11   3.37
(to maturity)(1)......................
Weighted     Average     Life       26.50  8.50   5.69  4.41   3.83   3.15
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-97

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-8 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                      0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption for             0%    50%   75%   100%   125%   150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100     33
April 2010........................   100    100    70     47    30     18
April 2011........................   100     85    53     32    18      7
April 2012........................   100     71    40     22    11      0
April 2013........................   100     59    31     15     0      0
April 2014........................   100     49    23      9     0      0
April 2015........................   100     41    18      0     0      0
April 2016........................   100     34    13      0     0      0
April 2017........................   100     28     8      0     0      0
April 2018........................   100     23     0      0     0      0
April 2019........................   100     19     0      0     0      0
April 2020........................   100     16     0      0     0      0
April 2021........................   100      8     0      0     0      0
April 2022........................   100      *     0      0     0      0
April 2023........................   100      0     0      0     0      0
April 2024........................   100      0     0      0     0      0
April 2025........................   100      0     0      0     0      0
April 2026........................   100      0     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       26.60  8.89   6.08  4.66   4.00   3.28
(to maturity)(1)......................
Weighted     Average     Life       26.50  8.50   5.69  4.38   3.78   3.10
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

*   Indicates a number that is greater than zero but less than 0.5%.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-98

                Percent of Initial Certificate Principal Balance Outstanding
                        at the Following Percentages of HEP and PPC

                                               Class M-9 Certificates

Prepayment Assumption for
Fixed-Rate Loans (HEP)
                                       0%   11.50% 17.25% 23.00% 28.75% 34.50%

Prepayment Assumption for              0%    50%   75%   100%    125%    150%
Adjustable-Rate Loans (PPC)

Distribution Date
Initial Percentage................   100%   100%  100%   100%  100%   100%
April 2007........................   100    100   100    100   100    100
April 2008........................   100    100   100    100   100    100
April 2009........................   100    100   100    100   100     33
April 2010........................   100    100    70     47    30     18
April 2011........................   100     85    53     32    18      0
April 2012........................   100     71    40     22     2      0
April 2013........................   100     59    31     15     0      0
April 2014........................   100     49    23      0     0      0
April 2015........................   100     41    18      0     0      0
April 2016........................   100     34     9      0     0      0
April 2017........................   100     28     0      0     0      0
April 2018........................   100     23     0      0     0      0
April 2019........................   100     19     0      0     0      0
April 2020........................   100     16     0      0     0      0
April 2021........................   100      0     0      0     0      0
April 2022........................   100      0     0      0     0      0
April 2023........................   100      0     0      0     0      0
April 2024........................   100      0     0      0     0      0
April 2025........................   100      0     0      0     0      0
April 2026........................   100      0     0      0     0      0
April 2027........................   100      0     0      0     0      0
April 2028........................   100      0     0      0     0      0
April 2029........................    94      0     0      0     0      0
April 2030........................    84      0     0      0     0      0
April 2031........................    73      0     0      0     0      0
April 2032........................    61      0     0      0     0      0
April 2033........................    47      0     0      0     0      0
April 2034........................    32      0     0      0     0      0
April 2035........................    16      0     0      0     0      0
April 2036........................     0      0     0      0     0      0

Weighted     Average     Life       26.58  8.83   5.95  4.57   3.89   3.18
(to maturity)(1)......................
Weighted     Average     Life       26.50  8.50   5.69  4.38   3.73   3.05
(to call)(1)(2).......................
_______________________
(1) The   weighted   average   life  of  an  offered   certificate   is   determined   by
    (i) multiplying  the net reduction,  if any, of the Certificate  Principal Balance by the number of years  from the date of  issuance  of the  offered  certificate  to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal  Balance  described in (i) above.
(2) The weighted average life to call assumes that the optional termination is exercised.

This  table  has  been  prepared  based on the  structuring  assumptions,  including  the assumptions  regarding the  characteristics  and  performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof,  and should be read in conjunction therewith.

                                              S-99

                                    Pooling and Servicing Agreement

General

      The certificates will be issued pursuant to the pooling and servicing  agreement dated as of April 1,  2006,  among the depositor,  the master servicer and the trustee.  Reference is made to the  prospectus  for important  information in addition to that set forth in this prospectus  supplement  regarding  the terms and  conditions  of the pooling  and  servicing agreement  and the offered  certificates.  The  trustee,  or any of its  affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates  with the same  rights as it would  have if it were not  trustee.  The  offered  certificates  will be transferable  and  exchangeable at the corporate trust office of the trustee.  The depositor will provide a prospective or actual certificateholder,  without charge, on written request, a copy,  without  exhibits,  of the  pooling and  servicing  agreement.  Requests  should be addressed to the President,  Residential Asset Securities Corporation,  8400 Normandale Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  In  addition  to the  circumstances described in the  prospectus,  the  depositor may terminate the trustee for cause under some circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

Custodial Arrangements

      The trustee will be directed to appoint  Wells Fargo Bank,  N.A. to serve as custodian of the mortgage  loans.  The  custodian is not an  affiliate  of the  depositor,  the master servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage loans.  The  custodian  will  maintain  mortgage  loan files that  contain  originals of the notes,  mortgages,  assignments and allonges in vaults located at the sponsor's  premises in
Minnesota.  Only the  custodian  has access to these  vaults.  A shelving and filing  system segregates  the files  relating  to the  mortgage  loans from other  assets  serviced by the master servicer.

The Master Servicer and Subservicer

      Residential Funding Corporation,  an indirect wholly-owned subsidiary of GMAC Mortgage
Group,  Inc.  and an  affiliate  of the  depositor,  will  act as  master  servicer  for the certificates  under the  pooling  and  servicing  agreement.  For a general  description  of
Residential Funding Corporation and its activities,  see "Residential  Funding  Corporation"
in the prospectus.

      Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will  be responsible  for master  servicing the mortgage  loans.  Master  servicing  responsibilities include:

o     receiving funds from subservicers;
o     reconciling servicing activity with respect to the mortgage loans;
o     calculating remittance amounts to certificateholders;
o     sending remittances to the trustee for distributions to certificateholders;
o     investor and tax reporting;
o     coordinating loan repurchases;

                                              S-100

o     oversight of all servicing activity, including subservicers;
o     following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
o     approval of loss mitigation strategies;
o     management and liquidation of mortgaged  properties acquired by foreclosure or deed in lieu of foreclosure; and
o     providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

      The master servicer may, from time to time,  outsource certain of its master servicing functions,  such as foreclosure  management,  although any such outsourcing will not relieve the master  servicer of any of its  responsibilities  or  liabilities  under the pooling and servicing agreement.

      For a general description of the master servicer and its activities,  see "Sponsor and
Master  Servicer"  in this  prospectus  supplement.  For a general  description  of material terms  relating  to the master  servicer's  removal or  replacement,  see "The  Pooling  and
Servicing Agreement"--Rights Upon Event of Default" in the prospectus.

      Subservicer.  Mortgage  Lenders  Network USA, Inc. will subservice all of the mortgage loans  pursuant  to the terms of a  subservicing  agreement  with the master  servicer.  The subservicer is generally responsible for the following duties:

o     communicating with borrowers;
o     sending monthly remittance statements to borrowers;
o     collecting payments from borrowers;
o     recommending  a loss  mitigation  strategy for borrowers  who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
o     accurate  and  timely  accounting,  reporting  and  remittance  of the  principal  and interest portions of monthly installment payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
o     accurate and timely accounting and  administration of escrow and impound accounts,  if applicable;
o     accurate and timely reporting of negative amortization amounts, if any;
o     paying escrows for borrowers, if applicable;
o     calculating and reporting payoffs and liquidations;
o     maintaining an individual file for each loan;
o     maintaining primary mortgage insurance commitments or certificates if required; and
o     filing any primary mortgage insurance claims.

      For  more  information   about  the  subservicer  see  "Description  of  the  Mortgage
Pool--Origination and Servicing" in this prospectus supplement.

                                              S-101

Servicing and Other Compensation and Payment of Expenses

      The  servicing  fee  consists  of (a)  servicing  compensation  payable  to the master servicer  for its  master  servicing  activities,  and (b)  subservicing  and other  related compensation payable to the subservicer,  including compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no  subservicer.  The servicing fee rate in  respect of each  mortgage  loan will be  0.5500%  per annum of the  outstanding principal  balance of that mortgage loan. The primary  compensation to be paid to the master servicer for its master  servicing  activities,  which is included in the rate  described in the preceding  sentence,  will be 0.0500% per annum of the outstanding  principal balance of each  mortgage  loan.  The master  servicer is obligated to pay specified  ongoing  expenses associated  with the trust and  incurred  by the  master  servicer  in  connection  with its responsibilities  under  the  pooling  and  servicing  agreement.  See  "Description  of the
Certificates--Spread"  and  "--Withdrawals  from the Custodial  Account" in the prospectus for
information   regarding  other  possible   compensation  to  the  master  servicer  and  the
subservicer and for information regarding expenses payable by the master servicer.

      The following  table sets forth the fees and expenses that are payable out of payments
on  the   mortgage   loans,   prior  to   payments  of  interest   and   principal   to  the
certificateholders:

---------------------------------------------------------------------------------
        Description                   Amount                Receiving Party

---------------------------------------------------------------------------------
Master Servicer Fee         0.0500% per annum of the         Master Servicer
                            principal balance of each
                            mortgage loan
---------------------------------------------------------------------------------
Subservicer Fee             0.5000% per annum of the         Subservicer
                            principal balance of each
                            mortgage loan serviced by
                            a subservicer
---------------------------------------------------------------------------------

      In addition,  the master  servicer or the subservicer may recover from payments on the mortgage  loans or  withdraw  from the  Custodial  Account  the amount of any  Advances  and
Servicing Advances  previously made,  interest and investment income,  foreclosure  profits, indemnification  payments  payable  under the pooling and servicing  agreement,  and certain other servicing expenses, including foreclosure expenses.

Voting Rights

      Some actions  specified in the prospectus that may be taken by holders of certificates evidencing a specified  percentage of all  undivided  interests in the trust may be taken by holders of  certificates  entitled in the aggregate to such percentage of the voting rights.
98% of all voting  rights will be  allocated  among all holders of the Class A  Certificates and Class M  Certificates  in proportion  to their then  outstanding  Certificate  Principal
Balances,  1% of all  voting  rights  will  be  allocated  to the  holders  of the  Class SB
Certificates  and 1% of all voting  rights  will be  allocated  to  holders  of the  Class R
Certificates.  The percentage  interest of an offered certificate is equal to the percentage obtained by dividing the initial  Certificate  Principal  Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

                                              S-102

Termination

      The  circumstances  under which the  obligations  created by the pooling and servicing agreement  will terminate in respect of the  certificates  are described in "The Pooling and
Servicing  Agreement--Termination;  Retirement of Certificates" in the prospectus. The master servicer will have the option on any  distribution  date when the aggregate Stated Principal
Balance of the  mortgage  loans  after  giving  effect to  distributions  to be made on that distribution  date is less  than  10% of the  initial  aggregate  principal  balance  of the mortgage  loans as of the cut-off  date,  (i) to purchase all remaining  mortgage  loans and other  assets in the trust  related  thereto,  thereby  effecting  early  retirement  of the certificates, or (ii) to purchase in whole, but not in part, the certificates.

      Any such  purchase  of the  mortgage  loans  and other  assets  of the  trust  related thereto,  shall  be made at a price  equal to the sum of (a)  100% of the  unpaid  principal balance of each  mortgage  loan or, if less than such  unpaid  principal  balance,  the fair market value of the related  underlying  mortgaged  properties  with respect to the mortgage loans, as to which title to such underlying mortgaged  properties has been acquired,  net of any  unreimbursed  Advance  attributable to principal,  as of the date of repurchase and (b)
accrued interest  thereon at the Net Mortgage Rate, to, but not including,  the first day of the month in which the  repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include  certain  amounts owed by Residential  Funding
Corporation,  under  the  terms  of the  agreement  pursuant  to which  Residential  Funding
Corporation  will sell the mortgage loans to the  depositor,  that remain unpaid on the date of the optional termination.

      Distributions  on the certificates in respect of any optional  termination  related to the mortgage loans will be paid,  first,  to the Class A  Certificates  on a pro rata basis, the outstanding  Certificate  Principal Balance thereof,  plus Accrued Certificate  Interest thereon  for  the  related  Interest  Accrual  Period  and  any  previously  unpaid  Accrued
Certificate  Interest,  second,  to the  Class M  Certificates  in their  order  of  payment priority,  the outstanding  Certificate  Principal Balance thereof, plus Accrued Certificate
Interest thereon for the related  Interest Accrual Period and any previously  unpaid Accrued
Certificate  Interest,  third, to the Class A  Certificates  and Class M  Certificates,  the
amount of any Prepayment  Interest  Shortfalls  allocated thereto for such distribution date or  remaining  unpaid  from prior  distribution  dates and accrued  interest  thereon at the applicable  Pass-Through Rate, on a pro rata basis based on Prepayment  Interest  Shortfalls allocated  thereto for such  distribution  date or remaining unpaid from prior  distribution dates and fourth,  to the Class SB  Certificates and Class R  Certificates.  The proceeds of any  such  distribution  may  not  be  sufficient  to  distribute  the  full  amount  to the certificates  if the  purchase  price  is  based  in part on the  fair  market  value of any underlying  mortgaged  property  and such fair market  value is less than 100% of the unpaid principal balance of the related mortgage loan.

      Any such  purchase  of the  certificates  as  discussed  above will be made at a price equal to 100% of the Certificate  Principal  Balance of each class of certificates  plus one month's interest accrued thereon at the applicable  Pass-Through Rate,  including any unpaid
Prepayment Interest Shortfalls and accrued interest thereon,  and any previously accrued and unpaid  interest,  but not  including  any  current  Relief  Act  Shortfalls  or Basis  Risk
Shortfalls or  reimbursement  of the  principal  portion of any Realized  Losses  previously
allocated   thereto   that  remain   unreimbursed.   Promptly   upon  the  purchase  of  the
certificates,  the master  servicer,  will retire the REMICs in accordance with the terms of the pooling and servicing  agreement.  Upon  presentation  and surrender of the certificates in connection with their purchase,  the holders of the offered  certificates will receive an amount equal to the Certificate  Principal  Balance of their class plus one month's interest at the related  Pass-Through  Rate accrued thereon plus any Prepayment  Interest  Shortfalls and  previously  accrued and unpaid  interest,  but not  including  any  current  Relief Act
Shortfalls  or Basis  Risk  Shortfalls  or  reimbursement  of the  principal  portion of any
Realized Losses previously allocated thereto that remain unreimbursed.

                                              S-103

The Trustee

      U.S. Bank  National  Association,  or U.S.  Bank,  will act as trustee,  registrar and paying agent under the pooling and  servicing  agreement.  U.S.  Bank is a national  banking association and a wholly-owned  subsidiary of U.S. Bancorp, which is currently ranked as the sixth  largest bank holding  company in the United States with total assets  exceeding  $209
billion  as  of   December 31,   2005.  As  of  December 31,   2005,  U.S.   Bancorp  served
approximately  13.4 million  customers,  operated  2,419 branch offices in 24 states and had over 51,000  employees.  A network of specialized  U.S.  Bancorp  offices across the nation, inside and  outside  its  24-state  footprint,  provides a  comprehensive  line of  banking,
brokerage,  insurance,   investment,  mortgage,  trust  and  payment  services  products  to consumers, businesses, governments and institutions.

      U.S. Bank's  corporate trust business has offices in 31 U.S.  cities.  The pooling and servicing  agreement will be administered from U.S. Bank's corporate trust office located at
60 Livingston Avenue, St. Paul, Minnesota 55107.

      U.S. Bank has provided  corporate trust services since 1924. As of December 31,  2005,
U.S.  Bank was  acting  as  trustee  with  respect  to  approximately  54,019  issuances  of securities  with an aggregate  outstanding  principal  balance of over $1.5  trillion.  This
portfolio  includes  corporate  and  municipal  bonds,   mortgage-backed   and  asset-backed
securities and collateralized debt obligations.

      On December 30, 2005, U.S. Bank purchased the corporate  trust and structured  finance
trust  services   businesses  of  Wachovia   Corporation.   Following  the  closing  of  the
transaction,  the Wachovia affiliate named as fiduciary or agent, as applicable,  under each client  agreement  will  continue  in that role until  U.S.  Bank  succeeds  to that role in accordance with the terms of the governing instrument or agreement and applicable law.

      As of December  31,  2005,  U.S.  Bank (and its  affiliate  U.S.  Bank Trust  National
Association)   was  acting  as  trustee  on   approximately   258   issuances  of  sub-prime
mortgage-backed  securities with an outstanding aggregate principal balance of approximately
$51,823,000,000.

      Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee  will perform  only such duties as are  specifically  set forth  in the  pooling  and  servicing  agreement.  If an  event of  default  occurs  and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain qualifications and exceptions specified in the pooling and servicing agreement,  the trustee will be liable for its own negligent  action,  its own negligent  failure to act and its own willful misconduct for actions.

                                              S-104

      The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting  funds from the master servicer to distribute to  certificateholders  at the direction of the master servicer,  providing  certificateholders  and applicable  rating agencies with monthly  distribution  statements  and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master servicer as a result of any such default at the direction of the holders of  certificates  evidencing  not less than 51%
of the  aggregate  voting  rights of the  issuing  entity,  appointing  a  successor  master servicer, and effecting any optional termination of the trust.

      The initial master servicer will pay to the trustee  reasonable  compensation  for its services  and  reimburse  the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and servicing  agreement, except any such  expense  as may arise  from the  trustee's  negligence  or bad  faith.  The master  servicer  has also  agreed to  indemnify  the  trustee  for any losses and  expenses incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the depositor  will be obligated to appoint a  successor  trustee.  The  depositor  may also  remove the  trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if  the  trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the depositor  will be  obligated  to  appoint a  successor  trustee.  The  trustee  may also be removed  at any time by the  holders  of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the appointment by the successor trustee.

      Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

Legal Proceedings

      There are no material pending legal or other proceedings  involving the mortgage loans or  Residential  Funding  Corporation,  as sponsor and master  servicer,  Residential  Asset
Securities  Corporation as depositor,  RASC Series  2006-EMX3  Trust as the issuing  entity,
Mortgage Lenders Network USA, Inc., as subservicer,  or other parties described in Item 1117 of Regulation  AB that,  individually  or in the  aggregate,  would have a material  adverse impact on investors in these certificates.

      Residential  Funding  Corporation  is  currently  party to various  legal  proceedings arising from time to time in the ordinary  course of its business,  some of which purport to be  class  actions.  Based  on  information  currently  available,  it  is  the  opinion  of
Residential  Funding  Corporation that the eventual  outcome of any currently  pending legal proceeding,  individually  or in the aggregate,  will not have a material  adverse effect on their  ability  to  perform  their  obligations  in  relation  to  the  mortgage  loans.  No assurance,  however,  can be given that the final  outcome of these  legal  proceedings,  if unfavorable,  either  individually  or in the aggregate,  would not have a material  adverse impact on Residential  Funding  Corporation.  Any such  unfavorable  outcome could adversely affect the  ability of  Residential  Funding  Corporation  to perform  its master  servicing duties  with  respect to the  mortgage  loans and  potentially  lead to the  replacement  of
Residential Funding Corporation with a successor master servicer.

                                              S-105

      Mortgage  Lenders  Network USA, Inc. is currently  party to various legal  proceedings arising from time to time in the ordinary  course of its business,  some of which purport to be class actions.  Based on information  currently available,  it is the opinion of Mortgage
Lenders  Network  USA,  Inc.  that the  eventual  outcome  of any  currently  pending  legal proceeding,  individually  or in the aggregate,  will not have a material  adverse effect on their  ability  to  perform  their  obligations  in  relation  to  the  mortgage  loans.  No assurance,  however,  can be given that the final  outcome of these  legal  proceedings,  if unfavorable,  either  individually  or in the aggregate,  would not have a material  adverse impact on Mortgage  Lenders Network USA, Inc. Any such  unfavorable  outcome could adversely affect the ability of Mortgage  Lenders  Network USA, Inc. to perform its  servicing  duties with respect to the mortgage loans.

                                Material Federal Income Tax Consequences

      The  following is a general  discussion of  anticipated  material  federal  income tax consequences of the purchase,  ownership and disposition of the  certificates  offered under this prospectus supplement.

      Upon issuance of the certificates,  Orrick, Herrington & Sutcliffe LLP, counsel to the depositor,  will deliver its opinion generally to the effect that,  assuming compliance with all provisions of the pooling and servicing agreement,  for federal income tax purposes, the trust,  exclusive  of the yield  maintenance  agreement,  will qualify as one or more REMICs under the Internal Revenue Code.

      For federal income tax purposes:

      o     the Class R Certificates will constitute the "residual interests" in the REMICs; and

      o     each class of Class A  Certificates,  Class M  Certificates and Class SB  Certificates
            will  represent  ownership of "regular  interests" in a REMIC and will generally be treated as debt instruments of a REMIC and, in addition,  an ownership  interest in the yield maintenance agreement (which is an interest rate cap agreement).

      See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax reporting purposes,  the offered certificates may be treated as having been issued with original  issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of market discount and premium,  if any, for federal income tax  purposes  will be based on the  assumption  that  subsequent  to the date of any determination  the fixed-rate  mortgage loans will prepay at a rate equal to 23% HEP and the adjustable-rate  mortgage  loans will prepay at a rate equal to 100% PPC. No  representation is made that the  mortgage  loans  will  prepay at those  rates or at any  other  rate.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners  of REMIC  Regular
Certificates--Original Issue Discount" in the prospectus.

                                              S-106

      The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their certificates in accordance with the accrual method of accounting.

      The IRS has  issued  the  OID  Regulations  under  sections  1271 to 1275 of the  Code
generally   addressing  the  treatment  of  debt  instruments  issued  with  original  issue discount.  Purchasers of the offered  certificates  should be aware that  Section 1272(a)(6)
of the Code and the OID  Regulations do not adequately  address some issues  relevant to, or applicable  to,  prepayable  securities  bearing an adjustable  rate of interest such as the offered certificates.  In the absence of other authority,  the master servicer intends to be guided by certain  principles of the OID  Regulations  applicable  to  adjustable  rate debt instruments  in  determining  whether  such  certificates  should be treated as issued  with original issue discount and in adapting the provisions of  Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to  certificateholders  and the IRS. Because of the uncertainties  concerning the application of  Section 1272(a)(6)  of the Code to such  certificates and because the rules relating to debt instruments  having an adjustable  rate of interest are limited in their  application  in ways that could  preclude their  application to such  certificates  even in the absence of  Section 1272(a)(6)  of the
Code,  the IRS could assert that the offered  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having  been  issued  with original issue discount.  Prospective  purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      Each  holder  of an  offered  certificate  is deemed  to own an  undivided  beneficial ownership  interest in two assets,  a REMIC  regular  interest  and an interest in the yield maintenance  agreement.  The treatment of amounts  received by an offered  certificateholder under  such  certificateholder's  right  to  receive  payments  under  a  yield  maintenance agreement will depend on the portion, if any, of such offered  certificateholder's  purchase
price  allocable  thereto.   Under  the  REMIC  regulations,   each  holder  of  an  offered
certificate  must  allocate its purchase  price for that  certificate  between its undivided interest in the REMIC regular  interest and its  undivided  interest in the right to receive payments under the yield  maintenance  agreement in accordance with the relative fair market values of each  property  right.  The  trustee  intends to treat  distributions  made to the holders  of  the  offered  certificates  with  respect  to  the  payments  under  the  yield maintenance  agreement  as  includible  in income based on the tax  regulations  relating to notional  principal  contracts.  The OID regulations  provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly  discloses on its tax return  that its  allocation  is  different  from the  trust's  allocation.  Under the REMIC regulations,  the master servicer is required to account for the REMIC regular  interest and the right to receive  payments under the yield  maintenance  agreement as discrete  property rights.  It is  possible  that the right to  receive  payments  under the yield  maintenance agreement  could be treated as a partnership  among the holders of the offered  certificates and  Class SB  Certificates,  in which case  holders of the  offered  certificates  would be subject to  potentially  different  timing of income  and  foreign  holders  of the  offered certificates  could be subject to  withholding  in respect of any  payments  under the yield maintenance  agreement.  Holders of the offered  certificates  are advised to consult  their own tax advisors  regarding the allocation of issue price,  timing,  character and source of income  and  deductions  resulting  from  the  ownership  of  their  certificates.  Treasury regulations have been promulgated under  Section 1275 of the Internal Revenue Code generally providing  for the  integration  of a  "qualifying  debt  instrument"  with a  hedge  if the combined cash flows of the  components are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However, such regulations  specifically disallow integration of debt instruments subject to  Section 1272(a)(6)  of the Internal Revenue Code. Therefore,
holders of the offered  certificates  will be unable to use the integration  method provided for under such regulations  with respect to such  certificates.  If the trustee's  treatment of payments under the yield  maintenance  agreement is respected,  ownership of the right to the payments under the yield maintenance  agreement will  nevertheless  entitle the owner to amortize the separate price paid for the right to the payments  under the yield  maintenance agreement under the notional principal contract regulations.

                                              S-107

      In the event  that the  right to  receive  the  payments  under the yield  maintenance agreement  is  characterized  as a "notional  principal  contract"  for  federal  income tax purposes,  upon the sale of an offered certificate,  the amount of the sale allocated to the selling  certificateholder's right to receive payments under the yield maintenance agreement
would  be  considered  a  "termination   payment"  under  the  notional  principal  contract
regulations allocable to the related certificate.  An offered  certificateholder  would have gain or loss from such a  termination  of the right to receive  distributions  in respect of the payments under the yield maintenance  agreement equal to (i) any termination  payment it received  or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the certificateholder  upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

      Gain or loss realized upon the termination of the right to receive  payments under the yield  maintenance  agreement will  generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift  institution,  Internal  Revenue Code  Section 582(c)  would likely not apply to treat such gain or loss as ordinary.

      This  paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to payments  under the yield  maintenance  agreement.  That portion of the offered  certificates will be treated as assets described in  Section 7701(a)(19)(C)  of the
Internal  Revenue Code and "real estate assets" under  Section 856(c)(4)(A)  of the Internal
Revenue  Code  generally  in the same  proportion  that the assets of the trust  would be so treated.  In  addition,  interest on the offered  certificates,  exclusive  of any  interest received from the yield maintenance  agreement,  will be treated as "interest on obligations secured by mortgages on real property" under  Section 856(c)(3)(B)  of the Internal  Revenue
Code  generally  to the extent that such  offered  certificates  are treated as "real estate assets" under  Section 856(c)(4)(A)  of the Internal Revenue Code.  Moreover,  the specified portion of the offered  certificates  will be  "qualified  mortgages"  within the meaning of
Section 860G(a)(3)  of the Internal Revenue Code. However,  prospective investors in offered certificates  that will be generally  treated as assets described in  Section 860G(a)(3)  of the Internal Revenue Code should note that,  notwithstanding such treatment,  any repurchase of such a  certificate  pursuant  to the right of the master  servicer or the  depositor  to repurchase such offered  certificates may adversely affect any REMIC that holds such offered certificates  if such  repurchase  is made under  circumstances  giving rise to a Prohibited
Transaction  Tax. See  "Pooling  and  Servicing  Agreement--Termination"  in this  prospectus
supplement  and  "Material  Federal  Income  Tax   Consequences--REMICs--Characterization   of
Investments in REMIC Certificates" in the prospectus.

                                              S-108

      The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their  certificates  in accordance  with the accrual  method of  accounting.  As noted above,  each holder of an offered  certificate  will be required to allocate a portion of the purchase price paid for its  certificates to the right to receive payments in respect of the yield  maintenance  agreement.  The value of the right to receive  any such  payments under the yield  maintenance  agreement  is a  question  of fact  which  could be subject to
differing  interpretations.   Because  the  rights  to  receive  payments  under  the  yield maintenance  agreement  is treated  as a  separate  right of the  offered  certificates  not payable by any REMIC,  such  right  will not be treated as a  qualifying  asset for any such certificateholder  that is a mutual savings bank,  domestic  building and loan  association, real estate  investment  trust, or real estate mortgage  investment  conduit and any amounts received  in respect  thereof  will not be  qualifying  real  estate  income for real estate investment trusts.

      If penalties were asserted against  purchasers of the offered  certificates in respect of their  treatment  of the  offered  certificates  for tax  purposes,  the  summary  of tax considerations  contained,  and the opinions  stated,  herein and in the  prospectus may not meet the conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

      For further information  regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in the prospectus.

                                            Use of Proceeds

      The net  proceeds  from  the  sale  of the  offered  certificates  will be paid to the depositor.  The  depositor  will use the  proceeds to  purchase  the  mortgage  loans or for general corporate purposes.  See "Method of Distribution" in this prospectus supplement.

                                         Method of Distribution

      Subject  to the terms and  conditions  set forth in an  underwriting  agreement  dated
April 7, 2006,  Residential Funding Securities Corporation and Citigroup Global Markets Inc.
have  severally  each agreed to purchase,  and the depositor has agreed to sell, 50% of each class of the offered certificates.

      It is  expected  that  delivery  of the  offered  certificates  will be  made  only in book-entry  form  through  the Same Day  Funds  Settlement  System of DTC,  Clearstream  and
Euroclear on or about  April 21,  2006,  against payment  therefor in immediately  available funds.

      The  underwriting  agreement  provides that the obligation of the  underwriters to pay for and accept delivery of the offered  certificates is subject to, among other things,  the receipt  of  legal  opinions  and to the  conditions,  among  others,  that  no  stop  order suspending the effectiveness of the depositor's  registration  statement shall be in effect, and that no  proceedings  for such  purpose  shall be pending  before or  threatened  by the
Securities and Exchange Commission.

      The distribution of the offered  certificates by the underwriters may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be determined  at the time of sale.  Proceeds  to the  depositor  from the sale of the  offered certificates,  before  deducting  expenses  payable by the depositor,  will be approximately
        % of the aggregate Certificate  Principal Balance of the offered  certificates.  The underwriters  may effect  these  transactions  by selling  the  offered  certificates  to or through  dealers,  and these dealers may receive  compensation  in the form of  underwriting discounts,  concessions or commissions  from the underwriters for whom they act as agent. In connection  with the sale of the offered  certificates,  the  underwriters  may be deemed to have  received  compensation  from the depositor in the form of  underwriting  compensation.
The  underwriters and any dealers that participate with the underwriters in the distribution of the offered  certificates are also  underwriters  under the Securities Act of 1933. Under the Securities Act of 1933 any profit on the resale of the offered  certificates  positioned by an underwriter would be underwriting  compensation in the form of underwriting  discounts and commissions under the Securities Act of 1933, as amended.

                                              S-109

      The   underwriting   agreement   provides  that  the  depositor   will  indemnify  the
underwriters,  and that under limited  circumstances  the  underwriters  will  indemnify the depositor,  against some civil  liabilities  under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

      There  can  be no  assurance  that  a  secondary  market  for  any  class  of  offered certificates  will  develop  or, if it does  develop,  that it will  continue.  The  offered certificates  will  not  be  listed  on any  securities  exchange.  The  primary  source  of information  available to investors  concerning the offered certificates will be the monthly statements  discussed in the prospectus under  "Description of the  Certificates--Reports  to
Certificateholders,"  which will include information as to the outstanding principal balance of each  class of  offered  certificates.  There  can be no  assurance  that any  additional information  regarding the offered  certificates will be available through any other source.
In addition,  the depositor is not aware of any source through which price information about the offered  certificates  will be  generally  available  on an ongoing  basis.  The limited nature of information  regarding the offered certificates may adversely affect the liquidity of the  offered  certificates,  even if a  secondary  market  for the  offered  certificates becomes available.

      Residential Funding Securities  Corporation is an affiliate of the master servicer and the  depositor.  Residential  Funding  Securities  Corporation  is also  known  as GMAC  RFC
Securities.

                                             Legal Opinions

      Legal  matters  concerning  the  offered  certificates  will be  passed  upon  for the depositor and Residential Funding Securities  Corporation by Orrick,  Herrington & Sutcliffe
LLP, New York,  New York and for Citigroup  Global  Markets Inc. by Thacher  Proffitt & Wood
llp, New York, New York.

                                              S-110

                                          Ratings

      It is a condition  of the issuance of the offered  certificates  that they be rated as indicated on page S-6 of this prospectus supplement by Standard & Poor's and Moody's.

      The ratings do not address the  possibility  that  certificateholders  might  suffer a lower than anticipated  yield due to non-credit  events.  A securities  rating addresses the likelihood of the receipt by the holders of the offered  certificates  of  distributions  on the  mortgage  loans.  The rating takes into  consideration  the  structural,  legal and tax aspects associated with the offered  certificates.  The ratings on the offered  certificates do not  constitute  statements  regarding  the  possibility  that the holders of the offered certificates might realize a lower than anticipated  yield. In addition,  the ratings do not address  the  likelihood  of the receipt of any  amounts in respect of  Prepayment  Interest
Shortfalls,  Relief Act  Shortfalls  or Basis Risk  Shortfalls.  A security  rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating  organization.  Each security rating should be evaluated independently  of any  other  security  rating.  In the  event  that the  ratings  initially assigned to the offered  certificates are subsequently  lowered for any reason, no person or entity is obligated to provide any additional  support or credit enhancement with respect to the offered certificates.

      The  depositor has not  requested a rating on the offered  certificates  by any rating agency other than  Standard & Poor's and Moody's.  However,  there can be no assurance as to whether  any other  rating  agency  will rate any class of offered  certificates,  or, if it does,  what rating would be assigned by any such other rating agency.  A rating on any class of offered  certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to that class of offered certificates by Standard & Poor's and Moody's.

      The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any  certificates  are outstanding.  The rating agencies may raise, lower,  suspend,  place on watch for a possible ratings upgrade,  affirmation or downgrade,  or withdraw a rating at any time, in their sole discretion.

                                            Legal Investment

      The  offered  certificates  will not  constitute  "mortgage  related  securities"  for
purposes   of  SMMEA.   The   depositor   makes  no   representations   as  to  the   proper
characterization  of any class of the offered  certificates  for legal  investment  or other purposes,  or as to the ability of particular investors to purchase any class of the offered certificates  under  applicable  legal  investment  restrictions.  These  uncertainties  may adversely  affect the  liquidity  of any class of  offered  certificates.  Accordingly,  all
institutions  whose  investment   activities  are  subject  to  legal  investment  laws  and regulations,  regulatory  capital  requirements  or review  by  regulatory  authorities  are encouraged to consult with their legal  advisors in  determining  whether and to what extent any class of the  offered  certificates  constitutes  a legal  investment  or is  subject to investment, capital or other restrictions.

                                              S-111

      One or more classes of the offered  certificates may be viewed as "complex securities"
under  TB13a and TB73a,  which  applies to thrift  institutions  regulated  by the OTS.  See
"Legal Investment Matters" in the prospectus.

                                          ERISA Considerations

      A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other person  investing  ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus,  should carefully  review  with its legal  advisors  whether  the  purchase  or  holding  of offered certificates could give rise to a transaction  prohibited or not otherwise permissible under
ERISA or Section 4975  of the Internal  Revenue Code. The purchase or holding of the Class A
Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may  qualify  for  exemptive  relief  under the RFC  exemption,  as described under "ERISA  Considerations--Prohibited  Transaction Exemptions" in the prospectus provided  those  certificates  are rated at least "BBB-" (or its  equivalent)  by Standard &
Poor's,  Moody's or Fitch at the time of purchase.  The RFC  exemption  contains a number of other  conditions  which  must  be met  for  the  RFC  exemption  to  apply,  including  the requirement  that any  ERISA  plan  must be an  "accredited  investor"  as  defined  in Rule
501(a)(1) of Regulation D of the  Securities  and Exchange  Commission  under the Securities
Act. The  depositor  expects that the specific  conditions  of the RFC  exemption  should be satisfied with respect to the offered  certificates so that the RFC exemption should provide an exemption  from the  application  of the  prohibited  transaction  provisions of Sections
406(a) and (b) of ERISA and  Section 4975(c)  of the Internal Revenue Code, for transactions in  connection  with the  servicing,  management  and  operation of the  mortgage  pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

      The Department of Labor issued  Prohibited  Transaction  Exemption,  or PTE,  2002-41,
67 Fed.  Reg.  54487  (August  22,  2002),  which  amended  the RFC  exemption  and  similar exemptions  issued to other  underwriters.  This allows the trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary.

      Each beneficial owner of Class M  Certificates or any interest therein shall be deemed to have  represented,  by  virtue of its  acquisition  or  holding  of that  certificate  or interest  therein,  that either (i) it is not an ERISA plan  investor,  (ii) it has acquired and is holding  such  Class M  Certificates  in reliance on the RFC  exemption,  and that it understands  that there are certain  conditions to the  availability  of the RFC  exemption, including that the Class M  Certificates  must be rated, at the time of purchase,  not lower than "BBB-" (or its  equivalent)  by Standard & Poor's,  Moody's or Fitch or (iii) (1) it is
an insurance  company,  (2) the source of funds used to acquire or hold the  certificate  or interest  therein is an  "insurance  company  general  account,"  as such term is defined in
Prohibited  Transaction Class Exemption,  or PTCE, 95-60, and (3) the conditions in Sections
I and III of PTCE 95-60 have been satisfied.

      If any Class M  Certificate  or any interest  therein is acquired or held in violation of the  conditions  described  in the  preceding  paragraph,  the next  preceding  permitted beneficial  owner will be  treated  as the  beneficial  owner of that  Class M  Certificate, retroactive  to the date of  transfer  to the  purported  beneficial  owner.  Any  purported beneficial  owner whose  acquisition or holding of any such  certificate or interest therein was effected in violation of the  conditions  described  in the  preceding  paragraph  shall
indemnify  and  hold  harmless  the  depositor,   the  trustee,  the  master  servicer,  any
subservicer,  the  underwriters,  and the trust from and  against  any and all  liabilities, claims,  costs or expenses  incurred  by those  parties as a result of that  acquisition  or holding.

                                              S-112

      Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the  offered  certificates  on behalf of or with ERISA plan  assets of any ERISA plan should consult with its counsel with respect to:  (i) whether  the specific and general  conditions and the other  requirements  in the RFC exemption  would be satisfied,  or whether any other prohibited  transaction  exemption would apply, and (ii) the potential  applicability of the general  fiduciary  responsibility  provisions  of  ERISA  and  the  prohibited  transaction provisions  of  ERISA  and  Section 4975  of the  Internal  Revenue  Code  to  the  proposed investment.  See "ERISA Considerations" in the prospectus.

      The sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a representation  by the  depositor  or the  underwriters  that such an  investment  meets all relevant  legal  requirements  relating  to  investments  by ERISA  plans  generally  or any particular  ERISA plan, or that such an investment is appropriate  for ERISA plans generally or any particular ERISA plan.

                                              S-113

                                          ANNEX I

               Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain  limited  circumstances,  the  globally  offered  Residential  Asset
Securities Corporation, Home Equity Mortgage Asset-Backed Pass-Through Certificates,  Series
2006-EMX3,  which are  referred  to as the  global  securities,  will be  available  only in book-entry  form.  Investors  in the global  securities  may hold  interests in these global securities  through  any of  DTC,  Clearstream  or  Euroclear.  Initial  settlement  and all secondary trades will settle in same-day funds.

      Secondary  market trading between  investors  holding  interests in global  securities through  Clearstream  and Euroclear will be conducted in accordance  with their normal rules and operating  procedures and in accordance with conventional  eurobond practice.  Secondary market trading between investors holding interests in global securities  through DTC will be conducted  according  to  the  rules  and  procedures  applicable  to  U.S.  corporate  debt obligations.

      Secondary   cross-market   trading  between  investors  holding  interests  in  global securities  through  Clearstream  or Euroclear  and  investors  holding  interests in global securities  through DTC participants  will be effected on a delivery  against-payment  basis through the respective  depositories  of Clearstream  and Euroclear,  in such capacity,  and other DTC participants.

      Although  DTC,  Euroclear  and  Clearstream  are  expected  to follow  the  procedures described  below in order to  facilitate  transfers of  interests  in the global  securities among  participants  of DTC,  Euroclear  and  Clearstream,  they are under no  obligation to perform or continue to perform those  procedures,  and those  procedures may be discontinued
at any time.  Neither the  depositor,  the master  servicer  nor the  trustee  will have any responsibility  for the performance by DTC,  Euroclear and  Clearstream or their  respective participants or indirect  participants of their respective  obligations  under the rules and procedures governing their obligations.

      Non-U.S.  holders  of global  securities  will be subject  to U.S.  withholding  taxes unless those holders meet certain  requirements  and deliver  appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The  global  securities  will be  registered  in the name of Cede & Co. as  nominee of
DTC.  Investors'  interests in the global  securities will be represented  through financial
institutions   acting  on  their  behalf  as  direct  and  indirect   participants  in  DTC.
Clearstream and Euroclear will hold positions on behalf of their participants  through their respective  depositories,  which  in turn  will  hold  such  positions  in  accounts  as DTC participants.

      Investors  electing to hold interests in global  securities  through DTC participants, rather than through  Clearstream  or Euroclear  accounts,  will be subject to the settlement practices applicable to similar issues of pass-through  certificates.  Investors' securities custody  accounts will be credited with their holdings  against payment in same-day funds on the settlement date.

      Investors  electing to hold  interests in global  securities  through  Clearstream  or
Euroclear  accounts  will  follow  the  settlement  procedures  applicable  to  conventional eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or restricted  period.  Interests  in global  securities  will be  credited  to the  securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery,  it is important to establish at the time of the trade  where both the  purchaser's  and  seller's  accounts  are  located to ensure that settlement can be made on the desired value date.

      Transfers   between  DTC   Participants.   Secondary   market   trading   between  DTC
participants  will be settled  using the DTC  procedures  applicable  to  similar  issues of pass-through certificates in same-day funds.

      Transfers  between  Clearstream  and/or  Euroclear   Participants.   Secondary  market
trading between Clearstream  participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures  applicable to conventional eurobonds in same-day funds.

      Transfers  between DTC Seller and Clearstream or Euroclear  Purchaser.  When interests in global  securities  are to be transferred on behalf of a seller from the account of a DTC participant  to the account of a Clearstream  participant or a Euroclear  participant  for a purchaser,  the purchaser  will send  instructions  to  Clearstream  or Euroclear  through a
Clearstream  participant  or  Euroclear  participant  at least  one  business  day  prior to settlement.  Clearstream or the Euroclear  operator will instruct its respective  depository to receive an  interest in the global  securities  against  payment.  Payment  will  include interest accrued on the global  securities from and including the last  distribution date to but excluding the settlement  date.  Payment will then be made by the respective  depository to the DTC participant's  account against delivery of an interest in the global  securities.
After this  settlement has been  completed,  the interest will be credited to the respective clearing system,  and by the clearing system,  in accordance with its usual  procedures,  to the  Clearstream  participant's  or  Euroclear  participant's  account.  The  credit of this interest  will appear on the next  business day and the cash debit will be  back-valued  to, and the interest on the global  securities will accrue from, the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement is not completed through DTC on the intended value date,  i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream  participants  and Euroclear  participants  will need to make available to the respective  clearing  system the funds necessary to process  same-day funds  settlement.
The most  direct  means of doing so is to  pre-position  funds for  settlement  from cash on hand, in which case the  Clearstream  participants  or Euroclear  participants  will take on credit  exposure to  Clearstream  or the Euroclear  operator  until  interests in the global securities are credited to their accounts one day later.

                                              I-2

      As an  alternative,  if Clearstream  or the Euroclear  operator has extended a line of credit  to them,  Clearstream  participants  or  Euroclear  participants  can  elect  not to pre-position  funds and allow that  credit  line to be drawn  upon.  Under  this  procedure,
Clearstream  participants or Euroclear participants receiving interests in global securities for  purchasers  would incur  overdraft  charges for one day, to the extent they cleared the overdraft  when  interests  in the  global  securities  were  credited  to  their  accounts.
However,  interest on the global  securities  would  accrue from the value date.  Therefore, the investment  income on the interest in the global  securities  earned during that one-day period  would tend to offset the amount of these  overdraft  charges,  although  this result will depend on each Clearstream  participant's or Euroclear participant's particular cost of funds.

      Since the settlement  through DTC will take place during New York business hours,  DTC participants are subject to DTC procedures for transferring  interests in global  securities to the  respective  depository of  Clearstream  or Euroclear for the benefit of  Clearstream participants  or  Euroclear  participants.  The sale  proceeds  will be available to the DTC seller  on the  settlement  date.  Thus,  to the  seller  settling  the sale  through  a DTC participant,  a  cross-market  transaction  will  settle  no  differently  than a sale  to a purchaser settling through a DTC participant.

      Finally,   intra-day   traders  that  use   Clearstream   participants   or  Euroclear
participants to purchase  interests in global  securities  from DTC  participants or sellers settling  through them for delivery to Clearstream  participants  or Euroclear  participants should note that these trades will  automatically  fail on the sale side unless  affirmative action is taken. At least three  techniques  should be available to eliminate this potential condition:

   o     borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the infra-day trade is reflected in the relevant
         Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

   o     borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

   o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers  between  Clearstream  or Euroclear  Seller and DTC  Purchaser.  Due to time zone differences in their favor,  Clearstream  participants  and Euroclear  participants may employ their customary  procedures for transactions in which interests in global  securities are to be transferred by the respective clearing system,  through the respective depository, to a DTC  participant.  The seller will send  instructions  to  Clearstream or the Euroclear operator  through a Clearstream  participant or Euroclear  participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct its respective  depository, to credit an interest in the global  securities  to the DTC  participant's  account  against payment.  Payment will include interest accrued on the global  securities from and including the last  distribution  date to but excluding the settlement  date. The payment will then be reflected  in the  account of the  Clearstream  participant  or  Euroclear  participant  the following  business day, and receipt of the cash proceeds in the  Clearstream  participant's or Euroclear  participant's  account would be back-valued to the value date,  which would be the preceding day, when  settlement  occurred  through DTC in New York. If settlement is not completed on the intended value date,  i.e.,  the trade fails,  receipt of the cash proceeds in the Clearstream  participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

                                              I-3

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation  holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear,  or through DTC if the holder has an address  outside the U.S.,  will be subject to the 30% U.S.
withholding  tax that typically  applies to payments of interest,  including  original issue discount, on registered debt issued by U.S. persons, unless:

   o     each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the
         U.S. entity required to withhold tax complies with applicable certification requirements; and

   o     the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   o     Exemption for Non-U.S. Persons-Form W-8BEN.  Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

   o     Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI.  A
         Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from
         Withholding on Income Effectively Connected with the Conduct of a Trade or
         Business in the United States.

   o     Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W
         8BEN.  Non-U.S. persons residing in a country that has a tax treaty with the
         United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.  Form W-8BEN may be filed by Bond Holders or their agent.

   o     Exemption for U.S. Persons--Form W-9.  U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer
         Identification Number and Certification.

                                              I-4

      U.S.  Federal Income Tax Reporting  Procedure.  The holder of a global security or, in the  case of a Form  W8BEN  or Form  W-8ECI  filer,  his  agent,  files  by  submitting  the appropriate  form to the person through whom it holds the security-the  clearing agency,  in the case of persons  holding  directly on the books of the clearing  agency.  Form W8BEN and
Form W-8ECI generally are effective until the third  succeeding  calendar year from the date the form is signed.  However,  the W-8BEN and W-8ECI with a taxpayer  identification  number will remain  effective  until a change in  circumstances  makes any  information on the form incorrect,  provided that the withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

   o     a citizen or resident of the United States;

   o     a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of
         Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

   o     an estate that is subject to U.S. federal income tax regardless of the source of its income; or

   o     a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Certain  trusts  not  described  in the final  bullet  of the  preceding  sentence  in existence  on August 20, 1996 that elect to be treated as a United  States  Person will also be a U.S.  person.  The term  "Non-U.S.  person" means any person who is not a U.S.  person.
This summary does not deal with all aspects of U.S.  federal income tax withholding that may be relevant to foreign  holders of the global  securities.  Investors are advised to consult their own tax advisors for specific tax advice  concerning  their  holding and  disposing of the global securities.

                                              I-5

                                          ANNEX II

                                 Mortgage Loan Statistical Information

                            Credit Score Distribution of the Mortgage Loans

                                                     Percentage
                         Number of                       of         Average     Weighted Average
                         Mortgage      Principal      Mortgage     Principal     Loan-to-Value
Credit Score Range         Loans        Balance        Loans        Balance          Ratio
500 - 519...........         239     $  41,859,666        5.15%     $175,145          80.86%
520 - 539...........         292       47,454,876         5.84       162,517          79.71
540 - 559...........         166       25,894,277         3.18       155,990          76.70
560 - 579...........         135       21,487,464         2.64       159,166          76.65
580 - 599...........         498       71,727,973         8.82       144,032          82.81
600 - 619...........       1,166      161,165,343        19.82       138,221          83.32
620 - 639...........       1,067      152,694,870        18.78       143,107          83.69
640 - 659...........         710      102,908,111        12.66       144,941          83.86
660 - 679...........         552       80,776,272         9.94       146,334          84.51
680 - 699...........         307       42,454,718         5.22       138,289          85.49
700 - 719...........         195       28,094,507         3.46       144,074          83.79
720 - 739...........         122       19,398,095         2.39       159,001          85.80
740 - 759...........          69        9,952,293         1.22       144,236          87.07
760 or greater......          64        7,167,628         0.88       111,994          87.31
        Total.......       5,582     $813,036,092       100.00%     $145,653          83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 623.

                    Original Mortgage Loan Principal Balances of the Mortgage Loans

                                                     Percentage
                         Number of                       of        Average     Weighted    Weighted Average
Original Mortgage        Mortgage      Principal      Mortgage    Principal    Average      Loan-to-Value
Loan Balance ($)           Loans        Balance        Loans       Balance   Credit Score       Ratio
100,000 or less......      2,454     $131,246,044        16.14%    $  53,482       628           90.80%
100,001 to 200,000...      1,740      254,252,621        31.27       146,122       616           81.36
200,001 to 300,000...        857      208,583,273        25.65       243,388       620           81.69
300,001 to 400,000...        314      108,661,130        13.36       346,055       629           81.65
400,001 to 500,000...        127       56,522,220         6.95       445,057       635           81.35
500,001 to 600,000...         54       29,331,222         3.61       543,171       627           80.76
600,001 to 700,000...         23       14,684,768         1.81       638,468       633           83.57
700,001 to 800,000...         12        8,814,814         1.08       734,568       627           86.26
900,001 to 1,000,000.          1          940,000         0.12       940,000       666           80.00
        Total........      5,582     $813,036,092       100.00%     $145,653       623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cutoff date, the average unpaid principal balance of the mortgage loans will be approximately $145,653.

                                              II-1

                               Net Mortgage Rates of the Mortgage Loans

                                                   Percentage                Weighted
                        Number of                      of         Average     Average    Weighted Average
                         Mortgage    Principal      Mortgage     Principal    Credit      Loan-to-Value
Net Mortgage Rates (%)    Loans       Balance         Loans       Balance      Score          Ratio
4.5000 - 4.9999......          1    $      228,972      0.03%      $228,972       660          90.00%
5.0000 - 5.4999......          9       2,294,213        0.28        254,913       641          73.37
5.5000 - 5.9999......         69      18,011,912        2.22        261,042       663          78.78
6.0000 - 6.4999......        383      87,355,187       10.74        228,081       645          78.64
6.5000 - 6.9999......        658     139,956,776       17.21        212,700       635          79.38
7.0000 - 7.4999......        948     195,851,626       24.09        206,595       625          80.83
7.5000 - 7.9999......        730     119,152,470       14.66        163,223       616          81.50
8.0000 - 8.4999......        569      92,987,041       11.44        163,422       595          83.57
8.5000 - 8.9999......        257      34,643,282        4.26        134,799       581          86.23
9.0000 - 9.4999......        241      27,858,319        3.43        115,595       586          88.76
9.5000 - 9.9999......        164      12,506,883        1.54         76,261       628          93.30
10.0000 - 10.4999....        298      16,490,359        2.03         55,337       649          94.85
10.5000 - 10.9999....        378      19,921,438        2.45         52,702       644          97.19
11.0000 - 11.4999....        487      26,028,828        3.20         53,447       629          98.44
11.5000 - 11.9999....        287      14,494,731        1.78         50,504       614          99.17
12.0000 - 12.4999....         83       4,009,000        0.49         48,301       616          97.87
12.5000 - 12.9999....         17       1,074,089        0.13         63,182       618         100.00
13.0000 or greater...          3         170,965        0.02         56,988       605         100.00
        Total........      5,582    $813,036,092      100.00%      $145,653       623          83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date,  the weighted  average Net Mortgage Rate of the mortgage  loans will be approximately 7.7471% annum.

                                              II-2

                                 Mortgage Rates of the Mortgage Loans

                                                   Percentage                Weighted
                        Number of                      of         Average     Average    Weighted Average
                         Mortgage    Principal      Mortgage     Principal    Credit      Loan-to-Value
Mortgage Rates (%)        Loans       Balance         Loans       Balance      Score          Ratio
5.0000 - 5.4999......          1    $       228,972     0.03%      $228,972       660          90.00%
5.5000 - 5.9999......          8       2,151,413        0.26        268,927       640          72.93
6.0000 - 6.4999......         60      15,050,243        1.85        250,837       660          78.71
6.5000 - 6.9999......        360      83,235,660       10.24        231,210       647          78.50
7.0000 - 7.4999......        636     135,346,783       16.65        212,809       634          79.41
7.5000 - 7.9999......        951     199,269,118       24.51        209,536       627          80.75
8.0000 - 8.4999......        728     118,161,715       14.53        162,310       616          81.34
8.5000 - 8.9999......        599      97,774,494       12.03        163,230       596          83.25
9.0000 - 9.4999......        263      37,339,915        4.59        141,977       583          86.50
9.5000 - 9.9999......        246      29,157,362        3.59        118,526       585          88.62
10.0000 - 10.4999....        136      10,791,379        1.33         79,348       622          92.73
10.5000 - 10.9999....        311      17,283,626        2.13         55,574       649          95.37
11.0000 - 11.4999....        353      18,836,044        2.32         53,360       644          96.48
11.5000 - 11.9999....        504      26,636,515        3.28         52,850       632          98.41
12.0000 - 12.4999....        309      15,696,422        1.93         50,797       614          99.23
12.5000 - 12.9999....         96       4,778,802        0.59         49,779       617          98.15
13.0000 - 13.4999....         17       1,079,074        0.13         63,475       618          99.81
13.5000 - 13.9999....          4         218,555        0.03         54,639       604         100.00
        Total........      5,582    $813,036,092      100.00%      $145,653       623          83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 8.2971% per annum.

                                              II-3

                          Original Loan-to-Value Ratios of the Mortgage Loans

                                                     Percentage
                         Number of                       of        Average       Weighted
Original Loan-to-Value    Mortgage     Principal      Mortgage    Principal      Average
Ratio (%)                  Loans        Balance        Loans       Balance     Credit Score
00.01 - 50.00........         113    $  13,023,601        1.60%     $115,253        591
50.01 - 55.00........          41       4,261,508         0.52       103,939        580
55.01 - 60.00........          57       9,621,203         1.18       168,793        584
60.01 - 65.00........          91      14,330,711         1.76       157,480        596
65.01 - 70.00........         151      24,577,338         3.02       162,764        590
70.01 - 75.00........         168      31,743,113         3.90       188,947        588
75.01 - 80.00........       1,994     405,552,947        49.88       203,387        632
80.01 - 85.00........         263      49,956,525         6.14       189,949        606
85.01 - 90.00........         643     118,311,389        14.55       183,999        598
90.01 - 95.00........         189      23,564,371         2.90       124,679        651
95.01 - 100.00.......       1,872     118,093,386        14.52        63,084        643
        Total........       5,582    $813,036,092       100.00%     $145,653        623

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately 83.08%.

                                  Product Type of the Mortgage Loans

                                                     Percentage               Weighted
                          Number of                      of        Average     Average    Weighted Average
                           Mortgage     Principal     Mortgage    Principal    Credit      Loan-to-Value
Product Type                Loans        Balance       Loans       Balance      Score          Ratio

2 Year  Hybrid........      1,969      $376,059,322      46.25%    $190,990        612          81.22%
2 Year Hybrid
Interest Only.........        731       186,339,342      22.92      254,910        639          80.92
2 Year Hybrid 40/30
Balloon...............          1           157,200       0.02      157,200        559          80.00
3 Year Hybrid.........        359        65,312,687       8.03      181,929        609          82.24
3 Year Hybrid
Interest Only.........         59        15,642,687       1.92      265,130        638          82.17
5 Year Hybrid.........          1           213,351       0.03      213,351        622          95.00
Fixed Rate Mortgage...        721        74,633,942       9.18      103,514        623          80.95
Fixed Rate Mortgage
30/15 Balloon.........      1,716        89,118,545      10.96       51,934        640          98.25
Fixed Rate Mortgage
40/30 Balloon.........         25         5,559,016       0.68      222,361        616          78.25
        Total........       5,582      $813,036,092     100.00%    $145,653        623          83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                                              II-4

                 Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                                     Percentage               Weighted
                          Number of                      of        Average     Average    Weighted Average
                          Mortgage     Principal      Mortgage    Principal    Credit      Loan-to-Value
State                       Loans       Balance        Loans       Balance      Score          Ratio
Alabama..............          102   $    9,989,320       1.23%    $  97,935       613          85.66%
Arkansas.............           27      2,297,227         0.28        85,082       614          85.57
Arizona..............          259     35,731,568         4.39       137,960       627          82.68
California...........          166     37,787,614         4.65       227,636       636          82.79
Colorado.............           88     11,468,957         1.41       130,329       632          86.12
Connecticut..........          254     37,206,140         4.58       146,481       624          81.69
District of Columbia.            8      1,458,902         0.18       182,363       619          75.94
Delaware.............           25      4,447,421         0.55       177,897       589          84.57
Florida..............          929    144,311,689        17.75       155,341       629          82.59
Georgia..............          394     44,642,098         5.49       113,305       618          85.22
Iowa.................            1        106,903         0.01       106,903       703          90.00
Idaho................            2         96,500         0.01        48,250       619          84.00
Illinois.............          218     33,321,454         4.10       152,851       622          83.71
Indiana..............           46      4,570,310         0.56        99,355       608          85.75
Kansas...............           13      1,934,566         0.24       148,813       595          87.49
Kentucky.............           53      4,657,486         0.57        87,877       618          85.62
Louisiana............           34      3,153,639         0.39        92,754       599          86.75
Massachusetts........          342     55,824,759         6.87       163,230       633          81.75
Maryland.............          289     56,389,404         6.94       195,119       617          82.14
Maine................           46      4,323,304         0.53        93,985       625          80.82
Michigan.............           84      8,484,430         1.04       101,005       612          85.80
Minnesota............           67      8,923,077         1.10       133,180       628          83.78
Missouri.............           33      3,453,524         0.42       104,652       600          87.89
Mississippi..........           19      1,952,605         0.24       102,769       623          84.93
Montana..............            3        394,873         0.05       131,624       615          86.93
North Carolina.......          133     14,885,435         1.83       111,921       605          86.79
North Dakota.........            2        236,582         0.03       118,291       640          82.82
Nebraska.............            3        326,352         0.04       108,784       623          87.01
New Hampshire........           57      7,691,743         0.95       134,943       636          85.44
New Jersey...........          253     47,244,749         5.81       186,738       627          82.34
New Mexico...........            9        751,857         0.09        83,540       627          85.30
Nevada...............           75     11,567,914         1.42       154,239       627          83.28
New York.............          201     36,034,429         4.43       179,276       627          81.33
Ohio.................          146     14,551,560         1.79        99,668       605          85.47
Oklahoma.............           91      8,314,348         1.02        91,366       606          85.11
Oregon...............           12      1,889,611         0.23       157,468       578          81.02
Pennsylvania.........          239     34,722,805         4.27       145,284       612          82.35
Rhode Island.........          101     13,733,551         1.69       135,976       628          82.64
South Carolina.......           49      5,713,502         0.70       116,602       610          87.28
South Dakota.........            2        235,032         0.03       117,516       634          92.53
Tennessee............          128     12,920,441         1.59       100,941       611          84.21
Texas................           74      7,353,758         0.90        99,375       615          83.34
Utah.................           20      2,794,069         0.34       139,703       641          83.86
Virginia.............          335     55,249,505         6.80       164,924       615          82.16
Vermont..............           19      2,485,521         0.31       130,817       610          73.46
Washington...........           55      9,221,230         1.13       167,659       621          86.18
Wisconsin............           57      5,534,925         0.68        97,104       624          85.07
West Virginia........           15      2,139,003         0.26       142,600       610          80.96
Wyoming..............            4        510,404         0.06       127,601       582          89.43
        Total.........       5,582   $813,036,092       100.00%     $145,653       623          83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       No more than 0.6% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Virginia and no more than 0.3% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                                              II-5

                              Mortgage Loan Purpose of the Mortgage Loans

                                                      Percentage
                           Number of                      of        Average     Weighted    Weighted Average
                           Mortgage     Principal      Mortgage    Principal    Average      Loan-to-Value
Loan Purpose                 Loans       Balance        Loans       Balance   Credit Score       Ratio
Purchase...............       2,690   $379,836,277      46.72%     $141,203       641           84.15%
Rate/Term Refinance....          41      6,558,820       0.81       159,971       623           87.97
Equity Refinance.......       2,851    426,640,994      52.48       149,646       606           82.05
        Total..........       5,582   $813,036,092     100.00%     $145,653       623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                        Mortgage Loan Documentation Types of the Mortgage Loans

                                                     Percentage
                          Number of                      of         Average     Weighted    Weighted Average
                           Mortgage    Principal      Mortgage     Principal    Average      Loan-to-Value
Documentation Type          Loans       Balance         Loans       Balance   Credit Score       Ratio
Full Documentation.....      3,500    $516,107,045       63.48%      $147,459       610           82.82%
Reduced Documentation..      2,082     296,929,047       36.52        142,617       645           83.53
        Total..........      5,582    $813,036,092      100.00%      $145,653       623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       No more than 5.7% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                                 Occupancy Types of the Mortgage Loans

                                                     Percentage
                          Number of                      of        Average      Weighted    Weighted Average
                           Mortgage    Principal      Mortgage    Principal     Average      Loan-to-Value
Occupancy                   Loans       Balance        Loans       Balance    Credit Score       Ratio
Primary Residence......      5,350    $776,169,461       95.47%     $145,078        621           83.07%
Second/Vacation........        133      21,160,363        2.60       159,100        670           84.87
Non-Owner Occupied.....         99      15,706,269        1.93       158,649        643           80.77
        Total.........       5,582    $813,036,092      100.00%     $145,653        623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                                              II-6

                            Mortgaged Property Types of the Mortgage Loans

                                                      Percentage
                           Number of                      of        Average     Weighted    Weighted Average
                           Mortgage     Principal      Mortgage    Principal    Average      Loan-to-Value
Property Type                Loans       Balance        Loans       Balance   Credit Score       Ratio
Single-family detached        3,808   $528,232,228        64.97%     $138,716       618           82.90%
Planned Unit
   Developments
   (detached).........          729    131,072,743        16.12       179,798       625           84.05
Condo Low-Rise (less
   than 5 stories)....          479     59,223,187         7.28       123,639       638           83.48
Two-to-four family
   units..............          287     54,380,093         6.69       189,478       645           82.20
Planned Unit
   Developments
   (attached).........          198     28,009,819         3.45       141,464       626           82.81
Townhouse.............           58      8,373,264         1.03       144,367       621           82.77
Condo High-Rise
   (9 stories or more)           18      3,333,394         0.41       185,189       661           83.52
Condo Mid-Rise (5 to 8
   stories)...........            4        287,440         0.04        71,860       616           84.31
Leasehold.............            1        123,924         0.02       123,924       683           80.00
        Total..........       5,582   $813,036,092       100.00%     $145,653       623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                                  Credit Grades of the Mortgage Loans

                                                      Percentage
                           Number of                      of        Average      Weighted    Weighted Average
                            Mortgage    Principal      Mortgage    Principal     Average       Loan-to-Value
Credit Grade                 Loans       Balance        Loans       Balance    Credit Score        Ratio

A4.....................       4,151    $606,873,029       74.64%     $146,199        629           83.41%
A5.....................         624      75,684,022        9.31       121,288        636           83.74
AX.....................         411      67,848,444        8.35       165,081        590           81.77
AM.....................         212      35,420,912        4.36       167,080        571           80.49
B .....................          61      10,141,187        1.25       166,249        573           78.88
C .....................         123      17,068,497        2.10       138,768        600           81.43
        Total..........       5,582    $813,036,092      100.00%     $145,653        623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                                              II-7

                            Prepayment Penalty Terms of the Mortgage Loans

                                                        Percentage
                            Number of                       of        Average     Weighted    Weighted Average
                             Mortgage     Principal      Mortgage    Principal    Average      Loan-to-Value
Prepayment Penalty Term       Loans        Balance        Loans       Balance   Credit Score       Ratio
None...................        2,063    $279,959,430        34.43%     $135,705       624           83.69%
12 Months..............          505      89,656,144        11.03       177,537       631           82.93
24 Months..............        2,186     350,594,355        43.12       160,382       621           82.26
36 Months..............          827      92,606,163        11.39       111,978       617           84.46
Other..................            1         220,000         0.03       220,000       666           79.00
        Total..........        5,582    $813,036,092       100.00%     $145,653       623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                               Interest Only Terms of the Mortgage Loans

                                                       Percentage
                            Number of                      of        Average      Weighted     Weighted Average
                             Mortgage    Principal      Mortgage    Principal      Average      Loan-to-Value
Interest Only Term            Loans       Balance        Loans       Balance    Credit Score        Ratio
None...................        4,792    $611,054,063       75.16%     $127,515        617            83.76%
24 Months..............            4       1,114,000        0.14       278,500        606            82.50
60 Months..............          786     200,868,029       24.71       255,557        639            81.01
        Total..........        5,582    $813,036,092      100.00%     $145,653        623            83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                                              II-8

                                  Note Margins of the Mortgage Loans

                                                      Percentage
                            Number of                     of        Average     Weighted    Weighted Average
                             Mortgage    Principal     Mortgage    Principal    Average      Loan-to-Value
Note Margins (%)              Loans       Balance       Loans       Balance   Credit Score       Ratio
N/A (Fixed)............        2,462    $169,311,503      20.82%    $  68,770       632           89.97%
3.0000 - 3.4999........            7       1,725,362       0.21       246,480       644           80.77
3.5000 - 3.9999........           14       3,244,301       0.40       231,736       672           78.39
4.0000 - 4.4999........          119      29,312,009       3.61       246,319       649           78.25
4.5000 - 4.9999........          373      86,371,355      10.62       231,559       644           78.95
5.0000 - 5.4999........          712     151,564,759      18.64       212,872       634           79.82
5.5000 - 5.9999........          774     164,610,267      20.25       212,675       621           81.08
6.0000 - 6.4999........          524     103,350,693      12.71       197,234       605           82.22
6.5000 - 6.9999........          336      60,483,824       7.44       180,011       592           83.76
7.0000 - 7.4999........          154      25,028,125       3.08       162,520       571           87.18
7.5000 - 7.9999........           82      14,036,030       1.73       171,171       573           89.78
8.0000 - 8.4999........           24       3,858,175       0.47       160,757       590           88.99
9.0000 - 9.4999........            1         139,687       0.02       139,687       603           80.00
        Total...........       5,582    $813,036,092     100.00%     $145,653       623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans will be approximately 5.6771% per annum.

                             Maximum Mortgage Rates of the Mortgage Loans

                                                     Percentage
                          Number of                      of        Average      Weighted     Weighted Average
Maximum Mortgage Rates     Mortgage    Principal      Mortgage    Principal      Average      Loan-to-Value
(%)                         Loans       Balance        Loans       Balance    Credit Score        Ratio
N/A (Fixed)...........       2,462    $169,311,503       20.82%    $  68,770        632            89.97%
11.0000 - 11.9999.....           9       2,380,385        0.29       264,487        642            74.57
12.0000 - 12.9999.....         391      92,233,684       11.34       235,892        648            78.59
13.0000 - 13.9999.....       1,404     304,250,349       37.42       216,703        630            80.29
14.0000 - 14.9999.....         986     188,622,661       23.20       191,301        605            82.20
15.0000 - 15.9999.....         299      51,247,116        6.30       171,395        573            87.77
16.0000 - 16.9999.....          31       4,990,393        0.61       160,980        581            91.16
        Total.........       5,582    $813,036,092      100.00%     $145,653        623            83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date, the weighted average Maximum Mortgage Rate of the adjustable rate mortgage loans will be approximately 13.8608% per annum.

                                              II-9

                             Minimum Mortgage Rates of the Mortgage Loans

                                                     Percentage
                          Number of                      of        Average      Weighted    Weighted Average
Minimum Mortgage Rates     Mortgage    Principal      Mortgage    Principal     Average      Loan-to-Value
(%)                         Loans       Balance        Loans       Balance    Credit Score       Ratio
N/A (Fixed)...........       2,462    $169,311,503       20.82%      $68,770        632           89.97%
5.0000 - 5.9999.......          13       2,901,746        0.36       223,211        630           75.25
6.0000 - 6.9999.......         392      92,353,534       11.36       235,596        648           78.60
7.0000 - 7.9999.......       1,399     303,589,301       37.34       217,005        630           80.29
8.0000 - 8.9999.......         986     188,583,778       23.20       191,261        605           82.21
9.0000 - 9.9999.......         300      51,386,804        6.32       171,289        573           87.75
10.0000 - 10.9999.....          30       4,909,426        0.60       163,648        581           91.18
        Total.........       5,582    $813,036,092      100.00%     $145,653        623           83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date, the weighted average Minimum Mortgage Rate of the adjustable rate mortgage loans will be approximately 7.8583% per annum.

                       Next Interest Rate Adjustment Dates of the Mortgage Loans

                                                    Percentage                 Weighted
                        Number of                       of         Average      Average    Weighted Average
Next Interest            Mortgage     Principal      Mortgage     Principal     Credit       Loan-to-Value
Adjustment Date           Loans        Balance        Loans        Balance       Score           Ratio
N/A (Fixed).........       2,462    $169,311,503        20.82%    $  68,770         632          89.97%
June 2007...........           1          67,461         0.01        67,461         589          80.00
July 2007...........           1         230,912         0.03       230,912         627          80.00
September 2007......           2         484,169         0.06       242,085         621          94.41
October 2007........           3         480,335         0.06       160,112         697          80.00
November 2007.......          17       4,246,623         0.52       249,801         653          81.97
December 2007.......          52      11,460,829         1.41       220,401         599          81.93
January 2008........         522     114,616,336        14.10       219,572         621          81.32
February 2008.......       1,229     255,762,227        31.46       208,106         623          81.28
March 2008..........         874     175,206,972        21.55       200,466         619          80.65
August 2008.........           1         117,433         0.01       117,433         588          80.00
October 2008........           1         149,719         0.02       149,719         640          80.00
December 2008.......           8       1,267,290         0.16       158,411         590          86.16
January 2009........         116      21,568,484         2.65       185,935         612          79.04
February 2009.......         177      35,965,432         4.42       203,195         619          83.44
March 2009..........         115      21,887,017         2.69       190,322         612          83.17
December 2010.......           1         213,351         0.03       213,351         622          95.00
        Total.......       5,582    $813,036,092       100.00%     $145,653         623          83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24 months.

                                              II-10

                              Debt-to-Income Ratios of the Mortgage Loans

                                                    Percentage                                Weighted
                         Number of                      of        Average     Weighted         Average
Debt-to-Income            Mortgage    Principal      Mortgage    Principal     Average      Loan-to-Value
Ratio (%)                  Loans       Balance        Loans       Balance   Credit Score        Ratio
20.00 or less........         316    $ 56,456,322        6.94%     $178,659       615            81.17%
20.01 - 25.00........         196      29,291,539        3.60       149,447       622            81.05
25.01 - 30.00........         325      46,858,308        5.76       144,179       614            81.67
30.01 - 35.00........         593      82,277,193       10.12       138,747       623            82.79
35.01 - 40.00........         925     126,066,212       15.51       136,288       626            83.32
40.01 - 45.00........       1,494     213,673,448       26.28       143,021       630            83.37
45.01 - 50.00........       1,349     190,991,177       23.49       141,580       623            83.36
50.01 - 55.00........         383      67,382,925        8.29       175,935       606            84.67
55.00 or greater.....           1          38,968        0.01        38,968       648            90.00
        Total........       5,582    $813,036,092      100.00%     $145,653       623            83.08%

o       With respect to the junior lien mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o       As of the cutoff date, the average debt-to-income ratio of the mortgage loans will be approximately 39.66%.

                                              II-11

                                                               ANNEX III
                                                Assumed Mortgage Loan Characteristics

                                                                                                                                                Initial                                               Original
                                             Expense     Original     Remaining      Remaining       Months to        Months                    Periodic    Periodic                                  Interest    Original
                Aggregate                     Fee        Term to      Term to      Amortization     Next Rate       Between         Gross        Rate        Rate        Minimum        Maximum        Only       Prepay
    Loan        Principal      Mortgage       Rate      Maturity      Maturity         Term        Adjustment         Rate         Margin        Cap          Cap        Mortgage      Mortgage        Term       Penalty
   Number       Balance ($)     Rate (%)       (%)       (Months)      (Months)       (Months)         Date         Adjustment        (%)         (%)          (%)        Rate (%)      Rate (%)      (Months)      Term

     1        134,220,600.75     8.086        0.550         360          358            358             22              6            5.878       2.988        1.000        8.084          14.086        0             0
     2         36,776,322.40     7.838        0.550         360          358            358             22              6            5.668       2.974        1.000        7.838          13.838        0            12
     3            305,029.51     7.790        0.550         360          358            336             22              6            5.590       3.000        1.000        7.790          13.790       24             0
     4            791,108.79     7.155        0.550         360          358            336             22              6            4.955       3.000        1.000        7.155          13.155       24            24
     5        197,155,109.29     7.854        0.550         360          358            358             22              6            5.672       2.986        1.000        7.850          13.854        0            24
     6          1,877,614.19     7.554        0.550         360          358            358             22              6            5.338       3.000        1.000        7.554          13.554        0            36
     7         52,302,615.85     7.990        0.550         360          358            300             22              6            5.813       2.950        1.000        7.990          13.990       60             0
     8         23,950,399.77     7.675        0.550         360          358            300             22              6            5.516       2.945        1.000        7.675          13.675       60            12
     9        105,410,498.32     7.592        0.550         360          358            300             22              6            5.418       2.974        1.000        7.589          13.592       60            24
    10            591,954.04     7.150        0.550         360          358            300             22              6            5.099       3.000        1.000        7.150          13.150       60            36
    11            154,679.48     8.250        0.550         360          359            479             23              6            6.050       3.000        1.000        8.250          14.250        0            12
    12         22,457,065.19     8.027        0.550         360          358            358             34              6            5.872       2.973        1.000        8.019          14.027        0             0
    13          5,968,745.68     8.274        0.550         360          358            358             34              6            6.077       3.000        1.000        8.274          14.274        0            12
    14          7,515,947.02     7.783        0.550         360          358            358             34              6            5.629       2.974        1.000        7.783          13.783        0            24
    15         28,323,715.67     7.740        0.550         360          358            358             34              6            5.542       2.975        1.000        7.740          13.740        0            36
    16          4,462,600.67     7.671        0.550         360          358            300             34              6            5.506       3.000        1.000        7.671          13.671       60             0
    17          2,007,733.75     8.061        0.550         360          358            300             34              6            5.911       3.000        1.000        8.061          14.061       60            12
    18          1,397,379.54     7.947        0.550         360          358            300             34              6            5.871       3.000        1.000        7.947          13.947       60            24
    19          7,524,160.93     7.533        0.550         360          358            300             34              6            5.289       3.000        1.000        7.533          13.533       60            36
    20            209,929.84     8.400        0.550         360          356            356             56              6            6.450       3.000        1.000        8.400          14.400        0            36
    21          1,575,362.18    10.562        0.550         255          252            252             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    22         28,668,207.85     8.025        0.550         357          355            355             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    23          1,323,554.45    10.638        0.550         266          264            264             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            24
    24          7,796,619.64     8.145        0.550         357          355            355             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            24
    25          9,822,806.27     9.526        0.550         302          300            300             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0
    26          1,648,528.44    10.579        0.550         244          242            242             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            12
    27          5,029,587.45     7.747        0.550         360          357            357             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            12
    28         12,174,395.23     8.339        0.550         350          348            348             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0
    29         16,250,132.58    11.226        0.550         180          178            358             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    30            122,011.80     8.600        0.550         180          179            359             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    31         22,645,179.65    11.352        0.550         180          178            358             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            24
    32         37,240,370.94    11.358        0.550         180          178            358             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0
    33         10,447,648.73    11.348        0.550         180          178            358             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            12
    34            224,813.38     6.500        0.550         180          174            354             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0
    35            151,790.11    11.024        0.550         167          165            165             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    36          2,970,045.67     7.937        0.550         177          175            175             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    37             94,888.86    10.801        0.550         168          166            166             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            24
    38            314,168.41     9.279        0.550         153          151            151             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            24
    39          1,012,986.47    11.189        0.550         175          173            173             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0
    40            247,312.12    11.214        0.550         180          178            178             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            12
    41            540,239.18     8.138        0.550         177          174            174             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            12
    42            826,256.34     8.665        0.550         174          172            172             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0
    43          2,856,406.06     7.897        0.550         360          358            478             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            36
    44            744,999.48     8.142        0.550         360          358            478             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            24
    45          1,447,414.22     8.066        0.550         360          359            479             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0            12
    46            421,063.83     7.532        0.550         360          359            479             N/A            N/A            N/A         N/A          N/A          N/A            N/A          0             0

The hypothetical Loan Numbers 1 through 20 represent the adjustable-rate Mortgage Loans.
The hypothetical Loan Numbers 21 through 46 represent the fixed-rate Mortgage Loans.

Prospectus
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates

Residential Asset Securities Corporation
Depositor

Residential Funding Corporation
Sponsor

The depositor may periodically  form separate trusts to issue  certificates in series,  secured by assets of that trust.

Offered Certificates    The  certificates  in a series will represent  interests in a trust and will be paid only from the assets of that trust.  The certificates  will not represent  interests in or obligations of Residential Asset Securities  Corporation,  Residential Funding
                        Corporation or any of their  affiliates.  Each series may include  multiple  classes of  certificates  with differing  payment terms and priorities.  Credit  enhancement will be provided for all offered certificates.

Mortgage Collatera     Each trust will consist primarily of:

                        o     mortgage loans or manufactured  housing  conditional  sales  contracts or installment  loan agreements secured by first or junior liens on one- to four-family residential properties;

                        o     mortgage loans secured by first or junior liens on mixed-use properties; or

                        o     mortgage securities and whole or partial participations in mortgage loans.

Neither  the  Securities  and  Exchange  Commission  nor any state  securities  commission  has  approved or disapproved  of these  certificates  or  determined  that this  prospectus  is  accurate  or  complete.  Any representation to the contrary is a criminal offense.

April 7, 2006

                            Important notice about information presented in this
                           prospectus and the accompanying prospectus supplement

We provide  information to you about the certificates in two separate  documents that provide  progressively more detail:

      o     this  prospectus,  which provides general  information,  some of which may not apply to your series of certificates; and

      o     the  accompanying  prospectus  supplement,  which  describes  the  specific  terms of your  series  of certificates.

You  should  rely only on the  information  provided  in this  prospectus  and the  accompanying  prospectus supplement,  including the information incorporated by reference. See "Additional  Information," "Reports to
Certificateholders"  and  "Incorporation  of Certain  Information by Reference" in the  Prospectus.  You can
request  information  incorporated by reference from Residential Asset Securities  Corporation by calling us at (952) 857-7000 or writing to us at 8400  Normandale  Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota
55437.  We have not  authorized  anyone to provide you with different  information.  We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                             TABLE OF CONTENTS
                                                (continued)

                                       -i-

                                               INTRODUCTION

      The  pass-through  certificates  offered  may be sold  from  time to time in  series.  Each  series of certificates  will  represent in the  aggregate  the entire  beneficial  ownership  interest,  excluding any interest retained by the depositor or any other entity specified in the accompanying  prospectus supplement, in a trust consisting  primarily of a segregated pool of mortgage loans or manufactured  housing conditional sales contracts and installment  loan  agreements,  acquired by the depositor from one or more affiliated or unaffiliated  institutions.  Each  series of  certificates  will be issued  under a  pooling  and  servicing agreement among the depositor,  the trustee and master servicer or servicer as specified in the accompanying prospectus  supplement,  or a trust  agreement  between  the  depositor  and  trustee  as  specified  in the accompanying prospectus supplement.

                                                 THE TRUSTS

General

      The mortgage  loans,  contracts and other assets  described in this  prospectus  under "The Trusts--The
Mortgage Loans" and "--The Contracts" and in the accompanying  prospectus  supplement will be held in a trust for the benefit of the holders of the related series of certificates  and any  uncertificated  interest,  if any, as  described  in this  section and in the  accompanying  prospectus  supplement.  These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

   o     mortgages;

   o     deeds of trust;

   o     manufactured housing conditional sales contracts and installment loan agreements;

   o     other similar security instruments creating a first or junior lien on one- to four-family  residential properties and Mixed-Use Properties; or

   o     whole or partial  participations  in the  mortgage  loans or  contracts,  which may  include  mortgage pass-through certificates,  known as mortgage securities,  including Agency Securities,  evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

   o     manufactured housing conditional sales contracts; and

   o     installment loan agreements.

Mortgage collateral may include:

   o     mortgage loans; and

   o     contracts.

      As specified in the  accompanying  prospectus  supplement,  the mortgaged  properties  will  primarily include any combination of the following:

   o     attached or detached one-family dwelling units;

   o     two- to four-family dwelling units;

   o     condominiums;

   o     townhouses and row houses;

   o     individual units in planned-unit developments;

   o     modular pre-cut/panelized housing;

   o     Cooperatives;

   o     manufactured homes;

   o     Mixed-Use Properties; and

   o     the fee, leasehold or other interests in the underlying real property.

The  mortgaged  properties  may be located in any of the fifty  states,  the  District  of  Columbia  or the
Commonwealth of Puerto Rico and may include vacation,  second and non-owner-occupied  homes. In addition, if specified in the  accompanying  prospectus  supplement,  a mortgage pool may contain Mexico  Mortgage Loans, which are secured by  interests  in trusts that own  residential  properties  located in Mexico.  The Mexico
Mortgage  Loans will not exceed ten percent (10%) by aggregate  principal  balance of the mortgage  loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

      The  prospectus  supplement  with  respect to a series  will  describe  the  specific  manner in which certificates  of that series issued under a particular  pooling and servicing  agreement or trust  agreement will evidence specified  beneficial  ownership  interests in a separate trust created under that pooling and servicing  agreement  or trust  agreement.  A trust will  consist of, to the extent  provided in the related pooling and servicing agreement or trust agreement:

   o     mortgage  loans or contracts and the related  mortgage  documents or interests in them,  including any mortgage  securities,  underlying  a  particular  series of  certificates  as from time to time are subject to the pooling and servicing  agreement or trust  agreement,  exclusive of, if specified in the  accompanying  prospectus  supplement,  any  interest  retained by the  depositor or any of its affiliates with respect to each mortgage loan;

   o     assets including all payments and collections  derived from the mortgage loans,  contracts or mortgage securities due after the related  cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

   o     property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure;

   o     hazard  insurance  policies  and  primary  insurance  policies,  if any,  and  portions of the related proceeds; and

                                                           2

   o     any  combination,  as and to the extent  specified in the  accompanying  prospectus  supplement,  of a letter of credit,  purchase obligation,  mortgage pool insurance policy, mortgage insurance policy, special hazard insurance  policy,  reserve fund,  bankruptcy bond,  certificate  insurance  policy, surety bond or other similar types of credit  enhancement as described under "Description of Credit
         Enhancement."

      The  accompanying   prospectus   supplement  will  describe  the  material  terms  and  conditions  of certificates of interest or  participations in mortgage loans to the extent they are included in the related trust.

      Each  mortgage  loan or contract  will be selected by the  depositor  for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

   o     either directly or through its affiliates, including Residential Funding Corporation;

   o     sellers who are affiliates of the depositor  including  Homecomings  Financial Network,  Inc. and GMAC
         Mortgage Corporation; or

   o     savings banks, savings and loan associations,  commercial banks, credit unions, insurance companies or similar  institutions that are supervised and/or examined by a federal or state authority,  lenders approved by the United States Department of Housing and Urban  Development,  known as HUD, mortgage bankers,  investment banking firms, the Federal Deposit Insurance  Corporation,  known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor,  all as described in the accompanying prospectus supplement.

The mortgage  collateral  sellers may include  state or local  government  housing  finance  agencies.  If a mortgage pool is composed of mortgage  loans or contracts  acquired by the  depositor  directly from sellers other than Residential Funding Corporation,  the accompanying  prospectus supplement will specify the extent of mortgage loans or contracts so acquired.  The  characteristics  of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

      The mortgage  loans or  contracts  may also be  delivered  to the  depositor  in a  Designated  Seller
Transaction.  A "Designated  Seller  Transaction"  is a transaction in which the mortgage loans are provided to the  depositor  by an  unaffiliated  seller,  as  more  fully  described  in the  prospectus  supplement.
Certificates  issued  in  Designated  Seller  Transactions  may be sold in  whole  or in part to any  seller identified in the accompanying  prospectus  supplement in exchange for the related mortgage loans, or may be offered under any of the other methods  described in this prospectus  under "Methods of  Distribution."  The accompanying  prospectus  supplement for a Designated Seller Transaction will include information,  provided by the related seller,  about the seller,  the mortgage loans and the underwriting  standards  applicable to the mortgage  loans.  All  representations  and  warranties  with  respect to the  mortgage  loans sold in a
Designated Seller Transaction will be made only by the applicable  unaffiliated  seller,  referred to herein as the Designated  Seller.  The depositor will take reasonable  steps to ensure that the mortgage loans in a
Designated Seller Transaction satisfy the eligibility  criteria for securitization  transactions  registered on Form S-3 with the  Securities  and  Exchange  Commission.  The  depositor  will limit  Designated  Seller
Transactions to creditworthy  unaffiliated  sellers. In addition,  the depositor will obtain from Designated
Sellers  representations and warranties regarding specific  characteristics of the mortgage loans,  together with  an  obligation  to  repurchase  any  mortgage  loans  that do not  satisfy  such  representations  and warranties.  Furthermore,  the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

                                                           3

      If specified in the accompanying prospectus supplement,  the trust underlying a series of certificates may include mortgage securities,  including Agency Securities.  The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial  institution or other entity engaged in the business of mortgage  lending or a limited  purpose  corporation  organized  for the purpose of, among other things,  acquiring and  depositing  mortgage  loans into trusts,  and selling  beneficial  interests in such trusts. As specified in the accompanying  prospectus  supplement,  the mortgage securities will primarily be similar to certificates  offered hereunder in their collateral and their cash flows. The primary  collateral for both the  mortgage  securities  and the related  certificates  will be the same pool of mortgage  loans.
Payments on the  mortgage  securities  will be passed  through to holders of the related  certificates.  The
Agency  Securities  may  have  been  guaranteed   and/or  issued  by  the  Governmental   National  Mortgage
Association,  known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie
Mac, or the Federal National  Mortgage  Association,  known as Fannie Mae. As to any series of certificates, the  accompanying  prospectus  supplement  will include a  description  of the mortgage  securities  and any related credit  enhancement,  and the mortgage loans underlying those mortgage  securities will be described together with any other  mortgage  loans  included in the mortgage  pool relating to that series.  As to any series of  certificates,  as used in this  prospectus a mortgage  pool includes the related  mortgage  loans underlying any mortgage securities.

      For any series of  certificates  backed by  mortgage  securities,  the  entity  that  administers  the mortgage  securities  may be  referred to as the  administrator,  if stated in the  accompanying  prospectus supplement.  References  in this  prospectus  to  Advances  to be made and other  actions to be taken by the master  servicer in  connection  with the mortgage  loans may include  Advances made and other actions taken under the terms of the mortgage  securities.  Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

      The  accompanying  prospectus  supplement will provide material  information  concerning the types and characteristics  of the mortgage  loans and contracts  included in the related trust as of the cut-off date.
A Current Report on Form 8-K will be available on request to holders of the related  series of  certificates and will be filed,  together  with the related  pooling and servicing  agreement,  with the  Securities  and
Exchange  Commission within fifteen days after the initial issuance of the  certificates.  If mortgage loans or  contracts  are  added to or  deleted  from the  trust  after  the  date of the  accompanying  prospectus supplement,  that addition or deletion  will be noted in the Form 8-K.  Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loan

      Genera

      If stated in the  accompanying  prospectus  supplement,  all or a portion of the  mortgage  loans that underlie a series of  certificates  may have been  purchased by the  depositor  under the AlterNet  Mortgage
Program or the Credit Gap Program.  The depositor does not expect to purchase  Mexico Mortgage Loans through the AlterNet Mortgage Program or the Credit Gap Program.

      The  mortgage  loans may be  secured by  mortgages  or deeds of trust,  deeds to secure  debt or other similar security  instruments creating a first or junior lien on or other interests in the related mortgaged properties.  The  mortgage  loans may be loans that have been  consolidated  and/or have had  various  terms changed,  loans that have been converted from  adjustable-rate  mortgage loans to fixed-rate mortgage loans, or  construction  loans which have been  converted to permanent  mortgage  loans.  In addition,  a mortgaged property may be subject to secondary  financing at the time of  origination  of the mortgage  loan or at any time thereafter.

                                                           4

      The depositor will cause the mortgage loans  constituting  each mortgage pool, or mortgage  securities evidencing  interests  therein,  to be  assigned  to  the  trustee  named  in  the  accompanying  prospectus supplement,  for the benefit of the holders of all of the  certificates  of a series.  The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the  Certificates--Assignment  of
Mortgage Loans."

      Interest Rate Characteristics

      The  accompanying  prospectus  supplement  will  describe  the type of interest  rates of the mortgage loans,  which will include  adjustable-rate  mortgage  loans,  or ARM loans,  fixed-rate  mortgage loans and
Convertible Mortgage Loans.

     ARM Loan.  ARM loans will  provide for a fixed  initial  mortgage  rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically,  subject to any applicable  limitations,  based on changes in the relevant  index, to a rate equal to the index plus the
Gross  Margin.  The initial  mortgage  rate on an ARM loan may be lower than the sum of the  then-applicable index and the Gross Margin for the ARM loan.  The index or indices for a  particular  pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

   o     the weekly average yield on U.S.  Treasury  securities  adjusted to a constant maturity of six months, one year or other terms to maturity;

   o     the weekly auction average investment yield of U.S. Treasury bills of various maturities;

   o     the daily bank prime loan rate as quoted by financial industry news sources;

   o     the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

   o     the interbank  offered rates for U.S.  dollar  deposits in the London market,  each calculated as of a date  prior  to each  scheduled  interest  rate  adjustment  date  that  will be  specified  in the accompanying prospectus supplement; or

   o     the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide  different  investment  considerations  than fixed-rate  mortgage loans.  Adjustable  mortgage rates can cause payment increases that may exceed some mortgagors'  capacity to cover such  payments.  An ARM loan may provide  that its  mortgage  rate may not be adjusted to a rate above the  applicable  maximum  mortgage rate or below the applicable  minimum  mortgage rate, if any, for the ARM loan. In addition,  some of the ARM loans may provide for  limitations  on the maximum amount by which their mortgage rates may adjust for any single  adjustment  period.  Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

                                                       5

      Other ARM loans may permit the borrower to select from various  payment  options on each payment date.
Those options may include a payment of accrued  interest  only, a minimum  payment based on an  amortization schedule  that may not be  sufficient  to cover  accrued  interest on the ARM loan thus  producing  negative amortization,  a monthly  payment that would fully amortize the ARM loan over its remaining term to maturity at the current  interest rate,  and a monthly  payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

      Convertible  Mortgage  Loans. On any conversion of a Convertible  Mortgage Loan,  either the depositor will be obligated to repurchase or Residential Funding  Corporation,  the applicable  subservicer or a third party will be  obligated  to purchase  the  converted  mortgage  loan.  Alternatively,  if  specified in the accompanying  prospectus  supplement,  the depositor,  Residential  Funding Corporation or another party may agree to act as remarketing  agent with respect to the converted  mortgage  loans and, in such capacity,  to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions.  If any party obligated to purchase any converted  mortgage loan fails to do so, or if any  remarketing  agent fails either to arrange for the sale of the  converted  mortgage  loan or to exercise any election to purchase the converted  mortgage  loan for its own  account,  the related  mortgage  pool will  thereafter  include  both fixed-rate and adjustable-rate mortgage loans.

      Amortization Provisions

      The accompanying  prospectus supplement will also describe the applicable  amortization  provisions of the mortgage loans.  The mortgage loans may include:

   o     loans with equal monthly payments;

   o     GPM Loans,  which have  monthly  payments  that  increase  in amount  over time,  until they are fully amortizing;

   o     Interest Only Loans;

   o     simple interest loans;

   o     mortgage loans that experience negative amortization;

   o     bi-weekly or semi-monthly payment loans; and

   o     Balloon Loans.

      Interest Only Loans.  Interest Only Loans generally  require that a borrower make monthly  payments of accrued interest, but not principal,  for a predetermined period following origination (commonly referred to as an "interest-only  period").  After the interest-only  period,  the borrower's  monthly payment generally will be  recalculated  to cover both  interest and  principal so that the Interest Only Loan will be paid in full by its final payment date. As a result,  when the monthly  payment  increases,  the borrower may not be able to pay the  increased  amount and may default or refinance  the Interest  Only Loan to avoid the higher payment.  Because no scheduled  principal payments are required to be made during the interest-only  period, the related offered  certificates will receive smaller scheduled principal  distributions during that period than they would have  received if the  borrower  were  required  to make  monthly  payments of interest  and principal from  origination.  In addition,  because a borrower is not required to make  scheduled  principal payments during the interest-only  period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest  throughout the entire term of the mortgage loan, and a higher  principal  balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

                                                       6

      Actuarial  Loans.  Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid  principal  balance,  with any remainder of the payment applied to principal.  This is known as an actuarial loan.

      Simple Interest Mortgage Loan. If specified in the accompanying  prospectus supplement,  a portion of the mortgage loans  underlying a series of  certificates  may be simple  interest  mortgage  loans. A simple interest  mortgage  loan provides the  amortization  of the amount  financed  under the mortgage loan over a series of equal monthly  payments,  except,  in the case of a Balloon Loan, the final payment.  Each monthly payment  consists  of an  installment  of  interest  which is  calculated  on the  basis of the  outstanding principal  balance of the mortgage loan multiplied by the stated  mortgage loan rate and further  multiplied by a fraction,  with the  numerator  equal to the number of days in the period  elapsed  since the preceding payment of interest was made and the denominator  equal to the number of days in the annual period for which interest  accrues on the mortgage loan. As payments are received under a simple interest  mortgage loan, the amount  received is applied first to interest  accrued to the date of payment and then the remaining  amount is applied  to pay any  unpaid  fees and then to reduce the  unpaid  principal  balance.  Accordingly,  if a mortgagor  pays a fixed  monthly  installment  on a simple  interest  mortgage loan before its scheduled due date, the portion of the payment  allocable to interest for the period since the preceding  payment was made will be less than it would have been had the payment been made as scheduled,  and the portion of the payment applied to reduce the unpaid  principal  balance will be  correspondingly  greater.  On the other hand, if a mortgagor  pays a fixed  monthly  installment  after its  scheduled  due date,  the  portion of the  payment allocable  to interest  for the period  since the  preceding  payment was made will be greater than it would have been had the payment been made as scheduled,  and the remaining portion, if any, of the payment applied to reduce the unpaid  principal  balance will be  correspondingly  less. If each  scheduled  payment under a simple  interest  mortgage loan is made on or prior to its scheduled due date, the principal  balance of the mortgage loan will amortize  more quickly than  scheduled.  However,  if the  mortgagor  consistently  makes scheduled  payments  after the  scheduled  due date,  the  mortgage  loan will  amortize  more  slowly  than scheduled.  If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest mortgage loan may affect the  distributions  of  principal  and  interest on the  certificates,  as  described in the accompanying prospectus supplement.

      Negatively  Amortizing ARM Loan. Certain ARM loans may be subject to negative  amortization from time to time prior to their  maturity.  Negative  amortization  may result  from  either  the  adjustment  of the mortgage rate on a more frequent basis than the adjustment of the scheduled  payment or the application of a cap on the size of the scheduled payment.  In the first case, negative  amortization  results if an increase in the mortgage rate occurs prior to an adjustment  of the  scheduled  payment on the related  mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled  payment.  In the second case,  negative  amortization  results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled  payment on the mortgage  loan.
In  addition,  ARM loans with payment  options  described  above may produce  negative  amortization  if the borrower  chooses an option  that does not cover the  accrued  interest  on the ARM loan.  If the  scheduled payment is not  sufficient to pay the accrued  monthly  interest on a negative  amortization  ARM loan,  the amount of accrued monthly interest that exceeds the scheduled  payment on the mortgage loans is added to the principal  balance  of  the  ARM  loan  and is to be  repaid  from  future  scheduled  payments.  Negatively amortizing  ARM loans do not provide for the  extension of their  original  stated  maturity to  accommodate changes in their mortgage rate. The  accompanying  prospectus  supplement will specify whether the ARM loans underlying a series allow for negative amortization.

                                                       7

      Bi-Weekly or  Semi-Monthly  Mortgage  Loans.  Certain  mortgage  loans may provide for payments by the borrowers  every other week or twice each month  during the term of the mortgage  loan,  rather than monthly payments.

      Balloon Loans.  Balloon Loans  generally  require a monthly  payment of a  pre-determined  amount that will not fully  amortize the loan until the maturity  date, at which time the Balloon Amount will be due and payable.  For Balloon Loans,  payment of the Balloon Amount,  which,  based on the amortization  schedule of those mortgage  loans,  is expected to be a substantial  amount,  will typically  depend on the  mortgagor's ability to obtain  refinancing of the mortgage loan or to sell the mortgaged  property prior to the maturity of the Balloon  Loan.  The ability to obtain  refinancing  will depend on a number of factors  prevailing at the  time  refinancing  or  sale is  required,  including,  without  limitation,  real  estate  values,  the mortgagor's  financial  situation,  the level of available  mortgage loan interest  rates,  the  mortgagor's equity in the related mortgaged property,  tax laws, prevailing general economic conditions and the terms of any  related  first  lien  mortgage  loan.  Neither  the  depositor,  the master  servicer  nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Other Attributes.

      Each  trust may also  include  mortgage  loans  with the  attributes  described  below,  which will be described further in the accompanying prospectus supplement as applicable.

     Delinquent  Loans.  Some  mortgage  pools  may  include  mortgage  loans  that are one or more  months delinquent  with regard to payment of principal or interest at the time of their  deposit into a trust.  The accompanying  prospectus  supplement will set forth the percentage of mortgage loans that are so delinquent.
Delinquent  mortgage  loans are more  likely to result in losses  than  mortgage  loans  that have a current payment status.

      Performance  Mortgage  Loans.  Some mortgage  pools may include  mortgage  loans that provide that the mortgagor may qualify for one or more permanent  reductions in the note margin on the  mortgagor's  mortgage note. If applicable,  the accompanying  prospectus  supplement will set forth the requirements the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

      Cooperative  Loans.  Cooperative  Loans are evidenced by  promissory  notes secured by a first lien on the shares issued by Cooperatives and on the related  proprietary  leases or occupancy  agreements  granting exclusive rights to occupy specific units within a Cooperative.  As used in this prospectus,  mortgage loans may include  Cooperative Loans;  mortgaged  properties may include shares in the related Cooperative and the related proprietary leases or occupancy  agreements securing  Cooperative Notes;  mortgage notes may include
Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

      Prepayment  Charges  on the  Mortgage  Loan.  In some  cases,  mortgage  loans may be  prepaid by the mortgagors at any time without  payment of any prepayment fee or penalty.  The  prospectus  supplement  will disclose whether a material portion of the mortgage loans provide for payment of a prepayment  charge if the mortgagor  prepays  within a  specified  time  period.  This charge may affect the rate of  prepayment.  The master servicer or another entity  identified in the  accompanying  prospectus  supplement will generally be entitled to all  prepayment  charges and late  payment  charges  received  on the  mortgage  loans and those amounts will not be available for payment on the  certificates  unless the prospectus  supplement  discloses that those charges will be available  for payment.  However,  some states' laws  restrict the  imposition of prepayment  charges even when the mortgage loans expressly provide for the collection of those charges.  See
"Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments."

                                                       8

      "Equity  Refinance" and "Rate and Term Refinance"  Mortgage  Loans.  Some of the mortgage loans may be
"equity  refinance"  mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage  loan, and the remaining  proceeds may be retained by the mortgagor or used for purposes  unrelated to the mortgaged  property.  Alternatively,  the mortgage  loans may be "rate and term  refinance"  mortgage loans, as to which  substantially all of the proceeds,  net of related costs incurred by the mortgagor,  are used to  refinance an existing  mortgage  loan or loans,  primarily in order to change the interest  rate or other  terms of the  existing  mortgage  loan.  All of these  types of loans  are  nevertheless  secured  by mortgaged properties.

      Buy-Down  Mortgage Loans. In the case of Buy-Down  Mortgage  Loans,  the monthly  payments made by the mortgagor during the Buy-Down Period will be less than the scheduled  monthly payments on the mortgage loan, the resulting difference to be made up from:

   o     Buy-Down  Funds  contributed  by the seller of the mortgaged  property or another source and placed in the Buy-Down Account;

   o     if the Buy-Down Funds are  contributed on a present value basis,  investment  earnings on the Buy-Down
         Funds; or

   o     additional Buy-Down Funds to be contributed over time by the mortgagor's employer or another source.

      All Buy-Down Funds will be available to fund scheduled  principal and interest payments on the related mortgage loans.  See  "Description of the  Certificates--Payments  on Mortgage  Collateral--Buy-Down  Mortgage
Loans."

The Mortgaged Properties

      The  mortgaged  properties  may  consist of attached or  detached  individual  dwellings,  Cooperative dwellings, individual or adjacent condominiums,  townhouses, duplexes, row houses, modular pre-cut/panelized housing,  manufactured  homes,  individual units or two-to four-unit dwellings in planned unit developments, two- to  four-family  dwellings,  Mixed-Use  Properties and other attached  dwelling  units.  Each mortgaged property,  other  than a  Cooperative  dwelling  or Mexican  property,  will be located on land owned in fee simple by the  mortgagor  or, if specified in the  accompanying  prospectus  supplement,  land leased by the mortgagor.  The ownership of the Mexican  properties will be held by the Mexican trust.  Attached  dwellings may include  structures  where each  mortgagor  owns the land on which the unit is built with the  remaining adjacent land owned in common,  or dwelling units subject to a proprietary  lease or occupancy  agreement in an apartment  building owned by a  Cooperative.  The  proprietary  lease or occupancy  agreement  securing a
Cooperative  Loan is  subordinate,  in most  cases,  to any  blanket  mortgage  on the  related  cooperative apartment  building  or on the  underlying  land.  Additionally,  in the  case of a  Cooperative  Loan,  the proprietary  lease or occupancy  agreement may be terminated and the cooperative  shares may be cancelled by the Cooperative if the  tenant-stockholder  fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  See "Certain Legal Aspects of Mortgage Loans and Contracts."

                                                       9

     Mexico  Mortgage  Loans.  Each  Mexico  Mortgage  Loan will be  secured  by the  beneficial  ownership interest in a separate  trust,  the sole asset of which is a  residential  property  located in Mexico.  The residential  property may be a second home,  vacation home or the primary  residence of the  mortgagor.  The mortgagor of a Mexico Mortgage Loan may be a U.S. borrower or an international borrower.

      Because of the uncertainty and delays in foreclosing on real property  interests in Mexico and because non-Mexican  citizens are  prohibited  from owning real  property  located in certain  areas of Mexico,  the nature of the security  interest and the manner in which the Mexico  Mortgage  Loans are secured differ from that of mortgage  loans  typically  made in the United  States.  Record  ownership  and title to the Mexican property  will be held in the name of a Mexican  financial  institution  acting  as  Mexican  trustee  for a
Mexican trust under the terms of a trust agreement.  The trust agreement will be governed by Mexican law and will be filed (in  Spanish)  in the real  property  records in the  jurisdiction  in which the  property  is located.  The original term of the Mexican trust will be 50 years and will be renewable at the option of the mortgagor.  To secure the repayment of the Mexico Mortgage Loan, the lender is named as a beneficiary of the
Mexican  trust.  The  lender's  beneficial  interest in the Mexican  trust grants to the lender the right to direct the Mexican  trustee to  transfer  the  mortgagor's  beneficial  interest in the Mexican  trust or to terminate  the Mexican  trust and sell the Mexican  property.  The  mortgagor's  beneficial  interest in the
Mexican trust grants to the mortgagor the right to use, occupy and enjoy the Mexican  property so long as it is not in default of its obligations relating to the Mexico Mortgage Loan.

      As security for repayment of the Mexico Mortgage Loan, under the loan agreement,  the mortgagor grants to the lender a security  interest in the  mortgagor's  beneficial  interest in the  Mexican  trust.  If the mortgagor  is domiciled in the United  States,  the  mortgagor's  beneficial  interest in the Mexican  trust should be considered under applicable state law to be an interest in personal  property,  not real property, and,  accordingly,  the lender  will file  financing  statements  in the  appropriate  state to perfect  the lender's security interest.  Because the lender's security interest in the mortgagor's  beneficial  interest in the Mexican trust is not, for purposes of foreclosing on such  collateral,  an interest in real property, the depositor  either will rely on its remedies that are available in the United States under the applicable
Uniform  Commercial  Code, or UCC, and under the trust agreement and foreclose on the collateral  securing a
Mexico  Mortgage  Loan  under the UCC,  or direct  the  Mexican  trustee  to  conduct an auction to sell the mortgagor's  beneficial interest or the Mexican property under the trust agreement.  If a mortgagor is not a resident of the United States, the lender's security interest in the mortgagor's  beneficial interest in the
Mexican trust may be unperfected under the UCC. If the lender conducts its principal  lending  activities in the United States,  the loan agreement will provide that rights and  obligations of such a mortgagor and the lender under the loan  agreement  will be governed  under  applicable  United States state law. See "Certain
Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans."

      In connection  with the assignment of a Mexico  Mortgage Loan into a trust created under a pooling and servicing agreement,  the depositor will transfer to the trustee, on behalf of the  certificateholders,  all of its right,  title and interest in the mortgage  note,  the  lender's  beneficial  interest in the Mexican trust, the lender's security interest in the mortgagor's  beneficial  interest in the Mexican trust, and its interest in any policies of insurance on the Mexico  Mortgage Loan or the Mexican  property.  The percentage of mortgage loans, if any, that are Mexico Mortgage Loans will be specified in the  accompanying  prospectus supplement.

                                                       10

     Mixed-Use  Properties.  Mortgage loans secured by Mixed-Use  Property,  or mixed-use  mortgage  loans, will consist of mortgage  loans  secured by first or junior  mortgages,  deeds of trust or similar  security instruments on fee simple or leasehold  interests in Mixed-Use  Property.  The mixed-use  mortgage loans may also be  secured  by one or more  assignments  of leases  and  rents,  management  agreements  or  operating agreements  relating to the  mortgaged  property  and in some cases by certain  letters of credit,  personal guarantees  or both.  Under an  assignment  of leases and rents,  the related  mortgagor  assigns its right, title and  interest  as  landlord  under each  related  lease and the income  derived  from the lease to the related  lender,  while  retaining a right to collect  the rents for so long as there is no default.  If the mortgagor defaults,  the right of the mortgagor terminates and the related lender is entitled to collect the rents from  tenants  to be  applied to the  payment  obligations  of the  mortgagor.  State law may limit or restrict  the  enforcement  of the  assignment  of leases  and  rents by a lender  until  the  lender  takes possession of the related mortgaged property and a receiver is appointed.

      Mixed-use  real estate  lending is  generally  viewed as exposing the lender to a greater risk of loss than one- to  four-family  residential  lending.  Mixed-use real estate lending  typically  involves  larger loans to single  mortgagors or groups of related  mortgagors than residential  one- to four-family  mortgage loans.  Furthermore,  the repayment of loans secured by  income-producing  properties is typically dependent on the  successful  operation  of the  related  real  estate  project.  If the cash flow from the project is reduced,  for example,  if leases are not obtained or renewed,  the borrower's ability to repay the loan may be  impaired.  Mixed-use  real estate can be affected  significantly  by supply and demand in the market for the type of  property  securing  the loan and,  therefore,  may be subject to adverse  economic  conditions.
Market values may vary as a result of economic  events or  governmental  regulations  outside the control of the  borrower or lender,  such as rent  control  laws,  which  impact the future cash flow of the  property.
Mortgage  loans secured by Mixed-Use  Properties  will not exceed ten percent  (10%) by aggregate  principal balance of the mortgage  loans in any mortgage  pool as of the cut-off  date  specified in the  accompanying prospectus supplement.

      The mortgaged properties may be owner-occupied or  non-owner-occupied  and may include vacation homes, second homes and investment  properties.  The percentage of mortgage loans that are  owner-occupied  will be disclosed in the  accompanying  prospectus  supplement.  The basis for any statement that a given percentage of the mortgage loans are secured by mortgage  properties that are owner-occupied will be one or more of the following:

   o     the making of a  representation  by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

   o     a  representation  by the  originator  of the  mortgage  loan,  which may be based solely on the above clause; or

   o     the fact that the  mailing  address  for the  mortgagor  is the same as the  address of the  mortgaged property.

Any representation  and warranty in the related pooling and servicing  agreement  regarding  owner-occupancy may be based solely on that  information.  Mortgage loans secured by investment  properties,  including two-
to four-unit  dwellings,  may also be secured by an  assignment  of leases and rents and  operating or other cash flow guarantees relating to the mortgage loans.

                                                       11

Loan-to-Value Ratio

      In the case of most  mortgage  loans made to finance  the  purchase  of the  mortgaged  property,  the
Loan-to-Value Ratio, or LTV ratio, is the ratio,  expressed as a percentage,  of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised  value  determined in an appraisal  obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

      In the case of some  mortgage  loans  made to  refinance  non-purchase  mortgage  loans  or  converted mortgage  loans,  the LTV ratio at  origination  is  defined  in most  cases as the  ratio,  expressed  as a percentage,  of the principal  amount of the mortgage loan to either the  appraised  value  determined in an appraisal  obtained at the time of refinancing  or conversion or, if no appraisal has been obtained,  to the lesser of (1) the  appraised  value or other  valuation  of the related  mortgaged  property  determined  at origination  of the loan to be  refinanced  or  converted  and (2) the sale price of the  related  mortgaged property.  In some cases,  in lieu of an appraisal,  a valuation of the mortgaged  property will be obtained from a service that provides an automated valuation.  An automated valuation  evaluates,  through the use of computer models,  various types of publicly-available  information,  such as recent sales prices for similar homes within the same  geographic  area and within the same price range.  In the case of some mortgage loans seasoned for over twelve  months,  the LTV ratio may be  determined at the time of purchase from the related seller  based on the ratio of the  current  loan  amount to the  current  value of the  mortgaged  property.
Appraised values may be determined by either:

   o     a statistical analysis;

   o     a broker's price opinion; or

   o     an automated valuation, drive-by appraisal or other certification of value.

      Some of the mortgage loans which are subject to negative  amortization  will have LTV ratios that will increase  after  origination  as a  result  of their  negative  amortization.  In the case of some  seasoned mortgage  loans,  the values  used in  calculating  LTV ratios may no longer be accurate  valuations  of the mortgaged  properties.  Some  mortgaged  properties  may be located in regions  where  property  values have declined significantly since the time of origination.

      With respect to any junior mortgage loan, the combined LTV ratio,  or CLTV ratio,  usually will be the ratio,  expressed as a percentage,  of the sum of the cut-off date principal  balance of the junior mortgage loan and the principal  balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related  mortgaged  property,  at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal  subsequent to origination,  to the lesser of (1) the appraised value of the related mortgaged property  determined in the appraisal used in the origination of the junior  mortgage  loan, or the value  determined in an appraisal  obtained  subsequent to origination,  and (2) in some cases, the sales price of the mortgaged property.  With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage,  of the cut-off date principal  balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior  mortgage loan and the principal  balance of any mortgage  loans senior or  subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

                                                       12

Underwriting Policies

      The depositor expects that the originator of each of the mortgage loans will have applied,  consistent with applicable  federal and state laws and regulations,  underwriting  procedures  intended to evaluate the borrower's  credit standing and repayment  ability and/or the value and adequacy of the related  property as collateral.  All or a  portion  of the  mortgage  loans  constituting  the  mortgage  pool for a  series  of certificates  may have been acquired  either  directly or  indirectly by the depositor  through the AlterNet
Mortgage Program or the Credit Gap Program from affiliated or unaffiliated sellers.

      The mortgage loans in any mortgage pool may be  underwritten  by Residential  Funding  Corporation,  a seller or a designated  third party through the use of an automated  underwriting  system.  In the case of a
Designated  Seller  Transaction,  the  mortgage  loans may be  underwritten  by the  designated  seller or a designated  third party through the use of an automated  underwriting  system.  For  additional  information regarding automated  underwriting systems that are used by Residential Funding Corporation to review some of the  mortgage  loans that it  purchases  and that may be  included in any  mortgage  pool,  see  "--Automated
Underwriting," below.

     General Standards

      In most cases,  under a  traditional  "full  documentation"  program,  each  mortgagor  will have been required to complete an application  designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor's financial condition,  the mortgagor will have  furnished  information,  which may be supplied  solely in the  application,  with  respect to its assets, liabilities,  income, credit history and employment history, and furnished an authorization to apply for a credit report that  summarizes the borrower's  credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize  verifications  of deposits at financial  institutions  where the  mortgagor  had demand or  savings  accounts.  In the case of  investment properties,  only income  derived from the  mortgaged  property may have been  considered  for  underwriting purposes,  rather than the income of the mortgagor  from other sources.  With respect to mortgaged  property consisting of vacation or second homes,  no income  derived from the property will have been  considered for underwriting purposes.

      If specified in the  accompanying  prospectus  supplement,  a mortgage pool may include mortgage loans that have been  underwritten  pursuant to a  streamlined  documentation  refinancing  program.  Such program permits some mortgage loans to be refinanced with only limited  verification or updating of the underwriting information  that was obtained at the time that the original  mortgage loan was originated.  For example,  a new  appraisal  of a  mortgaged  property  may not be required if the  related  original  mortgage  loan was originated  up to 24  months  prior  to the  refinancing.  In  addition,  a  mortgagor's  income  may not be verified,  although continued employment is required to be verified. In certain  circumstances,  a mortgagor may be  permitted  to borrow up to 100% of the  outstanding  principal  amount of the  original  loan.  Each mortgage loan underwritten  pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced,  including for purposes of the disclosure in the accompanying  prospectus  supplement.  If specified in the accompanying  prospectus
supplement,   some  mortgage  loans  may  have  been  originated  under  "limited   documentation,"  "stated
documentation"  or "no  documentation"  programs that require less  documentation  and verification  than do traditional  "full  documentation"  programs.  Under a limited  documentation,  stated  documentation  or no documentation  program,  minimal  investigation  into the  mortgagor's  credit history and income profile is undertaken by the originator and the  underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

                                                       13

      The adequacy of a mortgaged  property as security  for  repayment  of the related  mortgage  loan will typically  have been  determined  by an  appraisal  or an  automated  valuation,  as  described  above under
"--Loan-to-Value  Ratio."  Appraisers  may  be  either  staff  appraisers  employed  by  the  originator  or independent  appraisers selected in accordance with pre-established  guidelines established by or acceptable to the originator.  The appraisal procedure  guidelines in most cases will have required the appraiser or an agent on its behalf to  personally  inspect the  property  and to verify  whether the  property  was in good condition  and that  construction,  if new,  had been  substantially  completed.  The  appraisal  will  have considered a market data analysis of recent sales of comparable  properties and, when deemed applicable,  an analysis based on income  generated from the property or replacement cost analysis based on the current cost of  constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio or CLTV ratio may have been  based on the  appraised  value as  indicated  on a review  appraisal  conducted  by the  mortgage collateral seller or originator.

      The underwriting  standards applied by an originator typically require that the underwriting  officers of the originator be satisfied that the value of the property being  financed,  as indicated by an appraisal or other acceptable  valuation method as described below,  currently  supports and is anticipated to support in the future the  outstanding  loan balance.  In fact,  some states where the mortgaged  properties  may be located have  "anti-deficiency"  laws requiring,  in general, that lenders providing credit on single family property look solely to the property for repayment in the event of  foreclosure.  See "Certain Legal Aspects of Mortgage  Loans and  Contracts."  Any of these factors  could change  nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located.  However,  declining values of real estate, as experienced  periodically in certain regions,  or increases in the principal  balances of some  mortgage  loans,  such as GPM Loans and negative  amortization  ARM loans,  could cause the  principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

      Based on the data  provided  in the  application  and  certain  verifications,  if  required,  and the appraisal or other valuation of the mortgaged property,  a determination will have been made by the original lender that the  mortgagor's  monthly  income,  if required to be stated,  would be sufficient to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other expenses  related to the property.
Examples of other expenses  include  property taxes,  utility costs,  standard  hazard and primary  mortgage insurance,  maintenance  fees and other levies  assessed by a Cooperative,  if  applicable,  and other fixed obligations other than housing expenses including,  in the case of junior mortgage loans,  payments required to be made on any senior  mortgage.  The  originator's  guidelines  for mortgage  loans will, in most cases, specify  that  scheduled  payments  on a  mortgage  loan  during  the first  year of its term plus taxes and insurance,  including  primary  mortgage  insurance,  and all scheduled  payments on obligations that extend beyond one year,  including  those  mentioned  above and other fixed  obligations,  would equal no more than specified  percentages of the  prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The level of review by  Residential  Funding  Corporation,  if any,  will vary  depending  on  several factors. Residential Funding Corporation, on behalf of the depositor,  typically will review a sample of the mortgage loans purchased by Residential Funding Corporation for conformity with the applicable  underwriting standards and to assess the  likelihood of repayment of the mortgage loan from the various  sources for such repayment,  including the mortgagor,  the mortgaged property,  and primary mortgage insurance,  if any. Such underwriting  reviews will generally not be conducted  with respect to any individual  mortgage pool related to a series of  certificates.  In  reviewing  seasoned  mortgage  loans,  or  mortgage  loans that have been outstanding for more than 12 months,  Residential  Funding  Corporation may also take into consideration the mortgagor's  actual  payment  history in assessing a  mortgagor's  current  ability to make  payments on the mortgage loan. In addition,  Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged  properties.  Those procedures may consist of drive-by appraisals,  automated valuations or real estate  broker's  price  opinions.  The  depositor  may also  consider a specific  area's housing value trends.  These  alternative  valuation methods may not be as reliable as the type of mortgagor financial  information  or  appraisals  that are  typically  obtained at  origination.  In its  underwriting analysis,  Residential  Funding  Corporation  may also consider the  applicable  Credit Score of the related mortgagor used in connection  with the  origination  of the mortgage  loan, as determined  based on a credit scoring model acceptable to the depositor.

                                                       14

      The depositor  anticipates  that mortgage loans,  other than the Mexico Mortgage Loans and some Puerto
Rico  mortgage  loans,  included  in  mortgage  pools  for  certain  series of  certificates  will have been originated  based on underwriting  standards that are less  restrictive than for other mortgage loan lending programs.  In such cases,  borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated  bankruptcy  proceedings within a few years of the time of origination  of the related  mortgage  loan. In addition,  some mortgage loans with LTV ratios over 80% will not be required to have the benefit of primary mortgage  insurance.  Likewise,  mortgage loans included in a trust may have been originated in connection with a governmental program under which underwriting  standards were  significantly  less stringent and designed to promote home ownership or the availability of affordable residential  rental  property  regardless  of higher  risks of default and losses.  As discussed  above,  in evaluating  seasoned mortgage loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting  factors usually applied to newly originated  mortgage loans.

      With respect to the depositor's  underwriting  standards,  as well as any other underwriting standards that may be  applicable  to any mortgage  loans,  such  underwriting  standards  typically  include a set of specific  criteria  by  which  the  underwriting  evaluation  is  made.  However,  the  application  of  the underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of  underwriting  standards if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting standards.  For example,  a mortgage loan may be considered to comply with a set of underwriting  standards, even if one or more specific  criteria included in the underwriting  standards were not satisfied,  if other factors  compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction,  the applicable  underwriting  standards will be those of the seller or of the originator of the mortgage  loans, and will be described in the accompanying prospectus supplement.

      Credit Scores are obtained by some mortgage  lenders in connection with mortgage loan  applications to help assess a  borrower's  creditworthiness.  In  addition,  Credit  Scores may be  obtained by  Residential
Funding  Corporation  or the designated  seller after the  origination of a mortgage loan if the seller does not provide to Residential  Funding  Corporation or the designated seller a Credit Score.  Credit Scores are obtained from credit reports  provided by various credit reporting  organizations,  each of which may employ differing computer models and methodologies.

                                                       15

      The Credit Score is designed to assess a borrower's  credit  history at a single point in time,  using objective  information  currently on file for the borrower at a particular  credit  reporting  organization.
Information used to create a Credit Score may include,  among other things,  payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit and bankruptcy experience.  Credit Scores range from  approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable  credit history  compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative  degree of risk a borrower  represents to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected to be less likely to default in payment  than a borrower  with a lower  score.  In  addition,  it should be noted that  Credit  Scores  were developed to indicate a level of default  probability over a two-year  period,  which does not correspond to the life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the  borrower's  past credit history.  Therefore,  in most cases, a Credit Score does not take into  consideration the differences between  mortgage loans and consumer loans, or the specific  characteristics  of the related  mortgage loan, including the LTV ratio,  the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's  Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

      Once all applicable  employment,  credit and property information is received, a determination is made as to whether the  prospective  borrower has  sufficient  monthly  income  available to meet the  borrower's monthly  obligations  on the  proposed  mortgage  loan and other  expenses  related  to the home,  including property taxes and hazard  insurance,  and other  financial  obligations  and monthly living  expenses.  ARM loans,  Buy-Down  Mortgage  Loans,  graduated  payment  mortgage  loans and any other  mortgage  loans  will generally be underwritten on the basis of the borrower's  ability to make monthly  payments as determined by reference to the mortgage rates in effect at origination or the reduced  initial  monthly  payments,  as the case may be, and on the basis of an  assumption  that the  borrowers  will  likely be able to pay the higher monthly  payments that may result from later  increases in the mortgage rates or from later increases in the monthly payments,  as the case may be, at the time of the increase even though the borrowers may not be able to make the higher  payments at the time of  origination.  The mortgage rate in effect from the  origination date of an ARM loan or other types of loans to the first  adjustment date are likely to be lower, and may be significantly  lower,  than the sum of the then applicable index and Note Margin.  Similarly,  the amount of the  monthly  payment on  Buy-Down  Mortgage  Loans and  graduated  payment  mortgage  loans  will  increase periodically.  If the  borrowers'  incomes do not increase in an amount  commensurate  with the increases in monthly payments,  the likelihood of default will increase.  In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization,  due to the addition of deferred interest the principal  balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged  properties,  thereby increasing the likelihood of defaults and losses. With respect to
Balloon Loans,  payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the  mortgaged  property  prior to the maturity of the Balloon  Loan,  and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

      The AlterNet Mortgage Program and the Credit Gap Program

      The specific  underwriting  standards with respect to AlterNet loans and Credit Gap loans will in most cases conform to those  published in  Residential  Funding  Corporation's  Client Guide,  referred to as the
Guide,  as modified from time to time,  including the provisions of the Guide  applicable to the depositor's
AlterNet  Mortgage  Program  and the Credit  Gap  Program.  AlterNet  loans and Credit Gap Loans are made to borrowers  having a range of  imperfect  credit  histories,  ranging  from minor  delinquencies  to borrower bankruptcies.  The  applicable  underwriting  standards  are  revised  based on changing  conditions  in the residential  mortgage market and the market for the depositor's mortgage  pass-through  certificates and may also be waived by Residential  Funding  Corporation  from time to time.  The prospectus  supplement for each series of certificates  secured by AlterNet loans or Credit Gap loans will describe the general underwriting criteria  applicable  to such  mortgage  loans,  as well as any  material  changes to the  general  standard described above.

                                                       16

      A portion of AlterNet loans and Credit Gap Loans  typically  will be reviewed by  Residential  Funding
Corporation  or  by  a  designated  third  party  for  compliance  with  applicable  underwriting  criteria.
Residential  Funding  Corporation  may conduct  this review  using an  automated  underwriting  system.  See
"--Automated  Underwriting,"  below. Some AlterNet loans will be purchased from AlterNet Program Sellers who will represent to Residential  Funding  Corporation that AlterNet loans were originated  under  underwriting standards  determined  by a mortgage  insurance  company  acceptable  to  Residential  Funding  Corporation.
Residential  Funding  Corporation  may accept a  certification  from an insurance  company as to an AlterNet loan's  insurability  in a mortgage  pool as of the date of  certification  as evidence of an AlterNet  loan conforming to applicable underwriting standards.  The certifications will likely have been issued before the purchase of the AlterNet loan by Residential  Funding Corporation or the depositor.  Similarly,  some Credit
Gap loans will be  purchased  from Credit Gap Program  Sellers who will  represent  to  Residential  Funding
Corporation  that Credit Gap loans were originated  under  underwriting  standards  determined by a mortgage insurance company acceptable to Residential Funding Corporation.  Residential Funding Corporation may accept a certification  from an insurance  company as to a Credit Gap loan's  insurability in a mortgage pool as of the date of certification as evidence of a Credit Gap loan conforming to applicable  underwriting standards.
The  certifications  will likely have been issued before the purchase of the Credit Gap loan by  Residential
Funding Corporation or the depositor.

      A portion of the mortgage  loans will be purchased in negotiated  transactions,  which may be governed by master  commitment  agreements  relating to ongoing  purchases of mortgage loans by  Residential  Funding
Corporation  or the  designated  seller.  In some of those  cases,  the price  paid by  Residential  Funding
Corporation  or the  designated  seller to the seller  may be  adjusted  to  reflect  losses or gains on the mortgage loans sold by that seller to Residential Funding  Corporation.  The sellers who sell to Residential
Funding  Corporation or the designated  seller  pursuant to master  commitment  agreements will represent to
Residential  Funding  Corporation or the designated  seller that the mortgage loans have been  originated in accordance  with  underwriting  standards  agreed to by  Residential  Funding  Corporation or the designated seller,  as applicable.  Residential  Funding  Corporation or the designated  seller, as the case may be, on behalf of the depositor,  will review only a limited  portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards.

      Automated Underwriting

      In recent years, the use of automated  underwriting  systems has become commonplace in the residential mortgage  market.  Residential  Funding  Corporation  evaluates many of the mortgage loans that it purchases through the use of one or more automated  underwriting systems. In general,  these systems are programmed to review  most of the  information  that is set  forth  in  Residential  Funding  Corporation's  Guide  as the
underwriting  criteria that is necessary to satisfy each underwriting  program.  In the case of the AlterNet
Mortgage Program and the Credit Gap Program, the system may make adjustments for some compensating  factors, which could result in a mortgage loan being approved even if all of the specified  underwriting criteria for that underwriting program are not satisfied.

                                                       17

      In some cases,  Residential Funding Corporation enters the information into the automated underwriting system using the  documentation  delivered to Residential  Funding  Corporation  by the mortgage  collateral seller. In other cases, the mortgage  collateral  seller enters the information  directly into the automated
underwriting  system.  If  a  mortgage  collateral  seller  enters  the  information,   Residential  Funding
Corporation will, in many cases, verify that the information  relating to the underwriting  criteria that it considers most important  accurately reflects the information  contained in the underwriting  documentation.
However,  for some mortgage collateral sellers, it will only verify the information with respect to a sample of those mortgage loans.

      Each automated review will either generate an approval,  a rejection or a  recommendation  for further review.  In the case of a  recommendation  of further review,  underwriting  personnel will perform a manual review of the mortgage loan documentation  before Residential Funding Corporation will purchase the mortgage loan. However, in the case of some mortgage collateral sellers,  underwriting  personnel will conduct only a limited  review of the mortgage  loan  documentation.  If that  limited  review does not detect any material deviations from the applicable  underwriting  criteria,  Residential  Funding  Corporation will approve that mortgage loan for purchase.

      Because an automated  underwriting  system will only consider the information that it is programmed to review,  which may be more limited than the  information  that could be considered in the course of a manual review,  some mortgage loans may be approved by an automated  system that would have been rejected through a manual review. In addition,  there could be programming  inconsistencies  between an automated  underwriting system and the underwriting  criteria set forth in Residential Funding  Corporation's Guide, which could, in turn,  be  applied  to  numerous  mortgage  loans  that the  system  reviews.  We cannot  assure you that an automated  underwriting  review will in all cases result in the same  determination  as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

The Contracts

General

      The trust for a series may include a contract  pool  evidencing  interests in contracts  originated by one or more  manufactured  housing dealers,  or such other entity or entities  described in the accompanying prospectus  supplement.  Each contract will be secured by a  manufactured  home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

      The manufactured homes securing the contracts will consist of "manufactured  homes" within the meaning of 42 U.S.C.  ss. 5402(6),  which are  treated as "single  family  residences"  for the  purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly,  a manufactured home will be a  structure  built on a permanent  chassis,  which is  transportable  in one or more  sections  and customarily used at a fixed location,  has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet,  is designed  to be used as a dwelling  with or without a  permanent  foundation  when connected to the required utilities,  and includes the plumbing,  heating, air conditioning,  and electrical systems contained therein.

                                                       18

      Some  contract  pools may  include  contracts  that are one or more months  delinquent  with regard to payment of principal  or interest at the time of their  deposit into a trust.  The  accompanying  prospectus supplement  will describe the  percentage of contracts  that are  delinquent and whether such contracts have been so  delinquent  more than once  during  the  preceding  twelve  months.  Contract  pools  that  contain delinquent  contracts are more likely to sustain losses than are contract pools that contain  contracts that have a current payment status.

Underwriting Policies

      Conventional  contracts will comply with the  underwriting  policies of the  applicable  originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

      With respect to a contract made in connection  with the mortgagor's  purchase of a manufactured  home, the  appraised  value is usually  the sales price of the  manufactured  home or the amount  determined  by a professional  appraiser.  The appraiser must personally  inspect the manufactured  home and prepare a report that  includes  market  data  based on recent  sales of  comparable  manufactured  homes  and,  when  deemed applicable,  a replacement cost analysis based on the current cost of a similar  manufactured  home. The LTV ratio for a contract in most cases will be equal to the original  principal  amount of the contract  divided by the lesser of the appraised value or the sales price for the  manufactured  home.  However,  an appraisal of the manufactured home generally will not be required.

The Agency Securities

Government National Mortgage Association

      Ginnie Mae is a  wholly-owned  corporate  instrumentality  of the United  States  within HUD.  Section
306(g) of Title III of the National  Housing Act of 1934, as amended,  referred to in this prospectus as the
Housing Act,  authorizes  Ginnie Mae to  guarantee  the timely  payment of the  principal of and interest on certificates  representing  interests  in a pool of mortgages  insured by the FHA,  under the Housing Act or under  Title V of the  Housing  Act of  1949,  or  partially  guaranteed  by the VA under  the  Servicemen's
Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section  306(g) of the Housing Act  provides  that "the full faith and credit of the United  States is pledged to the  payment of all  amounts  which may be  required  to be paid under any  guarantee  under this subsection."  In order to meet its  obligations  under any such  guarantee,  Ginnie Mae may,  under  Section
306(d) of the Housing Act,  borrow from the United States  Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations  under its guarantee.  See "Additional  Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

      In most cases, each Ginnie Mae security relating to a series,  which may be a Ginnie Mae I Certificate or a Ginnie Mae II  Certificate  as  referred  to by Ginnie  Mae,  will be a "fully  modified  pass-through"
mortgage-backed  certificate  issued and serviced by a mortgage  banking company or other financial  concern approved by Ginnie Mae,  except with respect to any  stripped  mortgage-  backed  securities  guaranteed  by
Ginnie Mae or any REMIC securities  issued by Ginnie Mae. The  characteristics  of any Ginnie Mae securities included  in the  trust  for a series of  certificates  will be  described  in the  accompanying  prospectus supplement.

                                                       19

Federal Home Loan Mortgage Corporation

      Freddie  Mac is a  corporate  instrumentality  of the United  States  created  under  Title III of the
Emergency  Home  Finance Act of 1970,  as  amended,  or the  Freddie  Mac Act.  Freddie Mac was  established primarily  for the purpose of increasing  the  availability  of mortgage  credit for the financing of needed housing.  The principal activity of Freddie Mac currently consists of purchasing  first-lien,  conventional, residential  mortgage  loans or  participation  interests in such mortgage  loans and reselling the mortgage loans so purchased in the form of guaranteed  mortgage  securities,  primarily  Freddie Mac  securities.  In
1981,  Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased.  All mortgage loans purchased by Freddie Mac must meet certain standards  described in the Freddie Mac Act. Freddie Mac is confined to purchasing,  so far as practicable,  mortgage loans that it deems to be of such quality and type that  generally  meets the purchase  standards  imposed by private  institutional  mortgage  investors.  See
"Additional  Information" for the availability of further information  regarding Freddie Mac and Freddie Mac securities.  Neither  the United  States  nor any  agency  thereof is  obligated  to finance  Freddie  Mac's operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

      In most cases, each Freddie Mac security relating to a series will represent an undivided  interest in a pool of mortgage loans that typically  consists of  conventional  loans,  but may include FHA loans and VA loans,  purchased by Freddie Mac, except with respect to any stripped  mortgage- backed securities issued by
Freddie Mac. Each such pool will consist of mortgage loans,  substantially  all of which are secured by one-
to  four-family  residential  properties or, if specified in the  accompanying  prospectus  supplement,  are secured by multi-family  residential properties.  The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

      Fannie Mae is a federally  chartered and privately owned corporation  organized and existing under the
Federal  National  Mortgage  Association  Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential  mortgage  funds.  Fannie Mae was originally  established in 1938 as a United States government  agency to provide  supplemental  liquidity to the  mortgage  market and was  transformed  into a stockholder-owned  and privately  managed  corporation by legislation  enacted in 1968.  Fannie Mae provides funds to the mortgage  market  primarily by  purchasing  home  mortgage  loans from local  lenders,  thereby replenishing  their funds for additional  lending.  See  "Additional  Information"  for the  availability of further information respecting Fannie Mae and Fannie Mae securities.  Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion  outstanding at any time,  neither the United  States nor any agency  thereof is obligated  to finance  Fannie  Mae's  operations  or to assist
Fannie Mae in any other manner.

Fannie Mae Securities

      In most cases,  each Fannie Mae security  relating to a series will  represent a fractional  undivided interest  in a pool  of  mortgage  loans  formed  by  Fannie  Mae,  except  with  respect  to  any  stripped mortgage-backed  securities  issued by Fannie Mae.  Mortgage loans  underlying  Fannie Mae  securities  will consist of fixed,  variable or  adjustable-rate  conventional  mortgage  loans or fixed-rate FHA loans or VA loans.  Such  mortgage  loans may be secured  by either  one- to  four-family  or  multi-family  residential properties.  The  characteristics  of any  Fannie  Mae  securities  included  in the  trust  for a series of certificates will be described in the accompanying prospectus supplement.

                                                       20

Mortgage Collateral Sellers

      The  mortgage  collateral  to be included in a trust will be purchased  by the  depositor  directly or indirectly,  through Residential  Funding Corporation or other affiliates,  from mortgage collateral sellers that may be banks,  savings and loan associations,  credit unions,  insurance  companies,  mortgage bankers, investment banking firms, insurance companies,  the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor.  The mortgage collateral sellers may include  Homecomings  Financial Network,
Inc. and GMAC Mortgage Corporation and its affiliates,  each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

   o     one or more direct or indirect  purchases from unaffiliated  sellers,  which may occur  simultaneously with the issuance of the certificates or which may occur over an extended period of time;

   o     one or more  direct or indirect  purchases  through the  AlterNet  Mortgage  Program or the Credit Gap
         Program; or

   o     one or more purchases from affiliated sellers.

      Mortgage loans may be purchased under  agreements  relating to ongoing  purchases of mortgage loans by
Residential Funding  Corporation.  The prospectus  supplement for a series of certificates will disclose the method or methods used to acquire the mortgage  collateral  for the series.  The  depositor may issue one or more  classes of  certificates  to a mortgage  collateral  seller as  consideration  for the purchase of the mortgage  collateral  securing such series of certificates,  if so described in the accompanying  prospectus supplement.

Qualifications of Sellers

      Each  AlterNet  Program  Seller and Credit Gap  Program  Seller is  selected  by  Residential  Funding
Corporation  on the basis of criteria  described in the Guide.  An AlterNet  Program  Seller or a Credit Gap
Program  Seller may be an affiliate of the  depositor  and the  depositor  presently  anticipates  that GMAC
Mortgage Corporation and Homecomings  Financial Network,  Inc., each an affiliate of the depositor,  will be
AlterNet  Program  Sellers and Credit Gap Program  Sellers.  If an AlterNet  Program  Seller or a Credit Gap
Program  Seller  becomes  subject to the direct or indirect  control of the FDIC, or if an AlterNet  Program
Seller's or a Credit Gap Program  Seller's net worth,  financial  performance or delinquency and foreclosure rates are adversely impacted,  the institution may continue to be treated as an AlterNet Program Seller or a
Credit Gap Program Seller,  as applicable.  Any event may adversely  affect the ability of any such AlterNet
Program Seller or Credit Gap Program Seller to repurchase  mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral" below.

                                                       21

Representations With Respect to Mortgage Collateral

      Except in the case of a Designated Seller  Transaction,  Residential  Funding Corporation will provide with  respect  to each  mortgage  loan,  including  AlterNet  loans  and  Credit  Gap  loans,  or  contracts constituting a part of the trust, all of the  representations  and warranties  required by the rating agency or agencies rating a specific series of certificates.  In a Designated  Seller  Transaction,  the Designated
Seller would make substantially the same  representations and warranties,  which are not expected to vary in any material respect.  Residential Funding Corporation will generally represent and warrant that:

   o     as of the  cut-off  date,  the  information  described  in a listing of the related  mortgage  loan or contract was true and correct in all material respects;

   o     except in the case of Cooperative  Loans, a policy of title  insurance in the form and amount required by the Guide or an equivalent  protection was effective or an attorney's  certificate  was received at origination,  and each  policy  remained  in full force and effect on the date of sale of the  related mortgage loan or contract to the depositor;

   o     to the best of Residential Funding  Corporation's  knowledge,  if required by applicable  underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

   o     Residential  Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets,  defenses or counterclaims  except as may be provided under the
         Servicemembers  Civil  Relief Act, as amended,  or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

   o     each mortgaged property is free of material damage and is in good repair;

   o     each mortgage loan complied in all material  respects  with all  applicable  local,  state and federal laws at the time of origination; and

   o     there is no delinquent tax, or assessment lien against the related mortgaged property.

      In the event of a breach of a representation or warranty made by Residential  Funding Corporation that materially  adversely  affects the  interests of the  certificateholders  in the mortgage  loan or contract,
Residential  Funding Corporation will be obligated to repurchase any mortgage loan or contract or substitute for the  mortgage  loan or contract as  described  below.  In  addition,  except in the case of a Designated
Seller  Transaction,  Residential  Funding Corporation will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related  mortgage does not create a valid lien having at least the priority  represented and warranted in the related  pooling and servicing  agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged  property, subject only to the following:

   o     liens of real property taxes and assessments not yet due and payable;

   o     covenants,  conditions and restrictions,  rights of way,  easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

   o     liens of any senior mortgages, in the case of junior mortgage loans; and

                                                       22

   o     other  encumbrances  to which like properties are commonly  subject which do not materially  adversely affect the value, use, enjoyment or marketability of the mortgaged property.

      In addition, except in the case of a Designated Seller Transaction,  with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit  certifying that the  original  mortgage  note or  contract  has been lost or  destroyed,  if the  mortgage  loan or contract subsequently is in default and the enforcement  thereof or of the related mortgage or contract is materially adversely  affected  by the  absence  of  the  original  mortgage  note  or  contract,  Residential  Funding
Corporation  will be obligated to repurchase or substitute  for such mortgage loan or contract in the manner described below under "--Repurchases of Mortgage Collateral" and "--Limited Right of Substitution."

      Mortgage collateral sellers will typically make certain  representations and warranties  regarding the characteristics  of the mortgage  collateral that they sell.  However,  mortgage  collateral  purchased from certain  unaffiliated  sellers may be purchased with very limited or no representations  and warranties.  In addition,  Residential  Funding Corporation and the depositor will not assign to the trustee for the benefit of the  certificateholders  any of the  representations  and warranties made by a mortgage collateral seller regarding  mortgage  collateral  or any  remedies  provided  for any  breach  of those  representations  and
warranties.   Accordingly,   unless  the  accompanying   prospectus  supplement  discloses  that  additional
representations  and warranties are made by the mortgage  collateral  seller or other person for the benefit of the certificateholders,  the only representations and warranties that will be made for the benefit of the certificateholders  will be the limited  representations  and warranties of Residential  Funding Corporation described  above.  If a breach of a  representation  and warranty  made by a mortgage  collateral  seller is discovered  that  materially  and  adversely  affects  the  interests  of the  certificateholders  and  that representation and warranty has been assigned to the trustee for the benefit of the certificateholders,  the master  servicer  will be  required to use its best  reasonable  efforts to enforce  the  obligation  of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

Repurchases of Mortgage Collateral

      If a designated seller or Residential  Funding  Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders  relating to an item of  mortgage  collateral  within 90 days after  notice  from the master  servicer,  the  servicer,  the
Certificate  Administrator or the trustee,  and the breach materially and adversely affects the interests of the  certificateholders  in the item of mortgage  collateral,  the designated seller or Residential  Funding
Corporation,  as the case may be, will be obligated to purchase the item of mortgage  collateral  at a price described in the related pooling and servicing  agreement or trust agreement.  Likewise,  as described under
"Description of the  Certificates--Review  of Mortgage Loan or Contract  Documents," if the designated seller or Residential  Funding  Corporation cannot cure certain documentary defects with respect to a mortgage loan or contract,  the designated seller or Residential Funding Corporation,  as applicable,  will be required to repurchase the item of mortgage  collateral.  The purchase price for any item of mortgage collateral will be equal to the principal  balance  thereof as of the date of purchase plus accrued and unpaid  interest to the first day of the month  following the month of  repurchase,  less the amount,  expressed as a percentage per annum,  payable in respect of servicing or  administrative  compensation and the Spread,  if any. In certain limited cases, a substitution  may be made in lieu of such  repurchase  obligation.  See "--Limited  Right of
Substitution" below.

      Because the listing of the related mortgage collateral  generally contains information with respect to the  mortgage  collateral  as of the  cut-off  date,  prepayments  and,  in certain  limited  circumstances, modifications  to the interest rate and  principal and interest  payments may have been made with respect to one or more of the related  items of mortgage  collateral  between  the cut-off  date and the closing  date.
Neither  Residential Funding Corporation nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

                                                       23

      The master servicer, the servicer or the Certificate  Administrator,  as applicable,  will be required under the applicable  pooling and servicing  agreement or trust agreement to use its best reasonable efforts to enforce the repurchase  obligation of the designated seller or Residential  Funding  Corporation of which it has  knowledge  due to a breach of a  representation  and  warranty  that was made to or  assigned to the trustee (to the extent  applicable),  or the  substitution  right  described  below,  for the benefit of the trustee and the certificateholders,  using practices it would employ in its good faith business judgment and which are normal  and usual in its  general  mortgage  servicing  activities.  The  master  servicer  is not obligated to review,  and will not review,  every loan that is in  foreclosure or is delinquent to determine if a breach of a representation  and warranty has occurred.  The master servicer will maintain  policies and procedures regarding repurchase practices that are consistent with its general servicing  activities.  These policies and  procedures  generally  will limit  review of loans that are  seasoned  and these  policies and procedures  are  subject to change,  in good  faith,  to reflect  the master  servicer's  current  servicing activities.  Application  of these  policies and  procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

      Furthermore,  the master servicer or servicer may pursue foreclosure or similar remedies  concurrently with pursuing any remedy for a breach of a  representation  and warranty.  However,  the master  servicer or servicer  is not  required to continue  to pursue  both  remedies if it  determines  that one remedy is more likely to result in a greater  recovery.  In  accordance  with the above  described  practices,  the  master servicer  or  servicer  will not be required to enforce any  purchase  obligation  of a  designated  seller,
Residential  Funding  Corporation or seller  arising from any  misrepresentation  by the designated  seller,
Residential  Funding  Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the  misrepresentation  did not directly cause or are not  likely to  directly  cause a loss on the  related  mortgage  loan.  In the case of a  Designated
Seller  Transaction  where the  seller  fails to  repurchase  a mortgage  loan and  neither  the  depositor,
Residential Funding  Corporation nor any other entity has assumed the  representations  and warranties,  the repurchase  obligation of the seller will not become an obligation of the depositor or  Residential  Funding
Corporation.  The foregoing  obligations will constitute the sole remedies  available to  certificateholders or the trustee for a breach of any  representation by Residential  Funding  Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

      Neither the  depositor  nor the master  servicer or servicer  will be obligated to purchase a mortgage loan if a designated  seller  defaults on its  obligation  to do so, and no assurance  can be given that the designated  sellers will carry out those  obligations  with respect to mortgage loans.  This type of default by a  designated  seller is not a default  by the  depositor  or by the master  servicer  or  servicer.  Any mortgage loan not so purchased or  substituted  for shall remain in the related trust and any losses related thereto  shall be allocated  to the related  credit  enhancement,  and to the extent not  available,  to the related certificates.

Limited Right of Substitution

      In the case of a mortgage  loan or  contract  required  to be  repurchased  from the trust the related mortgage  collateral  seller, a designated seller or Residential  Funding  Corporation,  as applicable,  may substitute a new mortgage  loan or contract for the  repurchased  mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some  circumstances,  any substitution must be effected  within 120 days of the date of the issuance of the  certificates  with respect to a trust.
With respect to a trust for which a REMIC election is to be made, the  substitution  must be effected within two years of the date of the issuance of the certificates,  and may not be made unless an opinion of counsel is  delivered  to the effect that the  substitution  would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such  substitution  would not result in a  prohibited  transaction  tax under the  Internal  Revenue  Code or (b) the trust is  indemnified  for any prohibited transaction tax that may result from the substitution.

                                                       24

      In most cases, any qualified  substitute  mortgage loan or qualified  substitute contract will, on the date of substitution:

   o     have an  outstanding  principal  balance,  after  deduction  of the  principal  portion of the monthly payment due in the month of substitution,  not in excess of the outstanding  principal  balance of the repurchased mortgage loan or repurchased contract;

   o     have a mortgage rate and a Net Mortgage  Rate not less than,  and not more than one  percentage  point greater than, the mortgage rate and Net Mortgage Rate, respectively,  of the repurchased mortgage loan or repurchased contract as of the date of substitution;

   o     have an LTV ratio at the time of substitution no higher than that of the repurchased  mortgage loan or repurchased contract;

   o     have a remaining term to maturity not greater than, and not more than one year less than,  that of the repurchased mortgage loan or repurchased contract;

   o     be secured by mortgaged  property located in the United States,  unless the repurchased  mortgage loan was a Mexico  Mortgage  Loan or a Puerto Rico mortgage  loan,  in which case the qualified  substitute mortgage loan may be a Mexico Mortgage Loan or a Puerto Rico mortgage loan, respectively; and

   o     comply with all of the representations  and warranties  described in the related pooling and servicing agreement as of the date of substitution.

      If the outstanding  principal balance of a qualified  substitute mortgage loan or qualified substitute contract  is less than the  outstanding  principal  balance  of the  related  repurchased  mortgage  loan or repurchased  contract,  the amount of the shortfall  shall be deposited  into the  Custodial  Account in the month of substitution for distribution to the related certificateholders.  The related pooling and servicing agreement may include  additional  requirements  relating to ARM loans or other  specific  types of mortgage loans or contracts,  or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of  substitutions  occur  contemporaneously.  The prospectus  supplement  will indicate whether a Designated  Seller will have the option to  substitute  for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of representation and warranty.

                                                       25

                                     DESCRIPTION OF THE CERTIFICATES

Genera

      The certificates will be issued in series.  Each series of certificates or, in some instances,  two or more series of  certificates,  will be issued  under a pooling and  servicing  agreement  or, in the case of certificates  backed by  mortgage  securities,  a trust  agreement,  similar to one of the forms filed as an exhibit to the  registration  statement  under the Securities  Act of 1933, as amended,  with respect to the certificates  of which this  prospectus is a part.  Each pooling and servicing  agreement or trust agreement will be filed with the  Securities  and  Exchange  Commission  as an exhibit  to a Form 8-K.  The  following summaries,  together with additional summaries under "The Pooling and Servicing  Agreement" below,  describe all  material  terms and  provisions  relating to the  certificates  common to each  pooling  and  servicing agreement or trust  agreement.  All references to a "pooling and servicing  agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements.  The summaries do not purport to be complete and are subject to, and are  qualified in their  entirety by reference to, all of the  provisions  of the pooling  and  servicing  agreement  for each trust and the  accompanying  prospectus supplement.

      Each  series of  certificates  may  consist  of any one or a  combination  of the  following  types of certificates:

Accretion Directed                         A   class   that   receives    principal
                                           payments  from  the  accreted   interest
                                           from  specified   accrual  classes.   An
                                           accretion   directed   class   also  may
                                           receive    principal    payments    from
                                           principal  paid on the  underlying  pool
                                           of assets.

Accrual                                    A class  that  accretes  the  amount  of
                                           accrued        interest        otherwise
                                           distributable   on  the   class,   which
                                           amount  will be  added as  principal  to
                                           the  principal  balance  of the class on
                                           each applicable  distribution  date. The
                                           accretion   may   continue   until  some
                                           specified  event has  occurred  or until
                                           the accrual class is retired.

Companion                                  A   class   that   receives    principal
                                           payments on any  distribution  date only
                                           if scheduled  payments have been made on
                                           specified  planned  principal   classes,
                                           targeted  principal classes or scheduled
                                           principal classes.

Component                                  A  class   consisting  of  "components."
                                           The  components  of a class of component
                                           certificates    may    have    different
                                           principal    and    interest     payment
                                           characteristics  but together constitute
                                           a  single  class.  Each  component  of a
                                           class of component  certificates  may be
                                           identified  as falling  into one or more
                                           of  the  categories  described  in  this
                                           section.

                                                       26

Fixed Rate                                 A class  with an  interest  rate that is
                                           fixed throughout the life of the class.

Floating Rate                              A  class  with  an  interest  rate  that
                                           resets   periodically   based   upon   a
                                           designated   index   and   that   varies
                                           directly with changes in the index.

Interest Only                              A class having no principal  balance and
                                           bearing    interest   on   the   related
                                           notional  amount.  The  notional  amount
                                           is   used    for    purposes    of   the
                                           determination of interest distributions.

Inverse Floating Rate                      A  class  with  an  interest  rate  that
                                           resets   periodically   based   upon   a
                                           designated   index   and   that   varies
                                           inversely with changes in the index.

Lockout                                    A class  that,  for the  period  of time
                                           specified  in  the  related   prospectus
                                           supplement,  generally  will not receive
                                           (in  other  words,  is  locked  out  of)
                                           (1) principal    prepayments    on   the
                                           underlying   pool  of  assets  that  are
                                           allocated   disproportionately   to  the
                                           senior   certificates   because  of  the
                                           shifting   interest   structure  of  the
                                           certificates   in   the   trust   and/or
                                           (2) scheduled  principal payments on the
                                           underlying pool of assets,  as specified
                                           in the  related  prospectus  supplement.
                                           During the lock-out period,  the portion
                                           of the  principal  distributions  on the
                                           underlying   pool  of  assets  that  the
                                           lockout  class is locked  out of will be
                                           distributed  to  the  other  classes  of
                                           senior certificates.

Partial Accrual                            A class  that  accretes a portion of the
                                           amount of accrued  interest on it, which
                                           amount  will be added  to the  principal
                                           balance of the class on each  applicable
                                           distribution  date,  with the  remainder
                                           of   the   accrued    interest   to   be
                                           distributed  currently  as  interest  on
                                           the class.  The  accretion  may continue
                                           until a specified  event has occurred or
                                           until  the  partial   accrual  class  is
                                           retired.

Principal Only                             A class that does not bear  interest and
                                           is    entitled    to    receive     only
                                           distributions of principal.

Planned Principal or PACs                  A class  that  is  designed  to  receive
                                           principal      payments      using     a
                                           predetermined      principal     balance
                                           schedule   derived   by   assuming   two
                                           constant   prepayment   rates   for  the
                                           underlying  pool of  assets.  These  two
                                           rates   are   the   endpoints   for  the
                                           "structuring   range"  for  the  planned
                                           principal class.  The planned  principal
                                           classes  in any  series of  certificates
                                           may   be   subdivided   into   different
                                           categories   (e.g.,    primary   planned
                                           principal  classes,   secondary  planned
                                           principal  classes and so forth)  having
                                           different  effective  structuring ranges
                                           and    different    principal    payment
                                           priorities.  The  structuring  range for
                                           the secondary  planned  principal  class
                                           of a  series  of  certificates  will  be
                                           narrower   than  that  for  the  primary
                                           planned principal class of the series.

                                                       27

Scheduled Principal                        A class  that  is  designed  to  receive
                                           principal      payments      using     a
                                           predetermined      principal     balance
                                           schedule  but  is  not  designated  as a
                                           planned   principal  class  or  targeted
                                           principal  class.  In  many  cases,  the
                                           schedule  is  derived  by  assuming  two
                                           constant   prepayment   rates   for  the
                                           underlying  pool of  assets.  These  two
                                           rates   are   the   endpoints   for  the
                                           "structuring  range"  for the  scheduled
                                           principal class.

Senior Support                             A  class  that   absorbs  the   realized
                                           losses  other than  excess  losses  that
                                           would  otherwise be allocated to a super
                                           senior  class after the related  classes
                                           of  subordinated   certificates  are  no
                                           longer outstanding.

Sequential Pay                             Classes that receive principal  payments
                                           in a  prescribed  sequence,  that do not
                                           have  predetermined   principal  balance
                                           schedules    and    that    under    all
                                           circumstances    receive   payments   of
                                           principal  continuously  from the  first
                                           distribution  date on which they receive
                                           principal  until  they  are  retired.  A
                                           single  class  that  receives  principal
                                           payments   before  or  after  all  other
                                           classes   in   the   same    series   of
                                           certificates  may  be  identified  as  a
                                           sequential pay class.

Super Senior                               A  class   that   will   not   bear  its
                                           proportionate  share of realized  losses
                                           (other than excess  losses) as its share
                                           is directed to another  class,  referred
                                           to as the "senior  support  class" until
                                           the  class  certificate  balance  of the
                                           support class is reduced to zero.

Targeted Principal or TACs                 A class  that  is  designed  to  receive
                                           principal      payments      using     a
                                           predetermined      principal     balance
                                           schedule  derived  by  assuming a single
                                           constant   prepayment   rate   for   the
                                           underlying pool of assets.

                                                       28

Variable Rate                              A  class  with  an  interest  rate  that
                                           resets  periodically  and is  calculated
                                           by  reference  to the  rate or  rates of
                                           interest  applicable to specified assets
                                           or  instruments   (e.g.,   the  mortgage
                                           rates borne by the  underlying  mortgage
                                           loans).

      Credit support for each series of  certificates  may be provided by a mortgage pool insurance  policy, mortgage  insurance  policy,  special hazard insurance policy,  bankruptcy bond, letter of credit,  purchase obligation,  reserve  fund,  certificate  insurance  policy,  surety  bond or other  credit  enhancement  as described  under  "Description of Credit  Enhancement,"  or by the  subordination  of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.

Form of Certificates

      As  specified in the  accompanying  prospectus  supplement,  the  certificates  of each series will be issued either as physical  certificates  or in  book-entry  form.  If issued as physical  certificates,  the certificates  will be in fully  registered  form only in the  denominations  specified  in the  accompanying prospectus  supplement,  and will be  transferable  and  exchangeable  at the corporate  trust office of the certificate  registrar  appointed  under the  related  pooling  and  servicing  agreement  to  register  the certificates.  No service charge will be made for any  registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge. The term  certificateholder  or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

      If issued in  book-entry  form,  the  classes of a series of  certificates  will be  initially  issued through the book-entry  facilities of The Depository Trust Company, or DTC. No global security  representing book-entry  certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of
DTC to another  nominee of DTC. DTC or its nominee will be the only  registered  holder of the  certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

      The  registration  of the  global  securities  in the name of Cede & Co.  will not  affect  beneficial ownership and is performed merely to facilitate  subsequent  transfers.  The book-entry  system is also used because  it  eliminates  the need for  physical  movement  of  securities.  The laws of some  jurisdictions, however,  may require some  purchasers to take  physical  delivery of their  securities in definitive  form.
These laws may impair the ability to own or transfer book-entry certificates.

      Purchasers of securities in the United States may hold  interests in the global  certificates  through
DTC,  either  directly,  if they  are  participants  in that  system,  or  otherwise  indirectly  through  a participant in DTC.  Purchasers of securities in Europe may hold interests in the global securities  through
Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global  securities,  Clearstream,  Luxembourg and
Euroclear will hold positions through their respective U.S. depositories,  which in turn will hold positions on the books of DTC.

      DTC is a limited-purpose  trust company organized under the laws of the State of New York, which holds securities for its DTC participants,  which include securities  brokers and dealers,  banks, trust companies
and  clearing   corporations.   DTC  together  with  the  Clearstream  and  Euroclear  System  participating organizations  facilitates  the clearance and  settlement of securities  transactions  between  participants through  electronic  book-entry  changes in the accounts of participants.  Other  institutions  that are not participants  but  indirect  participants  which clear  through or maintain a  custodial  relationship  with participants have indirect access to DTC's clearance system.

                                                       29

      No  beneficial  owner in an  interest  in any  book-entry  certificate  will be  entitled to receive a certificate  representing  that interest in registered,  certificated  form, unless either (i) DTC ceases to act as depository for that  certificate  and a successor  depository is not obtained,  or (ii) the depositor notifies DTC of its intent to terminate the  book-entry  system and, upon receipt of a notice of intent from
DTC, the  participants  holding  beneficial  interests in the  book-entry  certificates  agree to initiate a termination.  Upon the  occurrence  of one of the  foregoing  events,  the  trustee is  required  to notify, through DTC,  participants who have ownership of DTC registered  certificates as indicated on the records of
DTC of the  availability of definitive  certificates for their DTC registered  certificates.  Upon surrender by DTC of the  definitive  certificates  representing  the DTC registered  certificates  and upon receipt of instructions  from DTC for  re-registration,  the trustee will reissue the DTC  registered  certificates  as definitive  certificates issued in the respective  principal amounts owned by individual  beneficial owners, and  thereafter  the  trustee  and  the  master  servicer  will  recognize  the  holders  of the  definitive certificates as certificateholders under the pooling and servicing agreement.

      Prior to any such  event,  beneficial  owners  will  not be  recognized  by the  trustee,  the  master servicer, the servicer or the Certificate  Administrator as holders of the related certificates for purposes of the pooling and  servicing  agreement,  and  beneficial  owners will be able to exercise  their rights as owners of their  certificates  only indirectly  through DTC,  participants  and indirect  participants.  Any beneficial  owner  that  desires  to  purchase,  sell or  otherwise  transfer  any  interest  in  book-entry certificates  may do so only  through DTC,  either  directly if the  beneficial  owner is a  participant  or indirectly  through  participants and, if applicable,  indirect  participants.  Under the procedures of DTC, transfers  of the  beneficial  ownership  of any  book-entry  certificates  will be  required  to be made in minimum  denominations  specified in the  accompanying  prospectus  supplement.  The ability of a beneficial owner to pledge  book-entry  certificates  to  persons  or  entities  that are not  participants  in the DTC system,  or to  otherwise  act for  the  certificates,  may be  limited  because  of the  lack  of  physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

      Because  of time zone  differences,  the  securities  account of a  Clearstream  or  Euroclear  System participant as a result of a transaction with a DTC participant,  other than a depositary  holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent  securities  settlement  processing day,  which must be a business day for  Clearstream  or Euroclear  System,  as the case may be,  immediately following the DTC settlement  date.  Credits or any  transactions  in those  securities  settled during this processing  will be reported to the relevant  Euroclear  System  participant or Clearstream  participants on that business day. Cash received in  Clearstream  or Euroclear  System as a result of sales of securities by or through a Clearstream  participant or Euroclear System  participant to a DTC participant,  other than the depositary for Clearstream or Euroclear System,  will be received with value on the DTC settlement date, but will be available in the relevant  Clearstream or Euroclear  System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants  and Euroclear  System  participants  will occur in accordance with their  respective rules and operating procedures.

                                                       30

      Cross-market  transfers  between persons holding directly or indirectly  through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants,  on the other, will be  effected  in DTC in  accordance  with DTC rules on behalf of the  relevant  European  international clearing system by the relevant  depositaries;  however, the cross market transactions will require delivery of instructions to the relevant  European  international  clearing system by the counterparty in that system in accordance  with its rules and procedures and within its  established  deadlines  defined with respect to
European  time. The relevant  European  international  clearing  system will, if the  transaction  meets its settlement  requirements,  deliver  instructions to its depositary to take action to effect final settlement on its behalf by  delivering or receiving  securities in DTC, and making or receiving  payment in accordance with normal  procedures  for same day funds  settlement  applicable  to DTC.  Clearstream  participants  and
Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream,  as a professional depository,  holds securities for its participating  organizations and facilitates  the  clearance  and  settlement of securities  transactions  between  Clearstream  participants through electronic book-entry changes in accounts of Clearstream participants,  thereby eliminating the need for physical movement of certificates.  As a professional  depository,  Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear  System was created to hold securities for participants of Euroclear System and to clear and settle  transactions  between  Euroclear System  participants  through  simultaneous  electronic  book-entry delivery against payment,  thereby  eliminating the need for physical  movement of certificates and any risk from lack of simultaneous  transfers of securities and cash. The Euroclear System operator is Euroclear Bank
S.A./N.V.,  under  contract with the  clearance  cooperative,  Euroclear  System  Clearance  Systems S.C., a
Belgian  co-operative  corporation.  All operations are conducted by the Euroclear System operator,  and all
Euroclear  System  securities  clearance  accounts and Euroclear  System cash accounts are accounts with the
Euroclear System operator, not the clearance cooperative.

      The  clearance  cooperative  establishes  policy for  Euroclear  System on behalf of Euroclear  System participants.  Securities  clearance  accounts and cash  accounts  with the  Euroclear  System  operator are governed by the terms and conditions  Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable  Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System,  withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear  System.  All securities in Euroclear  System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Distributions on the book-entry  certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants,  each of which will be responsible for disbursing the  payments  to the  beneficial  owners  it  represents  or,  if  applicable,  to  indirect  participants.
Accordingly,  beneficial  owners  may  experience  delays  in the  receipt  of  payments  relating  to their certificates.  Under DTC's  procedures,  DTC will take actions permitted to be taken by holders of any class of book-entry  certificates  under the pooling and servicing  agreement only at the direction of one or more participants  to whose  account the  book-entry  certificates  are  credited  and whose  aggregate  holdings represent no less than any minimum amount of percentage  interests or voting rights required  therefor.  DTC may take  conflicting  actions with respect to any action of  certificateholders  of any class to the extent that participants  authorize those actions. None of the master servicer,  the servicer,  the depositor,  the
Certificate  Administrator,   the  trustee  or  any  of  their  respective  affiliates  has  undertaken  any responsibility or assumed any  responsibility  for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry  certificates,  or for maintaining,  supervising or reviewing any records relating to those beneficial ownership interests.

                                                      31

Assignment of Mortgage Loans

      At the time of issuance of a series of  certificates,  the depositor  will cause the mortgage loans or mortgage  securities  and any other assets being included in the related trust to be assigned to the trustee or its nominee,  which may be the  custodian,  together  with, if specified in the  accompanying  prospectus supplement,  all principal and interest received on the mortgage loans or mortgage securities after the last day of the month of the cut-off date,  other than  principal and interest due on or before such date and any
Spread.  The trustee  will,  concurrently  with that  assignment,  deliver a series of  certificates  to the depositor  in  exchange  for the  mortgage  loans or mortgage  securities.  Each  mortgage  loan or mortgage security  will be  identified  in a schedule  appearing as an exhibit to the related  pooling and  servicing agreement.  Each  schedule  of  mortgage  loans will  include,  among other  things,  information  as to the principal  balance of each  mortgage  loan as of the cut-off date,  as well as  information  respecting  the mortgage  rate,  the currently  scheduled  monthly  payment of principal  and interest,  the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage  ratio,  as applicable,  at origination or modification, without regard to any secondary financing.

      If stated in the accompanying  prospectus  supplement,  and in accordance with the rules of membership of Merscorp,  Inc.  and/or  Mortgage  Electronic  Registration  Systems,  Inc. or, MERS,  assignments of the mortgages for the mortgage  loans in the related trust will be registered  electronically  through  Mortgage
Electronic  Registration  Systems,  Inc., or MERS(R) System.  For mortgage loans registered  through the MERS(R)
System, MERS shall serve as mortgagee of record solely as a nominee in an administrative  capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      In addition,  the depositor  will, as to each mortgage loan other than mortgage  loans  underlying any mortgage securities,  deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

   o     the mortgage note and any modification or amendment  thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

   o     the mortgage,  except for any mortgage not returned from the public recording office, with evidence of recording  indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan or Mexico Mortgage Loan, the respective  security  agreements and any applicable financing statements;

   o     an  assignment  in  recordable  form of the  mortgage,  or evidence  that the mortgage is held for the trustee  through  the  MERS(R)  System,  or a copy of such  assignment  with  evidence  of  recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security  agreements, any applicable financing statements,  recognition agreements, relevant stock certificates,  related blank stock powers and the related proprietary leases or occupancy  agreements and, for a mixed-use mortgage loan, the assignment of leases,  rents and profits, if separate from the mortgage,  and an executed  reassignment  of the assignment of leases,  rents and profits and, for a Mexico  Mortgage
         Loan, an assignment of the mortgagor's beneficial interest in the Mexican trust; and

                                                       32

   o     if applicable, any riders or modifications to the mortgage note and mortgage,  together with any other documents at such times as described in the related pooling and servicing agreement.

      The assignments may be blanket assignments  covering mortgages secured by mortgaged properties located in the same county,  if  permitted by law. If so provided in the  accompanying  prospectus  supplement,  the depositor  may not be required to deliver one or more of the related  documents if any of the  documents are missing from the files of the party from whom the mortgage loan was purchased.

      If, for any mortgage loan, the depositor  cannot deliver the mortgage or any assignment  with evidence of recording  thereon  concurrently  with the  execution  and delivery of the related  pooling and servicing agreement  because of a delay caused by the public recording office or a delay in the receipt of information necessary  to prepare the related  assignment,  the  depositor  will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or  assignment.  The  depositor  will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment  with evidence of recording  indicated
thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

      Any mortgage for a mortgage loan secured by mortgaged  property  located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable  Puerto Rico  Mortgage.  Endorsable  Puerto Rico Mortgages do
not require an assignment  to transfer the related  lien.  Rather,  transfer of those  mortgages  follows an effective  endorsement of the related mortgage note and,  therefore,  delivery of the assignment referred to in the third clause  listed in the third  preceding  paragraph  would be  inapplicable.  Direct  Puerto Rico
Mortgages,  however,  require an  assignment  to be recorded  for any  transfer of the related  lien and the assignment would be delivered to the trustee, or the custodian.

      Assignments of the mortgage loans to the trustee will be recorded in the appropriate  public recording office,  except for  mortgages  held under the MERS(R)  System or in states  where,  in the opinion of counsel acceptable to the trustee,  the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent  transferee or any successor to or creditor of the depositor or the originator  of the mortgage  loan,  or where failure to record  assignments  will not  adversely  affect the rating of the securities by any rating agency.

Assignment of the Contracts

      The depositor  will cause the contracts  constituting  the contract pool to be assigned to the trustee or its nominee,  which may be the custodian,  together with principal and interest due on or with respect to the contracts after the cut-off date, but not including  principal and interest due on or before the cut-off date or any Spread.  Each contract  will be identified in a schedule  appearing as an exhibit to the pooling and servicing  agreement.  The schedule will include,  among other things,  information  as to the principal amount and the adjusted  principal balance of each contract as of the close of business on the cut-off date, as well as  information  respecting  the mortgage  rate,  the current  scheduled  monthly  level  payment of principal and interest and the maturity date of the contract.

      In addition, the depositor,  the servicer or the master servicer, as to each contract, will deliver to the trustee,  or to the custodian,  the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor,  the master  servicer  or the  servicer  will  cause  a  financing  statement  to be  executed  by the  depositor identifying  the trustee as the secured party and  identifying  all contracts as  collateral.  However,  the contracts  will not be stamped or otherwise  marked to reflect  their  assignment  from the depositor to the trust and no recordings or filings will be made in the  jurisdictions  in which the  manufactured  homes are located. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

                                                       33

Review of Mortgage Loan or Contract Documents

      The trustee or the custodian  will hold  documents in trust for the benefit of the  certificateholders and, within 90 days after receipt thereof,  will review such documents.  If any such document is found to be defective in any material respect,  the trustee or the custodian shall promptly notify  Residential  Funding
Corporation or the designated seller, if any, and the depositor.  If Residential  Funding Corporation or the designated  seller,  as the case may be,  cannot  cure the  defect  within  60 days,  or within  the  period specified  in the  accompanying  prospectus  supplement,  after  notice of the defect is given,  Residential
Funding or designated  seller,  as applicable will be obligated no later than 90 days after such notice,  or within the period  specified in the accompanying  prospectus  supplement,  to either  repurchase the related mortgage  loan or contract or any related  property  from the trustee or  substitute a new mortgage  loan or contract in accordance  with the standards  described in this  prospectus  under "The Trust -- Repurchases of
Mortgage  Collateral."  The  obligation  of  Residential  Funding and  designated  seller to  repurchase  or substitute for a mortgage loan or contract  constitutes the sole remedy available to the  certificateholders or the trustee for a material  defect in a  constituent  document.  Any  mortgage  loan not so  purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securitie

      The  depositor  will  transfer,  convey and assign to the  trustee  or its  nominee,  which may be the custodian,  all right, title and interest of the depositor in the mortgage  securities and other property to be included in the trust for a series.  The  assignment  will include all  principal  and interest due on or with respect to the mortgage  securities  after the cut-off date  specified in the  accompanying  prospectus supplement,  except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the  trustee or its  nominee,  and the  trustee  will  concurrently  authenticate  and  deliver  the certificates.  The trustee will not be in  possession of or be assignee of record of any  underlying  assets for a mortgage security.  Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing  agreement,  which will specify as to each mortgage  security  information regarding the original  principal amount and outstanding  principal  balance of each mortgage security as of the cut-off  date,  as well as the annual  pass-through  rate or interest  rate for each  mortgage  security conveyed to the trustee.

Spread

      The depositor,  the servicer,  the mortgage  collateral  seller,  the master  servicer or any of their affiliates,  or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related  mortgage  collateral,  which will be an  uncertificated interest  in the  mortgage  collateral.  The  payment of any Spread will be  disclosed  in the  accompanying prospectus  supplement.  This payment may be in addition to any other  payment,  including a servicing  fee, that the  specified  entity is otherwise  entitled to receive with respect to the mortgage  collateral.  Any payment of this sort on an item of mortgage  collateral  will represent a specified  portion of the interest payable  thereon.  The interest  portion of a Realized Loss and any partial  recovery of interest on an item of  mortgage  collateral  will be  allocated  between  the owners of any  Spread and the  certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

                                                       34

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

      The servicer or the master  servicer,  as applicable,  will deposit or will cause to be deposited into the Custodial  Account  payments and collections  received by it subsequent to the cut-off date,  other than payments due on or before the cut-off date, as  specifically  described in the related pooling and servicing agreement, which in most cases will include the following:

   o     all payments on account of principal of the mortgage loans or contracts comprising a trust;

   o     all payments on account of interest on the mortgage loans or contracts  comprising that trust,  net of the portion of each payment  thereof  retained by the servicer or  subservicer,  if any, as Spread, and its servicing compensation;

   o     Liquidation Proceeds;

   o     all amounts, net of unreimbursed  liquidation expenses and insured expenses incurred, and unreimbursed
         Servicing  Advances  made, by the related  subservicer,  received and  retained,  and all Insurance
         Proceeds or proceeds from any  alternative  arrangements  established in lieu of any such insurance and described in the  applicable  prospectus  supplement,  other than proceeds to be applied to the restoration  of the related  property or released  to the  borrower in  accordance  with the master servicer's or servicer's normal procedures;

   o     all subsequent  recoveries of amounts  related to a mortgage loan as to which the master  servicer had previously  determined that no further amounts would be recoverable,  resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

   o     Insurance  Proceeds or proceeds  from any  alternative  arrangements  established  in lieu of any such insurance  and  described in the  accompanying  prospectus  supplement,  other than  proceeds to be applied to the restoration of the related  property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

   o     any  Buy-Down  Funds  and,  if  applicable,  investment  earnings  thereon,  required  to be  paid  to certificateholders;

   o     all  proceeds  of any  mortgage  loan  or  contract  in the  trust  purchased  or,  in the  case  of a substitution,  amounts representing a principal adjustment,  by the master servicer, the depositor, the designated seller,  Residential  Funding  Corporation,  any subservicer or mortgage  collateral seller or any other  person  under the terms of the pooling and  servicing  agreement  as described under "The  Trusts--Representations  With  Respect to  Mortgage  Collateral"  and  "--Repurchases  of
         Mortgage Collateral;"

                                                       35

   o     any amount  required to be  deposited by the master  servicer in  connection  with losses  realized on investments of funds held in the Custodial Account; and

   o     any amounts required to be transferred from the Certificate Account to the Custodial Account.

      In addition to the Custodial Account,  the master servicer or servicer will establish and maintain the
Certificate Account.  Both the Custodial Account and the Certificate Account must be either:

   o     maintained  with a depository  institution  whose debt  obligations at the time of any deposit therein are rated by any rating agency that rated any  certificates  of the related  series not less than a specified level comparable to the rating category of the certificates;

   o     an account or accounts the deposits in which are fully insured to the limits  established by the FDIC, provided  that any deposits not so insured  shall be otherwise  maintained so that, as evidenced by an opinion  of  counsel,  the  certificateholders  have a claim  with  respect to the funds in such accounts or a perfected  first priority  security  interest in any collateral  securing those funds that is superior to the claims of any other  depositors or creditors of the depository  institution with which the accounts are maintained;

   o     in the case of the Custodial  Account,  a trust account or accounts  maintained in the corporate trust department  of a  financial  institution  which has debt  obligations  that meet  specified  rating criteria;

   o     in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

   o     any other Eligible Account.

      The collateral that is eligible to secure amounts in an Eligible  Account is limited to some Permitted
Investments.  A  Certificate  Account may be  maintained as an  interest-bearing  or a  non-interest-bearing account,  or funds  therein may be invested in Permitted  Investments  as  described  below.  The  Custodial
Account may contain funds relating to more than one series of certificates  as well as payments  received on other mortgage loans and assets  serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

      Not later than the business day preceding each distribution date, the master servicer or servicer,  as applicable,  will withdraw from the Custodial Account and deposit into the applicable  Certificate  Account, in  immediately  available  funds,  the amount to be  distributed  therefrom to  certificateholders  on that distribution  date.  The master  servicer,  the  servicer  or the trustee  will also  deposit or cause to be deposited into the Certificate Account:

   o     the  amount  of any  Advances  made by the  master  servicer  or the  servicer  as  described  in this prospectus under "--Advances;"

   o     any payments under any letter of credit or any certificate  insurance policy, and any amounts required to be transferred to the Certificate  Account from a reserve fund, as described under  "Description of Credit Enhancement" below;

                                                       36

   o     any  amounts  required to be paid by the master  servicer or servicer  out of its own funds due to the operation  of a  deductible  clause in any  blanket  policy  maintained  by the master  servicer or servicer to cover hazard losses on the mortgage  loans as described  under  "Insurance  Policies on
         Mortgage Loans or Contracts" below;

   o     any distributions received on any mortgage securities included in the trust; and

   o     any other amounts as described in the related pooling and servicing agreement.

      The portion of any  payment  received by the master  servicer or the  servicer  relating to a mortgage loan that is allocable to Spread will  typically be deposited  into the Custodial  Account,  but will not be deposited in the  Certificate  Account for the related  series of  certificates  and will be  distributed as provided in the related pooling and servicing agreement.

      Funds on deposit in the  Custodial  Account  may be  invested  in  Permitted  Investments  maturing in general not later than the business day  preceding  the next  distribution  date and funds on deposit in the related Certificate  Account may be invested in Permitted  Investments  maturing,  in general, no later than the  distribution  date.  All income and gain  realized from any  investment  will be for the account of the servicer or the master  servicer as additional  servicing  compensation.  The amount of any loss incurred in connection  with any such  investment  must be  deposited  in the  Custodial  Account or in the  Certificate
Account,  as the case may be, by the servicer or the master  servicer out of its own funds upon  realization of the loss.

Buy-Down Mortgage Loans

      For each Buy-Down  Mortgage Loan, the subservicer  will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the  requirements  described in this prospectus with respect to a Subservicing Account.  Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down  Funds in an amount  equal to or exceeding  either (i) the total  payments to be made from those funds under the related  buy-down  plan or (ii) if the  Buy-Down  Funds are to be  deposited on a discounted basis,  that  amount of  Buy-Down  Funds  which,  together  with  investment  earnings  thereon at a rate as described  in the  Guide  from time to time will  support  the  scheduled  level of  payments  due under the
Buy-Down Mortgage Loan.

      Neither the master  servicer nor the  depositor  will be obligated to add to any  discounted  Buy-Down
Funds any of its own funds should investment  earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any  insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer,  distributions to certificateholders may be affected. For each Buy-Down Mortgage
Loan, the subservicer  will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable  subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable,  investment earnings thereon,  for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down  Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down  Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

      If the  mortgagor on a Buy-Down  Mortgage  Loan prepays the mortgage  loan in its entirety  during the
Buy-Down  Period,  the  applicable  subservicer  will  withdraw  from the Buy-Down  Account and remit to the mortgagor or any other  designated  party in accordance  with the related  buy-down plan any Buy-Down  Funds remaining in the Buy-Down  Account.  If a prepayment by a mortgagor during the Buy-Down Period together with
Buy-Down Funds will result in full  prepayment of a Buy-Down  Mortgage Loan, the  subservicer  will, in most cases,  be required to withdraw  from the  Buy-Down  Account and remit to the master  servicer  the Buy-Down
Funds and  investment  earnings  thereon,  if any,  which  together  with such  prepayment  will result in a prepayment  in full;  provided  that  Buy-Down  Funds may not be available to cover a prepayment  under some mortgage  loan  programs.  Any  Buy-Down  Funds so remitted  to the master  servicer  in  connection  with a prepayment  described in the  preceding  sentence will be deemed to reduce the amount that would be required to be paid by the  mortgagor to repay fully the related  mortgage loan if the mortgage loan were not subject to the buy-down plan.

                                                       37

      Any investment  earnings  remaining in the Buy-Down Account after  prepayment or after  termination of the  Buy-Down  Period  will be remitted to the related  mortgagor  or any other  designated  party under the buy-down  agreement.  If the  mortgagor  defaults  during the  Buy-Down  Period  with  respect to a Buy-Down
Mortgage Loan and the property  securing that Buy-Down  Mortgage Loan is sold in  liquidation  either by the master  servicer,  the primary  insurer,  the pool insurer under the mortgage pool  insurance  policy or any other insurer,  the  subservicer  will be required to withdraw from the Buy-Down  Account the Buy-Down Funds and all investment  earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master  servicer,  pay the same to the primary  insurer or the pool insurer,  as the case may be, if the mortgaged  property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

      Because  Buy-Down  Funds may have been  provided by a third party such as the seller of the  Mortgaged
Property,  a home  builder,  or an  employer,  such  funds may be subject to third  party  claims,  offsets, defenses  or  counterclaims  in the  event of a  dispute  between  the  mortgagor  and such  third  party or otherwise.  In  addition,  upon  foreclosure  the  inclusion  of personal  property  collateral  may present additional defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

      The trustee or the Certificate Administrator,  as specified in the accompanying prospectus supplement, will deposit in the Certificate  Account all payments on the mortgage  securities as they are received after the cut-off date.  If the trustee has not received a  distribution  for any mortgage  security by the second business day after the date on which such  distribution  was due and  payable,  the trustee will request the issuer or  guarantor,  if any, of such  mortgage  security to make such  payment as promptly as possible and legally  permitted.  The trustee may take any legal  action  against the related  issuer or  guarantor as is appropriate under the circumstances,  including the prosecution of any claims in connection  therewith.  The reasonable  legal fees and expenses  incurred by the trustee in connection with the prosecution of any legal action will be  reimbursable  to the  trustee out of the  proceeds of the action and will be retained by the trustee prior to the deposit of any  remaining  proceeds in the  Certificate  Account  pending  distribution thereof to the  certificateholders  of the  affected  series.  If the trustee has reason to believe that the proceeds  of the legal  action may be  insufficient  to cover its  projected  legal fees and  expenses,  the trustee  will  notify the  related  certificateholders  that it is not  obligated  to pursue  any  available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

                                                       38

Withdrawals From the Custodial Account

      The servicer or the master servicer, as applicable,  may, from time to time, make withdrawals from the
Custodial  Account for various  purposes,  as  specifically  described in the related  pooling and servicing agreement, which in most cases will include the following:

   o     to make deposits to the  Certificate  Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

   o     to reimburse itself or any subservicer for Advances, or for Servicing Advances,  out of late payments,
         Insurance  Proceeds,  Liquidation  Proceeds,  any  proceeds  relating to any REO  Mortgage  Loan or collections  on the mortgage  loan or contract  with  respect to which those  Advances or Servicing
         Advances were made;

   o     to pay to itself or any subservicer  unpaid servicing fees and  subservicing  fees, out of payments or collections of interest on each mortgage loan or contract;

   o     to pay to itself as additional  servicing  compensation  any investment  income on funds  deposited in the Custodial Account,  any amounts remitted by subservicers as interest on partial  prepayments on the mortgage loans or contracts,  and, if so provided in the pooling and servicing  agreement,  any profits realized upon disposition of a mortgaged  property  acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

   o     to pay to itself,  a subservicer,  Residential  Funding  Corporation,  the  depositor,  the designated seller or the mortgage  collateral  seller all amounts  received on each  mortgage loan or contract purchased,  repurchased  or removed under the terms of the pooling and servicing  agreement and not required to be distributed as of the date on which the related purchase price is determined;

   o     to pay the  depositor  or its  assignee,  or any  other  party  named in the  accompanying  prospectus supplement,  all amounts  allocable to the Spread,  if any, out of  collections  or payments  which represent  interest on each mortgage  loan or contract,  including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

   o     to reimburse itself or any subservicer for any Nonrecoverable  Advance and for Advances that have been capitalized  by adding the  delinquent  interest and other  amounts owed under the mortgage loan or contract to the principal  balance of the mortgage loan or contract,  in accordance  with the terms of the pooling and servicing agreement;

   o     to reimburse  itself or the  depositor  for other  expenses  incurred for which it or the depositor is entitled to  reimbursement,  including  reimbursement  in connection with enforcing any repurchase, substitution  or  indemnification  obligation of any seller that is assigned to the trustee for the benefit of the  certificateholder,  or against which it or the depositor is  indemnified  under the pooling and servicing agreement;

   o     to withdraw  any amount  deposited  in the  Custodial  Account  that was not  required to be deposited therein; and

                                                       39

   o     to clear the Custodial  Account of amounts relating to the  corresponding  mortgage loans or contracts in  connection  with the  termination  of the trust under the pooling and servicing  agreement,  as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

Distributions

      Beginning on the  distribution  date in the month next  succeeding the month in which the cut-off date occurs,  or any other date as may be described in the accompanying  prospectus  supplement,  for a series of certificates,  distribution of principal and interest,  or, where applicable,  of principal only or interest only,  on each class of  certificates  entitled to such  payments  will be made either by the  trustee,  the master  servicer  or the  Certificate  Administrator  acting  on  behalf of the  trustee  or a paying  agent appointed by the trustee.  The  distributions  will be made to the persons who are registered as the holders of the  certificates  at the close of business on the last  business day of the  preceding  month or on such other day as is specified in the accompanying prospectus supplement.

      Distributions  will be made in  immediately  available  funds,  by wire transfer or otherwise,  to the account  of  a  certificateholder  at  a  bank  or  other  entity  having  appropriate  facilities,  if  the certificateholder  has so notified the trustee,  the master servicer,  the Certificate  Administrator or the paying agent, as the case may be, and the applicable pooling and servicing  agreement provides for that form of payment,  or by check  mailed to the address of the person  entitled to such payment as it appears on the certificate  register.  The final  distribution in retirement of the certificates of any class, other than a subordinate  class,  will be made only upon  presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders.  Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

      As a result of the provisions  described below under  "--Realization  Upon Defaulted  Mortgage Loans or
Contracts,"  under which the certificate  principal  balance of a class of subordinate  certificates  can be increased  in  certain  circumstances  after it was  previously  reduced  to  zero,  each  certificate  of a subordinate  class of  certificates  will be considered to remain  outstanding  until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

      The method of  determining,  and the amount of,  distributions  of principal and  interest,  or, where applicable,  of principal only or interest only, on a particular series of certificates will be described in the accompanying  prospectus  supplement.  Distributions  of interest on each class of certificates  will be made prior to distributions of principal  thereon.  Each class of certificates,  other than classes of strip certificates,  may have a different  specified  interest rate, or pass-through  rate,  which may be a fixed, variable or  adjustable  pass-through  rate,  or any  combination  of two or more  pass-through  rates.  The accompanying  prospectus  supplement  will  specify the  pass-through  rate or rates for each class,  or the initial  pass-through  rate or rates and the method for  determining  the  pass-through  rate or rates.  The accompanying  prospectus  supplement will describe the manner of interest accruals and payments. In general, interest on the certificates  will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying  prospectus supplement,  interest on any class of  certificates  for any  distribution  date may be limited to the extent of available funds for that distribution date. The accompanying  prospectus  supplement will describe the method of calculating interest on the certificates.  In general,  interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                                       40

      On each  distribution  date for a series of  certificates,  the trustee or the master  servicer or the
Certificate  Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the  case  may be,  to each  holder  of  record  on the  last  day of the  preceding  month of a class of certificates,  or on such other day as is specified in the  accompanying  prospectus  supplement,  an amount equal to the percentage  interest  represented  by the  certificate  held by that holder  multiplied by that class's Distribution Amount.

      In the case of a series of  certificates  which  includes  two or more  classes of  certificates,  the timing,  sequential order, priority of payment or amount of distributions of principal,  and any schedule or formula or other  provisions  applicable  to that  determination,  including  distributions  among  multiple classes  of  senior  certificates  or  subordinate  certificates,  shall be  described  in the  accompanying prospectus  supplement.  Distributions of principal on any class of certificates  will be made on a pro rata basis among all of the certificates of that class.

      On or prior to the second business day prior to each  distribution  date, or the  determination  date, the master  servicer  or the  Certificate  Administrator,  as  applicable,  will  determine  the  amounts of principal and interest  which will be passed through to  certificateholders  on the  immediately  succeeding distribution  date.  Prior to the close of business on the  determination  date, the master  servicer or the
Certificate  Administrator,  as applicable,  will furnish a statement to the trustee with  information to be made  available  to  certificateholders  by  the  master  servicer  or  the  Certificate  Administrator,  as applicable,  on  request,  setting  forth,  among other  things,  the amount to be  distributed  on the next succeeding distribution date.

Example of Distributions

      The  following  chart  provides an example of the flow of funds as it would  relate to a  hypothetical series of  certificates  backed by mortgage  loans or  contracts  that are issued,  and with a cut-off  date occurring, in August 2006:

           Date                 Note                   Description

August 1                        (A)      Cut-off date.

August 2-31                     (B)      Servicers or subservicers, as
                                         applicable, receive any Principal
                                         Prepayments and applicable interest
                                         thereon.

August 31                       (C)      Record date.

August 2-September 1            (D)      The due dates for payments on a
                                         mortgage loan or contract.

September 18                    (E)      Servicers or subservicers remit to the
                                         master servicer or servicer, as
                                         applicable, scheduled payments of
                                         principal and interest due during the
                                         related Due Period and received or
                                         advanced by them.

September 23                    (F)      Determination date.

September 25                    (G)      Distribution date.

                                                       41

Succeeding  months follow the pattern of (B) through (G), except that for succeeding  months,  (B) will also include the first day of that month. A series of certificates  may have different  Prepayment  Periods,  Due
Periods,  cut-off dates, record dates, remittance dates,  determination dates and/or distribution dates than those described above.

(A)   The initial  principal  balance of the mortgage pool or contract pool will be the aggregate  principal balance of the  mortgage  loans or  contracts  at the close of  business  on August 1 after  deducting principal  payments  due on or  before  that  date  or such  other  date  as may be  specified  in the accompanying  prospectus  supplement.  Those  principal  payments  due on or  before  August 1 and the accompanying interest payments,  and any Principal Prepayments received as of the close of business on
      August 1 are not part of the  mortgage  pool or  contract  pool and  will  not be  passed  through  to certificateholders.

(B)   Any Principal  Prepayments  may be received at any time during this period and will be remitted to the master  servicer or servicer as  described  in (E) below for  distribution  to  certificateholders  as described in (F) below.  When a mortgage  loan or contract is prepaid in full,  interest on the amount prepaid is collected from the mortgagor  only to the date of payment.  Partial  Principal  Prepayments are applied so as to reduce the principal  balances of the related  mortgage  loans or contracts as of the  first  day of  the  month  in  which  the  payments  are  made;  no  interest  will  be  paid  to certificateholders  from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)   Distributions  on September 25 will be made to  certificateholders  of record at the close of business on August 31.

(D)   Scheduled principal and interest payments are due from mortgagors.

(E)   Payments due from  mortgagors  during the related Due Period will be deposited by the  subservicers in
      Subservicing  Accounts or servicers in collection  accounts,  or will be otherwise managed in a manner acceptable to the rating agencies,  as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments.  Funds required to be remitted from the  Subservicing  Accounts  or  collection  accounts  to the master  servicer  or  servicer,  as applicable,  will be remitted  on  September  18,  2006  together  with any  required  Advances by the servicer or subservicers,  except that Principal Prepayments in full and Principal Prepayments in part received by subservicers  during the month of August will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(F)   On the  determination  date,  the master  servicer or servicer will determine the amounts of principal and  interest  that  will  be  passed  through  on  September  25 to the  holders  of  each  class  of certificates.  The master  servicer or servicer  will be obligated to  distribute  those  payments due during the related Due Period that have been  received  from  subservicers  or servicers  prior to and including  September 18, as well as all Principal  Prepayments  received on mortgage  loans in August, with interest adjusted to the pass-through  rates applicable to the respective classes of certificates and reduced on account of Principal  Prepayments  as described in clause (B) above.  Distributions  to the  holders  of  senior  certificates,  if  any,  on  September  25  may  include  amounts  otherwise distributable  to the holders of the related  subordinate  certificates,  amounts  withdrawn  from any reserve fund,  amounts  drawn against any  certificate  insurance  policy and amounts  advanced by the master servicer  or the servicer under the circumstances described in "Subordination" and "--Advances."

                                                       42

(G)   On September 25, the amounts determined on September 23 will be distributed to certificateholders.

      If  provided  in the  accompanying  prospectus  supplement,  the  distribution  date for any series of certificates as to which the trust includes mortgage  securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

      As to each series of  certificates,  the master  servicer  or the  servicer  will make  Advances on or before each  distribution  date,  but only to the extent that the  Advances  would,  in the  judgment of the master  servicer  or the  servicer,  be  recoverable  out of late  payments by the  mortgagors,  Liquidation
Proceeds, Insurance Proceeds or otherwise.

      The amount of any Advance will be  determined  based on the amount  payable under the mortgage loan as adjusted  from time to time and as may be modified as described in this  prospectus  under  "--Servicing  and
Administration of Mortgage  Collateral," and no Advance will be required in connection with any reduction in amounts  payable  under the Relief Act or as a result of certain  actions  taken by a bankruptcy  court.  As specified in the  accompanying  prospectus  supplement for any series of  certificates as to which the trust includes mortgage securities,  any advancing  obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

      Advances  are intended to maintain a regular flow of  scheduled  interest  and  principal  payments to related  certificateholders.  Advances do not represent an obligation of the master  servicer or servicer to guarantee or insure against losses.  If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders,  those funds will be required to be replaced on or before  any  future  distribution  date  to the  extent  that  funds  in the  Certificate  Account  on  that distribution date would be less than payments required to be made to  certificateholders.  Any Advances will be  reimbursable  to the master  servicer or servicer out of  recoveries  on the related  mortgage  loans or contracts for which those amounts were advanced,  including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds,  proceeds of any applicable form of credit enhancement, or proceeds of any mortgage  collateral  purchased by the  depositor,  Residential  Funding  Corporation,  a subservicer, the designated seller or a mortgage collateral seller.

      Advances will also be reimbursable  from cash otherwise  distributable  to  certificateholders  to the extent that the master  servicer or servicer  shall  determine  that any  Advances  previously  made are not ultimately  recoverable  as described  in the third  preceding  paragraph.  In  addition,  Advances  will be reimbursable  from cash  otherwise  distributable  to  certificateholders  if they have been  capitalized by adding the  delinquent  interest  to the  outstanding  principal  balance of the  related  mortgage  loan or
contract,   as  described  under   "--Servicing  and   Administration   of  Mortgage   Collateral."  For  any
senior/subordinate  series,  so long as the  related  subordinate  certificates  remain  outstanding  with a certificate  principal  balance  greater than zero and except for Special  Hazard  Losses,  Fraud Losses and
Bankruptcy Losses, in each case in excess of specified amounts,  and Extraordinary  Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate certificates,  if any. The master  servicer or the servicer may also be obligated to make  Servicing  Advances,  to the extent recoverable  out of  Liquidation  Proceeds or otherwise,  for some taxes and insurance  premiums not paid by mortgagors on a timely basis.  Funds so advanced will be  reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

                                                       43

      The master servicer's or servicer's  obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement.  If the short-term or long-term  obligations of the provider of the support are downgraded by a rating agency rating the related  certificates  or if any collateral  supporting  such obligation is not performing or is removed under the terms of any agreement described in the accompanying  prospectus supplement,  the certificates may also be downgraded.

Prepayment Interest Shortfalls

      When a  mortgagor  prepays a mortgage  loan or contract in full  between  scheduled  due dates for the mortgage loan or contract,  the mortgagor  pays interest on the amount prepaid only to but not including the date on which the Principal  Prepayment is made.  Similarly,  Liquidation Proceeds from a mortgaged property will not  include  interest  for any period  after the date on which the  liquidation  took  place.  Partial prepayments  will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

      If stated in the  accompanying  prospectus  supplement,  to the extent  funds are  available  from the servicing fee or other servicing  compensation  available for this purpose,  the master servicer or servicer may make an additional  payment to  certificateholders  out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related  prepayment period equal to the Compensating  Interest for that  mortgage  loan or contract  from the date of the  prepayment  to the  related  due date.  Compensating
Interest  on any  distribution  date in most cases will be limited to the lesser of (a) 0.125% of the Stated
Principal  Balance of the mortgage  collateral  immediately  prior to that  distribution  date,  and (b) the master servicing fee payable on that  distribution  date and the reinvestment  income received by the master servicer  with  respect  to the  amount  payable  to  the  certificateholders  on  that  distribution  date.
Compensating  Interest may not be sufficient to cover the Prepayment  Interest Shortfall on any distribution date. If so disclosed in the  accompanying  prospectus  supplement,  Prepayment  Interest  Shortfalls may be applied to reduce  interest  otherwise  payable  with respect to one or more  classes of  certificates  of a series. See "Yield Considerations."

Funding Account

      A pooling and  servicing  agreement or other  agreement may provide for the transfer by the sellers of additional  mortgage  loans to the related  trust after the closing date for the related  certificates.  Any additional  mortgage loans will be required to conform to the requirements  described in the related pooling and  servicing  agreement  or  other  agreement  providing  for  such  transfer.  If a  Funding  Account  is established,  all or a portion of the  proceeds of the sale of one or more  classes of  certificates  of the related  series or a portion of collections on the mortgage loans relating to principal will be deposited in such  account to be released  as  additional  mortgage  loans are  transferred.  A Funding  Account  will be required to be maintained  as an Eligible  Account.  All amounts in the Funding  Account will be required to be invested in Permitted  Investments and the amount held in the Funding Account shall at no time exceed 25%
of the  aggregate  outstanding  principal  balance of the  certificates.  The related  pooling and servicing agreement or other agreement  providing for the transfer of additional  mortgage loans will provide that all transfers  must be made  within 90 days,  and that  amounts  set aside to fund the  transfers,  whether in a
Funding  Account or otherwise,  and not so applied  within the required  period of time will be deemed to be
Principal Prepayments and applied in the manner described in the prospectus supplement.

                                                       44

Reports to Certificateholders

      On each distribution date, the master servicer or the Certificate Administrator,  as applicable,  will forward or cause to be  forwarded  to each  certificateholder  of  record,  or will make  available  to each certificateholder of record in the manner described in the accompanying  prospectus supplement,  a statement or  statements  with respect to the related trust  setting  forth the  information  described in the related pooling and servicing agreement.  The information will include the following (as applicable):

   o     the applicable record date, determination date and distribution date;

   o     the aggregate  amount of payments  received with respect to the mortgage loans,  including  prepayment amounts;

   o     the servicing fee payable to the master servicer and the subservicer;

   o     the amount of any other fees or expenses  paid,  and the identity of the party  receiving such fees or expenses;

   o     the amount, if any, of the distribution allocable to principal;

   o     the  amount,  if any,  of the  distribution  allocable  to  interest  and the  amount,  if any, of any shortfall in the amount of interest and  principal;

   o     the outstanding  principal  balance or notional amount of each class of certificates  before and after giving effect to the distribution of principal on that distribution date;

   o     updated pool composition  information,  including  weighted average interest rate and weighted average remaining term;

   o     the balance of the reserve  fund, if any, at the opening of business and the close of business on that distribution date;

   o     the principal balances of the senior certificates as of the closing date;

   o     in the case of certificates  benefiting from alternative credit enhancement  arrangements described in a prospectus supplement,  the amount of coverage under alternative  arrangements as of the close of business  on  the  applicable  determination  date  and a  description  of any  credit  enhancement substituted therefor;

   o     if applicable,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount as of the opening of business and as of the close of business on the applicable  distribution  date and a description of any change in the calculation of those amounts;

   o     the stated  principal  balance of the mortgage  collateral  after giving effect to the distribution of principal on that  distribution  date, and the number of mortgage loans at the beginning and end of the reporting period;

                                                       45

   o     based on the most recent reports furnished by subservicers,  the number and stated principal  balances of any items of mortgage  collateral in the related trust that are  delinquent  (a) 30-59 days, (b)
         60-89 days and (c) 90 or more days, and that are in foreclosure;

   o     the amount of any losses on the mortgage loans during the reporting period;

   o     information about the amount,  terms and general purpose of any advances made or reimbursed during the reporting period;
   o     any  material  modifications,  extensions  or waivers to the terms of the  mortgage  loans  during the reporting period or that have cumulatively become material over time;

   o     any material breaches of mortgage loan  representations  or warranties or covenants in the pooling and servicing agreement; and

   o     for any series of  certificates  as to which the trust includes  mortgage  securities,  any additional information as required under the related pooling and servicing agreement.

      In addition to the information described above, reports to  certificateholders  will contain any other information as is described in the applicable pooling and servicing  agreement,  which may include,  without limitation,  information  as to  Advances,  reimbursements  to  subservicers,  the  servicer  and the master servicer and losses borne by the related trust.

      In  addition,  within a  reasonable  period of time after the end of each  calendar  year,  the master servicer or the Certificate  Administrator,  as applicable,  will furnish on request a report to each person that was a holder of record of any class of  certificates  at any time during that calendar year. The report will  include  information  as to the  aggregate of amounts  reported  under the first two items in the list above for that  calendar year or, if the person was a holder of record of a class of  certificates  during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

      The master servicer, the Certificate Administrator or any servicer, as applicable,  that is a party to a pooling and  servicing  agreement,  will be required to perform the services  and duties  specified in the related pooling and servicing agreement.  The duties to be performed by the master servicer or servicer will include  the  customary  functions  of  a  servicer,  including  collection  of  payments  from  mortgagors;
maintenance of any primary mortgage insurance, hazard insurance and other types of insurance;  processing of assumptions or substitutions;  attempting to cure delinquencies;  supervising  foreclosures;  inspection and management of mortgaged properties under certain circumstances;  and maintaining accounting records relating to the  mortgage  collateral.  For any  series  of  certificates  for  which  the  trust  includes  mortgage securities,  the master servicer's or Certificate  Administrator's servicing and administration  obligations will be described in the accompanying prospectus supplement.

      Under each  pooling  and  servicing  agreement,  the  servicer or the master  servicer  may enter into subservicing  agreements with one or more  subservicers who will agree to perform certain  functions for the servicer or master servicer relating to the servicing and  administration of the mortgage loans or contracts included in the trust  relating to the  subservicing  agreement.  A  subservicer  may be an affiliate of the depositor.  Under any subservicing  agreement,  each subservicer will agree,  among other things, to perform some or all of the servicer's or the master servicer's servicing obligations,  including but not limited to, making Advances to the related certificateholders.  The servicer or the master servicer, as applicable, will remain liable for its servicing  obligations  that are delegated to a subservicer  as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

                                                       46

Collection and Other Servicing Procedures

      The servicer or the master servicer,  directly or through subservicers,  as the case may be, will make reasonable  efforts to collect all  payments  called for under the  mortgage  loans or  contracts  and will, consistent with the related  pooling and servicing  agreement and any applicable  insurance  policy or other credit  enhancement,  follow the  collection  procedures  as it follows  with  respect to mortgage  loans or contracts serviced by it that are comparable to the mortgage loans or contracts.  The servicer or the master servicer  may, in its  discretion,  waive any  prepayment  charge in  connection  with the  prepayment  of a mortgage  loan or extend the due dates for payments due on a mortgage  note or contract,  provided  that the insurance  coverage for the mortgage  loan or contract or any coverage  provided by any  alternative  credit enhancement will not be adversely  affected  thereby.  The master servicer may also waive or modify any term of a mortgage loan so long as the master  servicer has  determined  that the waiver or  modification  is not materially adverse to any certificateholders,  taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage  securities,  the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

      In  instances  in which a  mortgage  loan or  contract  is in  default  or if  default  is  reasonably foreseeable,  and  if  determined  by the  master  servicer  to be in  the  best  interests  of the  related certificateholders,  the master  servicer or  servicer  may permit  modifications  of the  mortgage  loan or contract rather than proceeding with foreclosure. In making this determination,  the estimated Realized Loss that might  result if the mortgage  loan or contract  were  liquidated  would be taken into  account.  These modifications may have the effect of, among other things,  reducing the mortgage rate, forgiving payments of principal,  interest or other amounts owed under the mortgage  loan,  such as taxes and insurance  premiums, extending the final maturity date of the mortgage loan,  capitalizing  delinquent interest and other amounts owed under the  mortgage  loan or  contract by adding  that  amount to the unpaid  principal  balance of the mortgage loan or contract,  or any combination of these or other  modifications.  Any modified mortgage loan or  contract  may  remain  in the  related  trust,  and the  reduction  in  collections  resulting  from the modification  may result in reduced  distributions  of  interest  or  principal  on, or may extend the final maturity of, one or more classes of the related certificates.

      In connection with any significant partial prepayment of a mortgage loan, the master servicer,  to the extent not  inconsistent  with the terms of the  mortgage  note and local law and  practice,  may permit the mortgage loan to be  re-amortized  so that the monthly  payment is recalculated as an amount that will fully amortize its remaining  principal amount by the original  maturity date based on the original mortgage rate, provided  that the  re-amortization  shall not be permitted if it would  constitute  a  modification  of the mortgage loan for federal income tax purposes.

      The master  servicer,  any servicer or one or more  subservicers  for a given trust may  establish and maintain an escrow account in which mortgagors will be required to deposit amounts  sufficient to pay taxes, assessments,  certain mortgage and hazard insurance  premiums and other comparable items unless, in the case of junior  mortgage  loans,  the  mortgagor  is required to escrow such  amounts  under the senior  mortgage documents.  Withdrawals from any escrow account may be made to effect timely payment of taxes,  assessments, mortgage and hazard  insurance,  to refund to mortgagors  amounts  determined to be owed, to pay interest on balances in the escrow account,  if required,  to repair or otherwise protect the mortgage properties and to clear and terminate such account.  The master servicer or any servicer or  subservicer,  as the case may be, will be  responsible  for the  administration  of each such  escrow  account and will be  obligated  to make advances  to the escrow  accounts  when a  deficiency  exists  therein.  The master  servicer,  servicer  or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

                                                       47

      Other  duties  and  responsibilities  of each  servicer,  the  master  servicer  and  the  Certificate
Administrator are described above under "--Payments on Mortgage Collateral."

Special Servicing

      The pooling and servicing  agreement for a series of certificates may name a Special  Servicer,  which may be an affiliate of Residential  Funding  Corporation.  The Special  Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus  supplement.  The
Special  Servicer  may have  certain  discretion  to  extend  relief to  mortgagors  whose  payments  become delinquent.  The Special Servicer may be permitted to grant a period of temporary  indulgence to a mortgagor or may enter into a liquidating  plan  providing for  repayment by the  mortgagor,  in each case without the prior approval of the master servicer or the servicer,  as applicable.  Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

      In addition,  the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate  certificates or of a class of securities  representing interests in one or more classes  of  subordinate  certificates.  Under the  terms of those  agreements,  the  holder  may,  for some delinquent mortgage loans:

   o     instruct the master servicer or servicer to commence or delay foreclosure  proceedings,  provided that the holder  deposits a specified  amount of cash with the master servicer or servicer which will be available  for  distribution  to  certificateholders  if  Liquidation  Proceeds  are less than they otherwise  may have been had the master  servicer  or  servicer  acted  under its normal  servicing procedures;

   o     instruct the master  servicer or servicer to purchase  the mortgage  loans from the trust prior to the commencement  of foreclosure  proceedings at the purchase price and to resell the mortgage loans to the  holder,  in which case any  subsequent  loss with  respect to the  mortgage  loans will not be allocated to the certificateholders; or

   o     become,  or designate a third party to become,  a  subservicer  with respect to the mortgage  loans so long as (i) the master servicer or servicer has the right to transfer the  subservicing  rights and obligations  of the  mortgage  loans to another  subservicer  at any time or (ii) the holder or its servicing  designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

      In  addition,  the  accompanying  prospectus  supplement  may  provide  for the other types of special servicing arrangements.

                                                       48

Enforcement of "Due-on-Sale" Clauses

      When any mortgaged property relating to a mortgage loan or contract,  other than an ARM loan, is about to be conveyed by the mortgagor,  the master servicer or the servicer, as applicable,  directly or through a subservicer,  to the extent it has knowledge of such  proposed  conveyance,  generally  will be obligated to exercise the  trustee's  rights to  accelerate  the  maturity of such  mortgage  loan or contract  under any due-on-sale  clause applicable  thereto.  A due-on-sale clause will be enforced only if the exercise of such rights is permitted by  applicable  law and only to the extent it would not  adversely  affect or jeopardize coverage under any primary  insurance policy or applicable  credit  enhancement  arrangements.  See "Certain
Legal Aspects of Mortgage Loans and Contracts--The Mortgage  Loans--Enforceability  of Certain Provisions" and
"--The Contracts--`Due-on-Sale' Clauses."

      If the master  servicer,  servicer or subservicer  is prevented  from  enforcing a due-on-sale  clause under  applicable law or if the master  servicer,  servicer or subservicer  determines that it is reasonably likely that a legal  action  would be  instituted  by the related  mortgagor  to avoid  enforcement  of such due-on-sale  clause,  the master  servicer,  servicer  or  subservicer  will enter  into an  assumption  and modification  agreement  with the person to whom such  property has been or is about to be  conveyed,  under which such  person  becomes  liable  under the  mortgage  note or  contract  subject  to  certain  specified conditions.  The original  mortgagor  may be released  from  liability on a mortgage loan or contract if the master  servicer,  servicer or  subservicer  shall have  determined in good faith that such release will not adversely affect the  collectability  of the mortgage loan or contract.  An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable  judgment of the master servicer,  servicer or subservicer, the proposed transferee of the related mortgaged property  establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the  assumption.  If a mortgagor  transfers the mortgaged property  subject to an ARM loan without  consent,  such ARM loan may be declared  due and payable.  Any fee collected by the master  servicer,  servicer or subservicer  for entering into an assumption or substitution of liability  agreement or for processing a request for partial release of the mortgaged  property generally will be retained by the master servicer,  servicer or subservicer as additional servicing  compensation.  In connection with any assumption,  the mortgage rate borne by the related mortgage note or contract may not be altered.  Mortgagors  may,  from  time to  time,  request  partial  releases  of the  mortgaged  properties, easements,  consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer  may approve such a request if it has determined,  exercising its good faith business  judgment, that such approval will not adversely  affect the security for, and the timely and full  collectability  of, the related mortgage loan or contract.

Realization Upon Defaulted Mortgage Loans or Contracts

      For a mortgage loan in default,  the master servicer or the related subservicer will decide whether to foreclose  upon the mortgaged  property or write off the principal  balance of the mortgage loan or contract as a bad debt.  In connection  with such  decision,  the master  servicer or the related  subservicer  will, following usual practices in connection with senior and junior mortgage servicing  activities,  estimate the proceeds  expected  to be  received  and the  expenses  expected  to be  incurred  in  connection  with such foreclosure to determine  whether a foreclosure  proceeding is  appropriate.  For any junior  mortgage loan, following any default,  if the senior mortgage holder commences a foreclosure  action it is likely that such mortgage loan will be written off as bad debt with no foreclosure  proceeding  unless  foreclosure  proceeds for such mortgage loan are expected to at least satisfy the related senior  mortgage loan in full and to pay foreclosure  costs.  Similarly,  the  expense  and delay  that may be  associated  with  foreclosing  on the mortgagor's  beneficial  interest  in the  Mexican  trust  following  a default on a Mexico  Mortgage  Loan, particularly if eviction or other  proceedings are required to be commenced in the Mexican courts,  may make attempts to realize on the collateral  securing the Mexico Mortgage Loans  uneconomical,  thus significantly increasing the amount of the loss on the Mexico Mortgage Loan.

                                                       49

      Any acquisition of title and  cancellation of any REO Mortgage Loan or REO Contract will be considered for most  purposes to be an  outstanding  mortgage  loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

      For  purposes  of  calculations  of amounts  distributable  to  certificateholders  relating to an REO
Mortgage Loan or an REO Contract,  the  amortization  schedule in effect at the time of any  acquisition  of title,  before any  adjustment by reason of any  bankruptcy or any similar  proceeding or any  moratorium or similar waiver or grace period,  will be deemed to have continued in effect and, in the case of an ARM loan, the  amortization  schedule  will be deemed to have  adjusted in  accordance  with any interest rate changes occurring on any  adjustment  date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust.  If a REMIC  election has been made,  any mortgaged  property so acquired by the trust must be disposed of in accordance with  applicable  federal income tax regulations and consistent with the status of the trust as a REMIC.  To the extent provided in the related  pooling and servicing  agreement,  any income, net of  expenses  and other than  gains  described  in the  second  succeeding  paragraph,  received  by the subservicer,  servicer or the master  servicer on the mortgaged  property prior to its  disposition  will be deposited in the  Custodial  Account on receipt and will be  available  at that time for making  payments to certificateholders.

      For a mortgage loan or contract in default,  the master servicer or servicer may pursue foreclosure or similar  remedies subject to any senior loan positions and certain other  restrictions  pertaining to junior loans as described under "Certain Legal Aspects of Mortgage Loans and Contracts"  concurrently with pursuing any remedy for a breach of a representation  and warranty.  However,  the master servicer or servicer is not required to continue to pursue both remedies if it determines  that one remedy is more likely to result in a greater recovery.

      Upon the first to occur of final  liquidation  and a repurchase  or  substitution  under a breach of a representation  and  warranty,  the mortgage loan or contract  will be removed from the related  trust.  The master servicer or servicer may elect to treat a defaulted  mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection  therewith have been received.
In some  cases,  the master  servicer  or  servicer  will treat a second  lien loan that is 180 days or more delinquent as having been finally liquidated.  Any additional  liquidation expenses relating to the mortgage loan  or  contract  thereafter  incurred  will be  reimbursable  to the  master  servicer,  servicer  or any subservicer from any amounts otherwise distributable to the related certificateholders,  or may be offset by any  subsequent  recovery  related  to the  mortgage  loan  or  contract.  Alternatively,  for  purposes  of determining the amount of related Liquidation Proceeds to be distributed to  certificateholders,  the amount of any Realized Loss or the amount  required to be drawn under any  applicable  form of credit  enhancement, the master servicer or servicer may take into account minimal amounts of additional  receipts expected to be received,  as well as estimated  additional  liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

      For some series of certificates,  the applicable form of credit enhancement may provide, to the extent of  coverage,  that a defaulted  mortgage  loan or contract or REO  Mortgage  Loan or REO  Contract  will be removed  from the trust prior to its final  liquidation.  In addition,  the master  servicer or servicer may have the option to purchase from the trust any defaulted  mortgage loan or contract after a specified period of  delinquency.  If a  defaulted  mortgage  loan or contract or REO  Mortgage  Loan or REO  Contract is not removed from the trust prior to final liquidation,  then, upon its final liquidation,  if a loss is realized
which  is  not  covered  by  any   applicable   form  of  credit   enhancement  or  other   insurance,   the
certificateholders  will bear the loss.  However,  if a gain  results from the final  liquidation  of an REO
Mortgage  Loan or REO  Contract  which is not required by law to be remitted to the related  mortgagor,  the master  servicer or servicer  will be entitled  to retain  that gain as  additional  servicing  compensation unless the accompanying prospectus supplement provides otherwise.

                                                       50

      If specified in the accompanying  prospectus supplement,  if a final liquidation of a mortgage loan or contract  resulted in a Realized Loss and thereafter the master  servicer or servicer  receives a subsequent recovery  specifically  related to that mortgage loan or contract,  in connection with a related breach of a
representation   or  warranty  or  otherwise,   such  subsequent   recovery  shall  be  distributed  to  the
certificateholders  in the same manner as repurchase proceeds or liquidation  proceeds received in the prior calendar  month,  to the extent that the related  Realized Loss was allocated to any class of  certificates.
In addition, if so specified in the accompanying  prospectus  supplement,  the certificate principal balance of the class of subordinate  certificates with the highest payment priority to which Realized Losses,  other than Special Hazard Losses,  Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary  Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates.  However, the certificate  principal balance of that class of subordinate  certificates will not be increased by more than the amount of Realized
Losses previously  applied to reduce the certificate  principal  balance of that class of certificates.  The amount of any remaining subsequent  recoveries will be applied to increase the certificate principal balance of the class of  certificates  with the next lower payment  priority;  however,  the  certificate  principal balance of that class of  certificates  will not be  increased  by more than the amount of  Realized  Losses previously  applied to reduce the certificate  principal  balance of that class of certificates,  and so on.
Holders of  certificates  whose  certificate  principal  balance is  increased  in this  manner  will not be entitled to interest on the increased  balance for any interest  accrual period  preceding the  distribution date on which the increase  occurs.  The foregoing  provisions will apply even if the certificate  principal balance of a class of subordinate  certificates was previously reduced to zero.  Accordingly,  each class of subordinate  certificates  will be considered to remain  outstanding  until the  termination  of the related trust.

      In the case of a series of certificates other than a senior/subordinate  series, if so provided in the accompanying prospectus supplement,  the applicable form of credit enhancement may provide for reinstatement in accordance with specified  conditions if, following the final  liquidation of a mortgage loan or contract and a draw under the related credit enhancement,  subsequent  recoveries are received.  For a description of the Certificate  Administrator's,  the master servicer's or the servicer's  obligations to maintain and make claims  under  applicable  forms of credit  enhancement  and  insurance  relating to the  mortgage  loans or contracts, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans or Contracts."

      The market value of any Mixed-Use  Property  obtained in foreclosure or by deed in lieu of foreclosure will be based  substantially  on the  operating  income  obtained from renting the  commercial  and dwelling units.  Since a default on a mortgage loan secured by Mixed-Use  Property is likely to have occurred because operating  income,  net of expenses,  is insufficient to make debt service  payments on the related mortgage loan, it can be anticipated  that the market value of that property will be less than was  anticipated  when the related  mortgage  loan was  originated.  To the extent that the equity in the property  does not absorb the loss in market value and the loss is not covered by other credit  support,  a loss may be experienced by the related trust.

                                                       51

      For a discussion of legal rights and  limitations  associated  with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of Mortgage Loans and Contracts."

      The master  servicer or the  Certificate  Administrator,  as applicable,  will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                     DESCRIPTION OF CREDIT ENHANCEMENT

General

      As described in the  accompanying  prospectus  supplement,  credit support provided for each series of certificates may include one or more or any combination of the following:

   o     a letter of credit;

   o     subordination provided by any class of subordinated certificates for the related series;

   o     overcollateralization and excess cash flow;

   o     a mortgage pool  insurance  policy,  special  hazard  insurance  policy,  mortgage  insurance  policy, bankruptcy bond,  mortgage  repurchase bond or other types of insurance  policies,  or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

   o     a reserve fund; or

   o     a certificate insurance policy or surety bond.

      Credit  support  for  each  series  of  certificates  may be  comprised  of one or more  of the  above components.  Each component may have a dollar limit and may provide coverage with respect to Realized Losses that are:

   o     Defaulted Mortgage Losses;

   o     Special Hazard Losses;

   o     Bankruptcy Losses; and

   o     Fraud Losses.

      Most  forms of credit  support  will not  provide  protection  against  all risks of loss and will not guarantee repayment of the entire outstanding  principal balance of the certificates and interest. If losses occur that  exceed the amount  covered by credit  support or are of a type that is not covered by the credit support,  certificateholders  will bear their  allocable  share of  deficiencies.  In particular,  Defaulted
Mortgage  Losses,  Special  Hazard  Losses,  Bankruptcy  Losses and Fraud  Losses in excess of the amount of coverage  provided  therefor  and  Extraordinary  Losses will not be covered.  To the extent that the credit enhancement for any series of certificates is exhausted,  the certificateholders will bear all further risks of loss not otherwise insured against.

                                                       52

      As described in this prospectus and in the accompanying prospectus supplement,

   o     coverage  with  respect to  Defaulted  Mortgage  Losses may be provided by a mortgage  pool  insurance policy,

   o     coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

   o     coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

   o     coverage with respect to Fraud Losses may be provided by a mortgage pool insurance  policy or mortgage repurchase bond.

      In addition, if stated in the accompanying prospectus supplement,  in lieu of or in addition to any or all of the foregoing  arrangements,  credit  enhancement may be in the form of a reserve fund to cover those losses,  in the  form  of  subordination  of  one  or  more  classes  of  certificates  as  described  under
"Subordination,"  or in the form of a  certificate  insurance  policy,  a letter of credit,  a mortgage pool insurance policy,  surety bonds or other types of insurance  policies,  other secured or unsecured corporate guarantees or in any other  substantially  similar form as may be described in the  accompanying  prospectus supplement,  or in the form of a combination of two or more of the foregoing.  If stated in the accompanying prospectus  supplement,  limited credit  enhancement may be provided to cover Defaulted Mortgage Losses with respect  to  mortgage  loans with LTV ratios at  origination  of over 80% that are not  insured by a primary insurance  policy,  to the extent that those losses  would be covered  under a primary  insurance  policy if obtained,  or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing  agreement,  credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      In  addition,  the credit  support  may be  provided  by an  assignment  of the right to receive  cash amounts,  a deposit of cash into a reserve fund or other pledged assets, or by banks,  insurance  companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.

      Each prospectus supplement will include a description of:

   o     the amount  payable  under the credit  enhancement  arrangement,  if any,  provided  with respect to a series;

   o     any conditions to payment not otherwise described in this prospectus;

   o     the conditions  under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

   o     the material provisions of any agreement relating to the credit support.

      Additionally,  each prospectus  supplement will contain  information with respect to the issuer of any third-party credit  enhancement,  if applicable.  The pooling and servicing agreement or other documents may be  modified  in  connection  with the  provisions  of any credit  enhancement  arrangement  to provide  for reimbursement  rights,  control rights or other provisions that may be required by the credit  enhancer.  To the extent provided in the applicable pooling and servicing agreement,  the credit enhancement  arrangements may be  periodically  modified,  reduced and substituted for based on the performance of or on the aggregate
outstanding   principal   balance   of  the   mortgage   loans   covered.   See   "Description   of   Credit
Enhancement--Reduction or Substitution of Credit Enhancement."

                                                       53

      The descriptions of any insurance  policies,  bonds or other instruments  described in this prospectus or any prospectus  supplement and the coverage under those instruments do not purport to be complete and are qualified in their  entirety by reference to the actual  forms of the  policies,  copies of which  typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange  Commission in connection with the issuance of the related series of certificates.

Letters of Credit

      If any component of credit  enhancement as to any series of certificates is to be provided by a letter of credit,  a bank will  deliver to the trustee an  irrevocable  letter of credit.  The letter of credit may provide  direct  coverage  with respect to the mortgage  collateral.  The letter of credit bank,  the amount available  under the letter of credit with respect to each component of credit  enhancement,  the expiration date of the letter of credit,  and a more detailed  description of the letter of credit will be specified in the accompanying prospectus supplement.  On or before each distribution date, the letter of credit bank will be  required  to make  payments  after  notification  from  the  trustee,  to be  deposited  in the  related
Certificate  Account,  with respect to the coverage provided thereby.  The letter of credit may also provide for the payment of Advances.

Subordination

      A  senior/subordinate  series  of  certificates  will  consist  of  one  or  more  classes  of  senior certificates  and  one or more  classes  of  subordinate  certificates,  as  specified  in the  accompanying prospectus supplement.  Subordination of the subordinate certificates of any senior/subordinate  series will be  effected  by the  following  method,  unless an  alternative  method is  specified  in the  accompanying prospectus  supplement.  In addition,  some classes of senior or subordinate  certificates  may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

      For any  senior/subordinate  series,  the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various  classes of  certificates  included in the series, will be described in the accompanying  prospectus supplement.  In most cases, for any series, the amount  available for  distribution  will be allocated  first to interest on the senior  certificates of that  series,  and  then  to  principal  of the  senior  certificates  up to the  amounts  described  in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

      If so provided  in the  pooling  and  servicing  agreement,  the master  servicer  or servicer  may be permitted,  under  certain  circumstances,  to purchase any mortgage  loan or contract that is three or more months  delinquent  in payments of principal  and  interest,  at the  repurchase  price.  Any Realized  Loss subsequently  incurred in  connection  with any such  mortgage  loan may be,  under  certain  circumstances, passed through to the holders of then-outstanding  certificates with a certificate principal balance greater than zero of the related  series in the same manner as Realized  Losses on mortgage loans that have not been so  purchased,  unless that  purchase  was made upon the  request of the holder of the most junior  class of certificates of the related series.  See "Description of the  Certificates--Servicing  and  Administration of
Mortgage Collateral--Special Servicing" above.

                                                       54

      In the event of any  Realized  Losses not in excess of the  limitations  described  below  (other than
Extraordinary  Losses), the rights of the subordinate  certificateholders  to receive  distributions will be subordinate  to the rights of the senior  certificateholders  and the owner of the Spread and, as to certain
classes  of   subordinated   certificates,   may  be  subordinate   to  the  rights  of  other   subordinate
certificateholders.

      Except as noted  below,  Realized  Losses will be  allocated to the  subordinate  certificates  of the related series until their outstanding  principal  balances have been reduced to zero.  Additional  Realized
Losses, if any, will be allocated to the senior certificates.  If the series includes more than one class of senior  certificates,  the  accompanying  prospectus  supplement  will  describe  how  Realized  Losses  are allocated.  In  general,  Realized  Losses  will be  allocated  on a pro rata basis  among all of the senior certificates  in  proportion  to their  respective  outstanding  principal  balances.  If  described  in the accompanying  prospectus  supplement,  some classes of senior  certificates may be allocated Realized Losses before other classes of senior certificates.

      The  accompanying  prospectus  supplement  will  describe how Special  Hazard  Losses in excess of the
Special Hazard Amount will be allocated  among all outstanding  classes of  certificates.  In general,  such losses will be allocated among all  outstanding  classes of certificates of the related series on a pro rata basis in proportion to their  outstanding  principal  balances.  The respective  amounts of other  specified types of losses,  including Fraud Losses and Bankruptcy Losses,  that may be borne solely by the subordinate certificates may be similarly  limited to the Fraud Loss Amount and Bankruptcy  Amount,  and the subordinate certificates  may provide no coverage  with  respect to  Extraordinary  Losses or other  specified  types of losses, which will be described in the accompanying prospectus supplement,  in which case those losses would be allocated on a pro rata basis among all  outstanding  classes of  certificates  in accordance  with their respective certificate principal balances as described in the accompanying  prospectus  supplement.  Each of the Special Hazard Amount,  Fraud Loss Amount and  Bankruptcy  Amount may be subject to periodic  reductions and may be subject to further reduction or termination, without the consent of the certificateholders,  upon the written  confirmation  from each applicable  rating agency that the  then-current  rating of the related series of certificates will not be adversely affected.

      In most cases,  any  allocation of a Realized  Loss,  including a Special  Hazard Loss,  Fraud Loss or
Bankruptcy  Loss, to a certificate in a  senior/subordinate  series will be made by reducing its outstanding principal  balance as of the  distribution  date following the calendar month in which the Realized Loss was incurred.

      The rights of holders of the various classes of  certificates  of any series to receive  distributions of principal and interest is determined by the aggregate  outstanding principal balance of each class or, if applicable,  the related  notional  amount.  The outstanding  principal  balance of any certificate  will be reduced by all  amounts  previously  distributed  on that  certificate  representing  principal,  and by any
Realized Losses allocated thereto.  If there are no Realized Losses or Principal  Prepayments on any item of mortgage  collateral,  the  respective  rights  of the  holders  of  certificates  of any  series  to future distributions  generally would not change.  However, to the extent described in the accompanying  prospectus supplement,  holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments  received during specified  periods,  which will have the effect,  absent offsetting  losses, of accelerating the amortization of the senior certificates and increasing the respective  percentage ownership interest  evidenced by the subordinate  certificates in the related trust, with a corresponding  decrease in the percentage of the outstanding  principal  balances of the senior  certificates,  thereby  preserving the availability of the  subordination  provided by the  subordinate  certificates.  In addition,  some Realized
Losses will be allocated  first to  subordinate  certificates  by reduction of their  outstanding  principal balance,  which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

                                                      55

      If so provided in the  accompanying  prospectus  supplement,  some  amounts  otherwise  payable on any distribution date to holders of subordinate  certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit  Enhancement--Reserve Funds" and
in the accompanying prospectus supplement.

      In lieu of the  foregoing  provisions,  subordination  may be effected  by limiting  the rights of the holders of  subordinate  certificates  to receive  the  Subordinate  Amount to the extent  described  in the
accompanying  prospectus  supplement.   As  specified  in  the  accompanying   prospectus  supplement,   the
Subordinate  Amount may be reduced  based upon the amount of losses borne by the holders of the  subordinate certificates  as a result of the  subordination,  a specified  schedule or other  method of reduction as the prospectus supplement may specify.

      The exact terms and provisions of the  subordination of any subordinate  certificate will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

      If stated in the accompanying  prospectus supplement,  interest collections on the mortgage collateral may exceed  interest  payments on the  certificates  for the related  distribution  date. To the extent such excess  interest  is applied as  principal  payments on the  certificates,  the effect will be to reduce the principal  balance of the  certificates  relative to the  outstanding  balance of the  mortgage  collateral, thereby creating overcollateralization and additional protection to the certificateholders,  as specified in the accompanying prospectus supplement.  Additionally,  some of this excess cash flow may be used to protect the  certificates  against  some  Realized  Losses by making  an  additional  payment  of  principal  on the certificates up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policie

      Protection  against  losses on all or a portion of the mortgage  loans in a mortgage  loan pool may be obtained  by the  depositor  for a trust in the form of a  mortgage  pool  insurance  policy  or a  mortgage insurance  policy.  A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary  insurance  policy,  if  required,  is not  sufficient  to cover the loss.  Generally,  the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount,  which will be stated in the prospectus  supplement.  As used in this prospectus,  a mortgage insurance policy is a policy  that  provides  primary  mortgage  insurance  on all of the  mortgage  loans that are subject to the policy.  The  insurer's  payment  obligations  will  be  limited  to the  amount  stated  in the  prospectus supplement,  if applicable.  Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the  limitations  described in this  prospectus  and in the prospectus  supplement,  if any, will cover
Defaulted  Mortgage  Losses on  mortgage  loans in an amount  specified  in the  prospectus  supplement.  As described  under  "--Maintenance  of Credit  Enhancement,"  the  master  servicer,  servicer  or  Certificate
Administrator  will use its best  reasonable  efforts to maintain  the  mortgage  pool  insurance  policy or mortgage  insurance  policy and to present  claims to the  insurer on behalf of itself,  the trustee and the certificateholders.  The mortgage pool insurance policies and mortgage insurance policies,  however, are not blanket policies against loss, since claims may only be made respecting  particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding  paragraph.  Unless specified in the  accompanying  prospectus  supplement,  the mortgage pool insurance  policies may not cover losses due to a failure to pay or denial of a claim under a primary  insurance  policy,  irrespective of the reason.

                                                       56

      As more specifically provided in the accompanying prospectus supplement,  each mortgage pool insurance policy or mortgage  insurance  policy will provide for  conditions  under which claims may be presented  and covered under the policy.  Upon  satisfaction of these  conditions,  the insurer will have the option either
(a) to purchase the property  securing the defaulted  mortgage loan at a price  described in the  prospectus supplement,  or (b) to pay the portion of the loss  specified in the prospectus  supplement.  In the case of a mortgage pool insurance policy,  payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts  paid or assumed to have been paid under any related  primary insurance policy.

      Certificateholders  may  experience  a  shortfall  in the amount of  interest  payable on the  related certificates in connection  with the payment of claims under a mortgage pool insurance  policy or a mortgage insurance  policy  because the insurer may not be required to remit unpaid  interest  through the end of the month in which the claim is paid.  In addition,  the  certificateholders  will also  experience  losses with respect to the related  certificates  in  connection  with  payments  made under a mortgage  pool  insurance policy or  mortgage  insurance  policy to the  extent  that the master  servicer,  servicer  or  subservicer expends  funds to cover  unpaid real estate  taxes or to repair the related  mortgaged  property in order to make a claim under a mortgage pool insurance policy or mortgage  insurance  policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer,  servicer or subservicer from funds otherwise payable to the certificateholders.  If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds,  if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those  policies),  from the related  hazard  insurance  policy or  applicable special hazard insurance  policy are insufficient to restore the damaged property to a condition  sufficient to permit  recovery  under the mortgage  pool  insurance  policy or mortgage  insurance  policy,  the master servicer,  servicer or subservicer  is not required to expend its own funds to restore the damaged  property unless it determines that (a) restoration  will increase the proceeds to  certificateholders  on liquidation of the mortgage loan after  reimbursement of the master  servicer,  servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      Some mortgage pool insurance  policies,  mortgage  insurance  policies and primary insurance  policies will not insure against loss  sustained by reason of a default  arising from,  among other things,  fraud or negligence in the  origination or servicing of a loan,  including  misrepresentation  by the mortgagor,  the mortgage  collateral  seller or other persons  involved in the origination of the mortgage loan,  failure to construct a mortgaged  property in accordance  with plans and  specifications,  or  bankruptcy,  unless,  if specified in the accompanying  prospectus  supplement,  an endorsement to the mortgage pool insurance policy or mortgage  insurance  policy provides for insurance  against that type of loss.  Depending upon the nature of the event, a breach of a  representation  made by  Residential  Funding  Corporation or other  designated seller may also have occurred.  If the breach of that  representation  materially and adversely  affects the interests of  certificateholders  and cannot be cured, that breach may give rise to a repurchase  obligation on the part of  Residential  Funding  Corporation  or other  designated  seller,  as  described  under  "The
Trusts--Representations With Respect to Mortgage Collateral."

      The original  amount of coverage  under each mortgage pool  insurance  policy will be reduced over the life of the related series of certificates by the aggregate  amount of claims paid less the aggregate of the net amounts  realized by the pool insurer  upon  disposition  of all  foreclosed  properties.  The amount of claims paid includes some  expenses  incurred by the master  servicer,  servicer or  subservicer  as well as accrued  interest on delinquent  mortgage loans, in most cases to the date of payment of the claim or to the date  that the claim is  submitted  to the  insurer.  See  "Certain  Legal  Aspects  of  Mortgage  Loans and
Contracts."  Accordingly,  if aggregate net claims paid under any mortgage pool  insurance  policy reach the original policy limit,  coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.  In addition, unless the master servicer or servicer determines  that an Advance  relating to a  delinquent  mortgage  loan would be  recoverable  to it from the proceeds of the liquidation of the mortgage loan or otherwise,  the master servicer or servicer would not be obligated  to make an  Advance  respecting  any  delinquency  since  the  Advance  would  not be  ultimately recoverable  to it from either the mortgage  pool  insurance  policy or from any other related  source.  See
"Description  of  the  Certificates--Advances."  If  specified  in  the  prospectus  supplement,  a  mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

                                                      57

      Since each mortgage pool insurance  policy and mortgage  insurance  policy generally will require that the property  subject to a defaulted  mortgage loan be restored to its original  condition prior to claiming against the insurer,  those policies will not provide  coverage  against hazard losses.  As described  under
"Insurance Policies on Mortgage Loans or Contracts--Standard  Hazard Insurance on Mortgaged  Properties," the
hazard policies  covering the mortgage loans typically  exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered,  may afford recoveries which are significantly less than full replacement cost of the mortgaged property.  Additionally,  no coverage for Special Hazard Losses,
Fraud  Losses or  Bankruptcy  Losses  will cover all  risks,  and the  amount of any such  coverage  will be limited.  See "--Special  Hazard  Insurance  Policies"  below. As a result,  certain hazard risks will not be insured against and may be borne by certificateholders.

      Contract  pools may be covered by pool  insurance  policies  that are  similar  to the  mortgage  pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

      Any  insurance  policy  covering  Special  Hazard  Losses  obtained  for a trust will be issued by the insurer named in the  accompanying  prospectus  supplement.  Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement,  if any, will protect the  related  certificateholders  from  Special  Hazard  Losses.  Aggregate  claims  under a special  hazard insurance policy will be limited to the amount described in the accompanying  prospectus supplement and will be subject to reduction as described in the accompanying  prospectus supplement.  A special hazard insurance policy will  provide  that no claim may be paid unless  hazard and, if  applicable,  flood  insurance on the property  securing  the  mortgage  loan or  contract  has  been  kept in  force  and  other  protection  and preservation expenses have been paid by the master servicer or servicer.

      In accordance with the foregoing  limitations,  a special hazard  insurance  policy will provide that, where  there has been  damage to  property  securing a  foreclosed  mortgage  loan,  title to which has been acquired  by the  insured,  and to the extent the damage is not  covered by the hazard  insurance  policy or flood  insurance  policy,  if any,  maintained  by the  mortgagor  or the master  servicer,  servicer or the subservicer,  the  insurer  will pay the  lesser  of (i) the cost of repair or  replacement  of the  related property or (ii) upon transfer of the property to the insurer,  the unpaid principal balance of the mortgage loan or  contract at the time of  acquisition  of the related  property  by  foreclosure  or deed in lieu of foreclosure,  plus  accrued  interest  at the  mortgage  rate to the date of claim  settlement  and  certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

                                                       58

      If the property is transferred to a third party in a sale approved by the special hazard insurer,  the amount that the  special  hazard  insurer  will pay will be the amount  under (ii) above  reduced by the net proceeds of the sale of the  property.  If the unpaid  principal  balance  plus  accrued  interest  and some expenses is paid by the special hazard  insurer,  the amount of further  coverage under the related  special hazard  insurance policy will be reduced by that amount less any net proceeds from the sale of the property.
Any  amount  paid as the cost of repair  of the  property  will  further  reduce  coverage  by that  amount.
Restoration  of the property with the proceeds  described  under (i) above will satisfy the condition  under each mortgage pool insurance  policy or contract pool insurance  policy that the property be restored before a claim under the policy may be validly  presented  with respect to the defaulted  mortgage loan or contract secured by the related property.  The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related  mortgage pool  insurance  policy or contract pool insurance  policy  unnecessary.  Therefore,  so long as a mortgage  pool  insurance  policy or contract pool insurance  policy remains in effect,  the payment by the insurer under a special hazard  insurance policy of the cost of repair or of the unpaid principal  balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total  Insurance  Proceeds  paid to  certificateholders,  but will affect the relative  amounts of coverage  remaining under the related special hazard  insurance  policy and mortgage pool insurance policy or contract pool insurance policy.

      To the extent  described  in the  accompanying  prospectus  supplement,  coverage  relating to Special
Hazard Losses for a series of certificates may be provided,  by means of a  representation  of the depositor or Residential Funding Corporation.

Bankruptcy Bonds

      In the event of a personal  bankruptcy of a mortgagor and a filing under Chapter 13 of the  Bankruptcy
Code, a bankruptcy court may establish the value of the mortgaged  property of the mortgagor at a proceeding resulting in a Deficient  Valuation.  Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged  property,  but may occur with respect to a mortgage loan secured by a junior  lien if the value of the  related  mortgaged  property  at the time of the filing is less than the amount of any first lien.

      In  addition,  other  modifications  of the terms of a mortgage  loan or  contract  can result  from a bankruptcy  proceeding  without a  permanent  forgiveness  of the  principal  amount of the  mortgage  loan, including a Debt Service Reduction.  See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage
Loans--Anti-Deficiency  Legislation  and Other  Limitations  on Lenders."  Any  bankruptcy  policy to provide coverage for Bankruptcy Losses resulting from proceedings  under the federal  Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying  prospectus  supplement.  The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

      If stated in the  accompanying  prospectus  supplement,  the  depositor  will  deposit  or cause to be deposited in a reserve fund, any combination of cash or Permitted  Investments in specified amounts,  or any other instrument satisfactory to the rating agency or agencies,  which will be applied and maintained in the manner and under the  conditions  specified  in the  accompanying  prospectus  supplement.  Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement,  a reserve fund may be  funded  through  application  of all or a  portion  of  amounts  otherwise  payable  on any  related subordinate  certificates,  from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related  subordinate  certificates,  Spread or other cash flows attributable  to the related  mortgage loans or on  reinvestment  income,  the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment  income on which the funding is dependent are lower than anticipated.

                                                       59

      For any series of certificates as to which credit  enhancement  includes a letter of credit, if stated
in the accompanying prospectus supplement,  under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and  deposited  in a reserve  fund.  Amounts in a reserve  fund may be distributed to  certificateholders,  or applied to reimburse the master servicer or servicer for outstanding
Advances,  or may be used for other purposes,  in the manner and to the extent specified in the accompanying prospectus supplement.  If stated in the accompanying  prospectus supplement,  amounts in a reserve fund may be available only to cover specific types of losses,  or losses on specific  mortgage  loans. A reserve fund may provide  coverage to more than one series of certificates,  if described in the accompanying  prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the  certificateholders  in the assets in the reserve fund,  unless the assets are owned by the related trust.  However,  to the extent that the  depositor,  any  affiliate of the depositor or any other entity has an interest in any reserve fund, in the  event  of the  bankruptcy,  receivership  or  insolvency  of that  entity,  there  could be  delays  in withdrawals from the reserve fund and the  corresponding  payments to the  certificateholders.  These delays could adversely affect the yield to investors on the related certificates.

      Amounts  deposited in any reserve fund for a series will be invested in Permitted  Investments  by, or at the direction of, and for the benefit of a servicer, the master servicer,  the Certificate  Administrator or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

      The  depositor  may obtain one or more  certificate  insurance  policies or  guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties  acceptable to the rating agency or agencies rating the certificates  offered insuring the holders of one or more classes of certificates the payment of amounts due in  accordance  with the terms of that class or those  classes of  certificates.  Any certificate insurance policy,  surety bond or guaranty will have the characteristics  described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

      If credit  enhancement  has been  obtained  for a series of  certificates,  the master  servicer,  the servicer or the Certificate  Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit  enhancement  in full force and effect  throughout the term of the applicable pooling and servicing agreement,  unless coverage thereunder has been exhausted through payment of claims or otherwise,  or substitution  therefor is made as described below under "--Reduction or Substitution of Credit
Enhancement." The master servicer, the servicer or the Certificate  Administrator,  as applicable, on behalf of itself,  the trustee and  certificateholders,  will be required to provide  information  required for the trustee to draw under any applicable credit enhancement.

                                                      60

      The master servicer, the servicer or the Certificate  Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy,  bankruptcy policy,  certificate insurance policy or surety bond, as applicable,  on a timely basis, unless the premiums are paid directly by the trust.  If specified in the  prospectus  supplement,  as to mortgage pool insurance policies  generally,  if the related  insurer ceases to be a Qualified  Insurer,  the master  servicer,  the servicer or the  Certificate  Administrator  will use its best  reasonable  efforts to obtain  from  another
Qualified  Insurer a comparable  replacement  insurance  policy or bond with a total  coverage  equal to the then-outstanding  coverage of the policy or bond. If the cost of the replacement  policy is greater than the cost of the existing policy or bond, the coverage of the replacement  policy or bond will,  unless otherwise agreed to by the depositor,  be reduced to a level so that its premium rate does not exceed the premium rate on the  original  insurance  policy.  Any losses in market  value of the  certificates  associated  with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

      If any property securing a defaulted  mortgage loan or contract is damaged and proceeds,  if any, from the related hazard  insurance  policy or any applicable  special hazard insurance policy are insufficient to restore  the  damaged  property to a condition  sufficient  to permit  recovery  under any letter of credit, mortgage pool insurance policy,  mortgage  insurance  policy,  contract pool insurance policy or any related primary  insurance  policy,  the master  servicer  is not  required  to expend its own funds to restore  the damaged  property  unless it  determines  (i) that  restoration  will  increase  the proceeds to one or more classes  of  certificateholders  on  liquidation  of the  mortgage  loan after  reimbursement  of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation  Proceeds or Insurance  Proceeds.  If recovery under any letter of credit,  mortgage pool insurance  policy,  mortgage insurance policy,  contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available  because the master servicer has been unable to make the above  determinations,  has made the  determinations  incorrectly or recovery is not available for any other reason, the master servicer is  nevertheless  obligated to follow  whatever  normal  practices and  procedures,  in accordance  with the preceding sentence,  that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this  determination  has been  incorrectly  made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit  support  provided  with  respect to any series of  certificates  and relating to various types of losses incurred may be reduced under  specified  circumstances.  In most cases,  the amount available  as  credit  support  will be  subject  to  periodic  reduction  on a  non-discretionary  basis in accordance with a schedule or formula described in the accompanying prospectus supplement.  Additionally, in most cases, the credit support may be replaced,  reduced or terminated,  and the formula used in calculating the amount of coverage  with respect to  Bankruptcy  Losses,  Special  Hazard  Losses or Fraud Losses may be
changed,  without the consent of the  certificateholders,  upon the written  assurance from each  applicable rating  agency that the  then-current  rating of the related  series of  certificates  will not be adversely affected and with consent of the related credit enhancer, if applicable.

      Furthermore,  if the  credit  rating  of any  obligor  under  any  applicable  credit  enhancement  is downgraded,  the  credit  rating  of  each  class  of  the  related  certificates  may  be  downgraded  to a corresponding  level and neither the master servicer,  the servicer,  the Certificate  Administrator nor the depositor  will be  obligated  to obtain  replacement  credit  support in order to restore the rating of the certificates.  The master servicer, the servicer or the Certificate Administrator,  as applicable, will also be permitted to replace any credit  support with other  credit  enhancement  instruments  issued by obligors whose credit  ratings are  equivalent  to the  downgraded  level and in lower amounts that would satisfy the downgraded level,  provided that the then-current rating of each class of the related series of certificates is  maintained.  Where the credit  support is in the form of a reserve  fund,  a permitted  reduction in the amount of credit  enhancement will result in a release of all or a portion of the assets in the reserve fund to the  depositor,  the master  servicer or any other  person that is  entitled to the credit  support.  Any assets so released  and any amount by which the credit  enhancement  is reduced  will not be  available  for distributions in future periods.

                                                       61

                          OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into  interest  rate swaps and related  caps,  floors and collars to minimize the risk to  certificateholders  of adverse changes in interest  rates,  and other yield supplement  agreements  or similar yield  maintenance  arrangements  that do not involve swap  agreements or other notional principal contracts.

      An interest  rate swap is an agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal  amount.  No principal  amount is exchanged  between the counterparties  to an interest  rate swap.  In the typical  swap,  one party agrees to pay a fixed-rate on a notional  principal  amount,  while the  counterparty  pays a floating  rate based on one or more  reference interest rates including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S.
Treasury Bill rates.  Interest rate swaps also permit  counterparties to exchange a floating rate obligation based upon one reference  interest rate (such as LIBOR) for a floating  rate  obligation  based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      The swap  market  has grown  substantially  in recent  years  with a  significant  number of banks and financial service firms acting both as principals and as agents utilizing  standardized swap  documentation.
Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield  supplement  agreements  may be entered into to supplement  the interest rate or rates on one or more classes of the certificates of any series.

      There can be no  assurance  that the trust  will be able to enter  into or offset  swaps or enter into yield supplement  agreements at any specific time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the swaps and yield supplement agreements may provide for termination under some  circumstances,  there can be no  assurance  that the trust will be able to  terminate  a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of mortgage  collateral  and classes of  certificates  of any series,  as  specified in the accompanying  prospectus  supplement,  may be subject to a purchase obligation.  The terms and conditions of each purchase obligation,  including the purchase price, timing and payment procedure,  will be described in the  accompanying  prospectus  supplement.  A purchase  obligation  with respect to mortgage  collateral may apply to the mortgage collateral or to the related  certificates.  Each purchase obligation may be a secured or unsecured  obligation  of its provider,  which may include a bank or other  financial  institution  or an insurance  company.  Each purchase  obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable  certificateholders  of the related series.  Each purchase obligation with
respect  to  mortgage   collateral   will  be  payable  solely  to  the  trustee  for  the  benefit  of  the certificateholders  of the  related  series.  Other  purchase  obligations  may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                                                      62

                             INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

      Each  mortgage  loan or  contract  will be  required  to be covered by a hazard  insurance  policy (as described  below) and, at times, a primary  insurance  policy.  The  descriptions of any insurance  policies contained in this prospectus or any prospectus  supplement and the coverage  thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

      In general,  and except as described  below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty  insurance policy insuring against default on the mortgage loan up to an amount  described in the  accompanying  prospectus  supplement,  unless and until the principal  balance of the  mortgage  loan is reduced to a level that would  produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential  Funding  Corporation  will represent and warrant that, to the best of its knowledge,  the mortgage loans are so covered.  However,  the foregoing standard may vary significantly  depending  on the  characteristics  of the  mortgage  loans and the  applicable  underwriting standards.  A mortgage  loan will not be  considered  to be an  exception  to the  foregoing  standard if no primary  insurance  policy was obtained at origination but the mortgage loan has amortized to an 80% or less
LTV ratio level as of the  applicable  cut-off date. In most cases,  the depositor  will have the ability to cancel any primary  insurance  policy if the LTV ratio of the mortgage  loan is reduced to 80% or less (or a lesser specified  percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of  principal  payments  that reduce the  principal  balance of the  mortgage  loan after the closing  date.  Junior  mortgage  loans  usually  will not be required by the  depositor  to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

      A primary insurance policy is generally  obtained with respect to an individual  mortgage loan. It may be required to be obtained  and paid for by the  borrower,  or may be paid for by the master  servicer,  the servicer, the seller or a third party.

      Under a federal statute,  mortgagors with respect to many residential  mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private  mortgage  insurance policy insuring loans when the outstanding  principal  amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the  mortgaged  property at the time the  mortgage  loan was  originated.  The  mortgagor's  right to request  the  cancellation  of the policy is subject to certain conditions,  including  (i) the  condition  that no monthly  payment  has been  thirty days or more past due during the twelve months prior to the cancellation  date, and no monthly payment has been sixty days or more past due during the twelve  months prior to that period,  (ii) there has been no decline in the value of the mortgaged  property since the time the mortgage loan was originated and (iii) the mortgaged  property is not encumbered  by  subordinate  liens.  In  addition,  any  requirement  for private  mortgage  insurance  will automatically  terminate when the scheduled  principal  balance of the mortgage loan,  based on the original amortization  schedule  for the  mortgage  loan,  is  reduced  to 78% or less of the value of the  mortgaged property at the time of origination,  provided the mortgage loan is current.  The legislation  requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

                                                       63

      If the  requirement  for private  mortgage  insurance is not  otherwise  canceled or terminated in the circumstances  described  above, it must be terminated no later than the first day of the month  immediately following the date that is the midpoint of the loan's  amortization  period,  if, on that date, the borrower is current on the payments  required by the terms of the loan.  The  mortgagee's  or  servicer's  failure to comply with the law could  subject such parties to civil money  penalties  but would not affect the validity or enforceability  of the mortgage loan. The law does not preempt any state law regulating  private mortgage insurance  except to the extent  that such law is  inconsistent  with the  federal  law and then only to the extent of the inconsistency.

      In most  cases,  Mexico  Mortgage  Loans will have LTV ratios of less than 80% and will not be insured under a primary  insurance  policy.  Primary  mortgage  insurance or similar credit  enhancement on a Mexico
Mortgage Loan may be issued by a private  corporation or a  governmental  agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

      Mortgage loans that are subject to negative  amortization  will only be covered by a primary insurance policy if that  coverage was required  upon their  origination,  notwithstanding  that  subsequent  negative amortization may cause that mortgage loan's LTV ratio,  based on the then-current  balance,  to subsequently exceed the limits that would have required coverage upon their origination.

      While the terms and  conditions  of the primary  insurance  policies  issued by one  primary  mortgage guaranty  insurer will  usually  differ from those in primary  insurance  policies  issued by other  primary insurers, each primary insurance policy generally will pay either:

   o     the insured percentage of the loss on the related mortgaged property;

   o     the entire amount of the loss,  after receipt by the primary  insurer of good and  merchantable  title to, and possession of, the mortgaged property; or

   o     at the  option of the  primary  insurer  under  certain  primary  insurance  policies,  the sum of the delinquent  monthly  payments plus any Advances made by the insured,  both to the date of the claim payment  and,  thereafter,  monthly  payments  in the amount  that would have  become due under the mortgage  loan if it had not been  discharged  plus any  Advances  made by the  insured  until  the earlier of (a) the date the  mortgage  loan would have been  discharged  in full if the default had not occurred or (b) an approved sale.

      The amount of the loss as calculated  under a primary  insurance  policy covering a mortgage loan will in most cases consist of the unpaid  principal  amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

   o     rents or other  payments  received by the insured (other than the proceeds of hazard  insurance)  that are derived from the related mortgaged property;

   o     hazard  insurance  proceeds  received by the  insured in excess of the amount  required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

                                                       64

   o     amounts expended but not approved by the primary insurer;

   o     claim payments previously made on the mortgage loan; and

   o     unpaid premiums and other amounts.

      As conditions  precedent to the filing or payment of a claim under a primary  insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

   o     advance or discharge  (a) hazard  insurance  premiums and (b) as necessary  and approved in advance by the primary insurer,  real estate taxes,  protection and preservation  expenses and foreclosure and related costs;

   o     in the event of any physical loss or damage to the  mortgaged  property,  have the mortgaged  property restored to at least its condition at the effective date of the primary  insurance policy (ordinary wear and tear excepted); and

   o     tender to the  primary  insurer  good and  merchantable  title to, and  possession  of, the  mortgaged property.

      For any certificates  offered under this prospectus,  the master servicer or servicer will maintain or cause each subservicer to maintain,  as the case may be, in full force and effect and to the extent coverage is available a primary  insurance  policy with regard to each mortgage  loan for which  coverage is required under the  standard  described  above  unless an exception  to such  standard  applies or  alternate  credit enhancement is provided as described in the accompanying  prospectus  supplement;  provided that the primary insurance  policy was in place as of the  cut-off  date and the  depositor  had  knowledge  of such  primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage  loans (other than  Cooperative  Loans) require each mortgagor to maintain a hazard  insurance policy covering the related  mortgaged  property and providing for coverage at least equal to that of the standard  form of fire  insurance  policy with  extended  coverage  customary in the state in which the  property is located.  Most  coverage  will be in an amount  equal to the lesser of the  principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal  balance of any senior mortgage  loans,  the  guaranteed  replacement  value,  or 100% of the insurable  value of the  improvements securing the mortgage  loan. The pooling and servicing  agreement  will provide that the master  servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring  against losses on the mortgage loans.  The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring  against losses on those mortgage loans.  The ability of the master servicer or servicer to ensure that hazard insurance  proceeds are  appropriately  applied may be dependent on its being named as an additional  insured under any hazard insurance policy and under any flood insurance  policy referred to below, or upon the extent to which  information in this regard is furnished to the master  servicer or the servicer by mortgagors or  subservicers.  If junior  mortgage loans are included within any trust,  investors should also consider the application of hazard insurance  proceeds discussed in this  prospectus  under "Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Junior
Mortgages, Rights of Senior Mortgagees."

                                                      65

      The standard form of fire and extended  coverage  policy covers  physical  damage to or destruction of the improvements on the property by fire, lightning,  explosion,  smoke,  windstorm,  hail, riot, strike and civil  commotion,  in accordance with the conditions and exclusions  specified in each policy.  The policies relating to the mortgage loans will be  underwritten  by different  insurers under  different  state laws in accordance  with  different  applicable  state  forms and  therefore  will not contain  identical  terms and conditions,  the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following:  war, revolution,  governmental actions,  floods and other  water-related  causes,  earth  movement,  including  earthquakes,  landslides  and mudflows,  nuclear reactions,  wet or dry rot,  vermin,  rodents,  insects  or  domestic  animals,  theft and,  in some  cases, vandalism.  The foregoing list is merely  indicative of some kinds of uninsured risks and is not intended to be  all-inclusive.  Where the  improvements  securing a mortgage loan are located in a federally  designated flood area at the time of origination of that mortgage loan, the pooling and servicing  agreement  typically requires the master  servicer or servicer to cause to be maintained  for each such  mortgage loan  serviced, flood  insurance,  to the extent  available,  in an amount  equal to the lesser of the  amount  required  to compensate for any loss or damage on a replacement cost basis or the maximum  insurance  available under the federal flood insurance program.

      The hazard  insurance  policies  covering the mortgaged  properties  typically  contain a co-insurance clause  that in effect  requires  the  related  mortgagor  at all times to carry  insurance  of a  specified percentage,  typically  80% to 90%, of the full  replacement  value of the  improvements  on the property in order to recover the full amount of any partial loss. If the related  mortgagor's  coverage falls below this specified  percentage,  this clause  usually  provides that the insurer's  liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the  improvements  damaged or destroyed less physical  depreciation  or (ii) the  proportion of the loss as the amount of insurance  carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard  insurance  that  mortgagors  are required to maintain on the  improvements securing  the  mortgage  loans may decline as the  principal  balances  owing  thereon  decrease,  and since residential properties have historically  appreciated in value over time, hazard insurance proceeds could be insufficient  to restore  fully the damaged  property in the event of a partial  loss.  See  "Subordination"
above for a description of when  subordination  is provided,  the protection,  limited to the Special Hazard
Amount as described in the accompanying prospectus supplement,  afforded by subordination,  and "Description of Credit  Enhancement--Special  Hazard  Insurance  Policies"  for a  description  of the limited  protection afforded by any special hazard  insurance  policy  against losses  occasioned by hazards which are otherwise uninsured against.

      For mixed-use mortgage loans, some additional insurance policies may be required,  including,  but not limited to, loss of rent  endorsements,  business  interruption  insurance,  comprehensive  public liability insurance and general  liability  insurance for bodily injury and property  damage,  and the related pooling and servicing  agreement may require the master servicer or servicer to maintain that insurance with respect to any related mortgaged properties secured by REO Mortgage Loans.

      Hazard  insurance on the Mexican  properties  will usually be provided by insurers  located in Mexico.
The depositor may not be able to obtain as much information  about the financial  condition of the companies issuing hazard  insurance  policies in Mexico as it is able to obtain with respect to companies based in the
United  States.  The ability of the  insurers to pay claims also may be  affected  by,  among other  things, adverse political and economic developments in Mexico.

                                                       66

Standard Hazard Insurance on Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer or the master servicer,  as applicable,  to cause to be maintained with respect to each contract one or more standard  hazard  insurance policies  that  provide,  at a minimum,  the same  coverage as a standard  form fire and  extended  coverage insurance policy that is customary for  manufactured  housing,  issued by a company  authorized to issue the policies in the state in which the manufactured home is located,  and in an amount that is not less than the maximum  insurable  value of the  manufactured  home or the principal  balance due from the mortgagor on the related  contract,  whichever is less.  Coverage may be provided by one or more blanket  insurance  policies covering losses on the contracts  resulting from the absence or insufficiency of individual  standard hazard insurance  policies.  If a  manufactured  home's  location  was, at the time of  origination  of the related contract,  within a federally  designated  flood area,  the  servicer  or the master  servicer  also will be required to maintain flood insurance.

      If the servicer or the master servicer  repossesses a manufactured home on behalf of the trustee,  the servicer or the master  servicer will either maintain at its expense hazard  insurance for the  manufactured home or  indemnify  the  trustee  against  any  damage  to the  manufactured  home  prior to resale or other disposition.

                                               THE DEPOSITOR

      The  depositor  is an indirect  wholly-owned  subsidiary  of GMAC  Mortgage  Group,  Inc.,  which is a wholly-owned  subsidiary of General Motors  Acceptance  Corporation  which is a  wholly-owned  subsidiary of
General  Motors  Corporation.  The depositor is a Delaware  corporation  incorporated  in November 1994. The depositor was organized for the purpose of acquiring  subprime  mortgage  loans and contracts and depositing these loans and contracts  into issuing  entities that issue  securities  backed by such mortgage  loans and contracts.  The depositor  does not engage in any other  activities and does not have, nor is it expected in the future to have,  any  significant  assets.  The  depositor  anticipates  that it will in many cases have acquired  mortgage loans  indirectly  through  Residential  Funding  Corporation,  which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

      The  certificates  do not represent an interest in or an obligation of the depositor.  The depositor's only  obligations with respect to a series of certificates  will be to repurchase  certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

      The  depositor  maintains  its  principal  office  at  8400  Normandale  Lake  Boulevard,  Suite  250,
Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000.

                                     RESIDENTIAL FUNDING CORPORATION

      Residential  Funding  Corporation,  an affiliate of the depositor,  will act as the sponsor and master servicer or Certificate  Administrator  for each series of certificates,  except in the case of a Designated
Seller Transaction.

                                    THE POOLING AND SERVICING AGREEMENT

      As described in this prospectus under  "Introduction"  and "Description of the  Certificates--General,"
each series of  certificates  will be issued  under a pooling and  servicing  agreement as described in that section.  The  following  summaries  describe  additional  provisions  common to each pooling and  servicing agreement.

                                                       67

Servicing Compensation and Payment of Expenses

      Each servicer,  the master  servicer or the  Certificate  Administrator,  as applicable,  will be paid compensation  for the performance of its servicing  obligations at the percentage per annum described in the accompanying  prospectus  supplement of the outstanding principal balance of each mortgage loan or contract.
Any  subservicer  will also be entitled to the  servicing  fee as described in the  accompanying  prospectus supplement.  The servicer or the master  servicer,  if any,  will deduct the  servicing fee for the mortgage loans or contracts  underlying the certificates of a series in an amount to be specified in the accompanying prospectus  supplement.  The servicing fees may be fixed or variable. In addition,  the master servicer, any servicer or the relevant  subservicers,  if any, will be entitled to servicing  compensation  in the form of assumption  fees, late payment charges or excess  proceeds  following  disposition of property in connection with defaulted  mortgage loans or contracts and any earnings on investments held in the Certificate  Account or any Custodial  Account,  to the extent not applied as  Compensating  Interest.  Any Spread  retained by a mortgage collateral seller, the master servicer,  or any servicer or subservicer will not constitute part of the servicing fee.  Notwithstanding the foregoing,  with respect to a series of certificates as to which the trust  includes  mortgage  securities,  the  compensation  payable to the  master  servicer  or  Certificate
Administrator  for servicing  and  administering  such mortgage  securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying  prospectus  supplement of the  outstanding  balance of such mortgage  securities  and may be retained from  distributions  of interest thereon, if stated in the accompanying  prospectus  supplement.  In addition,  some reasonable duties of the master  servicer  may be  performed  by an  affiliate  of the  master  servicer  who  will  be  entitled  to compensation for performance of those duties.

      The master  servicer will pay or cause to be paid some of the ongoing  expenses  associated  with each trust and incurred by it in connection with its responsibilities  under the pooling and servicing agreement, including,  without  limitation,  payment of any fee or other  amount  payable  for any  alternative  credit enhancement  arrangements,  payment of the fees and disbursements of the trustee, any custodian appointed by the trustee,  the certificate  registrar and any paying agent, and payment of expenses incurred in enforcing the  obligations of  subservicers  and sellers.  The master  servicer will be entitled to  reimbursement  of expenses incurred in enforcing the obligations of subservicers and sellers under limited  circumstances.  In addition,  as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated  Mortgage Loans and in connection with the
restoration  of  mortgaged   properties,   such  right  of  reimbursement  being  prior  to  the  rights  of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

      Each pooling and servicing  agreement will require the master  servicer to deliver to the trustee,  on or before the date in each year specified in the related pooling and servicing agreement,  and, if required, file with the  Commission  as part of a Report on Form 10-K  filed on  behalf of each  issuing  entity,  the following documents:

   o     a report  regarding  its  assessment  of  compliance  during  the  preceding  calendar  year  with all applicable  servicing  criteria  set forth in  relevant  Commission  regulations  with  respect  to asset-backed  securities  transactions  taken as a whole  involving  the master  servicer  that are backed by the same types of assets as those backing the  certificates,  as well as similar  reports on  assessment of compliance  received  from certain other parties  participating  in the servicing function as required by relevant Commission regulations;

                                                       68

   o     with respect to each assessment  report described  immediately  above, a report by a registered public accounting  firm that attests to, and reports on, the assessment  made by the asserting  party,  as set forth in relevant Commission regulations; and

   o     a servicer  compliance  certificate,  signed by an authorized  officer of the master servicer,  to the effect that:

   o     A review of the master servicer's  activities during the reporting period and of its performance under the applicable pooling and servicing  agreement has been made under such officer's  supervision;
         and

   o     To the best of such officer's  knowledge,  based on such review, the master servicer has fulfilled all of  its  obligations  under  the  pooling  and  servicing  agreement  in all  material  respects throughout  the  reporting  period,  or,  if  there  has  been a  failure  to  fulfill  any such obligation, in any material respect,  specifying each such failure known to such officer and the nature and status thereof.

      The master  servicer's  obligation  to deliver to the trustee any  assessment  or  attestation  report described  above and,  if  required,  to file the same with the  Commission,  is  limited  to those  reports prepared by the master  servicer  and, in the case of reports  prepared by any other  party,  those  reports actually  received by the master servicer on or before March 31 in each year. In addition,  each servicer or subservicer  participating in the servicing function with respect to more than 5% of the mortgage loans will provide the  foregoing  assessment  reports with respect to itself and each  servicer or  subservicer  of at least 10% of the mortgage loans will provide the compliance  certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities,  either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required  information will be provided in such trust's Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

      Each servicer,  the master servicer or the Certificate  Administrator,  as applicable,  may not resign from its obligations and duties under the related pooling and servicing  agreement unless each rating agency has  confirmed in writing that the  resignation  will not qualify,  reduce or cause to be withdrawn the then current ratings on the  certificates  except upon a determination  that its duties  thereunder are no longer permissible  under  applicable  law. No resignation  will become  effective until the trustee or a successor
servicer  or  administrator   has  assumed  the  servicer's,   the  master  servicer's  or  the  Certificate
Administrator's obligations and duties under the related pooling and servicing agreement.

      Each pooling and servicing agreement will also provide that neither the servicer,  the master servicer or the Certificate  Administrator,  nor any director,  officer,  employee or agent of the master servicer or the depositor,  will be under any liability to the trust or the  certificateholders  for any action taken or for  refraining  from  taking any action in good faith under the pooling  and  servicing  agreement,  or for errors in judgment.  However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected  against any  liability  that would  otherwise be imposed by reason of the failure to perform its  obligations  in  compliance  with any standard of care  described in the pooling and servicing  agreement.  The servicer,  the master servicer or the Certificate  Administrator,  as applicable, may, in its  discretion,  undertake  any action that it may deem  necessary or desirable for the pooling and servicing  agreement  and the rights and duties of the  parties  thereto  and the  interest  of the  related certificateholders.  The legal expenses and costs of the action and any liability  resulting  therefrom will be expenses,  costs and  liabilities of the trust and the servicer,  the master  servicer or the Certificate
Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

                                                       69

      The master  servicer will be required to maintain a fidelity bond and errors and omissions  policy for its officers and employees and other persons acting on behalf of the master  servicer in connection with its activities under the pooling and servicing agreement.

      A  servicer,   the  master  servicer  or  the  Certificate   Administrator  may  have  other  business
relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

      Events of default under the pooling and servicing agreement for a series of certificates will include:

   o     any failure by the  servicer,  if the servicer is a party to the pooling and servicing  agreement,  or master servicer to make a required  deposit to the  Certificate  Account or, if the master servicer is the paying agent,  to distribute to the holders of any class of  certificates of that series any required  payment which  continues  unremedied  for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor,  or to the master servicer, the depositor and the trustee by the holders of  certificates  of such class  evidencing  not less than
         25% of the aggregate percentage interests constituting that class;

   o     any failure by the master  servicer or Certificate  Administrator,  as applicable,  duly to observe or perform in any  material  respect  any other of its  covenants  or  agreements  in the  pooling and servicing  agreement with respect to that series of certificates which continues  unremedied for 30 days,  or 15 days in the case of a failure to pay the premium  for any  insurance  policy  which is required to be maintained  under the pooling and servicing  agreement,  after the giving of written notice of the failure to the master servicer or Certificate  Administrator,  as applicable,  by the trustee or the depositor, or to the master servicer, the Certificate  Administrator,  the depositor and the trustee by the holders of any class of  certificates  of that  series  evidencing  not less than 25%, or 33% in the case of a trust including mortgage securities,  of the aggregate percentage interests constituting that class; and

   o     some events of insolvency,  readjustment  of debt,  marshalling  of assets and  liabilities or similar proceedings  regarding the master servicer or the Certificate  Administrator and certain actions by the master servicer or the Certificate  Administrator indicating its insolvency or inability to pay its obligations.

      A default  under the terms of any mortgage  securities  included in any trust will not  constitute  an event of default under the related pooling and servicing agreement.

                                                      70

Rights Upon Event of Default

      So long as an event of default  remains  unremedied,  either the depositor or the trustee may, and, at the direction of the holders of certificates  evidencing not less than 51% of the aggregate voting rights in the related trust,  the trustee shall,  by written  notification  to the master  servicer or the Certificate
Administrator,  as  applicable,  and to the  depositor  or the  trustee,  terminate  all of the  rights  and obligations  of the master  servicer  or the  Certificate  Administrator  under the  pooling  and  servicing
agreement,   other  than  any  rights  of  the  master   servicer  or  the  Certificate   Administrator   as
certificateholder,  covering  the trust and in and to the  mortgage  collateral  and the  proceeds  thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's  consent,  its designee will succeed  to  all  responsibilities,  duties  and  liabilities  of the  master  servicer  or the  Certificate
Administrator  under the pooling and servicing  agreement,  other than the  obligation to purchase  mortgage loans under some circumstances,  and will be entitled to similar compensation  arrangements.  If a series of certificates  includes  credit  enhancement  provided  by a third  party  credit  enhancer,  certain  of the foregoing rights may be provided to the credit enhancer rather than the certificateholders,  if so specified in the applicable  prospectus  supplement.  If the trustee would be obligated to succeed the master servicer but is  unwilling  so to act, it may  appoint or if it is unable so to act,  it shall  appoint or petition a court of competent  jurisdiction  for the  appointment  of, a Fannie Mae- or Freddie  Mac-approved  mortgage servicing  institution  with a net worth of at least  $10,000,000 to act as successor to the master servicer under the pooling  and  servicing  agreement,  unless  otherwise  described  in the  pooling  and  servicing agreement.  Pending  appointment,  the trustee is  obligated to act in that  capacity.  The trustee and such successor may agree upon the servicing  compensation  to be paid,  which in no event may be greater than the compensation  to the  initial  master  servicer  or the  Certificate  Administrator  under the  pooling  and servicing  agreement.  The master servicer is required to reimburse the trustee for all reasonable  expenses incurred or made by the  trustee in  accordance  with any of the  provisions  of the  pooling and  servicing agreement, except any such expenses as may arise from the trustee's negligence or bad faith.

      No  certificateholder  will have any right under a pooling and  servicing  agreement to institute  any proceeding  with respect to the pooling and servicing  agreement  unless the holder  previously has given to the trustee written notice of default and the continuance  thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate  percentage  interests  constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee  thereunder and have offered to the trustee  reasonable  indemnity  and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any  proceeding.  However,  the trustee will be under no obligation to exercise any of the trusts or powers  vested in it by the pooling and  servicing  agreement or to institute,  conduct or defend any litigation  thereunder or in relation thereto at the request,  order or direction of any of the holders of certificates covered by the pooling and servicing  agreement,  unless the certificateholders  have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each  pooling and  servicing  agreement  may be amended by the  depositor,  the master  servicer,  the
Certificate  Administrator  or any  servicer,  as  applicable,  and the trustee,  without the consent of the related certificateholders:

   o     to cure any ambiguity;

                                                       71

   o     to correct or supplement  any provision  therein which may be  inconsistent  with any other  provision therein or to correct any error;

   o     to change the timing and/or nature of deposits in the Custodial Account or the Certificate  Account or
         to change the name in which the Custodial  Account is  maintained,  except that (a) deposits to the
         Certificate Account may not occur later than the related  distribution date, (b) the change may not adversely  affect in any material respect the interests of any  certificateholder,  as evidenced by an opinion of counsel,  and (c) the change may not adversely affect the then-current  rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

   o     if an election to treat the related trust as a "real estate  mortgage  investment  conduit," or REMIC, has been made, to modify,  eliminate or add to any of its provisions (a) to the extent necessary to maintain the  qualification  of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related  trust,  provided  that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain  qualification  or to avoid or minimize  that risk,  and (2) the action  will not  adversely  affect in any  material  respect the interests  of any  related  certificateholder,  or (b)  to  modify  the  provisions  regarding  the transferability  of the REMIC  residual  certificates,  provided that the depositor has  determined that  the  change  would  not  adversely  affect  the  applicable  ratings  of any  classes  of the certificates,  as  evidenced  by a letter from each  applicable  rating  agency,  and that any such amendment  will not  give  rise to any tax with  respect  to the  transfer  of the  REMIC  residual certificates to a non-permitted transferee;

   o     to make any other  provisions  with  respect to matters or  questions  arising  under the  pooling and servicing  agreement  which are not materially  inconsistent  with its  provisions,  so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

   o     to amend any provision that is not material to holders of any class of related certificates.

      The  pooling  and  servicing  agreement  may also be amended by the  depositor,  the master  servicer,
Certificate  Administrator  or servicer,  as applicable,  and the trustee with the consent of the holders of certificates  of each class affected  thereby  evidencing,  in each case, not less than 66% of the aggregate percentage interests  constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating  any of the  provisions of the pooling and servicing  agreement or of modifying in any manner the rights of the related  certificateholders,  except that no such  amendment  may (i) reduce in any manner the amount of, or delay the timing of, payments  received on mortgage  collateral  which are required to be  distributed  on a certificate  of any class without the consent of the holder of the  certificate  or
(ii) reduce the percentage of  certificates of any class the holders of which are required to consent to any such  amendment  unless the holders of all  certificates  of that class have  consented to the change in the percentage.  Furthermore,  the  applicable  prospectus  supplement  will  describe  any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

      Notwithstanding  the  foregoing,  if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any  amendment to a pooling and servicing  agreement  without having  first  received an opinion of counsel to the effect that the  amendment or the exercise of any power granted to the master servicer,  the Certificate  Administrator,  servicer,  the depositor or the trustee in accordance  with the amendment  will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

                                                       72

Termination; Retirement of Certificates

      The  primary  obligations  created  by  the  pooling  and  servicing  agreement  for  each  series  of certificates  will terminate upon the payment to the related  certificateholders  of all amounts held in the
Certificate Account or by the entity specified in the related prospectus  supplement and required to be paid to the certificateholders following the earlier of

   o     the final payment or other  liquidation or disposition,  or any Advance with respect  thereto,  of the last item of mortgage  collateral  subject  thereto and all property  acquired upon  foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

   o     the purchase by entity specified in the related  prospectus  supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

      Any  option to  purchase  described  in the  second  item  above will be limited to cases in which the aggregate  Stated  Principal  Balance of the remaining  mortgage  loans is less than or equal to ten percent
(10%) of the initial  aggregate Stated Principal  Balance of the mortgage loans or such other time as may be specified  in the  accompanying  prospectus  supplement.  If the  holder  of a  class  of  certificates  may terminate the trust and cause the  outstanding  certificates  to be redeemed when 25% or more of the initial principal  balance of the  certificates  is still  outstanding,  the term "callable" will be included in the title  of the  related  certificates.  In  addition  to  the  foregoing,  entity  specified  in the  related prospectus supplement may have the option to purchase, in whole but not in part, the certificates  specified in  the  accompanying  prospectus  supplement  in  the  manner  described  in  the  accompanying  prospectus supplement.  Following the purchase of such certificates,  the master servicer or the servicer will effect a retirement of the  certificates  and the  termination  of the trust.  Written  notice of  termination of the pooling and servicing agreement will be given to each certificateholder,  and the final distribution will be made only upon  surrender  and  cancellation  of the  certificates  at an office or agency  appointed by the trustee which will be specified in the notice of termination.

      Any  purchase  described  in the  preceding  paragraph of mortgage  collateral  and property  acquired relating to the mortgage  collateral  evidenced by a series of  certificates  shall be made at the option of entity specified in the related prospectus supplement at the price specified in the accompanying  prospectus supplement.  Such  entity,  if not  Residential  Funding  Corporation  or an  affiliate,  shall be deemed to represent  that one of the  following  will be true and  correct:  (i) the exercise of such option shall not result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal Revenue Code or
(ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan  sponsored or maintained  by the entity;  provided that no assets of such plan are invested or deemed to be invested in the  certificates)  and (B) not a "benefit  plan  investor."  The  exercise of that right will effect  early retirement  of the  certificates  of that  series,  but the right of any  entity to  purchase  the  mortgage collateral  and  related  property  will be in  accordance  with the  criteria,  and  will be at the  price, described in the accompanying  prospectus supplement.  Early termination in this manner may adversely affect the  yield  to  holders  of some  classes  of the  certificates.  If a REMIC  election  has been  made,  the termination of the related trust will be effected in a manner consistent with applicable  federal income tax regulations and its status as a REMIC.

                                                      73

      In  addition to the  optional  repurchase  of the  property  in the  related  trust,  if stated in the accompanying  prospectus  supplement,  a holder  of the  Call  Class  will  have the  right,  solely  at its discretion,  to terminate the related trust and thereby effect early  retirement of the  certificates of the series,  on any distribution date after the 12th distribution date following the date of initial issuance of the  related  series of  certificates  and until the date  when the  optional  termination  rights of entity specified  in the  related  prospectus  supplement  become  exercisable.  The Call Class will not be offered under the prospectus supplement.  Any such call will be of the entire trust at one time; multiple calls with respect to any series of  certificates  will not be  permitted.  In the case of a call,  the  holders of the
certificates   will  be  paid  a  price  equal  to  the  Call  Price.   To  exercise  the  call,   the  Call
certificateholder must remit to the related trustee for distribution to the certificateholders,  funds equal to the Call Price.  If those funds are not deposited  with the related  trustee,  the  certificates  of that series  will  remain  outstanding.  In  addition,  in the  case of a trust  for  which a REMIC  election  or elections have been made, this termination will be effected in a manner  consistent with applicable  Federal income  tax  regulations  and its  status  as a REMIC.  In  connection  with a call by the  holder of a Call
Certificate,  the final  payment  to the  certificateholders  will be made  upon  surrender  of the  related certificates to the trustee.  Once the  certificates  have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Truste

      The trustee under each pooling and servicing  agreement will be named in the  accompanying  prospectus supplement.  The commercial bank or trust company  serving as trustee may have normal banking  relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

      The  trustee may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The  depositor  may also  remove the  trustee if the  trustee  ceases to be eligible to continue as trustee  under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of  certificates  evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                           YIELD CONSIDERATIONS

      The  yield  to  maturity  of a  certificate  will  depend  on the  price  paid by the  holder  for the certificate,  the pass-through rate on any certificate entitled to payments of interest,  which pass-through rate may vary if stated in the  accompanying  prospectus  supplement,  and the rate and timing of  principal payments, including prepayments,  defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

      In general,  defaults on mortgage loans and manufactured  housing contracts are expected to occur with greater  frequency in their early years.  The rate of default on refinance,  limited  documentation,  stated
documentation or no documentation  mortgage loans, and on mortgage loans or manufactured  housing  contracts with high LTV ratios or CLTV ratios, as applicable,  may be higher than for other types of mortgage loans or manufactured  housing  contracts.  Likewise,  the rate of default on mortgage loans or manufactured  housing contracts that have been originated pursuant to lower than traditional  underwriting standards may be higher than those originated under traditional  standards. A trust may include mortgage loans or contracts that are one month or more  delinquent at the time of offering of the related  series of  certificates.  In addition, the rate and timing of  prepayments,  defaults and  liquidations  on the mortgage loans or contracts will be affected  by the  general  economic  condition  of the region of the  country or the  locality  in which the related mortgaged  properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment  or  falling  property  values.  The risk of loss may also be  greater on mortgage  loans or  contracts  with LTV ratios or CLTV  ratios  greater  than 80% and no  primary  insurance policies.  In  addition,  manufactured  homes may decline in value even in areas  where real  estate  values generally have not declined.  The yield on any class of certificates and the timing of principal payments on that class may also be affected by  modifications  or actions that may be approved by the master servicer as described  in this  prospectus  under  "Description  of the  Certificates--Servicing  and  Administration  of
Mortgage  Collateral," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

                                                       74

      The risk of loss on Interest  Only Loans may be greater  than on loans that  require a borrower to pay principal  and interest  throughout  the term of the loan from  origination.  See "The  Trusts--The  Mortgage
Loans--Interest Only Loans."

      The risk of loss on mortgage  loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to  mortgagors  who are United  States  residents  and  citizens  or that are secured by properties located in the United States.  See "Certain Legal Aspects of Mortgage Loans and Contracts."
      Because of the  uncertainty,  delays and costs that may be  associated  with  realizing on  collateral securing  the  Mexico  Mortgage  Loans,  as well as the  additional  risks of a  decline  in the  value  and marketability of the collateral,  the risk of loss with respect to Mexico Mortgage Loans may be greater than with respect to mortgage loans secured by mortgaged  properties  located in the United  States.  The risk of loss on mortgage  loans made to  international  borrowers may also be greater than  mortgage  loans that are made to U.S.  borrowers  located in the United  States.  See "Certain  Legal  Aspects of Mortgage  Loans and
Contracts."

      The  application  of any  withholding  tax on payments  made by  borrowers  of Mexico  Mortgage  Loans residing  outside of the United  States may  increase  the risk of default  because  the  borrower  may have qualified  for the loan on the basis of the lower  mortgage  payment,  and may have  difficulty  making  the increased  payments  required to cover the withholding tax payments.  The application of withholding tax may increase the risk of loss because the applicable taxing  authorities may be permitted to place a lien on the mortgaged  property or effectively  prevent the transfer of an interest in the mortgaged  property until any delinquent withholding taxes have been paid.

      To the extent that any document  relating to a mortgage  loan or contract is not in the  possession of the trustee,  the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of  foreclosure,  which will affect the amount of Liquidation  Proceeds  received by the trustee.  See
"Description of the Certificates -- Assignment of Mortgage Loans" and "--Assignment of Contracts."

      The amount of interest payments with respect to each item of mortgage  collateral  distributed monthly to holders of a class of  certificates  entitled to payments of interest will be  calculated,  or accrued in the case of deferred interest or accrual certificates,  on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates,  and will be expressed as a fixed, adjustable or variable  pass-through rate payable on the outstanding principal balance or notional amount of the certificate,  or any combination of pass-through  rates,  calculated as described in this prospectus and in the accompanying  prospectus supplement under "Description of the Certificates - Distributions."  Holders
of strip  certificates  or a class of  certificates  having a  pass-through  rate that  varies  based on the weighted average interest rate of the underlying  mortgage  collateral will be affected by  disproportionate prepayments  and  repurchases  of mortgage  collateral  having  higher net  interest  rates or higher  rates applicable to the strip certificates, as applicable.

                                                      75

      The effective yield to maturity to each holder of  certificates  entitled to payments of interest will be below that otherwise  produced by the applicable  pass-through rate and purchase price of the certificate because,  while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution  of interest  will be made on the 25th day or, if the 25th day is not a business  day, the next succeeding  business day, of the month  following the month of accrual or, in the case of a trust  including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

      A class of  certificates  may be entitled to payments of interest at a fixed,  variable or  adjustable pass-through  rate,  or any  combination  of  pass-through  rates,  each as  specified  in the  accompanying prospectus  supplement.  A variable pass-through rate may be calculated based on the weighted average of the
Net Mortgage Rates, net of servicing fees and any Spread,  of the related mortgage  collateral for the month preceding the distribution date. An adjustable  pass-through rate may be calculated by reference to an index or otherwise.

      The  aggregate  payments of interest on a class of  certificates,  and the yield to maturity  thereon, will be affected by the rate of payment of  principal on the  certificates,  or the rate of reduction in the notional  amount of  certificates  entitled to payments of interest only,  and, in the case of  certificates evidencing  interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and
Prepayment  Considerations"  below. The yield on the  certificates  will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults,  optional repurchases and by purchases of mortgage collateral in the event of breaches of  representations  made for the mortgage  collateral by the depositor, the master  servicer and others,  or  conversions  of ARM loans to a fixed  interest rate. See "The Trusts -
Representations With Respect to Mortgage Collateral."

      In general,  if a certificate is purchased at a premium over its face amount and payments of principal on the related  mortgage  collateral  occur at a rate faster than  anticipated at the time of purchase,  the purchaser's  actual yield to maturity will be lower than that assumed at the time of purchase.  On the other hand, if a class of  certificates  is purchased at a discount from its face amount and payments of principal on the related  mortgage  collateral  occur at a rate slower than  anticipated at the time of purchase,  the purchaser's  actual  yield to maturity  will be lower than  assumed.  The effect of  Principal  Prepayments, liquidations and purchases on yield will be particularly  significant in the case of a class of certificates entitled to payments of interest  only or  disproportionate  payments of interest.  In  addition,  the total return to investors of certificates  evidencing a right to distributions of interest at a rate that is based on the weighted  average Net Mortgage  Rate of the mortgage  collateral  from time to time will be adversely affected by  Principal  Prepayments  on mortgage  collateral  with  mortgage  rates higher than the weighted average  mortgage  rate on the mortgage  collateral.  In general,  mortgage  loans or  manufactured  housing contracts with higher  mortgage rates prepay at a faster rate than mortgage  loans or  manufactured  housing contracts with lower mortgage rates. In some  circumstances,  rapid prepayments may result in the failure of the  holders to recoup  their  original  investment.  In  addition,  the yield to maturity on other types of classes  of  certificates,  including  accrual  certificates,  certificates  with a  pass-through  rate that fluctuates  inversely with or at a multiple of an index or other classes in a series including more than one class of  certificates,  may be relatively more sensitive to the rate of prepayment on the related  mortgage collateral than other classes of certificates.

                                                      76

      The timing of changes in the rate of principal  payments on or repurchases of the mortgage  collateral may  significantly  affect an  investor's  actual yield to  maturity,  even if the average rate of principal payments  experienced  over time is consistent  with an investor's  expectation.  In general,  the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral,  the greater will be the  effect on an  investor's  yield to  maturity.  As a result,  the  effect on an  investor's  yield of principal  payments and  repurchases  occurring at a rate higher or lower than the rate  anticipated  by the investor  during the period  immediately  following  the issuance of a series of  certificates  would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged  interest on the principal amount of the mortgage loan so prepaid for the number of days in the month  actually  elapsed up to the date of the  prepayment.  Prepayments  in full  generally  will reduce the amount of interest  distributed in the following  month to  holders  of  certificates  entitled  to  distributions  of  interest  if the  resulting
Prepayment  Interest  Shortfall  is  not  covered  by  Compensating   Interest.   See  "Description  of  the
Certificates--Prepayment  Interest  Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding  principal balance of the related mortgage loan or contract as of the first day of the month in which the partial  prepayment is received.  As a result, the effect of a partial prepayment on a mortgage loan or contract  will be to reduce the amount of interest  distributed  to holders of  certificates  in the month  following  the receipt of the partial  prepayment  by an amount equal to one month's  interest at the applicable  pass-through  rate or Net  Mortgage  Rate,  as the case may be,  on the  prepaid  amount if such shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment  Interest
Shortfalls."  Neither full or partial  Principal  Prepayments nor  Liquidation  Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

      For some ARM loans,  the mortgage rate at  origination  may be below the rate that would result if the index  and  margin  relating  thereto  were  applied  at  origination.  Under  the  applicable  underwriting standards,  the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage  rate in effect at  origination.  The  repayment of any such  mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger  monthly  payments  following the adjustment of the mortgage  rate.  In  addition,  the  periodic  increase  in the amount paid by the  mortgagor  of a Buy-Down
Mortgage Loan during or at the end of the applicable  Buy-Down Period may create a greater  financial burden for the mortgagor,  who might not have otherwise qualified for a mortgage under the applicable  underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

      For any junior  mortgage  loans,  the  inability of the  mortgagor to pay off the balance  thereof may affect the ability of the mortgagor to obtain  refinancing  of any related  senior  mortgage  loan,  thereby preventing  a  potential  improvement  in the  mortgagor's  circumstances.  Furthermore,  if  stated  in the accompanying  prospectus  supplement,  under the  applicable  pooling  and  servicing  agreement  the master servicer may be restricted or prohibited  from  consenting to any refinancing of any related senior mortgage loan,  which in turn could  adversely  affect the  mortgagor's  circumstances  or result in a prepayment  or default under the corresponding junior mortgage loan.

      The holder of a junior  mortgage  loan will be subject  to a loss of its  mortgage  if the holder of a senior  mortgage  is  successful  in  foreclosure  of its  mortgage  and its claim,  including  any  related foreclosure  costs, is not paid in full,  since no junior liens or encumbrances  survive such a foreclosure.
Also, due to the priority of the senior  mortgage,  the holder of a junior  mortgage loan may not be able to control the timing,  method or procedure  of any  foreclosure  action  relating to the  mortgaged  property.
Investors should be aware that any liquidation,  insurance or condemnation  proceeds  received on any junior mortgage  loans will be  available to satisfy the  outstanding  balance of such  mortgage  loans only to the extent that the claims of the holders of the senior  mortgages  have been  satisfied in full,  including any related  foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure  costs may be  substantial  relative  to the  outstanding  balance  of the  mortgage  loan,  and therefore  the  amount of any  Liquidation  Proceeds  available  to  certificateholders  may be smaller as a percentage  of the  outstanding  balance of the  mortgage  loan than would be the case in a typical  pool of first lien  residential  loans. In addition,  the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior  mortgages,  in which case the holder must either  pay the  entire  amount due on the senior  mortgages  to the  senior  mortgagees  at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

                                                       77

      The mortgage  rates on ARM loans that are subject to negative  amortization  typically  adjust monthly and their amortization schedules adjust less frequently.  Because initial mortgage rates are typically lower than the sum of the indices  applicable  at  origination  and the related Note  Margins,  during a period of rising  interest  rates as well as immediately  after  origination,  the amount of interest  accruing on the principal  balance of those  mortgage  loans may exceed the amount of the scheduled  monthly  payment.  As a result,  a portion of the accrued  interest on  negatively  amortizing  mortgage  loans may become  deferred interest which will be added to their  principal  balance and will bear interest at the applicable  mortgage rate.

      The addition of any deferred  interest to the principal  balance of any related class of  certificates will lengthen the weighted  average life of that class of  certificates  and may  adversely  affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization,  during a period of declining  interest  rates,  it might be expected that each scheduled  monthly payment on such a mortgage loan would exceed the amount of scheduled  principal and accrued interest on its principal balance, and since the excess  will be applied to reduce the  principal  balance of the  related  class or classes of certificates,  the weighted  average life of those  certificates  will be reduced and may  adversely  affect yield to holders thereof.

      If  stated in the  accompanying  prospectus  supplement,  a trust may  contain  GPM Loans or  Buy-Down
Mortgage Loans that have monthly  payments that increase during the first few years  following  origination.
Mortgagors  generally will be qualified for such loans on the basis of the initial monthly  payment.  To the extent that the related  mortgagor's income does not increase at the same rate as the monthly payment,  such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit  enhancement  for a series of  certificates  is  provided  by a letter of credit,  insurance policy or bond that is issued or  guaranteed  by an entity that suffers  financial  difficulty,  such credit enhancement may not provide the level of support that was anticipated at the time an investor  purchased its certificate.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any
Realized  Losses on the  mortgage  collateral  not  covered by the credit  enhancement  will be applied to a series of certificates in the manner described in the accompanying  prospectus  supplement and may reduce an investor's anticipated yield to maturity.

      The accompanying  prospectus  supplement may describe other factors concerning the mortgage collateral securing  a series of  certificates  or the  structure  of such  series  that will  affect  the yield on the certificates.

                                                       78

                                  MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Trusts," the original terms to maturity of the mortgage  collateral in a given trust will vary depending upon the type of mortgage  collateral  included in the trust. The prospectus supplement for a series of certificates  will contain  information  with respect to the types and maturities of the  mortgage  collateral  in the  related  trust.  The  prepayment  experience,  the  timing and rate of repurchases  and the  timing and amount of  liquidations  with  respect  to the  related  mortgage  loans or contracts will affect the life and yield of the related series of certificates.

      If the pooling and servicing agreement for a series of certificates  provides for a Funding Account or other means of funding the transfer of additional  mortgage loans to the related trust,  as described  under
"Description  of the  Certificates--Funding  Account,"  and the  trust is unable to  acquire  any  additional mortgage  loans within any applicable  time limit,  the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

      Prepayments on mortgage loans and manufactured  housing  contracts are commonly measured relative to a prepayment standard or model. The prospectus  supplement for each series of certificates may describe one or more prepayment  standard or model and may contain tables setting forth the projected  yields to maturity on each class of certificates or the weighted  average life of each class of certificates and the percentage of the original  principal  amount of each class of  certificates  of that series that would be  outstanding on specified  payment  dates for the series  based on the  assumptions  stated in the  accompanying  prospectus
supplement,   including  assumptions  that  prepayments  on  the  mortgage  collateral  are  made  at  rates corresponding  to various  percentages  of the  prepayment  standard or model.  There is no  assurance  that prepayment  of the  mortgage  loans  underlying  a series of  certificates  will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

   o     homeowner mobility;

   o     economic conditions;

   o     changes in mortgagors' housing needs;

   o     job transfers;

   o     unemployment;

   o     mortgagors' equity in the properties securing the mortgages;

   o     servicing decisions;

   o     enforceability of due-on-sale clauses;

   o     mortgage market interest rates;

   o     mortgage recording taxes;

   o     solicitations and the availability of mortgage funds; and

                                                       79

   o     the obtaining of secondary financing by the mortgagor.

      All statistics  known to the depositor  that have been compiled with respect to prepayment  experience on mortgage  loans  indicate  that while some  mortgage  loans may remain  outstanding  until  their  stated
maturities,  a substantial  number will be paid prior to their  respective  stated  maturities.  The rate of prepayment with respect to conventional  fixed-rate  mortgage loans has fluctuated  significantly  in recent years. In general,  however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates,  the prepayment rate of such mortgage loans or  contracts  is likely to be higher than if  prevailing  rates remain at or above the rates borne by those mortgage  loans or  contracts.  The  depositor is not aware of any  historical  prepayment  experience  with respect  to  mortgage  loans  secured by  properties  located  in Mexico or Puerto  Rico or with  respect to manufactured  housing  contracts and,  accordingly,  prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

      An  increase  in the  amount  of the  monthly  payments  owed on a  Mexico  Mortgage  Loan  due to the imposition of withholding  taxes may increase the risk of prepayment on that loan if  alternative  financing on more favorable terms are available.

      Risk of  prepayment on Interest  Only Loans may be greater  because  borrowers may decide to refinance before the expiration of the interest-only period.  See "The Trusts--The Mortgage Loans--Interest Only Loans."

      Typically,  junior  mortgage loans are not viewed by mortgagors as permanent  financing.  Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans.

      To the extent that losses on the contracts are not covered by any credit  enhancement,  holders of the certificates  of a series  evidencing  interests in the contracts  will bear all risk of loss resulting from default  by  mortgagors  and will have to look  primarily  to the  value of the  manufactured  homes,  which generally  depreciate  in value,  for  recovery  of the  outstanding  principal  and unpaid  interest of the defaulted contracts. See "The Trusts--The Contracts."

      The  accompanying  prospectus  supplement  will  specify  whether  the  mortgage  loans  will  contain due-on-sale  provisions  permitting  the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying  mortgaged  property.  The master servicer will enforce any  due-on-sale  clause to the extent it has  knowledge of the  conveyance  or proposed  conveyance  of the underlying mortgaged property and it is entitled to do so under applicable law, provided,  however, that the master servicer will not take any action in relation to the  enforcement of any due-on-sale  provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

      An ARM loan is assumable,  in some circumstances,  if the proposed transferee of the related mortgaged property  establishes  its ability to repay the mortgage loan and, in the reasonable  judgment of the master servicer or the related subservicer,  the security for the ARM loan would not be impaired by the assumption.
The extent to which ARM loans are assumed by purchasers of the mortgaged  properties  rather than prepaid by the related  mortgagors in connection  with the sales of the mortgaged  properties  will affect the weighted average life of the related series of  certificates.  See  "Description of the  Certificates -- Servicing and
Administration of Mortgage Collateral -- Enforcement of `Due-on-Sale'  Clauses" and "Certain Legal Aspects of
Mortgage  Loans and  Contracts  -- The  Mortgage  Loans --  Enforceability  of Certain  Provisions"  and "--The
Contracts"  for a description of provisions of each pooling and servicing  agreement and legal  developments that may affect the prepayment rate of mortgage loans or contracts.

                                                       80

      In  addition,  some  mortgage  securities  included  in a  mortgage  pool may be backed by  underlying mortgage loans having  differing  interest  rates.  Accordingly,  the rate at which  principal  payments are received on the related  certificates  will, to some extent,  depend on the interest rates on the underlying mortgage loans.

      Some types of  mortgage  collateral  included  in a trust may have  characteristics  that make it more likely to default than  collateral  provided  for mortgage  pass-through  certificates  from other  mortgage
purchase   programs.   The  depositor   anticipates   including  in  mortgage   collateral   pools  "limited
documentation," "stated documentation" and "no documentation" mortgage loans and contracts,  Mexico Mortgage
Loans,  Puerto  Rico  mortgage  loans and  mortgage  loans  and  contracts  that were made to  international borrowers or that were  originated in accordance with lower  underwriting  standards and which may have been made to mortgagors with imperfect credit  histories and prior  bankruptcies.  Likewise,  a trust may include mortgage  loans or contracts  that are one month or more  delinquent  at the time of offering of the related series of  certificates  or are secured by junior liens on the related  mortgaged  property.  Such  mortgage collateral may be susceptible to a greater risk of default and liquidation  than might otherwise be expected by investors in the related certificates.

      The mortgage loans may be prepaid by the mortgagors at any time without  payment of any prepayment fee or penalty,  although a portion of the mortgage loans provide for payment of a prepayment charge,  which may have a  substantial  effect  on the rate of  prepayment.  Some  states'  laws  restrict  the  imposition  of prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  As a result,  it is possible that  prepayment  charges may not be collected even on mortgage loans that provide for the payment of these charges.

      A servicer may allow the refinancing of a mortgage loan in any trust by accepting  prepayments thereon and  permitting a new loan to the same  borrower  secured by a mortgage on the same  property,  which may be originated by the servicer or the master servicer or any of their  respective  affiliates or by an unrelated entity.  In the event of a  refinancing,  the new loan  would not be  included  in the  related  trust  and, therefore,  the refinancing would have the same effect as a prepayment in full of the related mortgage loan.
A  servicer  or the master  servicer  may,  from time to time,  implement  programs  designed  to  encourage refinancing.  These programs may include,  without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of  preapproved  applications,  reduced  origination  fees or closing costs,  or  other  financial  incentives.  Targeted  solicitations  may be based on a  variety  of  factors, including the credit of the borrower or the location of the mortgaged  property.  In addition,  servicers or the master servicer may encourage  assumption of mortgage loans,  including  defaulted mortgage loans, under which  creditworthy  borrowers  assume the  outstanding  indebtedness  of the mortgage  loans,  which may be removed from the related  mortgage  pool. As a result of these  programs,  with respect to the mortgage pool underlying  any trust (i) the rate of Principal  Prepayments  of the mortgage loans in the mortgage pool may be higher than would  otherwise  be the case,  and (ii) in some  cases,  the  average  credit or  collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      While most manufactured housing contracts will contain "due-on-sale"  provisions permitting the holder of the contract to accelerate  the maturity of the contract upon  conveyance  by the  mortgagor,  the master servicer,  servicer or subservicer,  as applicable,  may permit proposed  assumptions of contracts where the proposed buyer of the manufactured  home meets the underwriting  standards  described above. Such assumption would have the effect of extending the average life of the contract.

                                                       81

      Although  the mortgage  rates on ARM loans will be subject to periodic  adjustments,  the  adjustments generally will:

   o     not increase or decrease the mortgage rates by more than a fixed percentage  amount on each adjustment date;

   o     not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

   o     be based on an index,  which may not rise and fall consistently with mortgage interest rates, plus the related  Gross  Margin,  which may be  different  from  margins  being  used for  newly  originated adjustable-rate mortgage loans.

      As a result,  the mortgage  rates on the ARM loans in a trust at any time may not equal the prevailing rates  for  similar,  newly  originated  adjustable-rate  mortgage  loans.  In some rate  environments,  the prevailing  rates on  fixed-rate  mortgage  loans may be  sufficiently  low in relation to the  then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings.  There can be no certainty as to the rate of prepayments on the mortgage  collateral during any period or over the life of any series of certificates.

      No  assurance  can be given that the value of the  mortgaged  property  securing  a  mortgage  loan or contract has remained or will remain at the level existing on the date of  origination.  If the  residential real  estate  market  should  experience  an overall  decline in property  values such that the  outstanding balances of the mortgage  loans or contracts  and any secondary  financing on the mortgaged  properties in a particular  mortgage  pool or  contract  pool  become  equal to or greater  than the value of the  mortgaged properties,  the actual  rates of  delinquencies,  foreclosures  and losses  could be higher  than those now generally  experienced in the mortgage  lending  industry.  The value of any Mexican  property could also be adversely  affected by, among other  things,  adverse  political  and economic  developments  in Mexico.  In addition,  the value of property securing  Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative  tenant  stockholders were to become less  favorable.  See "Certain Legal Aspects of Mortgage Loans and  Contracts." In addition,  even where values of mortgaged properties  generally remain constant,  manufactured homes typically depreciate in value.

      To the extent that losses  resulting from  delinquencies,  losses and  foreclosures or repossession of mortgaged  property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit  enhancement  described in this  prospectus  under  "Description  of Credit
Enhancement"  or in the  accompanying  prospectus  supplement,  the  losses  will be borne by holders of the certificates of the related series.  Even where credit enhancement covers all Realized Losses resulting from delinquency  and  foreclosure  or  repossession,  the effect of  foreclosures  and  repossessions  may be to increase  prepayment  experience  on the  mortgage  collateral,  thus  reducing  average  weighted  life and affecting yield to maturity. See "Yield Considerations."

      Under some  circumstances,  the master  servicer  or a servicer  may have the option to  purchase  the
mortgage  loans  in  a  trust.  See  "The  Pooling  and  Servicing   Agreement--Termination;   Retirement  of
Certificates."  Any  repurchase  will  shorten  the  weighted  average  lives of the  related  certificates.
Furthermore,   as  described  under  "The  Pooling  and  Servicing   Agreement--Termination;   Retirement  of
Certificates,"  a holder of the Call Class will have the right,  solely at its discretion,  to terminate the related trust and thereby effect early  retirement of the  certificates of the series,  on any  distribution date after the 12th  distribution  date  following  the date of initial  issuance of the  related  series of certificates and until the date when the optional  termination rights of the master servicer or the servicer become exercisable. Any such purchase will shorten the weighted average lives of the related certificates.

                                                      82

                           CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

      The following  discussion  contains summaries of some legal aspects of mortgage loans and manufactured housing  contracts  that are general in nature.  Because  these legal  aspects are governed in part by state law, which laws may differ  substantially  from state to state, the summaries do not purport to be complete, to reflect the laws of any  particular  state or to encompass  the laws of all states in which the mortgaged properties  may be situated.  The summaries are qualified in their  entirety by reference to the  applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

      The mortgage loans,  other than Cooperative  Loans and Mexico Mortgage Loans, will be secured by deeds of trust,  mortgages or deeds to secure debt depending  upon the  prevailing  practice in the state in which the related  mortgaged  property is located.  In some  states,  a mortgage,  deed of trust or deed to secure debt creates a lien upon the related real  property.  In other states,  the mortgage,  deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition  subsequent,  for example,  the payment of the indebtedness  secured thereby.  These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect  to  these  instruments  depends  on  their  terms  and in  some  cases  on the  terms  of  separate subordination or inter-creditor  agreements,  and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a  mortgage,  the  mortgagor,  who is the  borrower  and  homeowner,  and the mortgagee, who is the lender. Under the mortgage instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states,  three parties may be involved in a mortgage financing when title to the  property  is held by a land  trustee  under a land  trust  agreement  of which the  borrower  is the beneficiary;  at origination of a mortgage  loan, the land trustee,  as fee owner of the property,  executes the  mortgage and the  borrower  executes a separate  undertaking  to make  payments on the  mortgage  note.
Although a deed of trust is similar to a mortgage,  a deed of trust has three parties:  the grantor,  who is the  borrower/homeowner;  the beneficiary,  who is the lender; and a third-party grantee called the trustee.
Under a deed of trust,  the  borrower  grants the  mortgaged  property  to the  trustee,  irrevocably  until satisfaction  of the debt. A deed to secure debt  typically has two parties,  under which the  borrower,  or grantor,  conveys  title to the real  property to the grantee,  or lender,  typically  with a power of sale, until the time when the debt is repaid.  The trustee's  authority  under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable,  are governed by the law of the state in which the real property is located,  the express  provisions of the deed of trust,  mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

                                                       83

Cooperative Loans

      If specified in the prospectus  supplement  relating to a series of  certificates,  the mortgage loans may include  Cooperative  Loans.  Each  Cooperative  Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment  building,  which is a corporation  entitled  to be treated as a housing  cooperative  under  federal  tax law,  and in the related proprietary  lease or occupancy  agreement  granting  exclusive rights to occupy a specific dwelling unit in the  Cooperative's  building.  The security  agreement will create a lien upon, or grant a security interest in, the  Cooperative  shares and  proprietary  leases or  occupancy  agreements,  the priority of which will depend on,  among other  things,  the terms of the  particular  security  agreement  as well as the order of recordation of the agreement,  or the filing of the financing statements related thereto, in the appropriate recording  office or the taking of possession of the Cooperative  shares,  depending on the law of the state in which the  Cooperative is located.  This type of lien or security  interest is not, in general,  prior to liens in favor of the cooperative  corporation for unpaid assessments or common charges,  nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      The  accompanying  prospectus  supplement  will specify the geographic  location of the collateral for
Cooperative  Loans. In general,  all Cooperative  buildings relating to the Cooperative Loans are located in the State of New York. In most cases,  each Cooperative  owns in fee or has a leasehold  interest in all the real  property  and owns in fee or  leases  the  building  and all  separate  dwelling  units  therein.  The
Cooperative  is directly  responsible  for property  management  and, in most cases,  payment of real estate taxes,  other  governmental  impositions  and  hazard and  liability  insurance.  If there is an  underlying mortgage or mortgages on the  Cooperative's  building or  underlying  land,  as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative,  as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying  mortgage loan is ordinarily  obtained by the  Cooperative in connection with either the construction or purchase of the Cooperative's  building or the obtaining of capital by the Cooperative.  The interest of the occupant under  proprietary  leases or occupancy  agreements as to which that Cooperative is the  landlord is usually  subordinate  to the  interest of the holder of an  underlying  mortgage and to the interest of the holder of a land lease.  If the  Cooperative is unable to meet the payment  obligations  (i)
arising under an underlying  mortgage,  the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii) arising under its land  lease,  the holder of the  landlord's  interest  under the land lease could  terminate  it and all subordinate  proprietary  leases  and  occupancy  agreements.  In  addition,  an  underlying  mortgage  on a
Cooperative  may  provide  financing  in the  form of a  mortgage  that  does  not  fully  amortize,  with a significant  portion  of  principal  being  due in one final  payment  at  maturity.  The  inability  of the
Cooperative  to refinance a mortgage and its  consequent  inability to make the final  payment could lead to foreclosure  by the  mortgagee.  Similarly,  a land lease has an  expiration  date and the  inability of the
Cooperative to extend its term or, in the  alternative,  to purchase the land,  could lead to termination of the  Cooperative's  interest  in the  property  and  termination  of all  proprietary  leases and  occupancy agreements.  In either event,  a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any  collateral  held by the lender who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative,  or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

                                                       84

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders,  who, through ownership of stock or shares in the  Cooperative,  receive  proprietary  leases or occupancy  agreements  which confer exclusive rights to occupy specific  dwellings.  In most instances,  a  tenant-stockholder  of a Cooperative must make a monthly  maintenance  payment to the  Cooperative  under the  proprietary  lease,  which  rental payment  represents  the  tenant-stockholder's  pro  rata  share  of  the  Cooperative's  payments  for  its underlying mortgage,  real property taxes,  maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying  occupancy rights may be financed through a Cooperative
Loan  evidenced  by a  Cooperative  Note and  secured by an  assignment  of and a security  interest  in the occupancy  agreement  or  proprietary  lease and a security  interest in the  related  shares of the related
Cooperative.  The  lender  usually  takes  possession  of the stock  certificate  and a  counterpart  of the proprietary  lease or  occupancy  agreement  and a financing  statement  covering the  proprietary  lease or occupancy  agreement  and the  Cooperative  shares is filed in the  appropriate  state or local  offices  to perfect the lender's  interest in its collateral.  In accordance with the limitations  discussed below, upon default of the  tenant-stockholder,  the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or  tenant-stockholder as an individual as provided in the security  agreement  covering the  assignment of the  proprietary  lease or occupancy  agreement and the pledge of Cooperative  shares.  See  "--Foreclosure  on Shares of  Cooperatives"
below.

Tax Aspects of Cooperative Ownership

      In general, a  "tenant-stockholder,"  as defined in Section 216(b)(2) of the Internal Revenue Code, of
a corporation that qualifies as a "cooperative  housing corporation" within the meaning of Section 216(b)(1)
of the Internal  Revenue Code is allowed a deduction  for amounts paid or accrued  within his or her taxable year to the corporation  representing his or her  proportionate  share of certain interest expenses and real estate taxes allowable as a deduction  under Section 216(a) of the Internal  Revenue Code to the corporation under  Sections  163 and 164 of the Internal  Revenue  Code.  In order for a  corporation  to qualify  under
Section  216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the  corporation,  the section  requires,  among other  things,  that at least 80% of the gross income of the  corporation  be derived  from its  tenant-stockholders.  By virtue of this  requirement,  the status of a corporation  for purposes of Section  216(b)(1) of the Internal  Revenue Code must be determined on a  year-to-year  basis.  Consequently,  there  can be no  assurance  that  Cooperatives  relating  to the
Cooperative  Loans will qualify  under this  section for any  particular  year.  If a  Cooperative  fails to qualify for one or more years, the value of the collateral  securing any related  Cooperative Loans could be significantly impaired because no deduction would be allowable to  tenant-stockholders  under Section 216(a)
of the Internal  Revenue Code with respect to those years.  In view of the  significance of the tax benefits accorded  tenant-stockholders  of a  corporation  that  qualifies  under  Section  216(b)(1) of the Internal
Revenue  Code,  the  likelihood  that this type of failure  would be permitted to continue  over a period of years appears remote.

Mexico Mortgage Loan

      If  specified  in the  accompanying  prospectus  supplement,  the  mortgage  loans may include  Mexico
Mortgage  Loans.  See "The  Trusts--The  Mortgage  Loans" for a  description  of the  security for the Mexico
Mortgage Loans.

                                                      85

Foreclosure on Mortgage Loans

      Although  a deed of  trust  or a deed to  secure  debt  may also be  foreclosed  by  judicial  action, foreclosure of a deed of trust or a deed to secure debt is typically  accomplished  by a  non-judicial  sale under a specific  provision  in the deed of trust or deed to secure  debt which  authorizes  the  trustee or grantee,  as  applicable,  to sell the property upon default by the borrower  under the terms of the note or deed of trust or deed to secure debt.  In addition to any notice  requirements  contained in a deed of trust or deed to secure  debt,  in some states,  the trustee or grantee,  as  applicable,  must record a notice of default and send a copy to the  borrower  and to any person who has  recorded a request for a copy of notice of default and notice of sale. In addition,  in some states,  the trustee or grantee,  as  applicable,  must provide  notice to any other  individual  having an interest of record in the real  property,  including any junior  lienholders.  If the deed of trust  or deed to  secure  debt is not  reinstated  within a  specified period,  a notice of sale must be posted in a public  place and, in most  states,  published  for a specific period of time in one or more newspapers.  In addition,  some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states,  the borrower has the right to reinstate the loan at any time following  default until shortly before the trustee's sale. In most cases, in those states, the borrower,  or any other person having a junior encumbrance on the real estate, may, during a reinstatement  period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      An action to  foreclose  a  mortgage  is an action to  recover  the  mortgage  debt by  enforcing  the mortgagee's  rights under the mortgage and in the mortgaged  property and compelling a sale of the mortgaged property to satisfy the debt.  It is regulated by statutes and rules,  and in most cases a borrower is bound by the terms of the  mortgage  note and the  mortgage as made and cannot be relieved  from its own  default.
However,  a court may exercise  equitable  powers to relieve a borrower of a default and deny the  mortgagee foreclosure.  Under various  circumstances  a court of equity may relieve the borrower  from a  non-monetary default where that default was not willful or where a monetary  default,  such as failure to pay real estate taxes,  can be cured before  completion  of the  foreclosure  and there is no  substantial  prejudice to the mortgagee.

      Foreclosure of a mortgage  usually is accomplished by judicial  action.  In most cases,  the action is initiated  by the  service of legal  pleadings  upon all  parties  having an  interest of record in the real property.  Delays in  completion of the  foreclosure  may result from  difficulties  in locating and serving necessary parties,  including borrowers,  such as international borrowers,  located outside the jurisdiction in which the mortgaged  property is located.  Difficulties in foreclosing on mortgaged  properties  owned by international  borrowers may result in increased  foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the  certificateholders  of the related series. If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

      In the case of foreclosure  under a mortgage,  a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable,  is a public sale. However, because of the difficulty a potential  buyer at the sale may have in  determining  the exact status of title and  because  the  physical  condition  of  the  property  may  have  deteriorated  during  the  foreclosure proceedings,  it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable,  or referee for a credit bid less than or equal to the unpaid  principal  amount of the loan,  accrued and unpaid interest and the  expense of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender purchases  the property for a lesser  amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available  under state law and the related  loan  documents.  In the same states, there is a statutory  minimum  purchase  price which the lender may offer for the  property  and  generally, state law controls the amount of foreclosure  costs and expenses,  including  attorneys'  fees, which may be recovered  by a  lender.  Thereafter,  subject  to the  right of the  borrower  in some  states to remain in possession  during the  redemption  period,  the lender  will  assume the  burdens of  ownership,  including obtaining hazard insurance,  paying taxes and making repairs at its own expense that are necessary to render the property  suitable for sale. In most cases,  the lender will obtain the services of a real estate broker and pay the  broker's  commission  in  connection  with  the sale of the  property.  Depending  upon  market conditions,  the ultimate proceeds of the sale of the property may not equal the lender's  investment in the property  and, in some  states,  the lender may be  entitled  to a  deficiency  judgment.  In some cases,  a deficiency  judgment  may be pursued in lieu of  foreclosure.  Any loss may be reduced by the receipt of any mortgage  insurance  proceeds  or other  forms of  credit  enhancement  for a series  of  certificates.  See
"Description of Credit Enhancement."

                                                       86

Foreclosure on Junior Mortgage Loan

      If a senior  mortgage  goes into  default,  the junior  mortgagee is at risk of losing its lien on the mortgaged  property by a foreclosure of the senior lien. To protect  against this loss the junior  mortgagee must either pay the entire amount due on the senior  mortgages to the senior  mortgagees  prior to or at the time of the  foreclosure  sale or undertake the  obligation to make payments on the senior  mortgages if the mortgagor is in default  thereunder,  in either event adding the amounts  expended to the balance due on the junior  loan.  In  addition,  if the  foreclosure  by a  junior  mortgagee  triggers  the  enforcement  of a
"due-on-sale"  clause in a senior  mortgage,  the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto.  Accordingly, if the junior lender purchases the property,  the lender's title will be subject to all senior liens and claims and certain  governmental  liens.  The same is true for any third-party  purchaser,  thus reducing the value the junior mortgagee can realize at the foreclosure  sale. The proceeds  received by the referee or trustee from the  sale are  applied  first  to the  costs,  fees and  expenses  of sale and then in  satisfaction  of the indebtedness  secured by the mortgage or deed of trust that is being foreclosed.  Any remaining proceeds are typically  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their priority,  whether or not the borrower is in default.  Any additional  proceeds are usually payable to the  mortgagor or trustor.  The payment of the proceeds to the holders of junior  mortgages  may occur in the  foreclosure  action  of  the  senior  mortgagee  or may  require  the  institution  of  separate  legal proceedings. See "Description of the Certificates -- Realization Upon Defaulted Mortgage Loans or Contracts."

      In  addition,  if  proceeds  from a  foreclosure  or  similar  sale  of  the  mortgaged  property  are insufficient  to satisfy all senior liens and the junior loan in the  aggregate,  the trust as the holder of the junior lien and, accordingly,  holders of one or more classes of related securities bear (1) the risk of delay in  distributions  while a  deficiency  judgment  against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon.  Moreover,  deficiency  judgments may not be available in some  jurisdictions.  In addition,  liquidation  expenses  with respect to defaulted  junior loans do not vary  directly  with the  outstanding  principal  balance  of the loans at the time of  default.  Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted  junior loan having a small  remaining  principal  balance as it would in the case of a  defaulted  junior  loan having a large remaining  principal balance,  the amount realized after expenses of liquidation would be smaller as a percentage  of the  outstanding  principal  balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

                                                       87

      The  purposes of a  foreclosure  action are to enable the  mortgagee to realize on its security and to bar the  borrower,  and all  persons  who have an  interest  in the  property  which is  subordinate  to the foreclosing  mortgagee,  from their "equity of  redemption."  The doctrine of equity of redemption  provides that,  until the  property  covered  by a mortgage  has been sold in  accordance  with a properly  conducted foreclosure and foreclosure  sale,  those having an interest which is subordinate to that of the foreclosing mortgagee  have an  equity of  redemption  and may  redeem  the  property  by paying  the  entire  debt with interest.  In addition,  in some states,  when a foreclosure action has been commenced,  the redeeming party must pay various costs of that action.  Those having an equity of  redemption  must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Mexico Mortgage Loans

      Foreclosure on the  mortgagor's  beneficial  interest in the Mexican trust typically is expected to be accomplished  by public sale in  accordance  with the  provisions  of Article 9 of the UCC and the  security agreement  relating to that  beneficial  interest or by public auction held by the Mexican trustee under the
Mexico  trust  agreement.  Article  9 of the  UCC  requires  that a sale  be  conducted  in a  "commercially reasonable" manner.  Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case. In determining commercial reasonableness,  a court will look to the notice given the debtor and the method,  manner,  time, place and terms of the sale and the sale price. In most cases, a sale conducted  according to the usual  practice of banks  selling  similar  collateral  in the same area will be considered  reasonably  conducted.  Under the trust agreement,  the lender may direct the Mexican trustee to transfer the  mortgagor's  beneficial  interest in the Mexican trust to the purchaser upon completion of the public sale and notice from the lender.  Such  purchaser will be entitled to rely on the terms of the Mexico trust  agreement  to direct the  Mexican  trustee to transfer  the  mortgagor's  beneficial  interest in the
Mexican trust into the name of the purchaser or its nominee,  or the trust may be terminated and a new trust may be established.

      Article 9 of the UCC  provides  that the  proceeds of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  If there are proceeds  remaining,  the lender must account to the borrower for the surplus.  On the other hand, if a portion of the  indebtedness  remains unpaid,  the borrower is usually  responsible for the deficiency.
However,  some states  limit the rights of lenders to obtain  deficiency  judgments.  See  "--Anti-Deficiency
Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially  higher than the costs  associated  with  foreclosure  sales with respect to property  located in the United States,  and may include transfer taxes,  notary public fees,  trustee fees, capital gains and other taxes on the proceeds of sale,  and the cost of  amending  or  terminating  the Mexico  trust  agreement  and  preparing  a new trust agreement.  Additional costs  associated with realizing on the collateral may include eviction  proceedings, the costs of  defending  actions  brought by the  defaulting  borrower  and  enforcement  actions.  Any such additional  foreclosure  costs may make the cost of foreclosing on the  collateral  uneconomical,  which may increase the risk of loss on the Mexico Mortgage Loans substantially.

      Where the  mortgagor  does not  maintain  its  principal  residence  in the  United  States,  or, if a mortgagor  residing  in the United  States  moves its  principal  residence  from the state in which the UCC financing  statements have been filed, and the lender,  because it has no knowledge of the relocation of the mortgagor or  otherwise,  fails to refile in the state to which the  mortgagor  has moved within four months after  relocation,  or if the  mortgagor  no longer  resides in the United  States,  the  lender's  security interest  in the  mortgagor's  beneficial  interest  in  the  Mexican  trust  may be  unperfected.  In  such circumstances,  if the  mortgagor  defaults on the Mexico  Mortgage  Loan,  the Mexico loan  agreement  will nonetheless  permit the lender to terminate the mortgagor's  rights to occupy the Mexican property,  and the
Mexico  trust  agreement  will permit the lender to instruct  the  Mexican  trustee to transfer  the Mexican property to a subsequent  purchaser or to  recognize  the  subsequent  purchaser as the  beneficiary  of the mortgagor's  beneficial  interest in the Mexican trust.  However,  because the lender's security interest in the  mortgagor's  beneficial  interest in the Mexican trust will be  unperfected,  no assurance can be given
that  the  lender  will  be  successful  in  realizing  on  its  interest  in  the  collateral   under  such
circumstances.  The lender's security interest in the mortgagor's  beneficial  interest in the Mexican trust is not, for purposes of foreclosing on such collateral,  an interest in real property.  The depositor either will rely on its remedies  that are available in the United  States under the  applicable  UCC and under the
Mexico trust  agreement and foreclose on the  collateral  securing a Mexico  Mortgage Loan under the UCC, or follow the procedures described below.

                                                       88

      In the case of some Mexico Mortgage Loans,  the Mexico trust agreement may permit the Mexican trustee, upon notice  from the lender of a default by the  borrower,  to notify the  mortgagor  that the  mortgagor's beneficial  interest in the Mexican  trust or the Mexican  property will be sold at an auction in accordance with the Mexico trust  agreement.  Under the terms of the Mexico trust  agreement,  the  mortgagor may avoid foreclosure by paying in full prior to sale the outstanding  principal balance of, together with all accrued and unpaid  interest  and other  amounts owed on, the Mexico  Mortgage  Loan.  At the  auction,  the Mexican trustee  may sell the  mortgagor's  beneficial  interest  in the Mexican  trust to a third  party,  sell the
Mexican property to another trust  established to hold title to such property,  or sell the Mexican property directly to a Mexican citizen.

      The  depositor is not aware of any other  mortgage  loan programs  involving  mortgage  loans that are secured in a manner similar to the Mexico Mortgage  Loans. As a result,  there may be uncertainty and delays in the process of attempting to realize on the mortgage  collateral and gaining  possession of the mortgaged property,  and the process of marketing the mortgagor's  beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the  Commonwealth of Puerto Rico the  foreclosure of a real estate mortgage  usually follows an  ordinary  "civil  action"  filed in the  Superior  Court for the  district  where the  mortgaged property is located.  If the  defendant  does not contest the action filed,  a default  judgment is rendered for the plaintiff and the mortgaged  property is sold at public auction,  after  publication of the sale for two weeks,  by posting written notice in three public places in the  municipality  where the auction will be held,  in the tax  collection  office  and in the  public  school of the  municipality  where the  mortgagor resides,  if known. If the residence of the mortgagor is not known,  publication in one of the newspapers of general  circulation  in the  Commonwealth  of Puerto  Rico must be made at least once a week for two weeks.
There  may be as many as three  public  sales of the  mortgaged  property.  If the  defendant  contests  the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption  rights after the public sale of a foreclosed  property  under the laws of the
Commonwealth  of Puerto Rico.  Commonwealth  of Puerto Rico law provides  for a summary  proceeding  for the foreclosure  of a mortgage,  but it is very seldom used because of concerns  regarding the validity of those actions.  The process may be  expedited  if the  mortgagee  can obtain the consent of the  defendant  to the execution of a deed in lieu of foreclosure.

                                                       89

      Under  Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property  that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing  of the  acquisition,  construction  or  improvement  of the property and (b) is occupied by the mortgagor as his principal residence,  the mortgagor of the property has a right to be paid the first $1,500 from the proceeds  obtained on the public sale of the  property.  The  mortgagor can claim this sum of money from the  mortgagee  at any time prior to the public  sale or up to one year  after the sale.  This  payment would  reduce the amount of sales  proceeds  available  to satisfy the  mortgage  loan and may  increase the amount of the loss.

Foreclosure on Shares of Cooperatives

      The  Cooperative   shares  owned  by  the   tenant-stockholder,   together  with  the  rights  of  the
tenant-stockholder  under the proprietary lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases,  subject to restrictions on transfer as described in the  Cooperative's  certificate of incorporation  and by-laws,  as well as in the  proprietary  lease or occupancy  agreement.  The proprietary lease or occupancy  agreement,  even while pledged,  may be cancelled by the  Cooperative for failure by the tenant-stockholder  to pay rent or other  obligations or charges owed by the  tenant-stockholder,  including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases,  rent and other  obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative  become liens upon the shares to which the  proprietary  lease or occupancy  agreement relates.  In addition,  the proprietary lease or occupancy  agreement generally permits the  Cooperative  to  terminate  the lease or  agreement  if the  borrower  defaults in the  performance  of covenants  thereunder.  Typically,  the lender and the Cooperative enter into a recognition agreement which, together with any lender protection  provisions  contained in the proprietary lease or occupancy  agreement, establishes the rights and  obligations of both parties in the event of a default by the  tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the  tenant-stockholder under the  proprietary  lease or occupancy  agreement  will usually  constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the  tenant-stockholder  has defaulted under the proprietary  lease or occupancy  agreement,  the  Cooperative  will take no action to terminate the lease or agreement  until the lender has been provided  with notice of and an  opportunity  to cure the default.  The recognition  agreement  typically  provides  that  if  the  proprietary  lease  or  occupancy  agreement  is terminated,  the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the  proprietary  lease  or  occupancy  agreement  allocated  to  the  dwelling,  subject,  however,  to the
Cooperative's  right to sums due under the  proprietary  lease or  occupancy  agreement or which have become liens on the shares relating to the proprietary lease or occupancy  agreement.  The total amount owed to the
Cooperative by the  tenant-stockholder,  which the lender  generally  cannot  restrict and does not monitor, could reduce the amount realized upon a sale of the collateral  below the outstanding  principal  balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the  tenant-shareholder's shares and  proprietary  lease or occupancy  agreement as the result of realizing  upon its collateral for a
Cooperative  Loan,  the  lender  must  obtain the  approval  or  consent  of the board of  directors  of the
Cooperative as required by the proprietary  lease before  transferring the Cooperative  shares and assigning the proprietary  lease. This approval or consent is usually based on the prospective  purchaser's income and net worth,  among other factors,  and may  significantly  reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

                                                       90

      Because  of  the  nature  of   Cooperative   Loans,   lenders  do  not  usually   require  either  the
tenant-stockholder,  that is, the  borrower,  or the  Cooperative,  to obtain  title  insurance of any type.
Consequently,  the existence of any prior liens or other  imperfections of title affecting the Cooperative's building or real estate also may adversely affect the  marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A  foreclosure  on the  Cooperative  shares is  accomplished  by public  sale in  accordance  with the provisions  of Article 9 of the Uniform  Commercial  Code,  or UCC, and the security  agreement  relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially  reasonable" manner.
Whether a sale has been  conducted in a  "commercially  reasonable"  manner will depend on the facts in each case. In  determining  commercial  reasonableness,  a court will look to the notice given the debtor and the method,  manner,  time, place and terms of the sale and the sale price. In most instances,  a sale conducted according to the usual practice of creditors selling similar  collateral in the same area will be considered reasonably conducted.

      Where the  lienholder  is the junior  lienholder,  any  foreclosure  may be  delayed  until the junior lienholder obtains actual possession of such Cooperative shares.  Additionally,  if the lender does not have a first priority  perfected  security  interest in the Cooperative  shares,  any  foreclosure  sale would be subject to the rights and interests of any creditor holding senior  interests in the shares.  Also, a junior lienholder may not be able to obtain a recognition  agreement from a Cooperative  since many cooperatives do not permit  subordinate  financing.  Without a  recognition  agreement,  the junior  lienholder  will not be afforded the usual lender  protections from the Cooperative which are generally  provided for in recognition agreements.

      Article 9 of the UCC  provides  that the  proceeds of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the  indebtedness  secured by the lender's  security  interest.
The recognition agreement,  however,  generally provides that the lender's right to reimbursement is subject to the right of the  Cooperative  corporation to receive sums due under the  proprietary  lease or occupancy agreement.  If there are  proceeds  remaining,  the lender must  account to the  tenant-stockholder  for the surplus.  On the other hand, if a portion of the  indebtedness  remains unpaid,  the  tenant-stockholder  is generally  responsible  for the  deficiency.  See  "--Anti-Deficiency  Legislation  and Other  Limitations on
Lenders" below.

Rights of Redemptio

      In some states,  after sale pursuant to a deed of trust,  or a deed to secure debt or foreclosure of a mortgage,  the  borrower  and  foreclosed  junior  lienors or other  parties are given a  statutory  period, typically  ranging from six months to two years, in which to redeem the property from the foreclosure  sale.
In some states,  redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states,  redemption may be authorized if the former borrower pays only a portion  of the sums due.  In some  states,  the  right to  redeem is an  equitable  right.  The equity of redemption,  which is a non-statutory  right,  should be  distinguished  from statutory  rights of redemption.  The effect of a statutory  right of redemption is to diminish the ability of the lender to sell the  foreclosed  property.  The rights of redemption  would defeat the title of any purchaser  subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.  Consequently,  the practical  effect of the  redemption  right is to force the lender to maintain  the  property  and pay the  expenses of ownership until the redemption period has expired.

                                                      91

Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed  statutory  prohibitions  which limit the remedies of a  beneficiary  under a deed of trust,  a  mortgagee  under a mortgage or a grantee  under a deed to secure  debt.  In some  states, including  California,  statutes  limit the  right of the  beneficiary,  mortgagee  or  grantee  to obtain a deficiency  judgment  against  the  borrower  following  foreclosure.  A  deficiency  judgment is a personal judgment  against the former borrower equal in most cases to the difference  between the net amount realized upon the public sale of the real  property and the amount due to the lender.  In the case of a mortgage loan secured by a  property  owned by a trust  where the  mortgage  note is  executed  on behalf of the trust,  a deficiency judgment against the trust following  foreclosure or sale under a deed of trust or deed to secure debt,  even if  obtainable  under  applicable  law,  may be of little value to the  beneficiary,  grantee or mortgagee if there are no assets against which the deficiency judgment may be executed.  Some state statutes require the beneficiary,  grantee or mortgagee to exhaust the security  afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before  bringing a personal action against the borrower.

      In other states,  the lender has the option of bringing a personal  action against the borrower on the debt without  first  exhausting  the  security;  however,  in some of these  states,  the lender,  following judgment  on the  personal  action,  may be  deemed  to have  elected  a remedy  and may be  precluded  from exercising  remedies  with  respect to the  security.  Consequently,  the  practical  effect of the election requirement,  in those states  permitting  this election,  is that lenders will usually  proceed against the security  first  rather than  bringing a personal  action  against the  borrower.  Finally,  in some states, statutory  provisions  limit any  deficiency  judgment  against the borrower  following a foreclosure to the excess of the  outstanding  debt over the fair value of the  property  at the time of the public  sale.  The purpose of these  statutes is generally to prevent a  beneficiary,  grantee or  mortgagee  from  obtaining a large deficiency  judgment against the borrower as a result of low or no bids at the judicial sale.  Various state laws also place a limitation on the mortgagee for late payment charges.

      Generally,  Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or  occupancy  agreement.  Some courts have  interpreted  Article 9 to prohibit or limit a  deficiency award in some circumstances,  including circumstances where the disposition of the collateral, which, in the case of a Cooperative  Loan,  would be the shares of the  Cooperative and the related  proprietary  lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or  prohibiting  deficiency  judgments,  numerous other federal and state statutory provisions,  including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured  mortgage  lender to realize upon its collateral  and/or enforce a deficiency  judgment.  For example,  under the federal  bankruptcy law, all actions by the secured mortgage lender against the debtor,  the debtor's property and any co-debtor are  automatically  stayed upon the filing of a bankruptcy petition.  Moreover, a court having federal bankruptcy  jurisdiction may permit a debtor through its Chapter 11 or Chapter 13  rehabilitative  plan to cure a monetary  default  relating to a mortgage  loan on the  debtor's  residence  by  paying  arrearages  within  a  reasonable  time  period  and reinstating the original  mortgage loan payment  schedule,  even though the lender  accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal  bankruptcy jurisdiction have approved plans,  based on the particular facts of the  reorganization  case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

                                                       92

      Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage loan secured  by  property  of the  debtor,  which is a  Cooperative  Loan,  or which is  secured  by  additional collateral  in addition to the related  mortgaged  property,  may be  modified.  These  courts have  allowed modifications  that include reducing the amount of each monthly  payment,  changing the rate of interest and altering the repayment  schedule.  In general,  except as provided  below with respect to junior liens,  the terms of a mortgage  loan  secured  only by a mortgage on a real  property  that is the  debtor's  principal residence  may not be modified  under a plan  confirmed  under  Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The  United  States  Supreme  Court has held  that so long as a  mortgage  loan is fully or  partially secured by the related mortgaged property,  the amount of the mortgage loan secured by the related mortgaged property  may not be reduced,  or "crammed  down," in  connection  with a bankruptcy  petition  filed by the mortgagor.  However,  recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor,  in the event the value of the related mortgaged  property at the time of the filing is less than the amount of debt secured by any first lien,  the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy  court and  discharged.  As a result,  in the event of a decline in the value of a mortgaged property,  the amount of any junior liens may be reduced by a bankruptcy  judge in a Chapter 13 filing,  without any liquidation of the related  mortgaged  property.  Any such reduction would be treated as a Bankruptcy Loss.

      Certain tax liens arising under the Internal  Revenue Code may, in some  circumstances,  have priority over the lien of a mortgage,  deed to secure debt or deed of trust.  This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

      In  addition,  substantive  requirements  are imposed upon  mortgage  lenders in  connection  with the origination  and the  servicing of mortgage  loans by numerous  federal and some state  consumer  protection laws.  These laws include the federal  Truth-in-Lending  Act, as  implemented  by  Regulation Z, Real Estate
Settlement  Procedures Act, as implemented by Regulation X, Equal Credit  Opportunity Act, as implemented by
Regulation B, Fair Credit Billing Act, Fair Credit  Reporting Act and related  statutes.  These federal laws impose specific statutory  liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases,  this  liability may affect  assignees of the mortgage  loans.  In particular,  an originator's  failure to comply with certain  requirements  of the federal  Truth-in-Lending
Act, as implemented  by Regulation Z, could subject both  originators  and assignees of such  obligations to monetary  penalties and could result in the  obligators'  rescinding  the mortgage  loans against either the originators or assignees.

Homeownership Act and Similar State Law

      Some mortgage loans and contracts may be subject to special rules,  disclosure  requirements and other provisions that were added to the federal  Truth-in-Lending  Act by the Home Ownership and Equity Protection
Act of 1994, or  Homeownership  Act, if such trust assets were  originated on or after October 1, 1995,  are not loans made to finance the purchase of the  mortgaged  property and have  interest  rates or  origination
costs  in  excess  of  certain   prescribed  levels.  The  Homeownership  Act  requires  certain  additional disclosures,  specifies  the  timing of those  disclosures  and  limits or  prohibits  inclusion  of certain provisions  in mortgages  subject to the  Homeownership  Act.  Purchasers  or  assignees of a mortgage  loan subject to the Homeownership  Act, including any trust, could be liable under federal law for all claims and subject to all  defenses  that the borrower  could  assert  against the  originator  of the loan,  under the federal  Truth-in-Lending  Act or any other law, unless the purchaser or assignee did not know and could not with reasonable  diligence have determined that the loan was subject to the provisions of the  Homeownership
Act.  Remedies  available  to the borrower  include  monetary  penalties,  as well as  rescission  rights if appropriate  disclosures  were not given as  required  or if the  particular  mortgage  includes  provisions prohibited by the law. The maximum  damages that may be recovered  under these  provisions from an assignee, including the trust, is the remaining  amount of indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

                                                       93

      In addition to the Homeownership  Act, a number of legislative  proposals have been introduced at both the federal and state level that are designed to discourage  predatory lending  practices.  Some states have enacted,  and other states or local  governments may enact,  laws that impose  requirements and restrictions greater than those in the  Homeownership  Act. These laws prohibit  inclusion of some provisions in mortgage loans that have  interest  rates or  origination  costs in excess of  prescribed  levels,  and require  that borrowers be given  certain  disclosures  prior to the  consummation  of the mortgage  loans.  Purchasers or assignees of such a mortgage loan,  including the related trust, could be exposed to all claims and defenses that the mortgagor  could assert  against the  originator of the mortgage loan for a violation of state law.
Claims and defenses available to the borrower could include monetary  penalties,  rescission and defenses to a foreclosure action or an action to collect.

      Except in the case of a Designated Seller Transaction,  Residential Funding Corporation will represent and warrant that all of the mortgage  loans in the mortgage pool complied in all material  respects with all applicable  local,  state  and  federal  laws  at the  time of  origination.  Although  Residential  Funding
Corporation  will be obligated to repurchase  any mortgage  loan as to which a breach of its  representation
and   warranty   has   occurred  if  that  breach  is  material   and  adverse  to  the   interests  of  the
certificateholders,  the  repurchase  price of those  mortgage  loans could be less than the damages  and/or equitable remedies imposed pursuant to various state laws.

      Lawsuits have been brought in various states making claims  against  assignees of loans subject to the
Homeownership  Act for  violations of federal and state law  allegedly  committed by the  originator.  Named defendants in these cases include numerous  participants  within the secondary  mortgage  market,  including some securitization trusts.

Enforceability of Certain Provisions

      Unless the prospectus supplement indicates otherwise,  the mortgage loans contain due-on-sale clauses.
These clauses permit the lender to accelerate the maturity of the loan if the borrower  sells,  transfers or conveys the property.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the  enforceability of these clauses has been limited or denied.  However, the  Garn-St  Germain  Depository  Institutions  Act  of  1982,  or  Garn-St  Germain  Act,  preempts  state constitutional,  statutory and case law that prohibit the  enforcement  of  due-on-sale  clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  The Garn-St
Germain Act does  "encourage"  lenders to permit  assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific  instances in which a mortgage lender covered by the Garn-St  Germain Act may not exercise a  due-on-sale  clause,  regardless of the fact that a transfer of the property may have occurred.  These include  intra-family  transfers,  certain  transfers by operation of law,  leases of fewer than three years and the  creation of a junior  encumbrance.  Regulations  promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment  penalty upon the acceleration of a loan under a due-on-sale clause.

                                                      94

      The inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest rate below the current  market rate being assumed by a new home buyer rather than being paid off,  which may have an impact  upon the  average  life of the  mortgage  loans and the  number of  mortgage  loans  which may be outstanding until maturity.

      Upon foreclosure,  courts have imposed general equitable  principles.  These equitable  principles are designed to relieve the borrower from the legal effect of its defaults  under the loan  documents.  Examples of judicial  remedies that have been  fashioned  include  judicial  requirements  that the lender  undertake affirmative  and expensive  actions to determine the causes for the  borrower's  default and the  likelihood that the borrower  will be able to reinstate  the loan.  In some cases,  courts have  required  that lenders reinstate  loans or recast  payment  schedules in order to  accommodate  borrowers  who are  suffering  from temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default  under the mortgage  instrument is not  monetary,  including the borrower  failing to adequately maintain  the  property.  Finally,  some  courts have been faced with the issue of whether or not federal or state constitutional  provisions  reflecting due process concerns for adequate notice require that borrowers under  deeds of trust,  deeds to secure debt or  mortgages  receive  notices in addition to the  statutorily prescribed minimum.  For the most part, these cases have upheld the notice provisions as being reasonable or have  found  that  the  sale by a  trustee  under a deed of  trust,  or  under a deed to  secure a debt or a mortgagee  having a power of sale,  does not  involve  sufficient  state  action  to  afford  constitutional protections to the borrower.

Applicability of Usury Laws

      Title V of the  Depository  Institutions  Deregulation  and Monetary  Control Act of 1980, or Title V,
provides that state usury  limitations  shall not apply to some types of residential  first mortgage  loans, including Cooperative Loans,  originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage  loans made during the first three months of 1980.  OTS is  authorized to issue rules and regulations and to publish interpretations  governing implementation of Title V. The statute authorized  any  state  to  impose  interest  rate  limits  by  adopting,  before  April 1,  1983,  a law or constitutional  provision which expressly  rejects  application of the federal law. In addition,  even where
Title V is not so  rejected,  any state is  authorized  by the law to adopt a  provision  limiting  discount points or other charges on mortgage  loans covered by Title V. Certain  states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Usury  limits  may apply to junior  mortgage  loans in many  states  and Mexico  Mortgage  Loans.  Any applicable  usury limits in effect at  origination  will be reflected in the maximum  mortgage  rates on ARM loans, which will be described in the accompanying prospectus supplement.

      Residential  Funding  Corporation  or a designated  seller  specified in the  accompanying  prospectus supplement will have  represented  that each mortgage loan was originated in compliance with then applicable state laws,  including  usury laws, in all material  respects.  However,  the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

                                                      95

Alternative Mortgage Instruments

      Alternative  mortgage  instruments,  including  adjustable-rate  mortgage  loans and  early  ownership mortgage  loans,  originated by  non-federally  chartered  lenders,  have  historically  been subjected to a variety of  restrictions.  These  restrictions  differed from state to state,  resulting in  difficulties in determining whether a particular  alternative mortgage instrument originated by a state-chartered lender was in compliance with  applicable law. These  difficulties  were  alleviated  substantially  as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII.  Title VIII provides that,  regardless of any state law to the contrary:

   o     state-chartered  banks may originate  alternative  mortgage instruments in accordance with regulations promulgated  by the  Comptroller  of the Currency with respect to the  origination  of  alternative mortgage instruments by national banks,

   o     state-chartered  credit unions may  originate  alternative  mortgage  instruments  in accordance  with regulations  promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

   o     all other  non-federally  chartered  housing  creditors,  including  state-chartered  savings and loan associations,  state-chartered  savings  banks  and  mutual  savings  banks  and  mortgage  banking companies,  may originate  alternative  mortgage  instruments  in accordance  with the  regulations promulgated  by the  Federal  Home  Loan  Bank  Board,  predecessor  to the OTS,  with  respect  to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject  applicability  of the  provisions of Title VIII by
adopting,   prior  to  October  15,  1985,  a  law  or  constitutional  provision  expressly  rejecting  the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

      The mortgage  loans  included in the trust may be junior to other  mortgages,  deeds to secure debt or deeds of trust held by other  lenders.  Absent an  intercreditor  agreement,  the  rights of the trust,  and therefore the  certificateholders,  as mortgagee  under a junior  mortgage,  are subordinate to those of the mortgagee under the senior  mortgage,  including the prior rights of the senior  mortgagee to receive hazard insurance  and  condemnation  proceeds and to cause the property  securing the mortgage loan to be sold upon default of the mortgagor.  The sale of the mortgaged  property may extinguish  the junior  mortgagee's  lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure  litigation and, in certain cases,  either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted  senior loan in full or, in some states,  may cure the default and bring the senior loan current  thereby  reinstating  the senior loan, in either event usually  adding the amounts  expended to the balance due on the junior loan. In most states,  absent a provision in the mortgage,  deed to secure debt or deed of trust,  or an  intercreditor  agreement,  no notice of default is  required  to be given to a junior mortgagee.  Where applicable law or the terms of the senior  mortgage,  deed to secure debt or deed of trust do not  require  notice of default to the junior  mortgagee,  the lack of any notice may  prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

      The standard  form of the  mortgage,  deed to secure debt or deed of trust used by most  institutional lenders  confers  on the  mortgagee  the right  both to  receive  all  proceeds  collected  under any hazard insurance policy and all awards made in connection with condemnation proceedings,  and to apply the proceeds and awards to any indebtedness  secured by the mortgage,  deed to secure debt or deed of trust, in the order the mortgagee  determines.  Thus, if  improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation,  the mortgagee or beneficiary under underlying senior mortgages  will have the prior right to collect any  insurance  proceeds  payable  under a hazard  insurance policy  and any  award  of  damages  in  connection  with  the  condemnation  and to  apply  the same to the indebtedness  secured  by the  senior  mortgages.  Proceeds  in  excess of the  amount  of  senior  mortgage indebtedness,  in most cases,  may be applied to the  indebtedness of junior mortgages in the order of their priority.

                                                       96

      Another  provision  sometimes found in the form of the mortgage,  deed to secure debt or deed of trust used by institutional  lenders  obligates the mortgagor to pay before  delinquency all taxes and assessments on the property and, when due, all  encumbrances,  charges and liens on the property  which are prior to the mortgage,  deed to secure debt or deed of trust, to provide and maintain fire insurance on the property,  to maintain and repair the property and not to commit or permit any waste thereof,  and to appear in and defend any  action or  proceeding  purporting  to affect the  property  or the  rights of the  mortgagee  under the mortgage  or deed of trust.  Upon a failure  of the  mortgagor  to  perform  any of these  obligations,  the mortgagee is given the right under certain mortgages,  deeds to secure debt or deeds of trust to perform the obligation  itself,  at its election,  with the  mortgagor  agreeing to reimburse the mortgagee for any sums expended by the  mortgagee on behalf of the  mortgagor.  All sums so expended by a senior  mortgagee  become part of the  indebtedness  secured by the senior mortgage.  Also,  since most senior  mortgages  require the related  mortgagor to make escrow  deposits with the holder of the senior mortgage for all real estate taxes and insurance  premiums,  many junior  mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

The Contract

General

      A contract  evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and
(b) the grant of a security  interest in the  manufactured  home to secure  repayment  of the loan.  Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Home

      Except as  described  in the next  paragraph,  under  the laws of most  states,  manufactured  housing constitutes  personal  property and is subject to the motor vehicle  registration laws of the state or other jurisdiction  in which  the unit is  located.  In the few  states  in which  certificates  of title  are not required for manufactured  homes,  security  interests are perfected by the filing of a financing  statement under the UCC. Those financing  statements are effective for five years and must be renewed prior to the end of each five year period.  The  certificate  of title laws  adopted by the  majority of states  provide that ownership of motor vehicles and manufactured  housing shall be evidenced by a certificate of title issued by the motor  vehicles  department,  or a  similar  entity,  of the  state.  In the  states  that have  enacted certificate  of title laws,  a security  interest in a unit of  manufactured  housing,  so long as it is not attached to land in so  permanent  a fashion as to become a fixture,  is, in most  cases,  perfected  by the recording  of the  interest  on the  certificate  of  title  to the unit in the  appropriate  motor  vehicle registration  office or by delivery of the required documents and payment of a fee to the office,  depending on state law.

                                                      97

      The lender,  the  servicer or the master  servicer may effect the notation or delivery of the required documents and fees, and obtain  possession of the certificate of title, as appropriate under the laws of the state in which any  manufactured  home  securing a contract  is  registered.  If the  master  servicer,  the servicer or the lender fails to effect the notation or delivery,  or files the security  interest  under the wrong law, for example,  under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders  may not have a first  priority  security  interest in the  manufactured  home securing a contract.  As manufactured  homes have become larger and often have been attached to their sites without any apparent  intention  to move them,  courts in many  states  have held that  manufactured  homes,  under some circumstances,  may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered  subordinate to the interests of other parties claiming an interest in the home  under  applicable  state  real  estate  law.  In order to  perfect  a  security  interest  in a manufactured home under real estate laws, the holder of the security  interest must record a mortgage,  deed of trust or deed to  secure  debt,  as  applicable,  under  the real  estate  laws of the  state  where  the manufactured  home is located.  These filings must be made in the real estate  records  office of the county where the  manufactured  home is located.  The  accompanying  prospectus  supplement,  will specify  whether substantially  all of the contracts  will contain  provisions  prohibiting  the mortgagor  from  permanently attaching the manufactured  home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the  manufactured  home is real property,  a security  interest in the manufactured home will be  governed  by the  certificate  of title  laws or the UCC,  and the  notation  of the  security interest  on the  certificate  of title or the filing of a UCC  financing  statement  will be  effective  to maintain  the  priority  of the  seller's  security  interest  in the  manufactured  home.  If,  however,  a manufactured  home is permanently  attached to its site or if a court determines that a manufactured home is real  property,  other  parties  could  obtain an  interest in the  manufactured  home which is prior to the security interest  originally  retained by the mortgage  collateral seller and transferred to the depositor.
In certain cases, the master servicer or the servicer, as applicable,  may be required to perfect a security interest in the manufactured  home under applicable real estate laws. If the real estate  recordings are not required  and if any of the  foregoing  events were to occur,  the only  recourse of the  certificateholders would be  against  Residential  Funding  Corporation  or the  mortgage  collateral  seller  pursuant  to its repurchase obligation for breach of representations or warranties.

      The depositor  will assign or cause to be assigned a security  interest in the  manufactured  homes to the trustee on behalf of the  certificateholders.  See  "Description of the Certificates -- Assignment of the
Contracts."  If a manufactured  home is governed by the applicable  motor vehicle laws of the relevant state neither the  depositor nor the trustee will amend the  certificates  of title to identify the trustee as the new secured  party.  Accordingly,  the  depositor or any other entity as may be specified in the  prospectus supplement  will  continue to be named as the secured  party on the  certificates  of title  relating to the manufactured homes. However,  there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent  purchasers of a manufactured  home or subsequent  lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the  owner  of a  manufactured  home  moves  it to a state  other  than  the  state  in  which  the manufactured  home initially is registered  and if steps are not taken to re-perfect the trustee's  security interest in the state, the security interest in the manufactured  home will cease to be perfected.  While in many  circumstances  the trustee  would have the  opportunity  to  re-perfect  its security  interest in the manufactured home in the state of relocation,  there can be no assurance that the trustee will be able to do
so.

                                                       98

      When a mortgagor  under a contract  sells a  manufactured  home,  the trustee,  or the servicer or the master  servicer on behalf of the trustee,  must  surrender  possession of the  certificate of title or will receive  notice as a result of its lien noted thereon and  accordingly  will have an  opportunity to require satisfaction of the related lien before release of the lien.

      Under the laws of most states,  liens for repairs  performed on a manufactured home take priority over a perfected security interest.  The applicable  mortgage  collateral seller typically will represent that it has no  knowledge of any liens with  respect to any  manufactured  home  securing  payment on any  contract.
However,  the liens could  arise at any time  during the term of a contract.  No notice will be given to the trustee or  certificateholders  if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

      To the extent that  manufactured  homes are not treated as real property under  applicable  state law, contracts  generally  are  "chattel  paper"  as  defined  in the UCC in  effect  in the  states in which the manufactured  homes  initially  were  registered.  Under the UCC, the sale of chattel  paper is treated in a manner  similar to  perfection  of a security  interest in chattel  paper.  Under the pooling and  servicing agreement,  the master servicer or the depositor,  as the case may be, will transfer physical  possession of the contracts to the trustee or its  custodian.  In addition,  the master  servicer will make an appropriate filing of a financing  statement in the appropriate states to give notice of the trustee's  ownership of the contracts.  The  contracts  will not be stamped or marked  otherwise to reflect  their  assignment  from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment,  the trustee's  interest in the contracts could be defeated.  To the extent that manufactured  homes are treated as real property under applicable state law,  contracts will be treated in a manner similar to that  described  above with regard to mortgage  loans.  See "--The Mortgage
Loans" above.

Enforcement of Security Interests in Manufactured Homes

      The servicer or the master  servicer on behalf of the trustee,  to the extent  required by the related pooling and servicing agreement,  may take action to enforce the trustee's security interest with respect to contracts in default by repossession  and sale of the manufactured  homes securing the defaulted  contracts.
So long as the  manufactured  home has not become  subject to real  estate  law,  a creditor  generally  can repossess a manufactured home securing a contract by voluntary surrender,  by "self-help"  repossession that is "peaceful" or, in the absence of voluntary  surrender and the ability to repossess  without breach of the peace, by judicial process.  The holder of a manufactured  housing contract generally must give the debtor a number of days' notice prior to commencement of any  repossession.  The UCC and consumer  protection laws in most states place  restrictions on repossession  sales,  including prior notice to the debtor and commercial reasonableness  in effecting a  repossession  sale.  The laws in most states also require that the debtor be given  notice of any sales prior to resale of the unit so that the debtor may redeem the  manufactured  home at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency  judgment from a debtor for any  deficiency  on  repossession  and resale of the  manufactured  home  securing  the related obligor's contract.  However,  some states impose prohibitions or limitations on deficiency  judgments,  and in many cases the defaulting debtor would have no assets with which to pay a judgment.

      Certain statutory  provisions,  including federal and state bankruptcy and insolvency laws and general equitable  principles,  may limit or delay the ability of a lender to  repossess  and resell a  manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments,  see "--The Mortgage Loans --
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

                                                       99

Consumer Protection Laws

      If the  transferor  of a consumer  credit  contract  is also the seller of goods that give rise to the transaction,  and, in certain cases, related lenders and assignees, the  "Holder-in-Due-Course"  rule of the
Federal Trade  Commission,  or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract  free of notice of claims by the debtor  thereunder.  The effect of this rule is to subject the assignee of the  contract to all claims and  defenses  that the debtor  could  assert  against the seller of goods.  Liability under this rule is limited to amounts paid under a contract;  however,  the mortgagor also may be able to  assert  the rule to set off  remaining  amounts  due as a defense  against  a claim  brought against the mortgagor.

      Numerous  other  federal and state  consumer  protection  laws impose  substantial  requirements  upon creditors involved in consumer finance. These laws include the federal  Truth-in-Lending Act, as implemented by  Regulation  Z, the Equal  Credit  Opportunity  Act,  as  implemented  by  Regulation  B, the Fair Credit
Reporting Act, the Real Estate  Settlement  Procedures Act, as implemented by Regulation X, the Fair Housing
Act and related statutes.  These laws can impose specific  statutory  liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability may affect an assignee's ability to enforce the related  contract.  In  particular,  the  originator's  failure to comply with certain  requirements  of the federal  Truth-in-Lending  Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors'  rescinding contracts against either the  originators  or  assignees.  In  addition,  some of the  contracts  may be subject  to  special  rules, disclosure  requirements and other provisions as discussed under "--The Mortgage  Loans--Homeownership Act and
Similar State Laws."

"Due-on-Sale" Clauses

      The contracts,  in general,  prohibit the sale or transfer of the related  manufactured  homes without the  consent of the  depositor,  the master  servicer or the  servicer  and permit the  acceleration  of the maturity of the contracts by the  depositor,  the master  servicer or the servicer upon any sale or transfer that is not consented to. The  depositor,  the master  servicer or the servicer  generally  will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession  proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured  home after which the depositor  desires to accelerate the maturity of the related contract,  the depositor's ability to do so will depend on the enforceability  under state law of the "due-on-sale"  clause. The Garn-St Germain Act preempts,  subject to certain exceptions and conditions,  state laws  prohibiting  enforcement of  "due-on-sale"  clauses  applicable to the manufactured homes. In some states the depositor or the master  servicer may be prohibited  from enforcing  "due-on-sale"
clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

      Title V provides that, subject to certain  conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured  housing. For a discussion of Title V, see "--The  Mortgage  Loans --  Applicability  of Usury Laws"  above.  Residential  Funding  Corporation  or a designated  seller  specified in the  accompanying  prospectus  supplement  will  represent  that all of the contracts comply with applicable usury laws.

                                                       100

Environmental Legislation

      Under the federal  Comprehensive  Environmental  Response,  Compensation and Liability Act of 1980, as
amended,  or CERCLA,  and under  state law in some  states,  a secured  party that takes a  deed-in-lieu  of foreclosure,  purchases a mortgaged  property at a foreclosure  sale,  or operates a mortgaged  property may become liable in some circumstances for the costs of cleaning up hazardous substances  regardless of whether they have  contaminated  the property.  CERCLA imposes  strict,  as well as joint and several,  liability on several classes of potentially  responsible parties,  including current owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability  under CERCLA is not limited to the  original  or  unamortized  principal  balance of a loan or to the value of the  property  securing a loan.  Lenders may be held liable under  CERCLA as owners or  operators  unless they qualify for the secured creditor  exemption to CERCLA.  This  exemption  exempts from the  definition of owners and operators  those who, without  participating in the management of a facility,  hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset  Conservation,  Lender  Liability and Deposit  Insurance Act of 1996,  or  Conservation  Act
amended,  among other  things,  the  provisions  of CERCLA with respect to lender  liability and the secured creditor  exemption.  The  Conservation  Act  offers  substantial  protection  to lenders  by  defining  the activities in which a lender can engage and still have the benefit of the secured  creditor  exemption.  For a lender to be deemed to have  participated  in the  management  of a  mortgaged  property,  the lender must actually  participate in the operational  affairs of the mortgaged  property.  The Conservation Act provides that  "merely  having the  capacity to  influence,  or  unexercised  right to control"  operations  does not constitute  participation  in  management.  A  lender  will  lose the  protection  of the  secured  creditor exemption only if it exercises  decision-making  control over the mortgagor's  environmental  compliance and hazardous substance handling and disposal practices,  or assumes day-to-day  management of substantially all operational  functions of the  mortgaged  property.  The  Conservation  Act also provides that a lender will continue  to have the  benefit of the  secured  creditor  exemption  even if it  forecloses  on a  mortgaged property,  purchases it at a foreclosure  sale or accepts a deed-in-lieu  of  foreclosure  provided that the lender seeks to sell the mortgaged  property at the earliest  practicable  commercially  reasonable  time on commercially reasonable terms.

      Other federal and state laws in some  circumstances may impose liability on a secured party that takes a  deed-in-lieu  of  foreclosure,  purchases  a  mortgaged  property at a  foreclosure  sale,  or operates a mortgaged  property on which  contaminants  other than CERCLA  hazardous  substances are present,  including petroleum,  agricultural chemicals,  hazardous wastes, asbestos,  radon, and lead-based paint. These cleanup costs may be  substantial.  It is possible  that the cleanup  costs could  become a liability of a trust and reduce the amounts otherwise  distributable to the holders of the related series of certificates.  Moreover, some federal  statutes and some states by statute impose an  Environmental  Lien.  All  subsequent  liens on that property are usually  subordinated to an  Environmental  Lien and, in some states,  even prior recorded liens are subordinated to Environmental  Liens. In the latter states,  the security  interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally,   many  residential   mortgage  lenders  have  not  taken  steps  to  evaluate  whether contaminants  are present with respect to any mortgaged  property  prior to the  origination of the mortgage loan or prior to  foreclosure  or accepting a  deed-in-lieu  of  foreclosure.  Neither the depositor nor any master  servicer  will be  required  by any  agreement  to  undertake  any of  these  evaluations  prior  to foreclosure or accepting a deed-in-lieu of foreclosure.  The depositor does not make any  representations or warranties or assume any liability  with respect to the absence or effect of  contaminants  on any mortgaged property  or any  casualty  resulting  from the  presence  or effect of  contaminants.  However,  the master servicer  will not be  obligated  to  foreclose  on any  mortgaged  property  or  accept a  deed-in-lieu  of foreclosure  if it knows or  reasonably  believes  that there are material  contaminated  conditions  on the property.  A failure so to foreclose may reduce the amounts  otherwise  available to  certificateholders  of the related series.

                                                     101

      At the time the mortgage loans or contracts were  originated,  no  environmental  assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Relief Act a borrower who enters military  service after the origination of the borrower's  mortgage  loan or  contract,  including  a borrower  who was in reserve  status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest,  including fees and charges,  in excess of 6% per annum during the period of the borrower's  active duty status. In addition to adjusting  interest,  the lender must forgive any such interest in excess of 6% per annum, unless a court or  administrative  agency of the United  States or of any State  orders  otherwise  on  application  of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines,  Navy, National
Guard,  Reserves or Coast Guard,  and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service,  including  reservists who are called to active duty,  after  origination of the related  mortgage loan or contract,  no information can be provided  as to the number of mortgage  loans or  contracts  that may be  affected  by the Relief  Act.  For mortgage loans or contracts  included in a trust,  application of the Relief Act would adversely affect, for an  indeterminate  period of time, the ability of the servicer or the master  servicer,  as  applicable,  to collect  full  amounts of  interest on the  mortgage  collateral.  Any  shortfall  in  interest  collections resulting from the application of the Relief Act or similar  legislation or regulations,  which would not be recoverable  from the related  mortgage  loans or  contracts,  would  result in a  reduction  of the amounts distributable to the holders of the related  certificates,  and would not be covered by Advances or any form of credit  enhancement  provided in connection  with the related series of  certificates.  In addition,  the
Relief Act imposes  limitations  that would  impair the ability of the servicer or the master  servicer,  as applicable,  to foreclose on an affected  mortgage loan or contract during the mortgagor's  period of active duty status,  and, under some  circumstances,  during an additional three month period thereafter.  Thus, if the Relief Act or similar  legislation  or  regulations  applies to any mortgage loan or contract which goes into  default,  there  may be  delays in  payment  and  losses on the  related  certificates  in  connection therewith.  Any other  interest  shortfalls,  deferrals or  forgiveness of payments on the mortgage loans or contracts  resulting from similar  legislation or regulations  may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain  provisions that obligate the borrower to pay a late charge or  additional  interest if  payments  are not timely  made,  and in some  circumstances,  may prohibit  prepayments for a specified  period and/or condition  prepayments  upon the borrower's  payment of prepayment  fees or yield  maintenance  penalties  if the  obligation  is paid  prior to  maturity.  In some states,  there are or may be specific  limitations  upon the late  charges  that a lender may collect from a borrower  for  delinquent  payments.  Some states also limit the  amounts  that a lender may collect  from a borrower as an additional charge if the loan is prepaid. In addition,  the enforceability of provisions that provide for prepayment  fees or penalties  upon an involuntary  prepayment is unclear under the laws of many states.  Most conventional  single-family  mortgage loans may be prepaid in full or in part without penalty.
The  regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift  Supervision,  or
OTS,  prohibit the  imposition  of a prepayment  penalty or  equivalent  fee for or in  connection  with the acceleration  of a loan by exercise of a  due-on-sale  clause.  A mortgagee to whom a prepayment in full has been  tendered  may be compelled to give either a release of the  mortgage or an  instrument  assigning  the existing  mortgage.  The absence of a restraint on prepayment,  particularly  with respect to mortgage loans and/or  contracts  having higher mortgage  rates,  may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

                                                      102

      Some state laws restrict the imposition of prepayment  charges even when the loans  expressly  provide for the collection of those charges.  The Alternative Mortgage Transaction Parity Act of 1982, or the Parity
Act,  permits the  collection  of prepayment  charges in connection  with some types of loans subject to the
Parity Act, or Parity Act loans,  preempting any contrary state law prohibitions.  However,  some states may not  recognize  the  preemptive  authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that  administers  the  application of the Parity Act to some types of mortgage  lenders that are not chartered  under federal law,  withdrew its favorable  regulations and opinions that previously authorized those lenders,  notwithstanding contrary state law, to charge prepayment charges and late fees on
Parity Act loans in  accordance  with OTS rules.  The  withdrawal  is  effective  with respect to Parity Act loans  originated  on or after July 1, 2003.  The OTS's action does not affect  Parity Act loans  originated before  July 1, 2003.  It is  possible  that  prepayment  charges  may not be  collected  even on loans that provide  for the  payment  of these  charges.  The  master  servicer  or another  entity  identified  in the accompanying  prospectus  supplement  will be entitled to all  prepayment  charges and late payment  charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons  convicted of  drug-related  crimes or of criminal violations of the Racketeer  Influenced  and Corrupt  Organizations,  or RICO,  statute can be seized by the government if the property was used in, or purchased  with the proceeds of, those crimes.  Under  procedures contained in the Comprehensive  Crime Control Act of 1984, the government may seize the property even before conviction.  The  government  must publish  notice of the  forfeiture  proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid  forfeiture  of its  interest  in the  property  if it  establishes  that:  (i) its mortgage was executed and recorded  before  commission of the crime upon which the  forfeiture is based,  or
(ii) the lender was, at the time of execution of the  mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                                       103

                                  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The  following is a discussion  of the  material  federal  income tax  consequences  of the  purchase, ownership and disposition of the  certificates.  The following  discussion is based on the advice of Orrick,
Herrington & Sutcliffe LLP and Mayer,  Brown,  Rowe & Maw LLP as to the anticipated  material federal income tax consequences of the purchase,  ownership and disposition of the  certificates  offered  hereunder.  This discussion is directed solely to certificateholders  that hold the certificates as capital assets within the meaning of Section 1221 of the Internal  Revenue Code and does not purport to discuss all federal income tax consequences  that may be applicable  to  particular  individual  circumstances,  including  those of banks, insurance  companies,  foreign  investors,  tax-exempt  organizations,  dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations,  estates and trusts,  securityholders that hold the securities as part of a hedge, straddle,  integrated or conversion transaction, or securityholders whose functional  currency is not the United  States  dollar.  Also, it does not address  alternative  minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The following discussion addresses REMIC certificates  representing interests in a trust, or a portion thereof, which the master servicer or Certificate  Administrator,  as applicable,  will covenant to elect to have  treated as a REMIC under  Sections  860A through 860G of the Internal  Revenue  Code.  The  prospectus supplement for each series of certificates  will indicate whether a REMIC election or elections will be made for the related  trust and, if that  election is to be made,  will  identify  all  "regular  interests"  and
"residual  interests" in the REMIC.  If a REMIC  election will not be made for a trust,  the federal  income consequences  of the purchase,  ownership and disposition of the related  certificates  will be described in
the  accompanying   prospectus   supplement.   For  purposes  of  this  tax  discussion,   references  to  a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

      If a REMIC  election is not made upon the  issuance of a particular  series  because,  for example,  a structure is being used whereby notes are being issued by an owner trust, an opinion of counsel  relating to the  tax  consequences  of  that  structure  will  be  filed  prior  to the  initial  sale  of  the  related certificates.  Furthermore,  the  tax  discussion  relating  to  that  structure  will  be  provided  in the prospectus supplement for that series.

      The  following  discussion  is  based in part  upon the OID  regulations  and in part  upon the  REMIC regulations.  The OID regulations,  which are effective with respect to debt instruments  issued on or after
April 4, 1994, do not adequately  address some issues  relevant to, and in some instances  provide that they are not applicable to, securities similar to the certificates.

      In addition,  the authorities on which this  discussion,  and the opinion referred to below, are based are subject to change or differing interpretations,  which could apply retroactively.  An opinion of counsel is not binding on the  Internal  Revenue  Service or the courts,  and no rulings have been or will be sought from the IRS with respect to any of the federal income tax  consequences  discussed  below, and no assurance can be given  that the IRS  will not take  contrary  positions.  Taxpayers  and  preparers  of tax  returns, including  those  filed by any  REMIC or other  issuer,  should  be aware  that  under  applicable  Treasury regulations a provider of advice on specific  issues of law is not considered an income tax return  preparer unless the advice (i) is given with respect to events that have  occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated  actions, and (ii) is directly relevant to the  determination  of an entry on a tax return.  This summary and the opinions  contained herein may not be able to be  relied  upon to  avoid  any  income  tax  penalties  that may be  imposed  with  respect  to the
Securities.  Accordingly,  taxpayers are  encouraged to consult their tax advisors and tax return  preparers regarding the  preparation  of any item on a tax return and the  application of United States federal income tax laws,  as well as the laws of any state,  local or foreign  taxing  jurisdictions,  to their  particular situations,  even  where the  anticipated  tax  treatment  has been  discussed  in this  prospectus  or in a prospectus supplement.  See "State and Other Tax Consequences."

                                                       104

Opinions

      Upon the issuance of each series of REMIC Certificates,  Orrick,  Herrington & Sutcliffe LLP or Mayer,
Brown,  Rowe & Maw LLP,  counsel to the  depositor,  will provide its opinion  generally to the effect that, assuming (i) compliance  with all provisions of the related  pooling and servicing  agreement,  (ii) certain representations  set forth in the related pooling and servicing agreement are true, (iii) there is continued
compliance with applicable  provisions of the Internal Revenue Code, as it may be amended from time to time, and  applicable  Treasury  regulations  issued  thereunder  and (iv) a REMIC  election is made timely in the required form,  for federal income tax purposes,  the related trust as to which an election to be treated as a REMIC will be made, or each applicable group of assets held by the related trust,  will qualify as a REMIC and the offered REMIC  Certificates  will be considered to evidence  ownership of REMIC regular interests or
REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

      Neither Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown,  Rowe & Maw LLP has been asked to opine on any other  material  federal  income tax matter,  and the balance of this summary is a discussion  of the
United  States  federal  income  taxation  of pools of assets for which a REMIC  election is made and of the regular and  residual  interests  in such pools of assets  generally,  and does not purport to set forth any opinion of counsel concerning any other particular  federal income tax matter.  For example,  the discussion under  "REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Excess  Inclusions"  below is a general summary of federal income tax consequences  relating to an investment in a REMIC residual  interest that has
"excess inclusion income" however,  that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

      In  addition,  Orrick,  Herrington  & Sutcliffe  LLP or Mayer,  Brown,  Rowe & Maw LLP will render its opinion that the statements made in the following  discussion,  as supplemented by the discussion  under the heading  "Federal  Income  Tax  Consequences",  if  any,  in the  prospectus  supplement  accompanying  this prospectus,  to the extent  that they  constitute  matters of law or legal  conclusions,  provide a fair and accurate  summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

      Orrick,  Herrington & Sutcliffe  LLP and Mayer,  Brown,  Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase,  ownership and disposition of a beneficial interest in the certificates.  See "--State and Local Tax Consequences."

REMICs

Classification of REMICs

      If an  entity  electing  to be  treated  as a REMIC  fails to comply  with one or more of the  ongoing requirements  of the Internal  Revenue Code for that status  during any taxable year,  the Internal  Revenue
Code  provides that the entity will not be treated as a REMIC for that year and  thereafter.  In that event, the entity may be taxable as a separate  corporation  under  Treasury  regulations,  and the  related  REMIC certificates  may not be accorded the status or given the tax treatment  described in this prospectus  under
"Material  Federal  Income Tax  Consequences."  Although the Internal  Revenue Code  authorizes the Treasury
Department  to issue  regulations  providing  relief in the  event of an  inadvertent  termination  of REMIC status, no regulations have been issued. Any relief,  moreover,  may be accompanied by sanctions,  including the  imposition  of a corporate  tax on all or a portion of the  trust's  income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement or trust agreement with respect to each REMIC will include  provisions  designed to maintain the trust's status as a REMIC under the
REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

                                                       105

Characterization of Investments in REMIC Certificates

      In  general,  the REMIC  certificates  will be "real  estate  assets"  within  the  meaning of Section
856(c)(4)(A) of the Internal  Revenue Code and assets  described in Section  7701(a)(19)(C)  of the Internal
Revenue Code in the same proportion  that the assets of the REMIC  underlying the  certificates  would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding  status in their entirety  for that  calendar  year.  Interest,  including  original  issue  discount,  on the REMIC  regular certificates and income allocated to the class of REMIC residual  certificates will be interest described in
Section  856(c)(3)(B)  of the  Internal  Revenue Code to the extent that those  certificates  are treated as
"real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal  Revenue Code. In addition, the REMIC regular certificates will be "qualified  mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for regular or residual  interests  in that REMIC.  The  determination  as to the  percentage  of the  REMIC's  assets that constitute  assets  described  in the  foregoing  sections of the  Internal  Revenue  Code will be made with respect to each calendar  quarter based on the average adjusted basis of each category of the assets held by the  REMIC  during  that  calendar  quarter.  The  master  servicer  or the  Certificate  Administrator,  as applicable,  will report those determinations to  certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will  include,  in  addition  to  mortgage  collateral,  payments  on mortgage collateral held pending  distribution on the REMIC  certificates  and property  acquired by foreclosure held pending sale,  and may include  amounts in reserve  accounts.  It is unclear  whether  property  acquired by foreclosure  held  pending  sale and  amounts  in reserve  accounts  would be  considered  to be part of the mortgage  collateral,  or whether  those  assets,  to the extent not  invested  in assets  described  in the foregoing sections of the Internal Revenue Code,  otherwise would receive the same treatment as the mortgage collateral  for purposes of all of the foregoing  sections of the Internal  Revenue  Code.  In addition,  in some  instances  mortgage  collateral  may not be treated  entirely  as assets  described  in the  foregoing sections.  If so, the accompanying  prospectus supplement will describe the mortgage collateral that may not be so treated.  The REMIC  regulations  do provide,  however,  that  payments  on mortgage  collateral  held pending  distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structure

      For some series of REMIC certificates,  two or more separate elections may be made to treat designated portions of the related trust as Tiered REMICs for federal income tax purposes.

                                                       106

      Solely for purposes of determining  whether the REMIC certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property"  under  Section  7701(a)(19)(C)  of the  Internal  Revenue  Code,  and  whether  the income on the certificates is interest  described in Section  856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs
will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

Genera

      Except as otherwise stated in this discussion,  REMIC regular certificates will be treated for federal income tax purposes as debt instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC  regular  certificates  that  otherwise  report income under a cash method of accounting will be required to report income with respect to REMIC regular  certificates  under an accrual method.

Original Issue Discount

      Some REMIC regular  certificates  may be issued with "original issue  discount"  within the meaning of
Section  1273(a) of the  Internal  Revenue  Code.  Any  holders of REMIC  regular  certificates  issued with original  issue  discount  typically  will be required to include  original  issue  discount in income as it accrues,  in accordance with the method described below, in advance of the receipt of the cash  attributable to that income.  In addition,  Section  1272(a)(6)  of the Internal  Revenue  Code  provides  special  rules applicable  to REMIC regular  certificates  and certain other debt  instruments  issued with original  issue discount. Regulations have not been issued under that section.

      The Internal  Revenue Code  requires  that a  prepayment  assumption  be used with respect to mortgage collateral  held by a  REMIC  in  computing  the  accrual  of  original  issue  discount  on  REMIC  regular certificates  issued by that REMIC,  and that  adjustments  be made in the amount and rate of accrual of the discount to reflect  differences  between the actual  prepayment  rate and the  prepayment  assumption.  The prepayment  assumption is to be determined in a manner prescribed in Treasury  regulations;  as noted above, those regulations have not been issued. The conference  committee report  accompanying the Tax Reform Act of
1986  indicates that the  regulations  will provide that the  prepayment  assumption  used with respect to a
REMIC  regular  certificate  must be the same as that used in  pricing  the  initial  offering  of the REMIC
regular   certificate.   The  prepayment   assumption  used  by  the  master  servicer  or  the  Certificate
Administrator,  as  applicable,  in  reporting  original  issue  discount  for each series of REMIC  regular certificates  will be  consistent  with this standard and will be disclosed in the  accompanying  prospectus supplement.  However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation  that the mortgage  collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount,  if any, on a REMIC regular  certificate will be the excess of its stated
redemption  price at maturity over its issue price.  The issue price of a particular  class of REMIC regular certificates  will be the first cash price at which a substantial  amount of REMIC regular  certificates  of that class is sold,  excluding sales to bond houses,  brokers and  underwriters.  If less than a substantial amount  of a  particular  class of REMIC  regular  certificates  is sold for cash on or prior to the date of their  initial  issuance,  or the closing  date,  the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations,  the stated  redemption price of a
REMIC regular  certificate is equal to the total of all payments to be made on that  certificate  other than
"qualified stated interest." Qualified stated interest includes interest that is unconditionally  payable at least annually at a single  fixed-rate,  or in the case of a variable rate debt instrument,  at a "qualified floating  rate," an  "objective  rate," a  combination  of a single  fixed-rate  and one or more  "qualified floating rates" or one "qualified  inverse  floating  rate," or a combination of "qualified  floating rates"
that generally does not operate in a manner that accelerates or defers interest  payments on a REMIC regular certificate.

                                                      107

      In the case of REMIC regular  certificates bearing adjustable interest rates, the determination of the total amount of original  issue discount and the timing of the inclusion of the original issue discount will vary  according to the  characteristics  of the REMIC regular  certificates.  If the original issue discount rules apply to the certificates,  the accompanying  prospectus  supplement will describe the manner in which the rules will be applied by the master  servicer or the  Certificate  Administrator,  as  applicable,  with respect to those certificates in preparing information returns to the certificateholders and the IRS.

      Some  classes of the REMIC  regular  certificates  may provide  for the first  interest  payment  with respect to their  certificates to be made more than one month after the date of issuance,  a period which is longer than the subsequent  monthly intervals between interest  payments.  Assuming the "accrual period" (as defined  below) for original  issue  discount is each monthly  period that begins or ends on a  distribution date, in some cases,  as a consequence  of this "long first accrual  period," some or all interest  payments may be  required  to be  included  in the  stated  redemption  price of the REMIC  regular  certificate  and accounted for as original issue discount.  Because interest on REMIC regular  certificates must in any event be accounted for under an accrual  method,  applying this analysis would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In  addition,  if the accrued  interest  to be paid on the first  distribution  date is computed  with respect to a period that begins prior to the closing date, a portion of the purchase  price paid for a REMIC regular  certificate  will  reflect  the  accrued  interest.  In these  cases,  information  returns  to the certificateholders  and the IRS will be based on the position  that the portion of the  purchase  price paid for the  interest  accrued  with  respect to  periods  prior to the  closing  date is treated as part of the overall cost of the REMIC regular  certificate,  and not as a separate  asset the cost of which is recovered entirely out of interest  received on the next  distribution  date, and that portion of the interest paid on the first  distribution date in excess of interest accrued for a number of days  corresponding to the number of days from the closing  date to the first  distribution  date should be included in the stated  redemption price of the REMIC regular  certificate.  However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered  entirely out of interest paid on the first  distribution  date.  It is unclear  how an  election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount,  original issue discount on a REMIC regular  certificate  will be considered to be de minimis if it is less than 0.25% of the stated  redemption price of the REMIC regular  certificate  multiplied  by its weighted  average  life.  For this purpose,  the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined,  as to each payment  included in the stated  redemption price of the REMIC regular  certificate,  by multiplying
(i) the number of complete years,  rounding down for partial years, from the issue date until the payment is expected to be made,  presumably  taking into account the  prepayment  assumption,  by (ii) a fraction,  the numerator  of which is the amount of the  payment,  and the  denominator  of which is the stated  redemption price at maturity of the REMIC regular  certificate.  Under the OID regulations,  original issue discount of only a de  minimis  amount,  other than de minimis  original  issue  discount  attributable  to a  so-called
"teaser" interest rate or an initial interest holiday,  will be included in income as each payment of stated
principal  is made,  based on the product of the total  remaining  amount of the de minimis  original  issue discount and a fraction,  the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding  stated principal amount of the REMIC regular  certificate.  The OID regulations also would permit a  certificateholder  to elect to accrue de minimis  original  issue  discount into income currently based on a constant yield method.  See "--Market Discount" below for a description of that election under the OID regulations.

                                                       108

      If original issue discount on a REMIC regular  certificate  is in excess of a de minimis  amount,  the holder of the certificate  must include in ordinary gross income the sum of the "daily portions" of original issue  discount  for each day  during  its  taxable  year on which it held the  REMIC  regular  certificate, including  the purchase  date but excluding  the  disposition  date. In the case of an original  holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      The accompanying  prospectus  supplement will describe the applicable accrual period. In general, each
"accrual  period" that begins or ends on a date that  corresponds to a  distribution  date and begins on the first day following the immediately  preceding  accrual period,  or in the case of the first accrual period, begins on the closing date, a calculation  will be made of the portion of the original  issue  discount that accrued  during that accrual  period.  The portion of original  issue  discount  that accrues in any accrual period will equal the excess,  if any, of (i) the sum of (A) the present value, as of the end of the accrual period,  of all of the  distributions  remaining  to be made on the REMIC  regular  certificate,  if any, in future periods and (B) the distributions made on the REMIC regular  certificate during the accrual period of amounts  included in the stated  redemption  price,  over (ii) the adjusted issue price of the REMIC regular certificate  at the  beginning  of the accrual  period.  The present  value of the  remaining  distributions referred to in the  preceding  sentence  will be calculated  (1) assuming  that  distributions  on the REMIC regular  certificate will be received in future periods based on the mortgage  collateral being prepaid at a rate equal to the  prepayment  assumption  and (2) using a  discount  rate  equal to the  original  yield to maturity of the certificate.  For these purposes,  the original yield to maturity of the certificate will be calculated  based on its issue price and assuming that  distributions on the certificate will be made in all accrual  periods  based  on the  mortgage  collateral  being  prepaid  at a  rate  equal  to the  prepayment assumption.  The adjusted issue price of a REMIC regular  certificate at the beginning of any accrual period will equal the issue price of the certificate,  increased by the aggregate amount of original issue discount that accrued with respect to that  certificate  in prior accrual  periods,  and reduced by the amount of any distributions  made on that REMIC regular  certificate in prior accrual  periods of amounts  included in its stated  redemption  price.  The original  issue discount  accruing  during any accrual  period,  computed as described  above,  will be allocated  ratably to each day during the accrual  period to determine  the daily portion of original issue discount for that day.

      The OID  regulations  suggest that original issue  discount with respect to securities  that represent multiple  uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same  buyer and which may be  required  under the  related  pooling  and  servicing  agreement  to be transferred  together,  should be computed on an aggregate  method.  In the absence of further guidance from the IRS,  original  issue  discount  with respect to  securities  that  represent  the ownership of multiple uncertificated  REMIC  regular  interests  will be  reported  to the IRS  and the  certificateholders  on an aggregate  method based on a single  overall  constant  yield and the  prepayment  assumption  stated in the accompanying  prospectus  supplement,  treating  all  uncertificated  regular  interests  as a  single  debt instrument  as described in the OID  regulations,  so long as the pooling and servicing  agreement  requires that the uncertificated regular interests be transferred together.

                                                       109

      A subsequent  purchaser of a REMIC  regular  certificate  that  purchases the  certificate  at a cost, excluding  any  portion  of that cost  attributable  to accrued  qualified  stated  interest,  less than its remaining  stated  redemption  price will also be required to include in gross income the daily  portions of any original issue discount with respect to that certificate.  However,  each daily portion will be reduced, if the cost is in excess of its "adjusted  issue price," in proportion to the ratio that excess bears to the aggregate  original issue discount  remaining to be accrued on the REMIC regular  certificate.  The adjusted issue price of a REMIC regular  certificate  on any given day equals (i) the adjusted issue price or, in the case of the first  accrual  period,  the issue price,  of the  certificate  at the  beginning of the accrual period which  includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual  period  prior to that day minus (iii) any  principal  payments  made during the accrual  period prior to that day with respect to the certificate.

Market Discount

      A certificateholder  that purchases a REMIC regular certificate at a market discount,  that is, in the case of a REMIC regular  certificate  issued without original issue discount,  at a purchase price less than its remaining stated principal  amount, or in the case of a REMIC regular  certificate  issued with original issue  discount,  at a purchase price less than its adjusted issue price will recognize  income upon receipt of each  distribution  representing  stated  redemption  price.  In  particular,  under  Section 1276 of the
Internal  Revenue Code such a  certificateholder  generally will be required to allocate the portion of each distribution  representing  stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A  certificateholder  may elect to include  market  discount in income  currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the  certificateholder  on or after the first day of the first taxable year to which the election applies. In addition,  the OID regulations permit a certificateholder to elect to accrue all  interest,  discount,  including de minimis  market or original  issue  discount,  and premium in income as interest,  based on a constant  yield  method.  If the election  were made with respect to a REMIC regular certificate with market discount, the certificateholder  would be deemed to have made an election to include  currently  market  discount  in income with  respect to all other debt  instruments  having  market discount  that the  certificateholder  acquires  during the  taxable  year of the  election  or  thereafter.
Similarly,  a  certificateholder  that made this  election for a  certificate  that is acquired at a premium would be deemed to have made an election to  amortize  bond  premium  with  respect to all debt  instruments having amortizable bond premium that the certificateholder  owns or acquires.  See "--Premium" below. Each of these elections to accrue  interest,  discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However,  market  discount  with respect to a REMIC  regular  certificate  will be considered to be de minimis for purposes of Section 1276 of the Internal  Revenue Code if the market discount is less than 0.25%
of the  remaining  stated  redemption  price of the REMIC  regular  certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In  interpreting a similar rule with respect to original issue discount on obligations payable in installments,  the OID regulations refer to the weighted average  maturity of obligations,  and it is likely that the same rule will be applied with respect to market discount,  presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual  discount  would be treated in a manner similar to original issue discount of a de minimis amount.  See "-- Original Issue  Discount." This treatment may result in discount  being  included in income at a slower  rate than  discount  would be required to be included in income using the method described above.

                                                      110

      Section  1276(b)(3) of the Internal Revenue Code  specifically  authorizes the Treasury  Department to issue regulations  providing for the method for accruing market discount on debt instruments,  the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury  Department, certain rules described in the conference  committee  report  accompanying the Tax Reform Act of 1986 apply.
The conference  committee  report  indicates  that in each accrual  period market  discount on REMIC regular certificates should accrue, at the certificateholder's option:

   o     on the basis of a constant yield method,

   o     in the case of a REMIC regular  certificate issued without original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the stated  interest  paid in the accrual  period  bears to the total  amount of stated  interest  remaining  to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

   o     in the case of a REMIC regular  certificate  issued with original  issue  discount,  in an amount that bears the same ratio to the total remaining  market discount as the original issue discount accrued in the accrual period bears to the total  original  issue  discount  remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover,  the prepayment  assumption used in calculating the accrual of original issue discount is to be used in  calculating  the  accrual  of market  discount.  Because  the  regulations  referred  to in this paragraph have not been issued,  it is not possible to predict what effect those  regulations  might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC  regular  certificates  provide for monthly or other  periodic  distributions throughout  their term,  the effect of these rules may be to require  market  discount to be  includible  in income at a rate that is not  significantly  slower than the rate at which the  discount  would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that  certificate  as ordinary  income to the extent of the market discount accrued to the date of disposition under one of the foregoing  methods, less any accrued market discount previously reported as ordinary income.

      In addition,  under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its  interest  deductions  for the taxable  year  attributable  to any indebtedness  incurred or continued to purchase or carry a REMIC regular  certificate  purchased with market discount.  For these purposes,  the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general,  allowed as a deduction  not later than the year in which the  market  discount  is  includible  in income.  If the holder elects to include  market  discount in income  currently  as it accrues on all market  discount  instruments acquired by that holder in that taxable year or thereafter,  the interest deferral rule described above will not apply.

                                                     111

Premium

      A REMIC regular  certificate  purchased at a cost,  excluding any portion of that cost attributable to accrued qualified stated interest,  greater than its remaining stated redemption price will be considered to be purchased at a premium.  The holder of a REMIC  regular  certificate  may elect under  Section 171 of the
Internal  Revenue  Code to  amortize  that  premium  under the  constant  yield  method over the life of the certificate.  If made, this election will apply to all debt instruments having amortizable bond premium that the holder  owns or  subsequently  acquires.  Amortizable  premium  will be treated as an offset to interest income on the related REMIC  regular  certificate,  rather than as a separate  interest  deduction.  The OID regulations also permit certificateholders to elect to include all interest,  discount and premium in income based on a constant  yield method,  further  treating the  certificateholder  as having made the election to amortize premium  generally.  See "--Market  Discount." The conference  committee report states that the same rules that apply to accrual of market discount,  which rules will require use of a prepayment  assumption in accruing  market  discount  with  respect to REMIC  regular  certificates  without  regard to whether  those certificates  have original issue discount,  will also apply in amortizing bond premium under Section 171 of the Internal  Revenue Code. It is possible that the use of an assumption  that there will be no  prepayments may be required in calculating the amortization of premium.

Realized Losses

      Under  Section  166 of the  Internal  Revenue  Code,  both  corporate  holders  of the  REMIC  regular certificates and noncorporate  holders of the REMIC regular  certificates that acquire those certificates in connection with a trade or business should be allowed to deduct,  as ordinary  losses,  any losses sustained during a taxable year in which their certificates  become wholly or partially worthless as the result of one or more Realized  Losses on the mortgage  collateral.  However,  it appears that a noncorporate  holder that does not acquire a REMIC regular  certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's  certificate  becomes wholly worthless--until  its  outstanding  principal  balance has been reduced to  zero--and  that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC  regular  certificate  will be required to accrue  interest and original  issue discount  with  respect to that  certificate,  without  giving  effect to any  reductions  in  distributions attributable to defaults or delinquencies on the mortgage  collateral or the underlying  certificates  until it can be established  that any reduction  ultimately  will not be recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC regular  certificate  could exceed the amount of economic  income actually  realized by the holder in that period.  Although the holder of a REMIC regular certificate  eventually will recognize a loss or reduction in income  attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

      As  residual  interests,  the REMIC  residual  certificates  will be subject to tax rules that  differ significantly  from those that would  apply if the REMIC  residual  certificates  were  treated  for federal income tax purposes as direct ownership  interests in the mortgage  collateral or as debt instruments issued by the REMIC.

                                                       112

      A holder of a REMIC  residual  certificate  generally  will be required to report its daily portion of the taxable income or, in accordance  with the  limitations  noted in this  discussion,  the net loss of the
REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate.  For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter ratably  using a "30 days per month/90 days per  quarter/360  days per year"  convention.  The daily amounts will then be  allocated  among the REMIC  residual  certificateholders  in  proportion  to their  respective ownership  interests on that day. Any amount  included in the gross income or allowed as a loss of any REMIC residual  certificateholder  by virtue of this  allocation  will be treated as ordinary  income or loss. The taxable  income of the REMIC will be determined  under the rules  described in this  prospectus in "--Taxable
Income of the  REMIC" and will be taxable to the REMIC  residual  certificateholders  without  regard to the timing  or  amount  of cash  distributions  by the  REMIC.  Ordinary  income  derived  from  REMIC  residual certificates  will be  "portfolio  income" for  purposes of the taxation of  taxpayers  in  accordance  with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual  certificate  that purchased the certificate  from a prior holder of that certificate also will be required to report on its federal income tax return amounts  representing its daily portion  of the  taxable  income or net loss of the  REMIC  for each day that it holds  the  REMIC  residual certificate.  These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference  committee report  accompanying the Tax Reform Act of 1986 indicates that modifications  of the general rules may be made by  regulations,  legislation  or otherwise,  to reduce,  or increase,  the  income or loss of a REMIC  residual  certificateholder  that  purchased  the REMIC  residual certificate  from a prior holder of such  certificate  at a price greater  than, or less than,  the adjusted basis  that  REMIC  residual  certificate  would  have  had in the  hands  of an  original  holder  of  that certificate. The REMIC regulations, however, do not provide for any such modifications.

      Any payments  received by a holder of a REMIC residual  certificate in connection with the acquisition of that  Certificate  will be taken into account in determining the income of that holder for federal income tax purposes.  On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization  schedule that  reasonably  reflects the costs and benefits of holding the REMIC  residual  certificate  over its  expected  life.  The  regulations  also provide two more specific  methods  that will be accepted as meeting the  general  test set forth above for  determining  the timing and amount of income  inclusion.  One method  generally  follows the method of inclusion  used by the taxpayer for GAAP  purposes,  but not over a period shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable  inclusion over the remaining  anticipated  weighted average life of the REMIC as of the time the REMIC  residual  certificate  is  transferred  to the taxpayer.
Holders  of REMIC  residual  certificates  are  encouraged  to consult  their tax  advisors  concerning  the treatment of these payments for income tax purposes under the regulations.

      The  amount of income  REMIC  residual  certificateholders  will be  required  to  report,  or the tax liability  associated with that income, may exceed the amount of cash distributions  received from the REMIC for the corresponding period.  Consequently,  REMIC residual certificateholders should have other sources of funds  sufficient  to pay any federal  income  taxes due as a result of their  ownership  of REMIC  residual certificates or unrelated  deductions  against which income may be offset,  subject to the rules relating to
"excess  inclusions" and "noneconomic"  residual interests  discussed below. The fact that the tax liability associated with the income allocated to REMIC residual  certificateholders may exceed the cash distributions received by the REMIC residual  certificateholders for the corresponding period may significantly  adversely affect the REMIC residual certificateholders' after-tax rate of return.

                                                       5

Taxable Income of the REMIC

      The taxable  income of the REMIC will equal the income from the mortgage  collateral  and other assets of the REMIC plus any cancellation of indebtedness  income due to the allocation of Realized Losses to REMIC regular  certificates,  less the  deductions  allowed to the REMIC for interest,  including  original  issue discount  and  reduced by the  amortization  of any  premium  received  on  issuance,  on the REMIC  regular certificates,  and any other class of REMIC certificates  constituting  "regular interests" in the REMIC not offered hereby,  amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income,  the REMIC will have an initial aggregate basis in its assets equal to their fair market value  immediately  after their  transfer to the REMIC.  For this purpose, the master servicer or the Certificate Administrator,  as applicable, intends to treat the fair market value of the mortgage  collateral as being equal to the aggregate  issue prices of the REMIC regular  certificates and REMIC  residual  certificates.  The  aggregate  basis will be allocated  among the  mortgage  collateral collectively  and the other assets of the REMIC in proportion to their  respective  fair market values.  The issue price of any REMIC certificates  offered hereby will be determined in the manner described above under
"-- Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount." Accordingly,  if one or more classes of REMIC  certificates  are  retained  initially  rather  than  sold,  the  master  servicer  or the
Certificate  Administrator,  as  applicable,  may be  required to  estimate  the fair market  value of those interests in order to determine the basis of the REMIC in the mortgage  collateral  and other  property held by the REMIC.

      Subject to the possible  application  of the de minimis  rules,  the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage  collateral that it holds
will  be  equivalent  to  the  method  of  accruing   original  issue  discount  income  for  REMIC  regular
certificateholders--under the constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires  collateral at a market discount must include the discount in income currently,  as it accrues,  on a constant  interest  basis.  See "-- Taxation of Owners of REMIC Regular  Certificates"  above, which  describes a method of accruing  discount  income that is analogous  to that  required to be used by a
REMIC as to mortgage collateral with market discount that it holds.

      An item of mortgage  collateral  will be deemed to have been  acquired with discount or premium to the extent that the REMIC's basis therein,  determined as described in the preceding paragraph,  is less than or greater than its stated  redemption  price. Any discount will be includible in the income of the REMIC as it accrues,  in advance  of receipt of the cash  attributable  to that  income,  under a method  similar to the method  described  above for accruing  original  issue  discount on the REMIC  regular  certificates.  It is anticipated  that each REMIC will elect  under  Section 171 of the  Internal  Revenue  Code to amortize  any premium  on the  mortgage  collateral.  Premium on any item of  mortgage  collateral  to which the  election applies  may be  amortized  under a constant  yield  method,  presumably  taking into  account a  prepayment assumption.

      A REMIC will be allowed  deductions  for interest,  including  original issue  discount,  on the REMIC regular certificates,  equal to the deductions that would be allowed if the REMIC regular certificates, were indebtedness  of the REMIC.  Original  issue  discount  will be  considered  to accrue  for this  purpose as described above under "-- Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount," except that the de  minimis  rule and the  adjustments  for  subsequent  holders  of  REMIC  regular  certificates, described therein will not apply.

                                                      114

      If a class of REMIC regular  certificates  is issued at an Issue  Premium,  the net amount of interest deductions  that are allowed the REMIC in each taxable year with respect to the REMIC  regular  certificates of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered to be amortized or repaid in that year.  Although the matter is not entirely  certain,  it is likely that Issue
Premium  would be amortized  under a constant  yield method in a manner  analogous to the method of accruing original issue discount  described above under  "--Taxation of Owners of REMIC Regular  Certificates--Original
Issue Discount."

      As a general  rule,  the taxable  income of the REMIC will be  determined in the same manner as if the
REMIC were an  individual  having the  calendar  year as its taxable  year and using the  accrual  method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited  transaction will be taken into account.  See "--Prohibited  Transactions and Other Possible REMIC Taxes" below.  Further,  the limitation  on  miscellaneous  itemized  deductions  imposed on  individuals  by Section 67 of the  Internal
Revenue Code,  which allows those  deductions only to the extent they exceed in the aggregate two percent of the  taxpayer's  adjusted  gross  income,  will not be applied at the REMIC  level so that the REMIC will be allowed deductions for servicing,  administrative and other non-interest expenses in determining its taxable income.  All of these  expenses  will be  allocated  as a separate  item to the  holders  of REMIC  residual certificates,  subject  to the  limitation  of Section  67 of the  Internal  Revenue  Code.  See  "--Possible
Pass-Through of Miscellaneous  Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

      The adjusted  basis of a REMIC  residual  certificate  will be equal to the amount paid for that REMIC residual  certificate,  increased  by amounts  included in the income of the related  certificateholder  and decreased,  but not  below  zero,  by  distributions  made,  and by net  losses  allocated,  to the  related certificateholder.

      A REMIC residual  certificateholder  is not allowed to take into account any net loss for any calendar quarter to the extent the net loss  exceeds the REMIC  residual  certificateholder's  adjusted  basis in its
REMIC residual  certificate as of the close of that calendar quarter,  determined  without regard to the net loss.  Any loss that is not  currently  deductible  by  reason of this  limitation  may be  carried  forward indefinitely to future calendar  quarters and, in accordance with the same  limitation,  may be used only to offset income from the REMIC  residual  certificate.  The ability of REMIC  residual  certificateholders  to deduct net losses may be subject to additional  limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC residual  certificate  will be treated as a non-taxable  return of capital to the extent it does not exceed the  holder's  adjusted  basis in the REMIC  residual  certificate.  To the extent a distribution  on a REMIC residual  certificate  exceeds the adjusted  basis,  it will be treated as gain  from the sale of the  REMIC  residual  certificate.  Holders  of REMIC  residual  certificates  may be entitled to  distributions  early in the term of the related REMIC under  circumstances in which their bases in the REMIC residual  certificates  will not be sufficiently  large that  distributions  will be treated as nontaxable  returns of capital.  Their bases in the REMIC residual  certificates  will  initially  equal the amount paid for such REMIC residual  certificates and will be increased by their allocable shares of taxable income of the trust.  However,  their basis  increases may not occur until the end of the calendar  quarter, or perhaps the end of the calendar year,  with respect to which the REMIC taxable income is allocated to the
REMIC residual  certificateholders.  To the extent the REMIC residual  certificateholders' initial bases are less than the  distributions  to the REMIC residual  certificateholders,  and increases in the initial bases either occur after  distributions  or,  together with their initial  bases,  are less than the amount of the distributions,  gain will be recognized to the REMIC residual  certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

                                                       115

      The effect of these rules is that a  certificateholder  may not amortize its basis in a REMIC residual certificate,  but may only recover its basis  through  distributions,  through the deduction of its share of any net  losses  of the  REMIC or upon the sale of its  REMIC  residual  certificate.  See "-- Sales of REMIC
Certificates."  For a discussion of possible  modifications  of these rules that may require  adjustments to income of a holder of a REMIC  residual  certificate  other than an original  holder in order to reflect any difference  between the cost of the REMIC  residual  certificate  to its holder and the  adjusted  basis the
REMIC residual certificate would have had in the hands of the original holder, see "--General."

Excess Inclusions

      Any  "excess  inclusions"  with  respect to a REMIC  residual  certificate  will be subject to federal income tax in all events.

      In general,  the "excess  inclusions"  with respect to a REMIC residual  certificate  for any calendar quarter will be the excess,  if any, of (i) the sum of the daily portions of REMIC taxable income  allocable to the REMIC residual  certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual  certificate  was held by the REMIC residual  certificateholder.
The daily  accruals of a REMIC  residual  certificateholder  will be  determined  by  allocating to each day during a calendar  quarter its ratable  portion of the product of the  "adjusted  issue  price" of the REMIC residual  certificate at the beginning of the calendar  quarter and 120% of the "long-term  Federal rate" in effect on the closing date. For this purpose,  the adjusted  issue price of a REMIC residual  certificate as of the  beginning  of any  calendar  quarter  will  be  equal  to the  issue  price  of the  REMIC  residual certificate,  increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual  certificate before the beginning of that quarter.  The issue  price of a REMIC  residual  certificate  is the initial  offering  price to the public, excluding  bond  houses,  brokers and  underwriters,  at which a  substantial  amount of the REMIC  residual certificates  were  sold.  If less  than a  substantial  amount  of a  particular  class of  REMIC  residual certificates  is sold for cash on or prior to the  closing  date,  the  issue  price of that  class  will be treated as the fair market  value of that class on the closing  date.  The  "long-term  Federal  rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years,  computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

   o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

   o     will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

                                                       116

   o     will not be eligible for any rate reduction or exemption  under any applicable tax treaty with respect
         to  the  30%  United  States   withholding   tax  imposed  on   distributions   to  REMIC  residual
         certificateholders that are foreign investors.

      See, however, "--Foreign Investors in REMIC Certificates."

      Furthermore,  for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the  alternative  minimum tax net  operating  loss  deduction and (ii)  alternative  minimum taxable income may not be less than the taxpayer's excess inclusions;  provided,  however, that for purposes of (ii),  alternative  minimum taxable income is determined  without regard to the special rule that taxable income cannot be less than excess  inclusions.  The latter rule has the effect of  preventing  nonrefundable tax credits from reducing the taxpayer's  income tax to an amount lower than the alternative  minimum tax on excess inclusions.

      In the case of any REMIC residual  certificates  held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates,  reduced, but not below zero, by the real estate  investment  trust taxable income,  within the meaning of Section  857(b)(2) of the Internal  Revenue
Code,  excluding any net capital gain, will be allocated  among the  shareholders of the trust in proportion to the dividends  received by the  shareholders  from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual  certificate as if held directly by the shareholder.
Treasury regulations yet to be issued could apply a similar rule to regulated investment  companies,  common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

      Under  the  REMIC  regulations,  transfers  of  "noneconomic"  REMIC  residual  certificates  will  be disregarded for all federal income tax purposes if "a significant  purpose of the transfer was to enable the transferor to impede the  assessment or  collection of tax." If the transfer is  disregarded,  the purported transferor will continue to remain liable for any taxes due with respect to the income on the  "noneconomic"
REMIC residual  certificate.  The REMIC regulations provide that a REMIC residual certificate is noneconomic unless,  based on the  prepayment  assumption and on any required or permitted  clean up calls,  or required qualified  liquidation provided for in the REMIC's  organizational  documents,  (1) the present value of the expected future  distributions  (discounted  using the "applicable  Federal rate" for obligations whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the
REMIC residual  certificate,  which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions,  and
(2) the transferor  reasonably  expects that the transferee will receive  distributions  with respect to the
REMIC residual  certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC residual  certificates that may constitute  noneconomic  residual  interests will be subject to restrictions under the terms of the related  pooling and servicing  agreement or trust  agreement that are intended to reduce the possibility of any  transfer  being  disregarded.  The  restrictions  will  require  each party to a transfer to provide an affidavit  that no purpose of the  transfer is to impede the  assessment  or  collection  of tax,  including representations  as to the financial  condition of the  prospective  transferee,  as to which the transferor also is required to make a reasonable  investigation to determine the  transferee's  historic payment of its debts and ability to continue to pay its debts as they come due in the future.  Prior to  purchasing a REMIC residual  certificate,  prospective  purchasers should consider the possibility that a purported transfer of the REMIC  residual  certificate  by such a  purchaser  to  another  purchaser  at some  future  date may be disregarded  in  accordance  with the  above-described  rules which  would  result in the  retention  of tax liability by that purchaser.

                                                     117

      The IRS has issued  final REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a noneconomic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual  interest the  transferee  must  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i)
the amount received by the transferee be no less on a present value basis  (determined  using the short-term rate  provided  by Section  1274(d) of the  Internal  Revenue  Code) than the  present  value of the net tax detriment  attributable  to holding the  residual  interest  reduced by the present  value of the  projected payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable  corporation with  specified  large  amounts  of gross and net assets and that meets  certain  other  requirements  where agreement is made that all future  transfers will be to taxable domestic  corporations in transactions  that qualify  for the same "safe  harbor"  provision.  Eligibility  for the safe  harbor  requires,  among  other things,  that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person  that the  taxes  with  respect  to the  residual  interest  will  not be  paid,  with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The accompanying  prospectus  supplement will disclose whether offered REMIC residual certificates may be considered  "noneconomic"  residual  interests under the REMIC  regulations.  Any disclosure that a REMIC residual  certificate  will not be considered  "noneconomic"  will be based upon some  assumptions,  and the
depositor  will  make  no  representation  that  a  REMIC  residual   certificate  will  not  be  considered
"noneconomic" for purposes of the above-described  rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

      The mark-to-market  requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically  identified a security as held for investment.  The  Mark-to-Market  Regulations provide that for purposes of this mark-to-market  requirement,  a REMIC residual  certificate acquired on or after  January  4, 1995 is not  treated  as a  security  and thus may not be marked to  market.  Prospective purchasers of a REMIC  residual  certificate  are  encouraged  to consult  their tax advisors  regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC  generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations  indicate,  however,  that in the case of a REMIC that is similar to a single class grantor trust,  all or a portion of those fees and expenses should be allocated to the holders of the related  REMIC  regular  certificates.  Fees and expenses will be allocated to holders of the related  REMIC  residual  certificates  in their  entirety  and not to the holders of the related  REMIC regular certificates.

      With  respect to REMIC  residual  certificates  or REMIC  regular  certificates  the  holders of which receive an  allocation  of fees and expenses in  accordance  with the  preceding  discussion,  if any holder thereof is an  individual,  estate or trust,  or a  Pass-Through  Entity  beneficially  owned by one or more individuals,  estates or trusts, (i) an amount equal to the individual's,  estate's or trust's share of fees and  expenses  will be added to the gross  income of that  holder  and (ii) the  individual's,  estate's  or trust's  share of fees and  expenses  will be treated as a  miscellaneous  itemized  deduction  allowable in accordance with the limitation of Section 67 of the Internal  Revenue Code,  which permits those  deductions only to the extent they exceed in the  aggregate  two percent of a  taxpayer's  adjusted  gross  income.  In addition,  Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual  whose  adjusted gross income  exceeds a specified  amount will be reduced.  The amount  of  additional  taxable  income  reportable  by REMIC  certificateholders  that are  covered  by the limitations  of  either  Section  67 or  Section  68 of  the  Internal  Revenue  Code  may  be  substantial.
Furthermore,  in determining the alternative  minimum taxable income of such a holder of a REMIC certificate that is an  individual,  estate  or  trust,  or a  Pass-Through  Entity  beneficially  owned  by one or more individuals,  estates  or trusts,  no  deduction  will be allowed  for such  holder's  allocable  portion of servicing fees and other miscellaneous  itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other  deductions  will be included in the holder's gross income.  Accordingly,  the
REMIC certificates may not be appropriate  investments for individuals,  estates, or trusts, or Pass-Through
Entities  beneficially owned by one or more individuals,  estates or trusts.  Any prospective  investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

                                                       118

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If a REMIC residual certificate is transferred to a Disqualified Organization,  a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)   the present value,  discounted using the "applicable  Federal rate" for obligations whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the  certificate,  which  rate is  computed  and  published  monthly  by the IRS,  of the  total anticipated  excess inclusions with respect to the REMIC residual  certificate for periods after the transfer; and

      (2)   the highest marginal federal income tax rate applicable to corporations.

      The  anticipated  excess  inclusions  must be  determined  as of the  date  that  the  REMIC  residual certificate  is transferred  and must be based on events that have occurred up to the time of transfer,  the prepayment  assumption and any required or permitted clean up calls or required  liquidation provided for in the REMIC's  organizational  documents.  This tax generally  would be imposed on the transferor of the REMIC residual  certificate,  except that where the transfer is through an agent for a Disqualified  Organization, the tax would instead be imposed on that agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the  transferee  furnishes to the transferor an affidavit  that the transferee is not a  Disqualified  Organization  and, as of the time of the transfer, the  transferor  does not have actual  knowledge that the affidavit is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

   o     residual interests in the entity are not held by Disqualified Organizations; and

   o     information  necessary  for the  application  of the tax  described  in this  prospectus  will be made available.

                                                       119

      Restrictions on the transfer of REMIC residual  certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC residual certificate to provide an affidavit  representing that it is not a  Disqualified  Organization  and is not acquiring  the REMIC  residual  certificate  on behalf of a  Disqualified  Organization,  undertaking  to maintain  that status and  agreeing to obtain a  similar  affidavit  from any  person  to whom it shall  transfer  the  REMIC  residual certificate;

      (2)   providing that any transfer of a REMIC residual  certificate to a Disqualified  Organization  shall be null and void; and

      (3)   granting to the master servicer the right,  without notice to the holder or any prior holder,  to sell to a  purchaser  of its choice any REMIC  residual  certificate  that  shall  become  owned by a
            Disqualified Organization despite (1) and (2) above.

      In addition,  if a Pass-Through  Entity  includes in income excess  inclusions with respect to a REMIC residual  certificate,  and a Disqualified  Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess  inclusions on the
REMIC  residual  certificate  that are  allocable  to the  interest in the  Pass-Through  Entity held by the
Disqualified  Organization and (ii) the highest marginal federal income tax rate imposed on corporations.  A
Pass-Through  Entity will not be subject to this tax for any period,  however,  if each record  holder of an interest in the Pass-Through  Entity furnishes to that Pass-Through  Entity (i) the holder's social security number and a statement  under  penalties  of perjury that the social  security  number is that of the record holder or (ii) a  statement  under  penalties  of  perjury  that the  record  holder  is not a  Disqualified
Organization.  For taxable  years  beginning  after  December 31, 1997,  notwithstanding  the  preceding two sentences,  in the  case of a REMIC  residual  certificate  held by an  "electing  large  partnership,"  all interests in such  partnership  shall be treated as held by  Disqualified  Organizations,  without regard to whether the record holders of the partnership furnish statements  described in the preceding  sentence,  and the amount that is subject to tax under the second  preceding  sentence is excluded from the gross income of the  partnership  allocated to the  partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

      If a REMIC  certificate  is sold, the selling  certificateholder  will recognize gain or loss equal to the difference between the amount realized  (excluding any amount attributable to qualified stated interest, which will be treated as such) on the sale and its  adjusted  basis in the REMIC  certificate.  The adjusted basis of a REMIC regular  certificate  generally  will equal the cost of that REMIC regular  certificate  to that  certificateholder,  increased by income reported by the  certificateholder  with respect to that REMIC regular  certificate,  including  original issue discount and market discount income,  and reduced,  but not below zero, by distributions on the REMIC regular  certificate  received by the  certificateholder  (in each case,  other than any  income or  distributions  attributable  to  qualified  stated  interests)  and by any amortized premium.  The adjusted basis of a REMIC residual certificate will be determined as described under
"--Taxation of Owners of REMIC Residual  Certificates--Basis  Rules, Net Losses and Distributions."  Except as
described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC  regular  certificate  that  might  otherwise  be  capital  gain will be treated as  ordinary  income to the extent the gain does not exceed the  excess,  if any,  of (i) the amount that would have been  includible in the seller's  income with respect to the REMIC regular  certificate  had income accrued thereon at a rate equal to 110% of the  "applicable  federal rate," which is typically a rate based on an average of current  yields on Treasury  securities  having a maturity  comparable to that of the certificate,  which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC  regular  certificate,  over (ii) the amount of  ordinary  income  actually  includible  in the seller's income prior to the sale. In addition,  gain recognized on the sale of a REMIC regular  certificate by a seller who  purchased the REMIC regular  certificate  at a market  discount will be taxable as ordinary income to the extent of any accrued and  previously  unrecognized  market  discount that accrued  during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

                                                     120

      REMIC certificates will be "evidences of indebtedness"  within the meaning of Section 582(c)(1) of the
Internal  Revenue Code, so that gain or loss  recognized  from the sale of a REMIC  certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC  regular  certificate  that might  otherwise be capital gain may be treated as ordinary  income to the extent that the  certificate is held as part of a "conversion transaction"  within the meaning of Section 1258 of the  Internal  Revenue  Code.  A conversion  transaction generally is one in which the taxpayer has taken two or more positions in certificates  or similar  property that reduce or eliminate market risk, if substantially  all of the taxpayer's  return is attributable to the time  value of the  taxpayer's  net  investment  in the  transaction.  The amount of gain so  realized  in a conversion  transaction that is  recharacterized  as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net  investment at 120% of the  appropriate  "applicable
Federal  rate," which rate is computed  and  published  monthly by the IRS, at the time the taxpayer  enters into the conversion transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income  rates rather than capital gains rates in order to include any net capital gain in total net investment  income for the taxable year,  for purposes of the limitation on the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC residual certificate reacquires the certificate,  any other residual interest in a REMIC or any  similar  interest  in a "taxable  mortgage  pool" (as  defined in Section  7701(i) of the
Internal  Revenue  Code)  within six  months of the date of the sale,  the sale will be subject to the "wash sale" rules of Section 1091 of the Internal  Revenue  Code.  In that event,  any loss  realized by the REMIC residual  certificateholders  on the sale will not be  deductible,  but  instead  will be added to the REMIC residual certificateholders' adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC  residual  certificate  in excess of a threshold  amount  (which  amount could need to be aggregated with similar or previous  losses) may require  disclosure of such loss on an IRS
Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions and Other Possible REMIC Taxes

      The Internal  Revenue Code imposes a prohibited  transactions  tax,  which is a tax on REMICs equal to
100% of the net income derived from prohibited  transactions.  In general, subject to specified exceptions a prohibited  transaction means the disposition of an item of mortgage collateral,  the receipt of income from a source  other  than an item of  mortgage  collateral  or  other  Permitted  Investments,  the  receipt  of compensation  for services,  or gain from the  disposition  of an asset  purchased  with the payments on the mortgage  collateral for temporary  investment  pending  distribution on the REMIC  certificates.  It is not anticipated  that any REMIC  will  engage  in any  prohibited  transactions  in which it would  recognize  a material amount of net income.  In addition,  some  contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a  contributions  tax, which is a tax on the REMIC equal to 100% of the value of the contributed  property.  Each pooling and servicing  agreement or trust agreement will include  provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

                                                    121

      REMICs  also are  subject to federal  income tax at the  highest  corporate  rate on "net  income from foreclosure  property,"  determined by reference to the rules applicable to real estate  investment  trusts.
"Net income from foreclosure  property" generally means gain from the sale of a foreclosure property that is inventory  property  and gross  income  from  foreclosure  property  other than  qualifying  rents and other qualifying  income for a real estate  investment  trust. It is not anticipated that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

      It is not anticipated  that any material state or local income or franchise tax will be imposed on any
REMIC.

      The extent permitted by then applicable laws, any prohibited  transactions tax, contributions tax, tax on "net income from  foreclosure  property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master  servicer,  the  Certificate  Administrator  or the trustee in either case out of its own funds,  provided that the master servicer,  the Certificate  Administrator or the trustee,  as the case may be, has sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master servicer's, the Certificate  Administrator's or the trustee's obligations,  as the case may be,  under the  related  pooling  and  servicing  agreement  or trust  agreement  and  relating  to compliance with applicable laws and regulations.  Any tax not borne by the master servicer,  the certificate administrator  or the trustee will be payable out of the related  trust  resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

      A REMIC will terminate  immediately  after the distribution date following receipt by the REMIC of the final payment from the mortgage  collateral or upon a sale of the REMIC's  assets  following the adoption by the REMIC of a plan of complete  liquidation.  The last distribution on a REMIC regular  certificate will be treated as a payment in retirement of a debt  instrument.  In the case of a REMIC residual  certificate,  if the last distribution on the REMIC residual certificate is less than the certificateholder's  adjusted basis in the certificate,  the certificateholder  should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

      Solely for purposes of the  administrative  provisions of the Internal Revenue Code, the REMIC will be treated as a  partnership  and REMIC  residual  certificateholders  will be treated as partners.  The master servicer or the  Certificate  Administrator,  as  applicable,  will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects,  and may hold a nominal amount of REMIC residual certificates.

                                                      122

      As the tax matters person, the master servicer or the Certificate Administrator,  as applicable,  will have the  authority to act on behalf of the REMIC and the REMIC  residual  certificateholders  in connection with the  administrative  and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the REMIC's classification.  REMIC residual  certificateholders will be required to report the REMIC items  consistently with their treatment on the related REMIC's tax return and may in some  circumstances be bound  by a  settlement  agreement  between  the  master  servicer,  or the  Certificate  Administrator,  as applicable, as tax matters person, and the IRS concerning any REMIC item.

      Adjustments  made to the REMIC tax  return  may  require a REMIC  residual  certificateholder  to make corresponding  adjustments  on its  return,  and an audit of the  REMIC's  tax  return,  or the  adjustments resulting  from an audit,  could  result in an audit of the  certificateholder's  return.  No REMIC  will be registered as a tax shelter under  Section 6111 of the Internal  Revenue Code because it is not  anticipated that any REMIC will have a net loss for any of the first five  taxable  years of its  existence.  Any person that holds a REMIC  residual  certificate  as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury  regulations,  the name and address of that person and other information.

      Reporting of interest  income,  including any original issue  discount,  with respect to REMIC regular certificates is required  annually,  and may be required more frequently under Treasury  regulations.  These information  reports are required to be sent to  individual  holders of REMIC regular  certificates  and the
IRS; holders of REMIC regular  certificates  that are  corporations,  trusts,  securities  dealers and other non-individuals  will  be  provided  interest  and  original  issue  discount  income  information  and  the information in the following  paragraph upon request in accordance  with the  requirements of the applicable regulations.  The  information  must be  provided  by the later of 30 days after the end of the  quarter for which the  information  was  requested,  or two weeks after the receipt of the request.  The REMIC must also comply with rules  requiring  certain  information to be reported to the IRS.  Reporting with respect to the
REMIC  residual  certificates,  including  income,  excess  inclusions,  investment  expenses  and  relevant information  regarding  qualification  of the REMIC's  assets will be made as  required  under the  Treasury regulations, typically on a quarterly basis.

      As  applicable,  the REMIC  regular  certificate  information  reports will include a statement of the adjusted issue price of the REMIC regular  certificate at the beginning of each accrual period. In addition, the reports will include  information  required by regulations  with respect to computing the accrual of any market  discount.  Because exact  computation  of the accrual of market  discount on a constant yield method requires  information  relating to the holder's purchase price that the master servicer,  or the Certificate
Administrator,  as applicable,  will not have, the regulations only require that  information  pertaining to the appropriate  proportionate  method of accruing market discount be provided.  See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount."

      The  responsibility  for  complying  with the  foregoing  reporting  rules will be borne by the master servicer or the Certificate  Administrator.  Certificateholders  may request any information with respect to the  returns  described  in Section  1.6049-7(e)(2)  of the  Treasury  regulations.  Any  request  should be directed to the master  servicer  or  Certificate  Administrator,  as  applicable,  at  Residential  Funding
Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

                                                      123

Backup Withholding with Respect to REMIC Certificates

      Payments  of  interest  and  principal,  as well as  payments  of  proceeds  from  the  sale of  REMIC certificates,  may be subject to the "backup  withholding  tax" under  Section 3406 of the Internal  Revenue
Code if recipients of payments fail to furnish to the payor certain  information,  including  their taxpayer identification  numbers,  or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution  to a recipient  would be allowed as a credit against the  recipient's  federal income tax. Furthermore,  penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

      A REMIC  regular  certificateholder  that is not a United  States person and is not subject to federal income  tax as a result of any  direct or  indirect  connection  to the  United  States in  addition  to its ownership of a REMIC regular  certificate will not be subject to United States federal income or withholding tax on a  distribution  on a REMIC  regular  certificate,  provided  that the holder  complies to the extent necessary  with  certain  identification  requirements,  including  delivery of a  statement,  signed by the certificateholder  under penalties of perjury,  certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder;  this statement is generally made on IRS
Form W-8BEN and must be updated  whenever  required  information  has changed or within three calendar years after the  statement  is first  delivered.  For these  purposes,  United  States  person  means a citizen or resident of the United States, a corporation,  partnership or other entity created or organized in, or under the laws of, the United  States,  any state  thereof or the District of Columbia,  except,  in the case of a partnership,  to the extent provided in regulations,  provided that, for purposes solely of the restrictions on the transfer of residual  interests,  no partnership or other entity treated as a partnership  for United
States  federal  income tax purposes  shall be treated as a United States person unless all persons that own an interest in such  partnership  either directly or through any entity that is not a corporation for United
States federal income tax purposes are required by the  applicable  operating  agreement to be United States persons or an estate whose income is subject to United States  federal  income tax regardless of its source, or a  trust  if a court  within  the  United  States  is  able to  exercise  primary  supervision  over  the administration  of the trust and one or more  United  States  persons  have the  authority  to  control  all substantial  decisions  of the trust.  To the extent  prescribed  in  regulations  by the  Secretary  of the
Treasury,  which  regulations  have not yet been  issued,  a trust which was in existence on August 20, 1996
(other than a trust  treated as owned by the grantor  under subpart E of part I of subchapter J of chapter 1 of the Internal  Revenue  Code),  and which was treated as a United  States  person on August 19, 1996,  may elect to continue to be treated as a United  States  person  notwithstanding  the previous  sentence.  It is possible that the IRS may assert that the  foregoing tax exemption  should not apply with respect to a REMIC regular  certificate  held by a REMIC residual  certificateholder  that owns directly or indirectly a 10% or greater  interest  in the REMIC  residual  certificates.  If the  holder  does not  qualify  for  exemption, distributions of interest,  including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships,  estates and trusts, and in certain circumstances  certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition,  the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign  corporation  from taxation on the United  States  shareholder's  allocable  portion of the interest income received by the controlled foreign corporation.

                                                      124

      Further,  it  appears  that a REMIC  regular  certificate  would not be  included  in the  estate of a
nonresident   alien  individual  and  would  not  be  subject  to  United  States  estate  taxes.   However,
certificateholders  who are  nonresident  alien  individuals  are  encouraged  to consult their tax advisors concerning this question.

      Transfers of REMIC  residual  certificates  to investors  that are not United  States  persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                                      STATE AND OTHER TAX CONSEQUENCES

      In  addition  to the  federal  income tax  consequences  described  in  "Material  Federal  Income Tax
Consequences,"  potential investors should consider the state and local tax consequences of the acquisition, ownership,  and  disposition  of the  certificates  offered  hereunder.  State tax and local law may  differ substantially from the corresponding  federal tax law, and the discussion above does not purport to describe any  aspect  of the tax laws of any  state or  other  jurisdiction.  Therefore,  prospective  investors  are encouraged to consult their tax advisors with respect to the various tax  consequences of investments in the certificates offered hereby.

                                            ERISA CONSIDERATIONS

      Sections 404 and 406 of the Employee  Retirement  Income  Security Act of 1974, as amended,  or ERISA, impose  fiduciary and prohibited  transaction  restrictions  on employee  pension and welfare  benefit plans subject to ERISA and various other retirement plans and arrangements,  including bank collective  investment funds and  insurance  company  general  and  separate  accounts in which those  employee  benefit  plans and arrangements  are  invested.  Section  4975 of the  Internal  Revenue  Code  imposes  essentially  the  same prohibited transaction  restrictions on certain tax-favored plans, including tax-qualified  retirement plans described in Section 401(a) of the Internal  Revenue Code and individual  retirement  accounts  described in
Section 408 of the Internal Revenue Code.

      Some employee benefit plans,  including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code,  church plans, as defined in
Section  3(33)  of  ERISA,  are  not  subject  to the  ERISA  requirements  discussed  in  this  prospectus.
Accordingly,  assets  of  these  plans  may  be  invested  in  certificates  without  regard  to  the  ERISA considerations  described  below,  subject to the  provisions of applicable  federal and state law. Any plan that is a  tax-qualified  plan and exempt from  taxation  under  Sections  401(a) and 501(a) of the Internal
Revenue Code,  however,  is subject to the  prohibited  transaction  rules in Section 503(b) of the Internal
Revenue Code.

      Section 404 of ERISA imposes general fiduciary  requirements,  including those of investment  prudence and  diversification  and the requirement that a plan's  investment be made in accordance with the documents governing  the plan.  In  addition,  Section  406 of ERISA and Section  4975 of the  Internal  Revenue  Code
prohibit a broad range of  transactions  involving  assets of employee  benefit plans and  arrangements  and tax-favored  plans,  which are  collectively  referred to in this  prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or  "disqualified  persons" under the Internal  Revenue Code, which are collectively  referred to in this prospectus as "parties in interest," who have specified  relationships to the ERISA plans, unless a statutory,  regulatory or administrative  exemption is available.  Some parties in interest  that  participate  in a prohibited  transaction  may be subject to a penalty (or an excise tax)
imposed under  Section  502(i) of ERISA or Section 4975 of the Internal  Revenue  Code,  unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

                                                       125

ERISA Plan Asset Regulations

      An investment of assets of an ERISA plan in  certificates  may cause the  underlying  mortgage  loans, contracts,  mortgage  securities  or any other  assets held in a trust to be deemed ERISA plan assets of the
ERISA  plan.  The U.S.  Department  of Labor,  or DOL,  has  promulgated  regulations  at 29 C.F.R.  Section
2510.3-101  concerning  whether or not an ERISA plan's  assets would be deemed to include an interest in the underlying  assets of an  entity,  including  a trust,  for  purposes  of  applying  the  general  fiduciary responsibility  provisions of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate,  in that entity.

      Some of the rules  contained  in the DOL  regulations  provide that ERISA plan assets may be deemed to include an undivided  interest in each asset of an entity,  such as a trust, in which an ERISA plan makes an equity investment.  Therefore,  ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold  certificates  in reliance upon the  availability of any exception  under the DOL  regulations.  For purposes of this  section,  the terms  "ERISA plan  assets" and "assets of an ERISA plan" have the  meanings specified in the DOL regulations and include an undivided  interest in the underlying  assets of entities in which an ERISA plan holds an equity interest.

      Under the DOL regulations,  the prohibited  transaction provisions of Section 406 of ERISA and Section
4975 of the  Internal  Revenue Code may apply to the assets of a trust and cause the  depositor,  the master servicer, the Certificate Administrator,  any servicer, any subservicer,  the trustee, the obligor under any credit enhancement  mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject  investment  entity. If so, the  acquisition or holding of  certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited  transaction  under ERISA and Section 4975 of the Internal  Revenue  Code,  unless some statutory,  regulatory  or  administrative  exemption is available.  Certificates  acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL  regulations,  a trust,  including  the  mortgage  loans, contracts,  mortgage  securities  or any other assets held in the trust,  may also be deemed to be assets of each ERISA plan that acquires  certificates.  Special  caution should be exercised  before ERISA plan assets are used to acquire a certificate  in those  circumstances,  especially  if, for the ERISA plan assets,  the depositor, the master servicer, the Certificate Administrator,  any servicer, any subservicer,  the trustee, the obligor  under any credit  enhancement  mechanism  or an  affiliate  thereof  either (i) has  investment discretion with respect to the investment of the ERISA plan assets;  or (ii) has authority or responsibility to give, or regularly  gives,  investment  advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding  that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

      Any person who has  discretionary  authority or control with respect to the  management or disposition of ERISA plan assets,  and any person who provides  investment  advice with respect to the ERISA plan assets for a fee (in the manner  described  above),  is a fiduciary of the  investing  ERISA plan.  If the mortgage loans,  contracts,  mortgage  securities or any other assets held in a trust were to  constitute  ERISA plan assets,  then any party  exercising  management  or  discretionary  control with respect to those ERISA plan assets may be deemed to be a "fiduciary,"  and thus subject to the general  fiduciary  requirements of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code, for any
investing  ERISA plan.  In addition,  if the mortgage  loans,  contracts,  mortgage  securities or any other assets  held  in a trust  were to  constitute  ERISA  plan  assets,  then  the  acquisition  or  holding  of certificates  by or on behalf of an ERISA plan or with ERISA plan  assets,  as well as the  operation of the trust,  may  constitute or result in a prohibited  transaction  under ERISA and Section 4975 of the Internal
Revenue Code.

                                                     126

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited transaction  exemption,  or PTE, 94-29, 59 Fed. Reg. 14674
(March 29, 1994), as most recently amended by 2002-41, 67 Fed. Reg. 54487 (August 22, 2002),  referred to in this prospectus as the "RFC exemption," to Residential  Funding  Corporation and a number of its affiliates.
The RFC exemption  generally  exempts,  from the  application  of the prohibited  transaction  provisions of
Section 406 of ERISA and Section 4975 of the Internal  Revenue  Code,  various  transactions,  among others, relating to the servicing and operation of pools of secured  obligations of some types,  including  mortgage loans, contracts or mortgage securities,  which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through  certificates or other "securities" issued by a trust or other issuer as to which:

   o     the  depositor or any of its  affiliates  is the sponsor if any entity which has received from the DOL an individual prohibited  transaction exemption which is substantially similar to the RFC exemption is the sole  underwriter,  a manager or  co-manager of the  underwriting  syndicate or a selling or placement agent; or

   o     the depositor or an affiliate is the underwriter or placement agent,

provided  that the  conditions  of the  exemption  are  satisfied.  For purposes of this  section,  the term
"underwriter" includes:

   o     the depositor and a number of its affiliates;

   o     any person directly or indirectly, through one or more intermediaries,  controlling,  controlled by or under common control with the depositor and certain of its affiliates;

   o     any member of the  underwriting  syndicate  or selling  group of which a person  described  in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

   o     any entity which has received from the DOL an exemption called an asset-backed  exemption  relating to securities which is substantially similar to the RFC exemption.

      The RFC  exemption  sets forth eight  general  conditions  which must be satisfied  for a  transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

   o     First,  the  acquisition of  certificates  by an ERISA plan or with ERISA plan assets must be on terms that are at least as  favorable to the ERISA plan as they would be in an  arm's-length  transaction with an unrelated party.

   o     Second,  the RFC exemption only applies to certificates  evidencing  rights and interests that are not subordinated  to the rights and interests  evidenced by the other  certificates  of the same trust, unless none of the mortgage  loans or other assets has an LTV ratio or CLTV ratio that exceeds 100%
         at the date of issuance of the certificates.

                                                      127

   o     Third, at the time of acquisition by an ERISA plan or with ERISA plan assets,  the  certificates  must be rated in one of the four highest generic rating  categories by Standard & Poor's,  a division of
         The McGraw Hill Companies,  Inc.,  Moody's  Investors  Service,  Inc. or Fitch Ratings,  called the exemption rating agencies.

   o     Fourth,  the certificates must be rated in one of the two highest generic  categories by the exemption rating  agencies  if the LTV ratio or CLTV ratio of any one- to  four-family  residential  mortgage loan or home  equity  loan held in the trust  exceeds  100% but does not exceed 125% (based on fair market value at the date of issuance of the  certificates).  However,  the RFC  exemption  will not apply in this case:

         o     to any of the certificates if:

            o     any  mortgage  loan or other  asset held in the trust  (other than a one- to  four-family  residential mortgage loan or closed-end  home equity loan) has an LTV ratio or CLTV ratio that exceeds
                  100% at the date of issuance of the certificates; or

            o     any one- to four-family  residential  mortgage loan or closed-end home equity loan has an LTV ratio or
                  CLTV ratio that exceeds 125% at the date of issuance of the certificates.

        o     to any subordinate certificates.

   o     Fifth,  the trustee cannot be an affiliate of any other member of the restricted group (which consists of any  underwriter,  the  depositor,  the master  servicer,  the  Certificate  Administrator,  any servicer,  any subservicer,  the trustee,  the swap  counterparty in any eligible swap arrangement, any yield  maintenance  provider and any mortgagor  with respect to assets of a trust  constituting more than 5% of the aggregate  unamortized  principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

   o     Sixth, the sum of all payments made to and retained by the  underwriters  must represent not more than reasonable  compensation  for underwriting  the  certificates;  the sum of all payments made to and retained by the  depositor  pursuant  to the  assignment  of the assets to the  related  trust must represent  not more than the fair market  value of those  obligations;  and the sum of all payments made to and retained by the master servicer,  the Certificate  Administrator,  any servicer and any subservicer must represent not more than reasonable  compensation for that person's  services under the related pooling and servicing  agreement or trust agreement and  reimbursement of that person's reasonable expenses in connection therewith.

   o     Seventh,  the investing  ERISA plan or ERISA plan asset  investor  must be an  accredited  investor as defined in Rule  501(a)(1) of  Regulation D of the  Securities  and Exchange  Commission  under the
         Securities Act of 1933, as amended.

   o     Eighth, for issuers other than common law trusts, the documents  establishing the issuer and governing the  transaction  must contain  provisions as described in the RFC  exemption  that are intended to protect the assets of the issuer from creditors of the depositor.

                                                       128

      The RFC exemption permits  interest-rate swaps,  interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An  interest-rate  swap or (if purchased by or on behalf of the trust) an  interest-rate  cap contract
(collectively,  a "swap" or "swap  agreement")  is a permitted  trust fund asset if it: (a) is an  "eligible swap;" (b) is with an "eligible  counterparty;"  (c) meets  certain  additional  conditions  which depend on whether the swap is a "ratings  dependent swap" or a "non-ratings  dependent swap" and (d) permits the trust to make termination  payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer,  depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by "qualified plan investors".

      An "eligible swap" is one which: (a) is denominated in U.S.  dollars;  (b) pursuant to which the trust pays or receives on or immediately  prior to the respective  payment or  distribution  date for the class of securities  to which the swap relates,  a fixed rate of interest or a floating  rate of interest  based on a publicly  available index (e.g.,  LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)),  with the trust receiving such payments on at least a quarterly basis and obligated to make separate  payments no more frequently than the counterparty,  with all simultaneous  payments being netted ("allowable interest rate");
(c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the swap  related,  or (ii) the  portion of the  principal  balance of such  class  represented  by obligations  ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount,  the day count  fractions,  the fixed or floating rates permitted above, and the difference between the products  thereof,  calculated on a one-to-one ratio and not on a multiplier of such difference)
("leveraged");  (e) has a final  termination date that is either the earlier of the date on which the issuer terminates or the related class of securities  are fully repaid and (f) does not  incorporate  any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible  counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities  which is in one of the three highest  long-term  credit rating  categories or one of the two highest  short-term  credit  rating  categories,  utilized  by at least one of the  exemption rating agencies rating the securities;  provided that, if a counterparty is relying on its short-term rating to establish eligibility,  such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified  plan  investor" is a plan for which the decision to buy such class of securities is made by an independent  fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the  securities,  which  fiduciary  must (a) be a "qualified  professional  asset  manager"
("QPAM")  under PTCE 84-14,  (b) be an "in-house  asset  manager"  under PTCE 96-23 or (c) have total assets
(both plan and non-plan)  under  management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings  dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions  of the swap and the rating of the  counterparty),  the swap  agreement  must provide that if the credit  rating of the  counterparty  is withdrawn or reduced by any  exemption  rating  agency below a level specified by the exemption rating agency,  the servicer must,  within the period specified under the Pooling and Servicing  Agreement:  (a) obtain a replacement  swap agreement with an eligible  counterparty  which is acceptable to the exemption rating agency and the terms of which are  substantially  the same as the current swap  agreement  (at  which  time  the  earlier  swap  agreement  must  terminate);  or (b)  cause  the swap counterparty to establish any  collateralization  or other arrangement  satisfactory to the exemption rating agency  such that the then  current  rating  by the  exemption  rating  agency  of the  particular  class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically  obligate the  counterparty  to perform these duties for any class of  securities  with a term of more than one year).
In the event that the servicer fails to meet these obligations,  holders of the securities that are employee benefit  plans or other  retirement  arrangements  must be notified in the  immediately  following  periodic report which is provided to the holders of the  securities  but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report,  the exemptive relief provided under the underwriter  exemption will  prospectively  cease to be applicable to any class of securities  held by an employee  benefit plan or other  retirement  arrangement  which involves such ratings dependent swap.

                                                      129

      "Non-ratings  dependent  swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the  counterparty) are subject to the following  conditions.  If the credit rating of the  counterparty is withdrawn or reduced below the lowest level permitted  above,  the servicer  will,  within a  specified  period  after  such  rating  withdrawal  or  reduction:  (a)  obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are substantially the same as the current  swap  agreement  (at which time the  earlier  swap  agreement  must  terminate);  (b) cause the counterparty to post  collateral with the trust in an amount equal to all payments owed by the  counterparty if the swap transaction  were terminated;  or (c) terminate the swap agreement in accordance with its terms.
With respect to a non-ratings  dependent swap, each exemption rating agency must confirm,  as of the date of issuance  of  securities  by the  Trust,  that  entering  into such swap will not  affect  the rating of the securities.

      An "eligible yield supplement  agreement" is any yield supplement  agreement or similar arrangement or
(if purchased by or on behalf of the trust) an interest rate cap contract to supplement  the interest  rates otherwise  payable on  obligations  held by the trust fund ("EYS  Agreement").  If the EYS  Agreement  has a notional  principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not  leveraged;  (d) it does not allow  any of these  three  preceding  requirements  to be  unilaterally altered  without  the  consent of the  trustee;  (e) it is entered  into  between  the trust and an eligible counterparty and (f) it has an allowable notional amount.

      The RFC exemption also requires that each trust meet the following requirements:

   o     the trust must consist solely of assets of the type that have been included in other investment pools;

   o     securities  evidencing  interests in those other  investment  pools must have been rated in one of the four highest  categories of one of the exemption rating agencies for at least one year prior to the acquisition of  certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

   o     securities in the other  investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any  acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

      An ERISA plan fiduciary or other investor of ERISA plan assets contemplating  purchasing a certificate must make its own determination that the general  conditions  described above will be satisfied with respect to that certificate.

                                                       130

      If the general  conditions  of the RFC  exemption  are  satisfied,  the RFC  exemption  may provide an exemption,  from the application of the prohibited  transaction  provisions of Sections 406(a) and 407(a) of
ERISA and Sections  4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect  sale,  exchange,  transfer,  holding or the direct or indirect  acquisition  or disposition in the secondary  market of  certificates  by an ERISA plan or with ERISA plan  assets.  However,  no  exemption is provided  from the  restrictions  of Sections  406(a)(1)(E)  and 406(a)(2) of ERISA for the  acquisition  or holding of a certificate  by an excluded  ERISA plan or with ERISA plan assets of an excluded  ERISA plan by any person who has  discretionary  authority or renders  investment advice with respect to ERISA plan assets of the excluded  ERISA plan.  For purposes of the  certificates,  an "excluded  ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

      If certain  additional  conditions  of the RFC  exemption  are also  satisfied,  the RFC exemption may provide an exemption,  from the application of the prohibited  transaction  provisions of Sections 406(b)(1)
and  (b)(2) of ERISA and  Section  4975(c)(1)(E)  of the  Internal  Revenue  Code,  in  connection  with the following:

   o     the direct or  indirect  sale,  exchange  or  transfer  of  certificates  in the  initial  issuance of certificates  between the  depositor  or an  underwriter  and an ERISA plan when the person who has discretionary  authority  or  renders  investment  advice  with  respect to the  investment  of the relevant ERISA plan assets in the certificates is:

         o     a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

         o     an affiliate of that person;

         provided that, if the  certificates  are acquired in connection  with their initial  issuance,  the quantitative restrictions described in the RFC exemption are met;

   o     the direct or indirect  acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

   o     the holding of certificates by an ERISA plan or with ERISA plan assets.

      Additionally,  if specific  conditions  of the RFC  exemption  are  satisfied,  the RFC  exemption may provide an exemption,  from the  application of the prohibited  transaction  provisions of Sections  406(a),
406(b) and 407(a) of ERISA and Section 4975(c) of the Internal  Revenue Code, for transactions in connection with the  servicing,  management  and operation of the mortgage pools or contract  pools.  The  accompanying prospectus  supplement,  will specify whether the depositor expects that the specific  conditions of the RFC exemption should be satisfied with respect to the  certificates so that the RFC exemption  required for this purpose  should provide an exemption,  from the  application  of the  prohibited  transaction  provisions of
Sections  406(a) and (b) of ERISA and Section  4975(c) of the Internal  Revenue Code,  for  transactions  in connection with the servicing,  management and operation of the mortgage pools and contract pools,  provided that the general conditions of the RFC exemption are satisfied.

      The RFC exemption also may provide an exemption,  from the  application of the prohibited  transaction provisions  of Sections  406(a) and 407(a) of ERISA and Sections  4975(c)(1)(A)  through (D) of the Internal
Revenue Code, if those  restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest  with  respect to an  investing  ERISA plan,  or an ERISA plan  holding  interests  in the investing entity holding ERISA plan assets,  by virtue of providing  services to the ERISA plan or by virtue of having  specified  relationships  to such a person,  solely as a result of the ERISA plan's  ownership of certificates.

                                                       131

      Before  purchasing a  certificate,  a fiduciary or other  investor of ERISA plan assets  should itself confirm  that the  certificates  constitute  "securities"  for  purposes of the RFC  exemption  and that the specific  and  general  conditions  and the  other  requirements  described  in the RFC  exemption  would be satisfied.  In addition to making its own  determination  as to the  availability  of the  exemptive  relief provided in the RFC exemption,  the fiduciary or other ERISA plan asset investor should consider its general fiduciary  obligations  under ERISA in  determining  whether to purchase  any  certificates  with ERISA plan assets.

      Any fiduciary or other ERISA plan asset investor that proposes to purchase  certificates  on behalf of an ERISA  plan or with ERISA  plan  assets are  encouraged  to  consult  with its  counsel on the  potential applicability  of ERISA and the Internal  Revenue Code to that  investment and the  availability  of the RFC exemption  or any DOL  prohibited  transaction  class  exemption,  or  PTCE,  in  connection  therewith.  In particular,  in connection with a contemplated purchase of certificates  representing a beneficial ownership interest in a pool of single-family  residential  first or second mortgage loans or Agency  Securities,  the fiduciary  or other ERISA plan asset  investor  should  consider the  availability  of PTCE 83-1 for various transactions  involving  mortgage pool  investment  trusts.  However,  PTCE 83-1 does not provide  exemptive relief with respect to certificates  evidencing  interests in trusts which include mortgage loans secured by third or more junior liens,  contracts,  Cooperative  Loans or mixed-use  mortgage  loans,  or some types of private  securities,  or which  contain a swap, a  pre-funding  arrangement  or Mexico  Mortgage  Loans.  In addition,  the fiduciary or other ERISA plan asset investor should consider the  availability of other class exemptions  granted by the DOL, which provide relief from certain of the prohibited  transaction  provisions of ERISA and the related  excise tax  provisions  of Section 4975 of the Internal  Revenue  Code,  including
Sections I and III of PTCE  95-60,  regarding  transactions  by  insurance  company  general  accounts.  The accompanying  prospectus supplement may contain additional  information regarding the application of the RFC exemption,  PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the certificates offered thereby.  There can be no assurance that any of these  exemptions will apply with respect to any particular  ERISA plan's or other ERISA plan asset  investor's  investment in the  certificates  or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited  transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

      Insurance  companies  contemplating  the investment of general account assets in the  certificates are encouraged  to consult with their legal  advisors  with respect to the  applicability  of Section  401(c) of
ERISA.  The DOL issued final  regulations  under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

      If the criteria  specified in the RFC  exemption as described  above are not  satisfied by one or more classes of  certificates,  or by a trust or the mortgage  loans,  contracts,  mortgage  securities and other assets held by the trust, then the accompanying  prospectus supplement will specify whether or not transfers of those  certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other  person  using  ERISA plan  assets to effect the  acquisition,  will not be  registered  by the trustee if the  transferee  provides the depositor,  the trustee and the master  servicer with an opinion of counsel  satisfactory to the depositor,  the trustee and the master  servicer,  which opinion will not be at the expense of the depositor,  the trustee or the master servicer,  that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

                                                      132

   o     is permissible under applicable law;

   o     will not constitute or result in any non-exempt prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code; and

   o     will not subject the  depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

      The  accompanying  prospectus  supplement  will  specify  whether  or not each  beneficial  owner of a subordinate  certificate  offered by this  prospectus  and the  accompanying  prospectus  supplement (or any interest  therein)  shall be deemed to have  represented,  by virtue of its  acquisition  or holding of such certificate (or interest therein), that either:

   o     it is not an ERISA plan,  a trustee or other  person  acting on behalf of an ERISA plan,  or any other person using ERISA plan assets to effect such acquisition or holding;

   o     it has acquired and is holding such  subordinate  certificate  in reliance on the RFC exemption and it understands that there are certain  conditions to the  availability of the RFC exemption  including that the subordinate  certificates  must be rated,  at the time of acquisition,  in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

   o     (1) such acquirer or holder is an insurance  company,  (2) the source of funds used to acquire or hold such  certificate (or interest  therein) is an "insurance  company general  account" (as defined in
         PTCE  95-60),  and (3) the  conditions  set forth in  Sections  I and III of PTCE  95-60  have been satisfied.

      If any  subordinate  certificate  (or any  interest  therein) is acquired or held in  violation of the conditions  described in the preceding  paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of the subordinate  certificate,  retroactive to the date of transfer to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding of any subordinate certificate  (or interest  therein) was effected in violation of the  conditions  described in the preceding paragraph  shall  indemnify  and hold  harmless  the  depositor,  the  trustee,  the  master  servicer,  any subservicer and the trust from and against any and all liabilities,  claims,  costs or expenses  incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

      An ERISA plan that is a Tax-Exempt Investor  nonetheless will be subject to federal income taxation to the extent that its income is "unrelated  business taxable  income," or UBTI,  within the meaning of Section
512 of the  Internal  Revenue  Code.  All  "excess  inclusions"  of a REMIC  allocated  to a REMIC  residual certificate  held by a  Tax-Exempt  Investor  will be  considered  UBTI and thus will be  subject to federal income  tax.  See  "Material  Federal  Income  Tax  Consequences  --  Taxation  of Owners  of REMIC  Residual
Certificates -- Excess  Inclusions."  In addition,  the exemptive  relief  afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

                                                     133

Consultation With Counsel

      There can be no assurance  that the RFC exemption or any other DOL  exemption  will apply with respect to any  particular  ERISA plan that acquires the  certificates  or, even if all of the specified  conditions were satisfied,  that the exemption would apply to all  transactions  involving a trust.  Prospective  ERISA plan  investors are  encouraged to consult with their legal counsel  concerning  the impact of ERISA and the
Internal  Revenue Code and the potential  consequences  to their specific  circumstances  prior to making an investment in the certificates.

      Before  purchasing a  certificate,  a fiduciary of an ERISA plan should itself confirm that all of the specific and general  conditions  described in the RFC exemption or one of the other DOL exemptions would be satisfied.  Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself  confirm  that the  certificate  constitutes  a  "security"  for  purposes of the RFC  exemption.  In addition to making its own  determination as to the availability of the exemptive relief provided in the RFC exemption  or any other DOL  exemption,  an ERISA plan  fiduciary  should  consider  its  general  fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                                          LEGAL INVESTMENT MATTERS

      Each class of certificates offered hereby and by the accompanying  prospectus supplement will be rated at the date of issuance in one of the four  highest  rating  categories  by at least one rating  agency.  If stated in the accompanying prospectus supplement,  classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally  recognized  statistical  rating  organization will constitute  "mortgage related  securities" for purposes of the Secondary  Mortgage Market Enhancement Act of
1984, as amended,  or SMMEA,  and, as such,  will be legal  investments for persons,  trusts,  corporations, partnerships,  associations,  business trusts and business entities (including depository institutions, life insurance  companies and pension  funds) created under or existing under the laws of the United States or of any State whose  authorized  investments  are subject to state  regulation  to the same extent  that,  under applicable  law,  obligations  issued by or  guaranteed as to principal and interest by the United States or any agency or  instrumentality  thereof  constitute legal investments for those entities.  Under SMMEA, if a
State  enacted  legislation  on or prior to  October  3, 1991  specifically  limiting  the legal  investment authority of any of these entities with respect to "mortgage  related  securities,"  these  securities  will constitute legal  investments for entities  subject to the legislation only to the extent provided  therein.
Certain States enacted  legislation  which  overrides the preemption  provisions of SMMEA.  SMMEA  provides, however,  that in no event will the enactment of any such legislation affect the validity of any contractual commitment  to  purchase,  hold or invest in  "mortgage  related  securities,"  or require the sale or other disposition of the  securities,  so long as the contractual  commitment was made or the securities  acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of  federally-chartered  depository  institutions as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise deal with "mortgage related  securities" without limitation as to the percentage of their assets represented thereby,  federal  credit  unions may invest in these  securities,  and national  banks may  purchase  these securities  for their own account  without  regard to the  limitations  generally  applicable  to investment securities  described  in 12  U.S.C.  ss.24  (Seventh),  subject  in each  case to any  regulations  that  the applicable federal regulatory authority may prescribe.

      The 1998 Policy  Statement was adopted by the Federal Reserve Board,  the Office of the Comptroller of
the Currency,  the FDIC,  the National  Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement  rescinded a 1992 policy statement that had required,  prior to  purchase,  a  depository  institution  to determine  whether a mortgage  derivative  product that it was considering  acquiring was high-risk,  and, if so, required that the proposed  acquisition  would reduce the institution's  overall interest rate risk. The 1998 Policy Statement eliminates  constraints on investing in certain  "high-risk"  mortgage  derivative  products and substitutes  broader  guidelines for evaluating and monitoring investment risk.

                                                      134

      The OTS has issued Thrift Bulletin 73a, entitled  "Investing in Complex  Securities," or TB 73a, which is effective as of December  18, 2001 and applies to savings  associations  regulated by the OTS, and Thrift
Bulletin  13a,  entitled  "Management  of  Interest  Rate  Risk,  Investment  Securities,   and  Derivatives
Activities,"  or TB 13a,  which is  effective  as of  December 1, 1998,  and applies to thrift  institutions regulated by the OTS.

      One of the  primary  purposes  of TB 73a is to  require  savings  associations,  prior to  taking  any investment  position,  to determine that the  investment  position  meets  applicable  regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines,  is suitable for the institution,  and is safe and sound. The OTS recommends,  with respect to purchases of specific  securities, additional  analysis,  including,  among others,  analysis of repayment  terms,  legal  structure,  expected performance of the issuing  entity and any  underlying  assets as well as analysis of the effects of payment priority,  with respect to a security  which is divided into separate  tranches with unequal  payments,  and collateral  investment  parameters,  with respect to a security  that is  pre-funded or involves a revolving period.  TB 73a  reiterates the OTS's due diligence  requirements  for investing in all securities and warns that  if  a  savings  association  makes  an  investment  that  does  not  meet  the  applicable  regulatory requirements,  the savings association's  investment practices will be subject to criticism, and the OTS may require  divestiture  of such  securities.  The OTS also  recommends,  with respect to an  investment in any
"complex  securities,"  that  savings  associations  should  take  into  account  quality  and  suitability, marketability,  interest rate risk, and  classification  factors.  For the purposes of each of TB 73a and TB
13a, "complex security" includes among other things any  collateralized  mortgage  obligation or real estate mortgage investment conduit security,  other than any "plain vanilla" mortgage  pass-through  security (that is,  securities that are part of a single class of securities in the related pool that are  non-callable and do not have any special  features).  Accordingly,  all classes of the offered  certificates  would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

   o     that a savings  association's  sole  reliance on outside  ratings for  material  purchases  of complex securities is an unsafe and unsound practice,

   o     that a savings  association  should only use ratings and analyses from  nationally  recognized  rating agencies in conjunction with, and in validation of, its own underwriting processes, and

   o     that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor,  TB 73a recommends  that savings  associations  should follow the guidance set forth in TB 13a.

      One of the  primary  purposes  of TB 13a is to  require  thrift  institutions,  prior  to  taking  any investment position, to:

   o     conduct a pre-purchase  portfolio  sensitivity  analysis for any "significant  transaction"  involving securities or financial derivatives, and

   o     conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

                                                      135

      The OTS recommends  that while a thrift  institution  should conduct its own in-house  pre-acquisition analysis,  it may  rely on an  analysis  conducted  by an  independent  third-party  as  long as  management understands  the analysis  and its key  assumptions.  Further,  TB 13a  recommends  that the use of "complex securities  with high price  sensitivity"  be limited to  transactions  and  strategies  that lower a thrift institution's  portfolio  interest rate risk. TB 13a warns that  investment in complex  securities by thrift institutions  that do not have adequate risk  measurement,  monitoring and control  systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective  investors in the  certificates,  including in particular the classes of certificates that do not  constitute  "mortgage  related  securities"  for  purposes  of SMMEA,  should  consider  the matters discussed in the following paragraph.

      There may be other  restrictions  on the ability of some investors  either to purchase some classes of certificates or to purchase any class of certificates  representing more than a specified  percentage of the investors'  assets.  The depositor will make no  representations  as to the proper  characterization  of any class of certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of certificates under applicable legal investment  restrictions.  These  uncertainties may  adversely  affect  the  liquidity  of any  class of  certificates.  Accordingly,  all  investors  whose investment activities are subject to legal investment laws and regulations,  regulatory capital requirements or review by regulatory  authorities  are encouraged to consult with their own legal advisors in determining whether and to what extent the  certificates  of any class  constitute  legal  investments or are subject to investment,  capital or other  restrictions,  and, if applicable,  whether SMMEA has been  overridden in any jurisdiction relevant to the investor.

                                              USE OF PROCEEDS

      Substantially  all of the net proceeds to be received by the depositor  from the sale of  certificates will be applied by the  depositor  to finance the  purchase  of, or to repay  short-term  loans  incurred to finance  the  purchase  of, the  mortgage  collateral  underlying  the  certificates  or will be used by the depositor for general  corporate  purposes.  The  depositor  expects that it will make  additional  sales of securities  similar to the  certificates  from time to time,  but the  timing  and amount of any  additional offerings will be dependent upon a number of factors,  including the volume of mortgage loans,  contracts or mortgage  securities  purchased by the  depositor,  prevailing  interest  rates,  availability  of funds and general market conditions.

                                          METHODS OF DISTRIBUTION

      The  certificates  offered hereby and by the  accompanying  prospectus  supplements will be offered in series  through one or more of the methods  described  below.  The prospectus  supplement  prepared for each series will describe the method of offering  being  utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor  intends that  certificates  will be offered through the following  methods from time to time and that offerings may be made concurrently  through more than one of these methods or that an offering of a particular  series of  certificates  may be made through a combination  of two or more of the following methods:

                                                     136

   o     by negotiated firm commitment or best efforts underwriting and  public re-offering by underwriters

   o     by placements by the depositor with institutional investors through  dealers; and

   o     by direct placements by the depositor with institutional investors.

      In addition, if specified in the accompanying  prospectus supplement,  a series of certificates may be offered in whole or in part in exchange for the mortgage collateral,  and other assets, if applicable,  that would comprise the trust securing the certificates.

      If underwriters are used in a sale of any certificates,  other than in connection with an underwriting on a best efforts basis,  the  certificates  will be acquired by the  underwriters for their own account and may be resold from time to time in one or more transactions,  including  negotiated  transactions,  at fixed public  offering  prices  or at  varying  prices  to be  determined  at the  time of sale or at the  time of commitment  therefor.  These  underwriters  may  be  broker-dealers  affiliated  with  the  depositor  whose identities  and  relationships  to  the  depositor  will  be as  described  in the  accompanying  prospectus supplement.  The managing  underwriter  or  underwriters  with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus  supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

      In  connection  with the sale of the  certificates,  underwriters  may receive  compensation  from the depositor or from  purchasers of the  certificates  in the form of discounts,  concessions  or  commissions.
Underwriters and dealers participating in the distribution of the certificates are underwriters,  as defined under the  Securities Act of 1933, as amended,  in connection  with the  certificates,  and any discounts or commissions  received by them from the depositor and any profit on the resale of  certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is  anticipated  that  the  underwriting  agreement  pertaining  to  the  sale  of  any  series  of certificates  will provide that the obligations of the  underwriters  will be subject to certain  conditions precedent,  that the underwriters will be obligated to purchase all of the certificates if any are purchased
(other than in connection with an underwriting on a best efforts basis) and that, in limited  circumstances, the depositor  will indemnify the several  underwriters  and the  underwriters  will indemnify the depositor against certain civil liabilities,  including  liabilities under the Securities Act of 1933, as amended,  or will contribute to payments required to be made in respect thereof.

      The  prospectus  supplement  with respect to any series  offered by  placements  through  dealers will contain  information  regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

      The  depositor   anticipates  that  the  certificates   offered  hereby  will  be  sold  primarily  to
institutional investors or sophisticated non-institutional investors. Purchasers of certificates,  including dealers,  may,  depending on the facts and  circumstances of the purchases,  be deemed to be  "underwriters"
within the meaning of the Securities Act of 1933, as amended,  in connection with reoffers and sales by them of certificates.  Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      Securities  offered  hereby  and  by an  accompanying  prospectus  supplement  may be  distributed  in connection with resecuritization  transactions.  In a resecuritization transaction securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities  backed by those  securities will in turn be offered to investors.  There is no assurance that any particular  class of security  offered hereby will be suitable for inclusion in a resecuritization transaction.

                                                     137

                                               LEGAL MATTERS

      Certain legal  matters,  including  certain  federal  income tax matters,  will be passed upon for the depositor by Orrick,  Herrington & Sutcliffe LLP, New York, New York, or Mayer,  Brown,  Rowe & Maw LLP, New
York, New York, as specified in the prospectus supplement.

                                           ADDITIONAL INFORMATION

      The depositor has filed the  registration  statement  file number  333-131209  with the Securities and
Exchange  Commission,  or Commission.  The depositor and each issuing entity are also subject to some of the information  requirements  of the  Securities  Exchange  Act of 1934,  as  amended,  or Exchange  Act,  and, accordingly,  each  issuing  entity will file  reports  thereunder  with the  Commission.  The  registration statement and the exhibits thereto,  and reports and other  information  filed by the depositor  pursuant to the Exchange Act can be read and copied at the  Commission's  Public  Reference Room at 100 F Street,  N.E.,
Washington,  D.C. 20549. The public may obtain  information on the operation of the Public Reference Room by calling the  Commission  at  1-800-SEC-0330.  In addition,  the  Commission  maintains an internet site that contains  reports,  proxy and information  statements,  and other  information  regarding  issuers that file electronically  with the Commission at  http://www.sec.gov.  For purposes of any electronic  version of this prospectus,  the preceding uniform resource locator,  or URL, is an inactive textual reference only. We have taken steps to ensure  that this URL  reference  was  inactive  at the time the  electronic  version of this prospectus was created.

                             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The  Commission  allows the depositor to  "incorporate  by reference" the  information  filed with the
Commission by the depositor,  under Section 13(a),  13(c),  14 or 15(d) of the Exchange Act, that relates to any trust fund for the  certificates.  This means that the depositor can disclose  important  information to any investor by referring the investor to these documents.  The information  incorporated by reference is an important part of this prospectus,  and information  filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically  update and supersede this information.  Documents that may be  incorporated  by  reference  with  respect to a particular  series of  certificates  include an insurer's financials, a certificate policy, mortgage pool policy,  computational materials,  collateral term sheets, the related pooling and servicing agreement and amendments thereto,  other documents on Form 8-K and
Section 13(a),  13(c),  14 or 15(d) of Exchange Act as may be required in connection  with the related trust fund.

      The depositor may provide static pool information,  in response to Item 1105 of Regulation AB, through an  Internet  Web site,  and if the  depositor  decides to  provide  information  through  such  means,  the applicable  prospectus  supplement  accompanying this prospectus will disclose the specific Internet address where such information is posted.

                                                      138

      The  depositor  will  provide  or cause to be  provided  without  charge  to each  person to whom this prospectus and  accompanying  prospectus  supplement is delivered in connection  with the offering of one or more classes of the related series of  certificates,  upon written or oral request of that person, a copy of any or all reports or information  incorporated in this prospectus by reference,  in each case to the extent the  reports  relate to one or more of the  classes of the related  series of  certificates,  other than the exhibits  to those  documents,  unless the  exhibits  are  specifically  incorporated  by  reference  in the documents.  Requests  should be  directed  in writing to  Residential  Asset  Securities  Corporation,  8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

                                                      139

                                                  GLOSSARY

      1998 Policy  Statement-- The revised  supervisory  statement  listing the guidelines for investments in
"high risk mortgage  securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of
the Currency,  the FDIC,  the National  Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998.

      Advance--As to any mortgage loan and any distribution  date, an amount equal to the scheduled  payments of  principal  (other than any Balloon  Amount in the case of a Balloon  Loan) and  interest on the mortgage loan due during the related Due Period  which was not  received as of the close of business on the  business day preceding the related determination date.

      Agency  Securities--Any  securities  issued by Freddie  Mac,  Fannie  Mae or Ginnie  Mae.  Such  Agency
Securities  may  represent  whole or partial  interests in pools of (1)  mortgage  loans or contracts or (2)
Agency  Securities.  The accompanying  prospectus  supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United  States.  None of the  Freddie Mac  securities  or
Fannie Mae securities  will be backed,  directly or  indirectly,  by the full faith and credit of the United
States.  Agency  Securities  may be  backed by fixed or  adjustable-rate  mortgage  loans or other  types of mortgage loans or contracts specified in the accompanying prospectus supplement.

      AlterNet Mortgage Program--One of Residential Funding Corporation's  mortgage loan origination programs for sub-prime mortgage loans.

      AlterNet  Program  Seller--A  mortgage  collateral  seller that  participates in the AlterNet  Mortgage
Program.

      Balloon  Amount--The  full  outstanding  principal  balance  on a Balloon  Loan due and  payable on the maturity date.

      Balloon  Loans--Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization  schedule,  or such other  amortization  schedule as specified in the accompanying prospectus  supplement,  and having  original or modified  terms to  maturity  shorter  than the term of the related amortization schedule.

      Bankruptcy  Amount--The  amount  of  Bankruptcy  Losses  that may be borne  solely  by the  subordinate certificates of the related series.

      Bankruptcy  Losses--A  Realized Loss attributable to certain actions which may be taken by a bankruptcy court in  connection  with a mortgage loan or contract,  including a reduction by a bankruptcy  court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      Buy-Down  Account--As to a Buy-Down  Mortgage  Loan,  the custodial  account where  Buy-Down  Funds are deposited.

      Buy-Down Funds--As to a Buy-Down  Mortgage Loan, the amount  contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

      Buy-Down Mortgage Loan--A mortgage loan subject to a temporary buy-down plan.

                                                       140

      Buy-Down  Period--The  early years of the term of a Buy-Down  Mortgage  Loan when payments will be less than the scheduled  monthly  payments on the Mortgage Loan, the resulting  difference to be made up from the
Buy-Down Funds.

      Call Certificate--Any certificate evidencing an interest in a Call Class.

      Call  Class--A  class  of  certificates  under  which  the  holder  will  have the  right,  at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

      Call Price--In the case of a call with respect to a Call Class,  a price equal to 100% of the principal balance of the related  certificates as of the day of that purchase plus accrued  interest at the applicable pass-through rate.

      Certificate  Account--An  account  established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of  certificates,  for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

      Certificate  Administrator--In  addition  to or in  lieu  of  the  master  servicer  for  a  series  of certificates,  the  accompanying  prospectus  supplement  may identify a Certificate  Administrator  for the trust,  which  will have  administrative  responsibilities  with  respect  to such  trust.  The  Certificate
Administrator may be an affiliate of the depositor or the master servicer.

      Compensating  Interest--For  any mortgage  loan or contract  that prepaid in full and, if stated in the accompanying  prospectus  supplement,  in part, during the related  prepayment period an additional  payment made by the master  servicer,  to the extent funds are available  from the servicing fee or some  investment earnings,  equal to the amount of interest at the mortgage rate, less the servicing fee and Spread,  if any, for that  mortgage  loan or  contract  from the date of the  prepayment  to the next date on which a monthly payment on the related mortgage loan would have been due.

      Convertible  Mortgage  Loan--ARM  loans which allow the mortgagors to convert the  adjustable-rates  on those  mortgage  loans to a  fixed-rate  at one or more  specified  periods  during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      Cooperative--For a Cooperative Loan, the corporation that owns the related apartment building.

      Cooperative  Loans--Cooperative  apartment  loans  evidenced by  Cooperative  Notes secured by security interests in shares issued by Cooperatives  and in the related  proprietary  leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note for a Cooperative Loan.

      Credit Gap Program--One of Residential  Funding  Corporation's  mortgage loan origination  programs for sub-prime mortgage loans.

      Credit Gap Program Seller--A  mortgage  collateral  seller that participates in the Credit Gap Mortgage
Program.

      Credit Scores--A  measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing,  among other things,  payment history,  delinquencies on accounts,  levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

                                                       141

      Custodial  Account--The  custodial  account or accounts  created and  maintained  under the pooling and servicing  agreement  in the  name  of a  depository  institution,  as  custodian  for  the  holders  of the certificates,  for the holders of certain other  interests in mortgage  loans serviced or sold by the master servicer and for the master servicer,  into which the amounts shall be deposited directly.  Any such account or accounts shall be an Eligible Account.

      Debt  Service  Reduction--Modifications  of the terms of a mortgage  loan  resulting  from a bankruptcy proceeding,  including a reduction in the amount of the monthly  payment on the related  mortgage  loan, but not any permanent forgiveness of principal.

      Defaulted  Mortgage Loss--A Realized Loss  attributable to the mortgagor's  failure to make any payment of principal or interest as required under the mortgage note or contract,  but not including  Special Hazard
Losses,  Extraordinary  Losses or other losses  resulting  from damage to a mortgaged  property,  Bankruptcy
Losses or Fraud Losses.

      Deficient Valuation--In connection with the personal bankruptcy of a mortgagor,  the difference between the  outstanding  principal  balance of the first and junior lien  mortgage  loans or contracts  and a lower value  established  by the  bankruptcy  court or any  reduction  in the amount of  principal to be paid that results in a permanent forgiveness of principal.

      Designated Seller Transaction--A  transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

      Direct  Puerto  Rico  Mortgage--For  any Puerto  Rico  Mortgage  Loan,  a Mortgage to secure a specific obligation for the benefit of a specified person.

      Disqualified Organization--For these purposes means:

   o     the  United  States,  any  State  or  political  subdivision  thereof,  any  foreign  government,  any international  organization,  or any  agency or  instrumentality  of the  foregoing  (but would not include  instrumentalities  described  in Section  168(h)(2)(D)  of the  Internal  Revenue  Code or
         Freddie Mac),

   o     any  organization  (other than a  cooperative  described in Section 521 of the Internal  Revenue Code)
         that is exempt from federal  income tax,  unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

   o     any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

   o     an "electing large partnership" (as described in Section 775 of the Internal Revenue Code), or

   o     any other person so  designated by the trustee based upon an opinion of counsel that the holding of an ownership  interest in a REMIC certificate by that person may cause the related trust or any person having an  ownership  interest  in the  REMIC  certificate,  other  than  such  person,  to incur a liability for any federal tax imposed  under the Internal  Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

                                                      142

      Distribution  Amount--As to a class of certificates for any distribution  date will be the portion,  if any, of the amount to be distributed  to that class for that  distribution  date of principal,  plus, if the class is entitled to payments of interest on that  distribution  date,  interest  accrued during the related interest accrual period at the applicable  pass-through  rate on the principal balance or notional amount of that class specified in the accompanying  prospectus  supplement,  less certain interest  shortfalls,  which will include:

   o     any deferred  interest  added to the principal  balance of the mortgage  loans and/or the  outstanding balance of one or more classes of certificates on the related due date;

   o     any other interest shortfalls,  including,  without limitation,  shortfalls resulting from application of the Relief Act or similar  legislation or regulations as in effect from time to time,  allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

   o     Prepayment  Interest Shortfalls not covered by Compensating  Interest,  in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

      Due Period--As to any  distribution  date, the period  starting on the second day of the month prior to such distribution  date, and ending on the first day of the month of such  distribution  date, or such other period as specified in the accompanying prospectus supplement.

      Eligible Account--An account acceptable to the applicable rating agency.

      Endorsable  Puerto  Rico  Mortgage--As  to any Puerto  Rico  Mortgage  Loan,  a  mortgage  to secure an instrument transferable by endorsement.

      Environmental  Lien--A lien imposed by federal or state  statute,  for any cleanup costs  incurred by a state on the property that is the subject of the cleanup costs.

      Extraordinary  Loss--A Realized Loss resulting from damage to a mortgaged  property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

      Fraud Loss Amount--The amount of Fraud Losses that may be borne solely by the subordinate  certificates of the related series.

      Fraud Losses--A  Realized Loss incurred on defaulted  mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

      Funding Account--An account  established for the purpose of funding the transfer of additional mortgage loans into the related trust.

      GAAP--Generally accepted accounting principles.

      GPM Loan--A mortgage loan under which the monthly  payments by the mortgagor  during the early years of the  mortgage  are less than the amount of  interest  that would  otherwise  be  payable  thereon,  with the interest not so paid added to the outstanding principal balance of such mortgage loan.

      Gross  Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

                                                       143

      Homeownership Act Loans--Mortgage loans that are subject to the special rules,  disclosure requirements and other provisions that were added to the federal  Truth-in-Lending  Act by the  Homeownership  and Equity
Protection Act of 1994,  are not mortgage  loans made to finance the purchase of the mortgaged  property and have interest rates or origination costs in excess of prescribed levels.

      Insurance  Proceeds--Proceeds  of any special hazard insurance policy,  bankruptcy bond,  mortgage pool insurance  policy,  primary  insurance  policy and any title,  hazard or other insurance  policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

      Interest Only Loans--Mortgage  loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically  increasing monthly payments of principal and interest for the duration of the term or for a specified  number of years, as described in the related prospectus supplement.

      IRS--Internal Revenue Service.

      Issue  Premium--As  to a class of REMIC Regular  Certificates,  the issue price in excess of the stated
redemption price of that class.

      Liquidated  Contract--A  defaulted  contract for which the related mortgaged  property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidated  Mortgage Loan--A defaulted  mortgage loan for which the related mortgaged property has been sold by the  related  trust and all  recoverable  Liquidation  Proceeds  and  Insurance  Proceeds  have been received.

      Liquidation  Proceeds--Amounts  collected by the  subservicer in connection  with the  liquidation of a mortgage loan, by foreclosure or otherwise.

      Mark-to-Market  Regulations--The  final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      Mexico  Mortgage  Loan-- A mortgage  loan secured by a beneficial  interest in a trust,  the  principal asset of which is residential real property located in Mexico.

      Mixed-Use  Property--Mortgaged  property on which a mixed-use - residential  and commercial - structure is located.

      Net  Mortgage   Rate--As  to  a  mortgage  loan,  the  mortgage  rate  net  of  servicing  fees,  other administrative fees and any Spread.

      Nonrecoverable  Advance--Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Note Margin--For an ARM loan, the fixed  percentage set forth in the related  mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

                                                       144

      OID--Original issue discount, as determined in accordance with the Internal Revenue Code.

      Pass-Through   Entity--Any  regulated   investment  company,   real  estate  investment  trust,  trust,
partnership or other entities described in Section  860E(e)(6) of the Internal Revenue Code. In addition,  a person  holding an interest in a pass-through  entity as a nominee for another person will,  with respect to that interest, be treated as a pass-through entity.

      Permitted  Investments--United  States  government  securities and other investment  grade  obligations specified in the related pooling and servicing agreement.

      Prepayment  Interest  Shortfall--For  a mortgage  loan that is subject to a mortgagor  prepayment,  the amount that equals the  difference  between a full month's  interest due with respect to that  mortgage loan and the amount of interest paid or recovered with respect thereto.

      Principal  Prepayments--Any  principal payments received with respect to a mortgage loan, in advance of the scheduled  due date and not  accompanied  by a payment of interest for any period  following the date of payment.

      Qualified Insurer--As to a mortgage pool insurance policy, special hazard insurance policy,  bankruptcy policy,  certificate  insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      Realized  Loss-- As to any  defaulted  mortgage  loan that is  finally  liquidated,  the amount of loss realized,  if any, will equal the portion of the Stated  Principal  Balance plus accrued and unpaid interest remaining after  application of all amounts  recovered,  net of amounts  reimbursable to the master servicer for related  Advances,  Servicing  Advances and other expenses,  towards interest and principal owing on the mortgage  loan.  For a mortgage  loan the  principal  balance of which has been reduced in  connection  with bankruptcy  proceedings,  the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service  Reduction,  the amount of the reduction will be treated as a  Realized  Loss as  incurred.  For a mortgage  loan that has been  modified,  following  a default or if a default was reasonably  foreseeable,  the amount of principal that has been forgiven,  the amount by which a monthly  payment has been reduced due to a reduction of the interest rate,  and any Servicing  Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC--A real estate mortgage  investment  conduit as described in section 860D of the Internal Revenue
Code.

      REMIC Provisions--Sections 860A through 860G of the Internal Revenue Code.

      REO  Contract--A  contract  where  title to the related  mortgaged  property  has been  obtained by the trustee or its nominee on behalf of certificateholders of the related series.

      REO Mortgage Loan--A mortgage loan where title to the related  mortgaged  property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

      Servicing  Advances--Amounts  advanced  on any  mortgage  loan  to  cover  taxes,  insurance  premiums, foreclosure costs or similar expenses,  including amounts representing the cost of some related services, if the master  servicer and any affiliate of the master  servicer  provides  services  such as  appraisals  and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

                                                      145

      Special Hazard  Amount--The  amount of Special  Hazard Losses that may be allocated to the  subordinate certificates of the related series.

      Special Hazard Losses--A  Realized Loss incurred,  to the extent that the loss was  attributable to (i)
direct physical damage to a mortgaged  property other than any loss of a type covered by a hazard  insurance policy or a flood insurance policy, if applicable,  and (ii) any shortfall in insurance proceeds for partial damage due to the  application of the  co-insurance  clauses  contained in hazard  insurance  policies.  The amount of the  Special  Hazard  Loss is limited to the  lesser of the cost of repair or  replacement  of the mortgaged  property;  any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss.  Special  Hazard Losses does not include  losses  occasioned by war,  civil  insurrection,  certain
governmental   actions,   errors  in  design,   faulty   workmanship  or  materials  (except  under  certain
circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

      Special  Servicer--A  special servicer named under the pooling and servicing  agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

      Spread--A  portion  of  interest  due  with  respect  to the  mortgage  loans  or  mortgage  securities transferred as part of the assets of the related trust.

      Stated  Principal  Balance-- As to any mortgage  loan as of any date of  determination,  its  principal balance as of the cut-off date, after application of all scheduled  principal  payments due on or before the cut-off date,  whether received or not,  reduced by all amounts  allocable to principal that are distributed to  certificateholders  before the date of  determination,  further  reduced to the extent that any Realized
Loss has been  allocated to any  certificates  before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

      Subordinate  Amount--A  specified  portion of subordinated  distributions  with respect to the mortgage loans, allocated to the holders of the subordinate  certificates as set forth in the accompanying prospectus supplement.

      Subsequent Recoveries-- Subsequent recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      Subservicing  Account--An  account  established  and  maintained  by  a  subservicer  which  meets  the requirements described in the Guide and is otherwise acceptable to the master servicer.

      Tax-Exempt  Investor--Tax-qualified  retirement  plans  described  in  Section  401(a) of the  Internal
Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Tiered REMICs--Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

                                                       146

                                    Residential Asset Securities Corporation

                                                 $ 773,600,000

                         Home Equity Mortgage Asset-Backed Pass-Through Certificates,
                                               Series 2006-EMX3

                                             Prospectus Supplement

                GMAC RFC Securities                                                  Citigroup

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.